   As filed with the Securities and Exchange Commission on November 30, 1998
                                                  Registration No. 333-67591

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                         PRE-EFFECTIVE AMENDMENT No. 1
                                      TO
                                    FORM S-4

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                           UNION PLANTERS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

         TENNESSEE                                6712                                 62-0859007
(State or Other Jurisdiction of        (Primary Standard Industrial       (I.R.S. Employer Identification No.)
Incorporation or Organization)         Classification Code Number)

                           7130 GOODLETT FARMS PARKWAY
                            MEMPHIS, TENNESSEE 38018
                                 (901) 580-6000

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                               E. JAMES HOUSE, JR.
                  SECRETARY AND MANAGER OF THE LEGAL DEPARTMENT
                           UNION PLANTERS CORPORATION
                           7130 GOODLETT FARMS PARKWAY
                            MEMPHIS, TENNESSEE 38018
                                 (901) 580-6596

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 WITH COPIES TO:

     FRANK M. CONNER III                           JORGE I. TRIAY                                RAMON E. RASCO
      ALSTON & BIRD LLP                 PRESIDENT AND CHIEF EXECUTIVE OFFICER              RASCO, REININGER & PEREZ PA
 NORTH BUILDING, 11TH FLOOR                       READY STATE BANK                      5200 BLUE LAGOON DRIVE, SUITE 700
601 PENNSYLVANIA AVENUE, N.W.                   3700 WEST 12TH AVENUE                         MIAMI, FLORIDA 33126
   WASHINGTON, D.C. 20004                      HIALEAH, FLORIDA 33012                            (305) 261-0500
       (202) 756-3300                              (305) 823-3700

                         -----------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE PUBLIC:

As soon as practicable after the merger described in this Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]





       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE
OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE TIME UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), SHALL DETERMINE.
================================================================================

              PROXY STATEMENT
          FOR THE SPECIAL MEETING                PROSPECTUS
             OF STOCKHOLDERS OF          UNION PLANTERS CORPORATION
              READY STATE BANK


                                MEMBER PROPOSED



       Your board of directors has agreed on a transaction which will result in the acquisition of Ready State Bank by Union Planters Corporation, a bank holding company headquartered in Memphis, Tennessee.



       If we complete the proposed merger you will receive between .574 and .639 of a share of Union Planters common stock for each of your shares of Ready
State common stock. The precise number of shares you will receive will be based on the market price of Union Planters common stock during a specified trading period immediately prior to completing the merger.




       Union Planters common stock is traded on the New York Stock Exchange under the symbol "UPC." Based on the closing price of Union Planters common stock on November 23, 1998 of $48.75, you will receive .639 of a share of Union Planters common stock for each of your shares of Ready State common stock.






       The special meeting of Ready State stockholders will be held on December 31, 1998 at 10:00 a.m., local time, at the law offices of Rasco, Reininger & Perez P.A., located at 5200 Blue Lagoon Drive, Suite 700, Miami, Florida 33126. At the special meeting, we will ask you to approve the merger agreement which describes the merger. We cannot complete the merger unless two-thirds of the holders of the outstanding shares of Ready State common stock approve it.



       YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 18 OF THIS PROXY STATEMENT-PROSPECTUS.




       The date of this proxy statement-prospectus is December 1, 1998. It is first being mailed to you on December 2, 1998.

--------------------------------------------------------------------------------
       NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SHARES OF UNION PLANTERS COMMON STOCK TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS PROXY STATEMENT-PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

                                   PLEASE NOTE

       We have not authorized anyone to provide you with any information other than the information included in this document and the documents we refer you to. If someone provides you with other information, please do not rely on it as being authorized by us.


       This proxy statement-prospectus has been prepared as of December 1, 1998. There may be changes in the affairs of Union Planters or Ready State since that date which are not reflected in this document.


       As used in this proxy statement-prospectus, the terms "Union Planters" and "Ready State" refer to Union Planters Corporation and Ready State Bank, respectively, and, where the context requires, to Union Planters and Ready State and their respective subsidiaries.


                      HOW TO OBTAIN ADDITIONAL INFORMATION

       THIS PROXY STATEMENT-PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT UNION PLANTERS THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. THIS INFORMATION IS DESCRIBED ON PAGE 107 UNDER "WHERE YOU CAN FIND MORE INFORMATION." YOU CAN OBTAIN FREE COPIES OF THIS INFORMATION BY WRITING OR CALLING:


                               E. James House, Jr.
                               Secretary and Manager of the Legal Department
                               UNION PLANTERS CORPORATION
                               7130 Goodlett Farms Parkway
                               Memphis, Tennessee  38018
                               (Telephone: (901) 580-6584)


       IN ORDER TO OBTAIN TIMELY DELIVERY OF THE DOCUMENTS, YOU MUST REQUEST THE INFORMATION BY December 23, 1998.

                               TABLE OF CONTENTS

                                                                                                           Page
                                                                                                           ----
SUMMARY......................................................................................................1

     The Companies...........................................................................................1
     The Merger..............................................................................................2
     What You Will Receive in the Merger.....................................................................3
     Effect of the Merger on Ready State Options.............................................................4
     Ownership of Union Planters After the Merger............................................................4
     Dissenters' Rights......................................................................................4
     Certain Federal Income Tax Consequences of the Merger...................................................5
     Comparative Market Prices of Common Stock...............................................................5
     Our Reasons for the Merger..............................................................................6
     Fairness Opinion of Ready State's Financial Advisor.....................................................6
     Termination of Stockholders' Agreement..................................................................6
     Special Meeting of Stockholders.........................................................................6
     Voting Rights at the Special Meeting....................................................................7
     Our Recommendation to Stockholders......................................................................7
     Stockholder Vote Required to Approve the Merger and the Termination
           of the Stockholders' Agreement....................................................................7
     Share Ownership of Management and Certain Stockholders..................................................7
     Interests of Certain Persons in the Merger That May Be Different from Yours.............................8
     Effective Time..........................................................................................8
     Exchange of Stock Certificates..........................................................................8
     Regulatory Approval and Other Conditions................................................................9
     Waiver, Amendment, and Termination......................................................................9
     Accounting Treatment...................................................................................10
     Certain Differences in Stockholders' Rights............................................................10
     Termination Fee Agreement..............................................................................11
     Historical and Pro Forma Comparative Per Share Data....................................................11
     Selected Financial Data................................................................................13

RISK FACTORS................................................................................................18

INTRODUCTION................................................................................................18

SPECIAL MEETING OF READY STATE STOCKHOLDERS.................................................................18

     Date, Place, Time, and Purpose.........................................................................18
     Record Date, Voting Rights, Required Vote, and Revocability of Proxies.................................18
     Solicitation of Proxies................................................................................20
     Dissenters' Rights.....................................................................................20
     Recommendation.........................................................................................22

DESCRIPTION OF TRANSACTION..................................................................................22

     The Merger.............................................................................................22
     What You Will Receive in the Merger....................................................................23




                                       -(i)-

     Effect of the Merger on Ready State Options............................................................24
     Certain Federal Income Tax Consequences of the Merger..................................................25
     Background of and Reasons for the Merger...............................................................27
     Opinion of Ready State's Financial Advisor.............................................................30
     Effective Time of the Merger...........................................................................36
     Distribution of Union Planters Stock Certificates......................................................36
     Conditions to Consummation of the Merger...............................................................37
     Regulatory Approval....................................................................................39
     Waiver, Amendment, and Termination.....................................................................40
     Conduct of Business Pending the Merger.................................................................41
     Management and Operations After the Merger.............................................................42
     Interests of Certain Persons in the Merger.............................................................42
     Accounting Treatment...................................................................................44
     Expenses and Fees......................................................................................44
     Resales of Union Planters Common Stock.................................................................44
     Termination Fee Agreement..............................................................................46

EFFECT OF THE MERGER ON RIGHTS OF STOCKHOLDERS..............................................................48

     Anti-Takeover Provisions Generally.....................................................................49
     Authorized Capital Stock...............................................................................50
     Preemptive Rights......................................................................................52
     Amendment of Charter and Bylaws........................................................................52
     Classified Board of Directors and Absence of Cumulative Voting.........................................53
     Director Removal and Vacancies.........................................................................54
     Limitations on Director Liability......................................................................54
     Indemnification........................................................................................56
     Special Meeting of Stockholders........................................................................58
     Actions by Stockholders Without a Meeting..............................................................58
     Stockholder Nominations and Proposals..................................................................59
     Business Combinations..................................................................................59
     Limitations on Ability to Vote Stock...................................................................64
     Dissenters' Rights of Appraisal........................................................................64
     Stockholders' Rights to Examine Books and Records......................................................65
     Dividends..............................................................................................65

COMPARATIVE MARKET PRICES AND DIVIDENDS.....................................................................66

BUSINESS OF READY STATE.....................................................................................68

     General................................................................................................68
     Business and Properties................................................................................68
     Competition............................................................................................69
     Legal Proceedings......................................................................................69



                                      -(ii)-

     Management.............................................................................................70
     Employee Benefit Plans.................................................................................71
     Transactions with Management...........................................................................72

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS OF READY STATE.................................................72

READY STATE MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF OPERATIONS.............................................................72

     Year 2000 Issue........................................................................................89

BUSINESS OF UNION PLANTERS..................................................................................90

     General................................................................................................90
     Recent Developments....................................................................................91

CERTAIN REGULATORY CONSIDERATIONS...........................................................................95

     General................................................................................................95
     Payment of Dividends...................................................................................97
     Capital Adequacy.......................................................................................98
     Support of Subsidiary Institutions....................................................................100
     Prompt Corrective Action..............................................................................100

DESCRIPTION OF UNION PLANTERS CAPITAL STOCK................................................................103

     Union Planters Common Stock...........................................................................103
     Union Planters Preferred Stock........................................................................104

PROPOSED TERMINATION OF STOCKHOLDERS' AGREEMENT............................................................105

OTHER MATTERS..............................................................................................106

STOCKHOLDER PROPOSALS......................................................................................106

EXPERTS....................................................................................................107

OPINIONS...................................................................................................107

WHERE YOU CAN FIND MORE INFORMATION........................................................................107

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS.................................................................F-1










                                        -(iii)-

APPENDICES:


   Appendix A       --          Amended and Restated Agreement and Plan of Reorganization, dated as of
                                  August 27, 1998 and amended and restated as of October 23, 1998, by and among Ready State Bank, Union Planters Corporation, Union Planters
                                  Holding Corporation, and Union Planters Bank, National Association

   Appendix B       --          Plan of Merger of Ready State Bank into and with Union Planters Bank,
                                  National Association

   Appendix C       --          Opinion of Keefe, Bruyette & Woods, Inc.

   Appendix D       --          12 U.S.C. Section 215a, as amended, and Section 658.44 of the Florida Banking
                                Code, as amended, regarding dissenters' rights

   Appendix E       --          Stockholders' Agreement, dated as of November 9, 1983, by and among
                                  Ready State Bank and its Stockholders as amended by the Amendment to Stockholders' Agreement, dated as of April 15, 1992, by and among
                                  Ready State Bank and its Stockholders




                                      -(iv)-

                  A WARNING ABOUT FORWARD-LOOKING STATEMENTS

       This document contains forward-looking statements about Union Planters and Ready State and about Union Planters following the merger and other acquisitions by Union Planters. These statements can be identified by our use of words like "expect," "may," "could," "intend," "project," "estimate" or "anticipate." These forward-looking statements reflect our current views, but they are based on assumptions and are subject to risks, uncertainties and other factors. These factors include the following:


     (1) we may not fully realize the expected cost savings from the merger and the other acquisitions;



     (2) deposit attrition, customer loss, or revenue loss following the merger and the other acquisitions may be greater than we expect;



     (3) competitive pressure in the banking industry may increase significantly;



     (4) costs or difficulties related to the integration of the businesses of Union Planters and the institutions to be acquired may be greater than we expect;



     (5)     changes in the interest rate environment may reduce margins;



     (6) general economic conditions, either nationally or regionally, are less favorable than we expect, resulting in, among other things, credit quality deteriorating;



     (7)     changes may occur in the regulatory environment;



     (8)     changes may occur in business conditions and inflation;



     (9)     changes may occur in the securities markets; and



     (10) disruptions of the operations of Union Planters, Ready State or any of their subsidiaries, or any other governmental or private entity may occur as a result of the "Year 2000 Problem."


       The forward-looking earnings estimates included in this proxy statement-prospectus have not been examined or compiled by the independent public accountants of Union Planters and Ready State, nor have our independent accountants applied any procedures to our estimates. Accordingly, such accountants do not express an opinion or any other form of assurance on them. Further information on other factors that could affect the financial results of Union Planters after the merger and the other acquisitions is included in the SEC filings incorporated by reference in this proxy statement-prospectus.

                                   SUMMARY

       This summary highlights selected information from this proxy statement-prospectus and may not contain all of the information that is important to you. You should carefully read this entire document and the other documents we refer to in this document. These will give you a more complete description of the transaction we are proposing. For more information about Union Planters, see "WHERE YOU CAN FIND MORE INFORMATION" on page 107. We have included page references in this summary to direct you to other places in this proxy statement-prospectus where you can find a more complete description of the topics we have summarized.

THE COMPANIES (SEE PAGE 68 FOR READY STATE, PAGE 90 FOR UNION PLANTERS)

Ready State Bank
3700 West 12th Avenue
Hialeah, Florida  33012
(305) 823-3700


       Ready State is a Florida state bank headquartered in Hialeah, Florida. The bank operates 12 branches in two counties in Florida. On September 30, 1998, Ready State had consolidated assets of approximately $621 million, consolidated loans of approximately $314 million, consolidated deposits of approximately $544 million, and consolidated stockholders' equity of approximately $56 million.


Union Planters Corporation
7130 Goodlett Farms Parkway
Memphis, Tennessee  38018
(901) 580-6000

       Union Planters is a registered bank holding company incorporated in Tennessee. Through Union Planters Bank, National Association, its principal bank subsidiary, and various other banking and banking-related subsidiaries, Union Planters provides a diversified range of financial services in the communities in which it operates. It maintains 801 banking offices and 1,000 automated teller machines.

       Union Planters considers acquisitions an important part of its business strategy and expects that they will continue to be important in the future. During the period beginning January 1, 1994, and ending September 30, 1998, Union Planters completed 43 acquisitions adding approximately $26.4 billion to Union Planters' assets. Union Planters also has pending acquisitions to acquire five financial institutions, in addition to Ready State, in four states, and an agreement to purchase 56 branches and assume deposit liabilities of approximately $1.8 billion in Indiana ("Indiana Branch Purchase"). These other pending acquisitions had combined total assets of approximately $3.0 billion at September 30, 1998.

       On September 30, 1998, Union Planters had consolidated assets of approximately $30.5 billion, consolidated loans of approximately $19.7 billion, consolidated deposits of approximately $23.3 billion, and consolidated stockholders' equity of approximately $2.9 billion.

THE MERGER (SEE PAGE 22)


       Union Planters will acquire Ready State by means of the merger of Ready State into Union Planters Bank, National Association. After the merger, Ready State's business will continue to be conducted by Union Planters Bank, National Association as the surviving bank from the merger.

WHAT YOU WILL RECEIVE IN THE MERGER (SEE PAGE 23)






       If we complete the merger, you will receive between .574 and .639 of a share of Union Planters common stock for each of your shares of Ready State common stock. The precise number of shares you will receive will be based on the market price of Union Planters common stock during a specified trading period immediately prior to completing the merger.



       Based on the closing price of Union Planters common stock on November 23, 1998 of $48.75, you will receive .639 of a share of Union Planters common stock for each of your shares of Ready State common stock. For more information about what you will receive if the merger is completed, see "DESCRIPTION OF TRANSACTION -- What You Will Receive in the Merger" on page 23 of this proxy statement-prospectus.



       Union Planters will not issue any fractions of a share of common stock. Rather, Union Planters will pay cash (without interest) for any fractional share interest any Ready State stockholder would otherwise receive in the merger. The cash payment will be in an amount equal to the fraction multiplied by the closing price of one share of Union Planters common stock on the NYSE on the last trading day before the merger is completed.

EFFECT OF THE MERGER ON READY STATE OPTIONS (SEE PAGE 24)

       Ready State has granted certain options to acquire Ready State common stock under its stock option plans. If the merger is completed, Union Planters Bank, National Association will assume each outstanding option. Each option will then become an option to purchase Union Planters common stock, and Union Planters Bank, National Association will agree to deliver Union Planters common stock on the exercise of each option. The number of Union Planters shares that may be purchased and the exercise price under the option will be adjusted based on the number of shares of Union Planters common stock that Ready State stockholders receive in the merger in exchange for each share of Ready State common stock. Union Planters Bank, National Association will assume all outstanding options whether or not the option holder then has the right to exercise the option.

OWNERSHIP OF UNION PLANTERS AFTER THE MERGER (SEE PAGE 23)


       Union Planters will issue approximately 3,214,321 shares of Union Planters common stock to Ready State stockholders in the merger assuming an exchange ratio of .639. This figure includes shares subject to the options discussed above. Based on that number, after the merger, Ready State stockholders will own approximately 2.31% of the outstanding shares of Union Planters common stock (assuming all Ready State options are exercised). This information is based on the number of shares of Ready State and Union Planters common stock outstanding on October 31, 1998. It does not reflect shares that Union Planters may issue due to other pending acquisitions or due to the exercise of Union Planters stock options, or for other purposes.


DISSENTERS' RIGHTS (SEE PAGE 20)


       If you owned shares of common stock as of November 25, 1998, the record date, you are entitled to dissenters' rights of appraisal pursuant to 12 U.S.C.
Section 215a, as amended. If you comply with the provisions of this statute, you will be entitled to receive a cash payment reflecting the fair value of only those shares of Ready State common stock held by you:



       (1) which are voted against the approval of the merger and the merger agreement at the special meeting; or



       (2) with respect to which the holder thereof has given written notice to Ready State at or prior to the special meeting that the stockholder dissents from the merger and the merger agreement.



       To the extent that you exercise dissenters' rights, you will lose the right to receive Union Planters common stock in the merger and will instead receive a cash payment for the fair value of his or her shares. Such "fair value" may be determined by appraisal, the result of which cannot be predicted. Stockholders wishing to exercise dissenters' rights of appraisal must follow properly all requirements for the exercise of such rights as set forth in 12 U.S.C. Section 215a, as amended, a copy of which is attached to this proxy statement-prospectus as Appendix D.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (SEE PAGE 25)


       We expect that, for federal income tax purposes, you will not recognize any gain or loss upon the exchange of all of your shares solely for shares of Union Planters common stock. But you may recognize taxable gain or loss related to any cash you receive in lieu of a fractional share of Union Planters common stock. You may also recognize taxable gain or loss related to cash you receive if you exercise your dissenters' rights. See the discussion above under "--What You Will Receive in the Merger." Before the merger can be completed, Union Planters and Ready State expect to receive an opinion of Alston & Bird LLP, substantially to this effect. If the merger does not qualify for this tax treatment, Union Planters will not complete the merger.


       Tax matters are very complicated and the tax consequences of the merger to you will depend on your own situation. You should consult your own tax advisors to determine the effect of the merger on you under federal, state, local, and foreign tax laws.

COMPARATIVE MARKET PRICES OF COMMON STOCK (SEE PAGE 66)


       Shares of Union Planters common stock are traded on the NYSE under the symbol "UPC." Shares of Ready State common stock are not traded in any established market. On August 27, 1998, the last trading day before we announced the execution of the agreement, Union Planters common stock closed at $45.13 per share. On November 23, 1998, the latest practicable date before the mailing of this proxy statement-prospectus, the closing price of Union Planters common stock was $48.75 per share.






       Based on the closing price of Union Planters common stock on November 23, 1998 of $48.75, you will receive .639 of a share of Union Planters common stock for each of your shares of Ready State common stock.



       The market value of .639 of a share of Union Planters common stock would be $31.15, based on Union Planters' November 23, 1998 closing price. We can provide no assurance as to what the market price of the Union Planters common stock will be (and consequently the proposed exchange ratio of Union Planters common stock for Ready State common stock) if and when the merger is completed. You should obtain current stock price quotations for Union Planters common stock and Ready State common stock. In addition, as described below, the number of shares of Union Planters common stock to be issued in connection with the merger is subject to adjustment under certain very limited circumstances.

OUR REASONS FOR THE MERGER (SEE PAGE 28)


       We believe that the merger will result in a company with expanded opportunities for profitable growth. In addition, we anticipate that the combined resources and capital of Ready State and Union Planters will improve our ability to compete in the changing and competitive financial services industry. We also believe that you will benefit from the merger because, in exchange for your shares of Ready State common stock which do not trade in any established market, you will receive shares of Union Planters common stock which you can trade on the NYSE.


FAIRNESS OPINION OF READY STATE'S FINANCIAL ADVISOR (SEE PAGE 30)


       In deciding to approve the merger, we have considered an opinion from our financial advisor, Keefe, Bruyette & Woods, Inc., that the price to be paid to Ready State stockholders is fair, from a financial point of view. The full text of this opinion is attached to this proxy statement-prospectus as Appendix C. We encourage you to read this opinion.


TERMINATION OF STOCKHOLDERS' AGREEMENT (SEE PAGE 46)

       Ready State's stockholders are parties to a stockholders' agreement attached to this proxy statement-prospectus as Appendix E that places certain restrictions on their ability to transfer their shares of Ready State common stock.


       We are proposing that the stockholders' agreement be terminated in order to assure that the merger is not considered a violation of the stockholders' agreement.


SPECIAL MEETING OF STOCKHOLDERS (SEE PAGE 18)


       The special meeting will be held at the law offices of Rasco, Reininger & Perez P.A., located at 5200 Blue Lagoon Drive, Suite 700, Miami, Florida 33126 at 10:00 a.m., local time, on December 31, 1998. At the special meeting, we will ask you:



       (1)     to approve the merger and the merger agreement;


       (2)     to terminate the stockholders' agreement; and

       (3) to act on any other matters that may be put to a vote at the special meeting.

       In order for the special meeting to be held, a quorum must be present. A quorum is established when a majority of the shares of Ready State common stock are represented at the special meeting either in person or by proxy.

VOTING RIGHTS AT THE SPECIAL MEETING (SEE PAGE 18)


       You are entitled to vote at the special meeting if you owned shares as of the close of business on November 25, 1998, the record date. On the record date, 4,989,634 shares of Ready State common stock were outstanding. You will be entitled to one vote for each share of Ready State common stock that was validly issued and outstanding and that you owned on the record date. You may vote either by attending the special meeting and voting your shares or by completing the enclosed proxy card and mailing it to us in the enclosed envelope.



       We are seeking your proxy to use at the special meeting. We have prepared this proxy statement-prospectus to assist you in deciding how to vote and whether or not to grant your proxy to us. If you have elected not to attend the meeting, please indicate on your proxy card how you want to vote. Then sign, date and mail it to us as soon as possible so that your shares will be represented at the special meeting. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote for the merger and the merger agreement. If you fail to return your proxy card and fail to vote at the meeting, the effect will be a vote against the merger. If you have elected to attend the meeting, you need to do nothing at this time. If you sign a proxy, you may revoke it at any time before the special meeting or by attending and voting at the special meeting. You cannot vote shares held in "street name"; only your broker can. If you do not provide your broker with instructions on how to vote your shares, your broker will not be permitted to vote them, and your shares will be treated as votes against the merger.


OUR RECOMMENDATION TO STOCKHOLDERS (SEE PAGE 22)


       Ready State's board of directors unanimously approved the merger agreement. We believe that the proposed merger is fair to you and in your best interests. We unanimously recommend that you vote to approve the merger and the merger agreement. We also unanimously recommend that you vote to approve the termination of the stockholders' agreement.


STOCKHOLDER VOTE REQUIRED TO APPROVE THE MERGER AND THE TERMINATION OF THE STOCKHOLDERS' AGREEMENT (SEE PAGE 18)


       Assuming that a quorum is present at the special meeting, to approve the merger, stockholders who own two-thirds of the outstanding shares of Ready State common stock must vote for the merger. Union Planters stockholders will not vote on the merger. According to its terms, stockholders holding two-thirds of the outstanding shares must vote to terminate the stockholders' agreement.


SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN STOCKHOLDERS (SEE PAGES 70 AND 72)


       On the record date, your directors and executive officers, their immediate family members and entities they control owned 3,244,872 shares, or approximately 65.03% of the outstanding shares of Ready State common stock. This number does not include stock that the Ready State directors and executive officers may acquire through exercising stock options. Each of the members of your board of directors has entered into a written agreement with Union Planters to vote FOR the merger and the merger agreement.


       On the record date, Union Planters' directors and executive officers owned no shares of Ready State common stock and Union Planters held no shares of Ready State common stock in a fiduciary capacity for others, or as a result of debts previously contracted.

INTERESTS OF CERTAIN PERSONS IN THE MERGER THAT MAY BE DIFFERENT FROM YOURS (SEE PAGE 42)


       Ready State's directors and certain officers have employment agreements, stock options and other benefit plans and other arrangements that may provide them with interests in and benefits from the merger that are different from yours. Your board of directors was aware of these interests and considered them in approving and recommending the merger.


EFFECTIVE TIME (SEE PAGE 36)


       The merger will become final at the time specified in the certificate of merger reflecting the merger issued by the Office of the Comptroller of the Currency. If Ready State stockholders approve the merger at the special meeting, and Union Planters obtains all required regulatory approvals, we currently anticipate that the merger will be completed on or about December 31, 1998, or the same day as the special meeting, although delays could occur.


       Union Planters and Ready State cannot assure you that they can obtain the necessary stockholder and regulatory approvals or that the other conditions to consummation of the merger can or will be satisfied.

EXCHANGE OF STOCK CERTIFICATES (SEE PAGE 36)

       Promptly after the merger is completed, you will receive a letter and instructions on how to surrender your Ready State stock certificates in exchange for Union Planters stock certificates. You will need to carefully review and complete these materials and return them as instructed along with your stock certificates for Ready State common stock. Please do not send Ready State, Union Planters or Union Planters' transfer agent any stock certificates until you receive these instructions. If you do not have stock certificates but hold shares of Ready State common stock in the form of a book entry with Ready State's transfer agent, the transfer agent will automatically exchange the shares unless you have elected to exercise your dissenters' rights. If you elected to exercise your dissenters' rights, you should follow the procedures outlined in the "Dissenters' Rights" section beginning on page 20 of this proxy statement-prospectus.

       Do not send in your stock certificates until you receive a letter and instructions on how to surrender your Ready State stock certificates.

REGULATORY APPROVAL AND OTHER CONDITIONS (SEE PAGES 37 AND 39)

       Union Planters is required to notify and obtain approvals from certain government regulatory agencies before the merger may be completed, including the Office of the Comptroller of the Currency and other federal and state banking regulators. We expect that Union Planters will obtain all required regulatory approvals before the special meeting.

       In addition to the required regulatory approvals, the merger will be completed only if certain conditions, including, but not limited to the following, are met or waived, if waivable:

       (1) Ready State stockholders approve the merger at the special meeting;

       (2) Ready State and Union Planters receive an opinion of counsel that the merger will qualify as a tax-free reorganization;

       (3) Union Planters receives a letter from its accountants concerning the pooling-of-interests accounting treatment of the merger (discussed below under "Accounting Treatment"); and

       (4) neither Union Planters nor Ready State has breached any of its representations or obligations under the amended and restated agreement and plan of reorganization.

       In addition to these conditions, the amended and restated agreement and plan of reorganization, attached to this proxy statement-prospectus as Appendix A, describes other conditions that must be met before the merger may be completed.

WAIVER, AMENDMENT, AND TERMINATION (SEE PAGE 40)


       Union Planters and Ready State may agree to terminate the merger agreement and elect not to complete the merger at any time before the merger is completed.


       Each of the parties also can terminate the merger in certain other circumstances, including the following:


       (1) Either party may terminate the merger agreement if the merger is not completed by May 31, 1999. But a party may not terminate the merger agreement if (a) it willfully breached the merger agreement and (b) its breach is the reason the merger has not been completed. There are also some instances where the parties cannot use this reason to terminate the merger if the delay results from actions of third parties; and

       (2) If the average of the closing prices of Union Planters common stock during a specified trading period immediately prior to completing the merger is less than $43.00, the Ready State board of directors may terminate the merger agreement without another stockholder vote.



       In addition, the parties may also terminate the merger if other circumstances occur which are described in the merger agreement, attached to this proxy statement-prospectus as Appendix A.



       The merger agreement may be amended by the written agreement of Union Planters and Ready State. The parties can amend the merger agreement without stockholder approval, even if the Ready State stockholders have already approved the merger. However, the Ready State stockholders must approve any amendments that would modify in a material respect the amount of consideration that they will receive in the merger.


ACCOUNTING TREATMENT (SEE PAGE 44)

       Union Planters intends to account for the merger as a pooling-of-interests transaction for accounting and financial reporting purposes.

       Pooling-of-interests is an accounting method that assumes that each company's stockholders have combined their ownership interests in such a manner that each group becomes an owner of the combined, enlarged business. The key differences between this method of accounting and the more common purchase accounting method fall into two areas: income measurement and asset valuation. Under pooling-of-interests, the earnings of each company are combined as though the combination had occurred at the beginning of the earliest financial period presented or in the case of transactions which are not considered significant, from the date of consummation forward. Under purchase accounting, the earnings of the acquired company are included only after the closing of the merger. Under pooling-of-interests, the assets of the acquired company are valued at their historical cost. Under the purchase method, the assets are valued at their fair value at the time of the merger. The excess of the consideration the acquiring company pays over the fair value of the target's assets is recorded as goodwill on the acquiring company's financial statements.

CERTAIN DIFFERENCES IN STOCKHOLDERS' RIGHTS (SEE PAGE 48)

       When the merger is completed, unless you have elected to exercise your right to dissent you will automatically become a Union Planters stockholder. The rights of Union Planters stockholders differ from the rights of Ready State stockholders in certain important ways. Many of these have to do with provisions in Union Planters' charter and bylaws and Tennessee law. Certain of these provisions are intended to make a takeover of Union Planters harder if the Union Planters board of directors does not approve it.

TERMINATION FEE AGREEMENT (SEE PAGE 46)

       Ready State and Union Planters entered into a termination fee agreement under which Ready State has agreed to pay to Union Planters a termination fee of $5.0 million under certain circumstances if the merger is not consummated.

HISTORICAL AND PRO FORMA COMPARATIVE PER SHARE DATA


       The following table shows certain comparative per share data relating to earnings (before extraordinary items and accounting changes), cash dividends, and book value. The equivalent pro forma information is based on an exchange ratio of .639. This exchange ratio assumes that the average of the closing prices of Union Planters common stock during a specified trading period immediately prior to completing the merger will be less than $53.00. This assumption is based on the closing price of Union Planters common stock on November 23, 1998, which was $48.75.


       With the exception of the Indiana Branch Purchase and the pending mergers with First Mutual Bancorp, Inc. and First & Farmers Bancshares, Inc. which are expected to be accounted for using the purchase method of accounting, the merger and the other acquisitions which Union Planters has pending are expected to be accounted for using the pooling-of-interests method of accounting. The Ready State equivalent pro forma information reflects only the acquisition of Ready State because the other acquisitions which Union Planters currently has pending are not considered significant to Union Planters from a financial statement presentation standpoint. See "BUSINESS OF UNION PLANTERS -- Recent Developments" for a discussion of Union Planters' other pending acquisitions.

       We present the pro forma and equivalent pro forma data for your information only. It does not necessarily indicate the results of operations or combined financial position that would have resulted had Union Planters completed the merger or the other acquisitions at the times indicated, and it does not necessarily indicate what future results of operations or combined financial position will be.

       You should read the information shown below in conjunction with the historical consolidated financial statements of Union Planters and Ready State and the notes provided with them. In reviewing Union Planters' historical information, please keep in mind that Union Planters has restated its historical financial statements to reflect the impact of the several mergers completed through the third quarter of 1998. You will find the restated numbers in Union Planters' September 30, 1998 Quarterly Report on Form 10-Q, Exhibit 99.1. See "-- Selected Financial Data," "BUSINESS OF UNION PLANTERS -- Recent Developments," "WHERE YOU CAN FIND MORE INFORMATION," and "INDEX TO CONSOLIDATED FINANCIAL STATEMENTS."

                          UNION PLANTERS CORPORATION
                             AND READY STATE BANK
              HISTORICAL AND PRO FORMA COMPARATIVE PER SHARE DATA

                                                                                                    NINE MONTHS
                                                                                                      ENDED
                                                        YEARS ENDED DECEMBER 31 (1)                SEPTEMBER 30,
                                                  1995              1996            1997               1998
                                               ----------       -----------      ----------       --------------
EARNINGS BEFORE EXTRAORDINARY
   ITEMS AND ACCOUNTING CHANGES
   Union Planters
      Basic...............................        $2.55             $2.24           $2.50                $1.44
      Diluted.............................         2.46              2.17            2.43                 1.41

   Ready State
      Basic...............................         1.43              1.57            1.56                 1.12
      Diluted.............................         1.43              1.57            1.56                 1.12

   Pro forma (Union Planters and
      Ready State)
         Basic............................         2.54              2.24            2.50                 1.45
         Diluted..........................         2.46              2.17            2.43                 1.42

Ready State equivalent pro forma(1)
      Basic...............................        $1.62             $1.43           $1.60                $ .93
      Diluted.............................         1.57              1.39            1.55                  .91

CASH DIVIDENDS PER SHARE
   Union Planters.........................        $ .98             $1.08          $1.495                $1.50
   Ready State............................           --                --              --                   --
   Ready State equivalent pro forma (1)             .63               .69             .96                  .96



                                                     December 31, 1997                September 30, 1998
                                                     -----------------                ------------------
BOOK VALUE PER COMMON SHARE
   Union Planters ................................       $ 20.93                           $ 21.43
   Ready State ...................................         10.02                             11.18
   Pro Forma (Union Planters and
      Ready State) ...............................         20.80                             21.34
   Ready State equivalent pro forma(1) ...........         13.29                             13.64


(1) The equivalent pro forma per share data for Ready State is computed by multiplying Pro Forma information by an exchange ratio of .639.

SELECTED FINANCIAL DATA

       The following tables present for Union Planters and for Ready State, selected consolidated financial data for the nine-month periods ended September 30, 1998 and 1997, and for the five-year period ended December 31, 1997. The information for Union Planters is based on the consolidated financial statements contained in reports Union Planters has filed with the SEC, including its September 30, 1998 Quarterly Report on Form 10-Q. Union Planters' September 30, 1998 Quarterly Report on Form 10-Q includes as Exhibit 99.1 restated audited Financial Statements and restated Management's Discussion and Analysis of Results of Operation and Financial Conditions for the three years ended December 31, 1997. The financial information was restated for four significant acquisitions completed in the third quarter of 1998 and accounted for as pooling-of-interests. All of these documents are incorporated by reference in this proxy statement-prospectus. See "WHERE YOU CAN FIND MORE INFORMATION" on page 107.

       The information for Ready State is based on its consolidated financial statements including its unaudited financial statements for the nine months ended September 30, 1998 and 1997 and its audited consolidated financial statements for the years ended December 31, 1995, 1996, and 1997, all of which are included in this proxy statement-prospectus. See "INDEX TO CONSOLIDATED FINANCIAL STATEMENTS" on page F-1.

       You should read the following tables in conjunction with the consolidated financial statements of Union Planters and Ready State described above and with the notes to them.

       Historical results are not necessarily indicative of results to be expected for any future period. In the opinion of the respective managements of Union Planters and Ready State, all adjustments (which include only normal recurring adjustments) necessary to arrive at a fair statement of interim results of operations of Union Planters and Ready State, respectively, have been included. With respect to Union Planters and Ready State, results for the nine-month period ended September 30, 1998 are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole. See "BUSINESS OF UNION PLANTERS -- Recent Developments" for information concerning Union Planters' other pending acquisitions.

                     UNION PLANTERS SELECTED FINANCIAL DATA



                                                                                    Years Ended December 31, (1)
                                                       -----------------------------------------------------------------------------
                                                            1993                 1994                1995                 1996
                                                       -------------       --------------       --------------       --------------
                                                                           (Dollars in thousands, except per share data)
INCOME STATEMENT DATA:
   Net interest income............................     $    779,756         $    881,875         $    944,694         $  1,043,942
   Provision for losses on loans..................           49,267               23,000               47,393               84,198
   Investment securities gains (losses)...........           12,160              (21,053)               2,008                4,942
   Other noninterest income.......................          282,124              297,596              355,317              383,824
   Noninterest expense............................          737,608              845,217              818,944              942,733
                                                       -------------       --------------       --------------       --------------
   Earnings before income taxes, extra-
      Ordinary item, and accounting changes.......          287,165              290,201              435,682              405,777
   Applicable income taxes........................           86,669               92,325              145,485              139,649
                                                       -------------       --------------       --------------       --------------
   Earnings before extraordinary item and
      Accounting changes..........................          200,496              197,876              290,197              266,128

   Extraordinary item and accounting
      Changes, net of taxes.......................            4,757                    -                    -                    -
                                                       -------------       --------------       --------------       --------------
   Net earnings...................................          205,253              197,876              290,197              266,128
                                                       =============       ==============       ==============       ==============

PER COMMON SHARE DATA (4):
   Basic
      Earnings before extraordinary item and
         Accounting changes.......................     $       2.11         $       1.74         $       2.55         $       2.24
      Net earnings...............................              2.16                 1.74                 2.55                 2.24
   Diluted
      Earnings before extraordinary item and
         Accounting changes.......................             1.97                 1.71                 2.46                 2.17
      Net earnings...............................              2.02                 1.71                 2.46                 2.17
   Cash dividends.................................              .72                  .88                  .98                 1.08
   Book value.....................................            15.23                15.66                18.64                19.87

BALANCE SHEET DATA (AT PERIOD END):
   Total assets...................................     $ 20,330,065         $ 22,620,487         $ 24,596,205         $ 26,427,236
   Loans, net of unearned income..................       11,815,553           14,381,566           15,713,783           17,819,088
   Allowance for losses on loans..................          229,334              237,377              243,395              257,638
   Investment securities..........................        5,970,140            5,810,934            5,976,297            5,667,251
   Total deposits.................................       16,989,720           17,954,001           19,014,248           19,899,772
   Short-term borrowings..........................          432,461              980,935            1,074,673            1,732,437
   Long-term debt (5)
      Parent company..............................          114,729              114,790              214,758              373,459
      Subsidiary banks............................          530,810              937,160            1,193,861            1,426,433
   Total stockholders' equity.....................        1,657,832            1,768,009            2,147,621            2,376,768
   Average assets.................................       19,462,599           21,796,952           23,261,530           26,003,849
   Average stockholders' equity...................        1,481,351            1,779,158            1,963,852            2,247,335
   Average shares outstanding (in thousands) (4)
      Basic.......................................           90,360              107,981              110,255              115,794
      Diluted.....................................           96,001              114,810              117,673              123,793



                                                                                   Nine Months Ended
                                                                                September 30, (2) and (3)
                                                      --------------       -----------------------------------
                                                          1997                  1997                1998
                                                      --------------       --------------       --------------
                                                              (Dollars in thousands, except per share data)
INCOME STATEMENT DATA:
   Net interest income............................     $  1,122,149         $    835,730         $    858,506
   Provision for losses on loans..................          150,606              104,440              122,436
   Investment securities gains (losses)...........            4,781                4,500              (15,111)
   Other noninterest income.......................          449,261              333,146              375,596
   Noninterest expense............................          950,986              645,979              795,169
                                                      --------------       --------------       --------------
   Earnings before income taxes, extra-
      Ordinary item, and accounting changes.......          474,599              422,957              301,386
   Applicable income taxes........................          162,302              144,291              113,321
                                                      --------------       --------------       --------------
   Earnings before extraordinary item and
      Accounting changes..........................          312,297              278,666              188,065

   Extraordinary item and accounting
      Changes, net of taxes.......................                -                    -                    -
                                                      --------------       --------------       --------------
   Net earnings...................................          312,297         $    278,666         $    188,065
                                                      ==============       ==============       ==============

PER COMMON SHARE DATA (4):
   Basic
      Earnings before extraordinary item and
         Accounting changes.......................     $       2.50         $       2.25         $       1.44
      Net earnings...............................              2.50                 2.25                 1.44
   Diluted
      Earnings before extraordinary item and
         Accounting changes.......................             2.43                 2.18                 1.41
      Net earnings...............................              2.43                 2.18                 1.41
   Cash dividends.................................            1.495                1.095                 1.50
   Book value.....................................            20.93                21.13                21.43

BALANCE SHEET DATA (AT PERIOD END):
   Total assets...................................     $ 27,993,452         $ 27,939,458         $ 30,525,482
   Loans, net of unearned income..................       19,126,708           18,936,526           19,653,468
   Allowance for losses on loans..................          310,385              291,084              352,643
   Investment securities..........................        5,840,704            5,709,842            7,867,587
   Total deposits.................................       21,203,147           20,800,890           23,288,899
   Short-term borrowings..........................        1,784,347            1,827,953            1,829,275
   Long-term debt (5)
      Parent company..............................          373,746              373,169              380,164
      Subsidiary banks............................        1,327,451            1,588,764            1,362,894
   Total stockholders' equity.....................        2,668,721            2,680,841            2,932,567
   Average assets.................................       27,366,896           27,240,642           28,724,000
   Average stockholders' equity...................        2,562,009            2,396,275            2,734,717
   Average shares outstanding (in thousands) (4)
      Basic.......................................          122,812              122,068              129,561
      Diluted.....................................          129,397              127,924              133,784


                                                                                                              Nine Months Ended
                                                           Years Ended December 31, (1)                   September 30, (2) and (3)
                                              ----------------------------------------------------------  -------------------------
                                                1993        1994         1995         1996        1997       1997           1998
                                              --------    --------     --------    ---------   ---------  ------------   ----------
                                                           (Dollars in thousands, except per share data)
PROFITABILITY AND CAPITAL RATIOS:
   Return on average assets.................    1.05%        .91%        1.25%        1.02%       1.14%        1.37%           .88%
   Return on average common equity..........   14.65       11.89        15.60        12.32       12.51        15.79           9.23
   Net interest income (taxable-equivalent)/
     Average earning assets (6).............    4.28        4.53         4.52         4.45        4.57         4.55           4.45
   Loan/deposits............................   69.55       80.10        82.64        89.54       90.21        91.04          84.39
   Equity/assets (period end)...............    8.15        7.82         8.73         8.99        9.53         9.60           9.61
   Average stockholders' equity/average
     Total assets...........................    7.61        8.16         8.44         8.64        9.36         8.80           9.52
   Leverage ratio...........................    8.02        7.93         8.41         9.32        9.62         9.67           9.29
   Tier 1 capital/risk-weighted assets......   13.47       12.75        13.32        14.39       14.25        14.05          13.49
   Total capital/risk-weighted assets.......   15.41       14.57        15.71        16.63       16.39        16.20          17.07

CREDIT QUALITY RATIOS (7):
   Allowance/period-end loans...............    2.02        1.74         1.65         1.59        1.74         1.66           1.87
    Nonperforming loans/total loans.........    1.22         .76          .80          .81         .83          .83            .79
    Allowance/nonperforming loans...........     166         228          206          195         210       199.00         236.00
    Nonperforming assets/loans and fore-
     Closed properties......................    1.73        1.06         1.03         1.04        1.01         1.01            .93
   Provision/average loans..................     .45         .18          .33          .54         .87          .80            .88
   Net charge-offs/average loans............     .38         .21          .31          .49         .66          .65            .75


-----------------------------------------------------

(1) Union Planters' audited financial statements for the three years ended December 31, 1997, and the related management's discussion and analysis of results of operations and financial condition were restated for four acquisitions completed in the third quarter of 1998 and accounted for as poolings of interests. The 1997 restated audited financial statements ("1997 Restated Financial Statements") and the restated management's discussion and analysis of results of operations and financial condition were filed as Exhibit 99.1 to Union Planters Quarterly Report on Form 10-Q dated September 30, 1998. Additionally, the selected financial data for 1993 and 1994 has been restated to reflect the aforementioned four acquisitions.

(2)        Interim period ratios have been annualized where applicable.

(3) Reference is made to Union Planters' Quarterly Report on Form 10-Q dated September 30, 1998, for a discussion of merger-related and other charges that significantly impacted operating results for the nine months ended September 30, 1998.

(4) Share and per share amounts have been retroactively restated for significant acquisitions accounted for as poolings of interests and to reflect the changes in presentation of EPS as discussed in Notes 2 and 16 to the 1997 Restated Financial Statements.

(5) Long-term debt includes Medium-Term Notes, Federal Home Loan Bank ("FHLB") advances, Trust Preferred Securities, variable rate asset-backed certificates, subordinated notes and debentures, obligations under capital leases, mortgage indebtedness, and notes payable with maturities greater than one year.

(6) Average balances and calculations do not include the impact of the net unrealized gain or loss on available for sale securities.

(7) FHA/VA government-insured/guaranteed loans have been excluded, since they represent minimal credit risk to Union Planters.

                       READY STATE SELECTED FINANCIAL DATA




                                                                                  Years Ended December 31,
                                                  ---------------------------------------------------------------------------------
                                                       1993                   1994                   1995                  1996
                                                  -------------         ---------------        ---------------        -------------
                                                                      (Dollars in thousands, except per share data)
INCOME STATEMENT DATA:
   Net interest income.......................     $    13,908            $    16,006            $    18,680            $    19,697
   Provision for losses on loans.............             250                    645                  1,415                    700
   Other noninterest income..................           5,404                  5,283                  7,130                  8,067
   Noninterest expense.......................          10,892                 11,439                 12,874                 14,388
                                                  -------------         ---------------        ---------------        -------------
   Earnings before income taxes, extra-
     ordinary item, and accounting changes...           8,170                  9,205                 11,521                 12,676
   Applicable income taxes...................           3,050                  3,514                  4,390                  4,855
   Earnings before extraordinary item and
      accounting changes.....................           5,120                  5,691                  7,131                  7,821
                                                  -------------         ---------------        ---------------        -------------

   Extraordinary item and accounting
      changes, net of taxes..................             275                      -                      -                      -
                                                  -------------         ---------------        ---------------        -------------
   Net earnings..............................           5,395                  5,691                  7,131                  7,821
                                                  =============         ===============        ===============        =============

PER COMMON SHARE DATA:
   Basic
      Earnings before extraordinary item and
         accounting changes..................            1.03                   1.14                   1.43                   1.57
      Net earnings...........................            1.08                   1.14                   1.43                   1.57
   Diluted
      Earnings before extraordinary item and
         accounting changes..................            1.03                   1.14                   1.43                   1.57
      Net earnings...........................            1.08                   1.14                   1.43                   1.57
   Cash dividends............................               -                      -                      -                      -
   Book value................................            4.32                   5.41                   6.92                   8.47

BALANCE SHEET DATA (AT PERIOD END):
   Total assets..............................     $   292,435            $   320,235            $   395,671            $   482,143
   Loans, net of unearned income.............         155,102                198,832                230,650                251,057
   Allowance for losses on loans.............           2,290                  2,822                  3,519                  4,093
   Investment securities.....................         103,352                 80,086                111,826                183,230
   Total deposits............................         264,266                283,815                348,375                428,363
   Short-term borrowings.....................               -                      -                      -                  3,733
   Total stockholders' equity................          21,570                 27,007                 34,538                 42,262
   Average assets............................         289,007                306,335                357,953                438,907
   Average stockholders' equity..............          18,803                 24,289                 30,773                 38,400
   Average shares outstanding (in thousands)
      Basic(1)...............................           4,990                  4,990                  4,990                  4,990
      Diluted(1).............................           4,990                  4,990                  4,990                  4,990



                                                                                               Nine Months Ended
                                                                                                 September 30,
                                                     ------------------------------------------------------------------
                                                         1997                        1997                       1998
                                                     ------------              --------------             -------------
                                                               (Dollars in thousands, except per share data)
INCOME STATEMENT DATA:
   Net interest income.......................        $    21,799                $    16,356                $    17,157
   Provision for losses on loans.............                675                        400                        295
   Other noninterest income..................              7,877                      5,678                      6,058
   Noninterest expense.......................             16,396                     11,939                     13,878
                                                     ------------              --------------             -------------
   Earnings before income taxes, extra-
     ordinary item, and accounting changes...             12,605                      9,695                      9,042
   Applicable income taxes...................              4,829                      3,732                      3,459
                                                     ------------              --------------             -------------
   Earnings before extraordinary item and
      accounting changes.....................              7,776                      5,963                      5,583
                                                     ============              ==============             =============

   Extraordinary item and accounting
      changes, net of taxes..................                  -                          -                          -
   Net earnings..............................              7,776                      5,963                      5,583

PER COMMON SHARE DATA:
   Basic
      Earnings before extraordinary item and
         accounting changes..................               1.56                       1.20                       1.12
      Net earnings...........................               1.56                       1.20                       1.12
   Diluted
      Earnings before extraordinary item and
         accounting changes..................               1.56                       1.20                       1.12
      Net earnings...........................               1.56                       1.20                       1.12
   Cash dividends............................                  -                          -                          -
   Book value................................              10.02                       9.66                      11.18

BALANCE SHEET DATA (AT PERIOD END):
   Total assets..............................        $   571,534                $   530,815                $   621,393
   Loans, net of unearned income.............            283,838                    272,648                    313,939
   Allowance for losses on loans.............              4,200                      4,099                      4,201
   Investment securities.....................            219,294                    198,685                    231,271
   Total deposits............................            509,572                    467,938                    544,422
   Short-term borrowings.....................              1,660                      3,468                      5,721
   Total stockholders' equity................             50,010                     48,214                     55,768
   Average assets............................            526,838                    509,016                    596,939
   Average stockholders' equity..............             46,136                     45,494                     53,086
   Average shares outstanding (in thousands)
      Basic(1)...............................              4,990                      4,990                      4,990
      Diluted(1).............................              4,990                      4,990                      4,990


                                                                                                             Nine Months Ended
                                                                Years Ended December 31,                       September 30,
                                                  ------------------------------------------------------   ---------------------
                                                    1993        1994        1995        1996     1997        1997         1998
                                                  --------    --------    --------    -------- ---------   --------      -------
                                                                       (Dollars in thousands, except per share data)
PROFITABILITY AND CAPITAL RATIOS:
   Return on average assets....................      1.87%       1.86%       1.99%       1.78%    1.48%       1.56%        1.25%
   Return on average common equity.............     28.69       23.43       23.17       20.37    16.86       17.48        14.02
   Net interest income (taxable-equivalent)/
     average earning assets....................      5.15        5.58        5.70        4.81     4.51        4.58         4.09
   Loan/deposits...............................     58.69       70.05       66.21       58.61    55.70       58.27        57.66
   Equity/assets (period end)..................      7.38        8.43        8.73        8.77     8.75        9.08         8.97
   Average stockholders' equity/average
     total assets..............................      6.51        7.93        8.60        8.75     8.75        8.94         8.89
   Leverage ratio..............................     n/a          7.83        9.86        9.72     9.75        9.28         9.48
   Tier 1 capital/risk-weighted assets.........     14.2        14.0        13.9        15.5     16.4        15.4         15.9
   Total capital/risk-weighted assets..........     14.9        15.3        15.2        16.7     17.7        16.7         17.1

CREDIT QUALITY RATIOS:
   Allowance/period-end loans..................      1.48        1.42        1.50        1.60     1.46        1.48         1.32
    Nonperforming loans(2)/total loans.........       .63         .26        1.04         .85      .05        1.7          2.22
    Allowance/nonperforming loans(2)...........     226.9      528.26      143.15      186.38   145.22       77.52        67.6
    Nonperforming assets/loans and fore-
     closed properties(3)......................        .6         .26        1.04         .85      1.0        1.7          2.22
   Provision/average loans(4)..................       .19         .36         .59         .22      .18         .12          .14
   Net charge-offs/average loans(4)............         -         .06         .30         .04      .15         .11          .23


-----------------------------------------------------

(1) Amounts have been adjusted to reflect the ten-for-one stock split effected during June 1998.

(2)     Nonperforming loans equal nonaccrual loans plus restructured loans.

(3) Nonperforming assets equal nonperforming loans plus other real estate owned.

(4)     Interim period ratios have been annualized where applicable.

                                  RISK FACTORS



       If the merger is consummated, you will receive shares of Union Planters common stock in exchange for your shares of Ready State common stock. You should be aware of particular risks and uncertainties that are applicable to an investment in Union Planters common stock. Specifically, there are risks and uncertainties that bear on Union Planters' future financial results and that may cause Union Planters' future earnings and financial condition to be less than Union Planters' expectations.



       Some of the risks and uncertainties relate to economic conditions generally and would affect other financial institutions in similar ways. These aspects are discussed above under the heading "A WARNING ABOUT FORWARD-LOOKING STATEMENTS." This section addresses particular risks and uncertainties that are specific to Union Planters.



       Since December 31, 1997, Union Planters has acquired 14 financial institutions and has pending seven acquisitions, including the proposed merger. Union Planters' expectations concerning future earnings depend in part on Union Planters being able to combine the operations of the acquired institutions with Union Planters' own operations promptly and efficiently, and also on Union Planters being correct in its assumptions about the financial impact of the acquisitions.



       The risks and uncertainties that may affect Union Planters' future earnings and financial condition include the following:



       - Union Planters' restructuring charges in recent acquisitions may be higher than expected.



          Union Planters has recorded restructuring and merger related charges in connection with the recently completed acquisitions and expects to record additional charges in connection with the merger and the other pending acquisitions. See "BUSINESS OF UNION PLANTERS" on page 90 for more information about these acquisitions There is a risk that there may be additional costs and charges resulting from such transactions that exceed the charges Union Planters has recorded for financial reporting and accounting purposes.



       - Union Planters may have more difficulty integrating acquired businesses or retaining key personnel than expected.



          Converting the systems and procedures of each acquired institution to Union Planters' systems is an important part of Union Planters' acquisition program. Notwithstanding the extensive experience that Union Planters has, there is a risk that the conversion of an acquired institution may not be completed on schedule or may be more difficult and costly than expected. There is also a risk that Union Planters may not be able to retain key personnel of an acquired institution, which could cause the acquired operations to perform below expectations.



       - Union Planters' operating costs after the merger and other recent acquisitions may be greater than expected, and Union Planters' costs savings from the merger and other recent acquisitions may be less than expected, or Union Planters may be unable to obtain those cost savings as soon as expected.



                                 INTRODUCTION

       Union Planters and Ready State are furnishing this proxy statement-prospectus to holders of Ready State common stock, $1.00 par value per share, in connection with the proxy solicitation by Ready State's board of directors. The Ready State board of directors will use the proxies at the special meeting of stockholders of Ready State to be held on December 31, 1998, and at any adjournments.

       At the special meeting, holders of Ready State common stock will be asked to vote upon a proposal to approve the Amended and Restated Agreement and Plan of Reorganization, dated as of August 27, 1998, and amended and restated as of October 23, 1998, by and among Union Planters Corporation, Union Planters Holding Corporation, Union Planters Bank, National Association, and Ready State, attached to this proxy statement-prospectus as Appendix A, and a related Plan of Merger between Ready State and Union Planters Bank, National Association, a wholly owned subsidiary of Union Planters, attached to this proxy statement-prospectus as Appendix B (the "Agreement" and the "Plan of Merger"). Pursuant to the Agreement and the Plan of Merger, Union Planters Holding Corporation will acquire substantially all of the assets and assume all of the liabilities of Ready State by means of the merger of Ready State with and into Union Planters Bank, National Association. Union Planters Bank, National Association will be the surviving bank in the merger. The outstanding shares of Ready State common stock will be converted into shares of Union Planters common stock, $5.00 par value per share, and associated Preferred Share Rights. For information about Union Planters' Preferred Share Rights, see page 50. Ready State stockholders will receive cash in lieu of any fractional shares.

       In addition, Ready State stockholders will be asked to terminate the stockholders' agreement in order to permit the consummation of the merger.


                   SPECIAL MEETING OF READY STATE STOCKHOLDERS

DATE, PLACE, TIME, AND PURPOSE


       The special meeting of Ready State's stockholders will be held at the law offices of Rasco, Reininger & Perez P.A., located at 5200 Blue Lagoon Drive, Suite 700, Miami, Florida 33126 at 10:00 a.m., local time, on
December 31, 1998. At the special meeting, holders of Ready State common stock will be asked to vote upon a proposal to approve the Agreement and the Plan of Merger and the merger and to vote upon a proposal to terminate the stockholders' agreement.


RECORD DATE, VOTING RIGHTS, REQUIRED VOTE, AND REVOCABILITY OF PROXIES


       Ready State's board of directors fixed the close of business on November 25, 1998, as the record date for determining those Ready State stockholders who are entitled to notice of and to vote at the special meeting. Only holders of Ready State common stock of record on the books of Ready State at the close of business on the record date have the right to receive notice of and to vote at the special meeting. On the record date, there were 4,989,634 shares of Ready State common stock issued and outstanding held by approximately
106 holders of record.


       At the special meeting, Ready State stockholders will have one vote for each share of Ready State common stock owned on the record date. The holders of a majority of the outstanding shares of Ready State common stock entitled to vote at the special meeting must be present in order for a quorum to exist at the special meeting.

       To determine if a quorum is present, Ready State intends to count the following:

       - shares of Ready State common stock present at the special meeting either in person or by proxy;

       - shares of Ready State common stock present in person at the special meeting but not voting; and

       - shares of Ready State common stock for which it has received proxies but with respect to which holders of shares have abstained on any matter.

Approval of the Agreement and the Plan of Merger requires the affirmative vote of two-thirds of the votes entitled to be cast at the special meeting. Approval of the proposal to terminate the stockholders' agreement requires the affirmative vote of two-thirds of the shares subject to the stockholders' agreement.

       Brokers who hold shares in street name for customers who are the beneficial owners of such shares may not give a proxy to vote those shares without specific instructions from their customers. Any abstention, non-voting share or "broker non-vote" will have the same effect as a vote AGAINST the approval of the Agreement and the Plan of Merger.

       Properly executed proxies that Ready State receives before the vote at the special meeting that are not revoked will be voted in accordance with the instructions indicated on the proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE AGREEMENT AND THE PLAN OF MERGER AND FOR THE PROPOSAL TO TERMINATE THE STOCKHOLDERS' AGREEMENT, AND THE PROXY HOLDER MAY VOTE THE PROXY IN ITS DISCRETION AS TO ANY OTHER MATTER WHICH MAY COME PROPERLY BEFORE THE SPECIAL MEETING. IF NECESSARY, THE PROXY HOLDERS MAY VOTE IN FAVOR OF A PROPOSAL TO ADJOURN THE SPECIAL MEETING IN ORDER TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT VOTES TO APPROVE THE PROPOSAL AT THE TIME OF THE SPECIAL MEETING. HOWEVER, NO PROXY HOLDER WILL VOTE ANY PROXIES VOTED AGAINST APPROVAL OF THE AGREEMENT AND THE PLAN OF MERGER OR AGAINST TERMINATION OF THE STOCKHOLDERS' AGREEMENT IN FAVOR OF A PROPOSAL TO ADJOURN THE SPECIAL MEETING.

       A Ready State stockholder who has given a proxy solicited by Ready State's board of directors may revoke it at any time prior to its exercise at the special meeting by (1) giving written notice of revocation to the Secretary of Ready State, (2) properly submitting to Ready State a duly executed proxy bearing a later date, or (3) attending the special meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies should be sent to: Ready State Bank, 3700 West Twelfth Avenue, Hialeah, Florida 33012, Attention: Ramon E. Rasco, Secretary with a copy to Rasco, Reininger & Perez PA, 5200 Blue Lagoon Drive, Suite 700, Miami, Florida 33126.

       On the record date, Ready State's directors and executive officers, including their immediate family members and affiliated entities owned 3,244,872 shares or approximately 65.03% of the outstanding shares of Ready State common stock, not including shares subject to options to purchase Ready State common stock. On the record date, Union Planters' directors and executive officers owned no shares of Ready State common stock. The members of the board of directors of Ready State have each entered into a written agreement with Union Planters to vote FOR the merger, the amended and restated agreement and plan of reorganization, and the related plan of merger.

       On the record date, Union Planters held no shares of Ready State common stock in a fiduciary capacity for others, or as a result of debts previously contracted, and Ready State held no shares of Ready State common stock in a fiduciary capacity for others with respect to which it has sole or shared voting power.

SOLICITATION OF PROXIES

       Directors, officers and employees of Ready State may solicit proxies by mail, in person or by telephone or telegraph. They will receive no additional compensation for such services. Ready State may make arrangements with brokerage firms and other custodians, nominees and fiduciaries, if any, for the forwarding of solicitation materials to the beneficial owners of Ready State common stock held of record by such persons. Ready State will reimburse any such brokers, custodians, nominees, and fiduciaries for the reasonable out-of-pocket expenses incurred by them for such services. Union Planters and Ready State will share all expenses associated with the solicitation of proxies, other expenses associated with the special meeting, and expenses related to the printing and mailing of this proxy statement-prospectus, as provided in the Agreement. See "DESCRIPTION OF TRANSACTION -- Expenses and Fees."

DISSENTERS' RIGHTS


       Holders of Ready State common stock as of the record date are entitled to dissenters' rights under federal law. Pursuant to 12 U.S.C. Section 215a, as amended, a Ready State stockholder who votes his or her shares against the merger, or who otherwise gives written notice to Ready State at or prior to the Ready State special meeting that the stockholder dissents from the Agreement, will lose the right to receive the shares of Union Planters common stock to be received pursuant to the terms of the Agreement and will instead receive a cash payment for the value of his or her shares as of the time that the merger is completed. The method of appraising the value of such shares is determined by Florida law, under Section 658.44 of the Florida Banking Code, as amended.



       In order to exercise dissenters' rights, a dissenting stockholder of Ready State must fully comply with the statutory procedures of 12 U.S.C. Section 215a, as amended, which is summarized below and attached to this proxy statement-prospectus as Appendix D. Stockholders of Ready State are urged to read this section in its entirety and to consult with their legal advisors. Each stockholder of Ready State who desires to assert his or her rights is cautioned that failure on his or her part to adhere strictly to the requirements of 12 U.S.C. Section 215a in any regard will cause a forfeiture of any dissenters' rights. The following summary of 12 U.S.C. Section 215a and Section 658.44 of the Florida Banking Code, as amended, is qualified in its entirety by reference to the full text of the provisions of these statutes attached to this proxy statement-prospectus as Appendix D.


       Any stockholder of Ready State who has voted against the Agreement by proxy or in person at the Ready State special meeting or has given notice in writing at or prior to such meeting to the presiding officer that he or she dissents from the Agreement, will be entitled to receive payment in cash of the value of the shares so held by him or her. On or promptly after the time that the merger is completed, Union Planters may fix an amount which it considers to be not more than the fair market value of the shares of Ready State common stock and which it will pay to the holders of dissenting shares of Ready State, and if it fixes such amount, will offer to pay such amount to the holders of all dissenting shares of Ready State. The owners of dissenting shares who have accepted such offer will be entitled to receive the amount so offered for such shares in cash upon surrendering the stock certificates representing such shares at any time within 30 days after the time that the merger is completed.

       The value of dissenting shares of Ready State, the owners of which have not accepted an offer for such shares made by Union Planters, will be determined as of the time that the merger is completed by three appraisers, one to be selected by the owners of at least two-thirds of such dissenting shares, one to be selected by the Union Planters board of directors, and the third to be selected by the two so chosen. The value agreed upon by any two of the appraisers will control and be final and binding on all parties. If, within 90 days from the time that the merger is completed for any reason one or more of the appraisers is not selected, or the appraisers fail to determine the value of such dissenting shares, the Florida Department of Banking and Finance will cause an appraisal of such dissenting shares to be made which will be final and binding on all parties. The owners of dissenting shares, the value of which is to be determined by appraisal, will be entitled to receive the value of such shares in cash upon surrender of the stock certificates representing such shares at any time within 30 days after the value of such shares has been determined by appraisal made on or after the time that the merger is completed.

       Any stockholder of Ready State who votes against the Agreement in person or by proxy at the Ready State special meeting or who gives notice in writing at or prior to such meeting to the presiding officer that he or she dissents, will be notified in writing of the date of consummation of the merger. The failure of a stockholder to vote against the Agreement will not constitute a waiver of the above described dissenters' rights, provided that such stockholder has given notice in writing at or prior to the Ready State special meeting to the presiding officer that such stockholder dissents from the Agreement.


       In the event that after the time that the merger is completed, a dissenting stockholder of Ready State fails to perfect, or effectively withdraws or loses such holder's right to appraisal and of payment for such holder's shares, Union Planters shall issue and deliver the consideration to which such holder of shares of Ready State common stock is entitled under the Agreement and the Plan of Merger upon surrender by such holder of the certificates representing the shares of Ready State common stock held by such holder.



       The foregoing discussion is only a summary of the provisions of 12 U.S.C.
Section 215a and Section 658.44 of the Florida Banking Code and does not purport to be complete and is qualified in its entirety by reference to the full text of these statutes which are attached to this proxy statement-prospectus as Appendix
D. Any stockholder who intends to dissent from the merger should review the text of these statutes carefully and should also consult with his or her attorney. Any stockholder who fails to strictly follow the procedures set forth in these statutes will forfeit dissenters' rights.


RECOMMENDATION

       Ready State's board of directors has unanimously approved the Agreement, the Plan of Merger, and the merger and believes that the proposal to approve the Agreement and the Plan of Merger is in the best interests of Ready State and its stockholders. Ready State's board of directors recommends that the Ready State stockholders vote FOR approval of the Agreement and the Plan of Merger.


                          DESCRIPTION OF TRANSACTION

       The following information describes material aspects of the merger. This description does not provide a complete description of all the terms and conditions of the Agreement and the Plan of Merger. It is qualified in its entirety by the Appendices hereto, including the text of the Agreement and the Plan of Merger, which are attached as Appendices A and B, respectively, to this proxy statement-prospectus. The Agreement and Plan of Merger are incorporated herein by reference. You are urged to read the Appendices in their entirety.

THE MERGER

       The Agreement provides for the acquisition of Ready State by Union Planters pursuant to the acquisition by Union Planters Holding Corporation of substantially all of the assets of Ready State and the assumption by Union Planters Holding Corporation of all of the liabilities of Ready State in exchange solely for shares of Union Planters common stock. Union Planters Holding Corporation will transfer the assets and liabilities acquired from Ready State to Union Planters Bank, National Association, a wholly-owned subsidiary of Union Planters Holding Corporation by means of the merger of Ready State with and into Union Planters Bank, National Association. Union Planters Bank, National Association will be the surviving corporation resulting from the merger.


WHAT YOU WILL RECEIVE IN THE MERGER


       If we complete the merger, the number of shares of Union Planters common stock that you will receive in exchange for each of your shares of Ready State common stock will be determined by using a formula subject to certain limits.

       Specifically, if the average of the closing prices of Union Planters common stock for the 20 consecutive full trading days ending at the close of trading on the second trading day preceding the date on which the merger is completed is more than $59.00, then each share of Ready State common stock will be converted into .574 of a share of Union Planters common stock.

       Similarly, if the average of the closing prices of Union Planters common stock over such trading period is less than $53.00, then each share of Ready State common stock will be converted into .639 of a share of Union Planters common stock.

       However, if the average of the closing prices of Union Planters common stock over such trading period is greater than or equal to $53.00 but less than or equal to $59.00, then the parties will calculate the exchange ratio by:

       (1) dividing $169 million by the total number of shares of Ready State common stock outstanding immediately prior to the completion of the merger; and

       (2) dividing that number by the average of the closing prices of Union Planters common stock as reported on the NYSE (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source) for the 20 consecutive full trading days ending at the close of trading on the second to last trading day preceding the completion of the merger and rounding that number to the nearest thousandth.

       If the average of the closing prices of Union Planters common stock for the 20 consecutive full trading days ending at the close of the trading on the second to last trading day preceding the date on which the merger is completed is less than $43.00, the Ready State board of directors may terminate the amended and restated agreement and plan of reorganization and the related plan of merger without another stockholder vote.

       Assuming that the average of the closing prices for the 20 consecutive full trading days ending on the second to last day before the completion of the merger is

$48.75 (the closing price Union Planters common stock on November 23, 1998), the exchange ratio will be .639.



       Based on this exchange ratio, upon completion of the merger, Union Planters will issue approximately 3,214,321 shares of its common stock to Ready State stockholders, assuming all options have been exercised. After the merger, Union Planters would then have outstanding approximately 139,277,356 shares of common stock based on the number of shares of Union Planters common stock outstanding on October 31, 1998 (not including shares Union Planters may issue in its other pending acquisitions and shares it may issue pursuant to the exercise of Union Planters stock options or for other purposes).


       Union Planters will not issue any fractional part of a share of common stock. Rather, Union Planters will pay cash (without interest) in an amount equal to such fractional part of a share of Union Planters common stock multiplied by the closing price of Union Planters common stock on the NYSE (as reported by The Wall Street Journal) on the last trading day before the merger becomes effective.

       The actual market value of a share of Union Planters common stock at the effective time of the merger and at the time certificates for those shares are delivered to Ready State stockholders may be more or less than the average of the closing prices used to determine the number of shares of Union Planters common stock that you will receive in exchange for each of your shares of Ready State common stock. You are urged to obtain current market quotations for Union Planters common stock. See "COMPARATIVE MARKET PRICES AND DIVIDENDS."

EFFECT OF THE MERGER ON READY STATE OPTIONS

       When the merger becomes effective, each option granted under Ready State's stock option plan that is outstanding, whether or not exercisable, will become an option to purchase Union Planters common stock. Union Planters Bank, National Association will assume each option in accordance with the terms of Ready State's stock option plans and stock option or other agreement that evidences the option and will deliver Union Planters common stock upon the exercise of each option. After the merger becomes effective,

       (1) Union Planters Bank, National Association and its Salary and Benefits Committee will be substituted for Ready State and the Committee of Ready State's board of directors administering Ready State's plans;

       (2) each option assumed by Union Planters Bank, National Association may be exercised only for shares of Union Planters common stock;

       (3) the number of shares of Union Planters common stock subject to the option will be equal to the number of shares of Ready State common stock subject to the option immediately before the merger becomes effective multiplied by the number of shares of

               Union Planters common stock that Ready State stockholders receive in the merger in exchange for each share of Ready State common stock and rounding down to the nearest whole share; and

       (4) the per share exercise price under each the option will be adjusted by dividing it by the number of shares of Union Planters common stock that Ready State stockholders receive in the merger in exchange for each share of Ready State common stock and rounding up to the nearest cent.

       Notwithstanding the foregoing, each Ready State option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code.

       For information with respect to stock options held by Ready State's management, see "-- Interests of Certain Persons in the Merger."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

       Union Planters and Ready State have not and do not intend to seek a ruling from the Internal Revenue Service ("IRS") as to the federal income tax consequences of the merger. Instead, Union Planters and Ready State have agreed to obtain the opinion of counsel, Alston & Bird LLP, as to certain of the expected federal income tax consequences of the merger. A copy of this opinion is attached as an exhibit to the registration statement.

       The following is a discussion of the anticipated federal income tax consequences of the merger to stockholders of Ready State. This discussion does not address, among other matters:

       (1)     state, local or foreign tax consequences of the merger;

       (2) federal income tax consequences to Ready State stockholders who are subject to special rules under the Internal Revenue Code, such as foreign persons, tax-exempt organizations, insurance companies, financial institutions, dealers in stocks and securities, and persons who do not own such stock as a capital asset;

       (3) federal income tax consequences affecting shares of Ready State common stock acquired upon the exercise of stock options, stock purchase plan rights or otherwise as compensation;

       (4) the tax consequences to holders of warrants, options or other rights to acquire shares of such stock;

       (5) the tax consequences of Union Planters and Ready State of the inclusion in income of the amount of the bad-debt reserve maintained by Ready State and/or its subsidiaries and any other amounts resulting from any required change in accounting methods; and

       (6) the tax consequences of Union Planters and Ready State of any income and deferred gain recognized pursuant to Treasury Regulations issued under Section 1502 of the Internal Revenue Code.

       Assuming that the merger is consummated in accordance with the Agreement, it is anticipated that the following federal income tax consequences will obtain:

       (1)     The merger will constitute a reorganization within the meaning of
               Section 368(a) of the Internal Revenue Code.

       (2) No gain or loss will be recognized by the stockholders of Ready State as a result of the exchange of all of the shares of Ready State common stock that they own for Union Planters common stock pursuant to the merger, except that a gain or loss will be recognized on the receipt of any cash in lieu of a fractional share. Assuming that the Ready State common stock is a capital asset in the hands of the respective Ready State stockholders, any gain or loss recognized as a result of the receipt of cash in lieu of a fractional share will be a capital gain or loss equal to the difference between the cash received and that portion of the holder's tax basis in the Ready State common stock allocable to the fractional share.

       (3) The tax basis of Union Planters common stock to be received by the stockholders of Ready State will be the same as the tax basis of the Ready State common stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

       (4) The holding period of the Union Planters common stock to be received by stockholders of Ready State will include the holding period of the Ready State common stock surrendered in exchange therefor, provided the Ready State shares were held as a capital asset by the stockholders of Ready State on the date of the exchange.

       (5) A stockholder of Ready State who perfects his dissenters' rights and who receives payment of the fair market value of his shares of Ready State common stock will be treated as having received such payment in redemption of such stock. Such redemption will be subject to the conditions and limitations of Section 302 of the Internal Revenue Code.

       The obligation of Union Planters and Ready State to complete the merger is conditioned on, among other things, receipt by Union Planters and Ready State of an opinion of Alston & Bird LLP substantially to the foregoing effect. The conditions relating to the receipt of the tax opinion may be waived by both Union Planters and Ready State. Neither Union Planters nor Ready State currently intends to waive the conditions relating to the receipt of tax opinions. If the conditions relating to the receipt of tax opinion were waived and the material federal income tax consequences of the merger were substantially different from those described in this proxy statement-prospectus, Ready State would resolicit the approval of its stockholders prior to completing the merger.

       Tax consequences of the merger may vary depending upon the particular circumstances of each stockholder of Ready State. Accordingly, stockholders of Ready State are urged to consult their own tax advisors as to the specific tax consequences to them of the merger, including the applicability and effect of state, local, and foreign tax laws.

BACKGROUND OF AND REASONS FOR THE MERGER

       BACKGROUND TO THE MERGER. On May 27, 1998, the Ready State board of directors retained Keefe, Bruyette & Woods, Inc. to advise Ready State on various matters relating to the maximization of Ready State's stockholders' value, including the possible sale or merger of Ready State with another institution. During June and July of 1998, Keefe, Bruyette & Woods, Inc. conducted its customary business review of Ready State and prepared, on behalf of Ready State, various documents including a confidential offering memorandum to solicit non-binding indications of interest from institutions, including Union Planters, which may have had interest in acquiring Ready State. Keefe, Bruyette & Woods, Inc. contacted twelve institutions, six responded, and Keefe, Bruyette & Woods, Inc. subsequently distributed a confidential offering memorandum to such entities upon Keefe, Bruyette & Woods, Inc.'s receipt of a confidentiality agreement satisfactory to Ready State.

       On July 28, 1998, Keefe, Bruyette & Woods, Inc. received on behalf of Ready State, written non-binding indications of interest from three institutions. Keefe, Bruyette & Woods, Inc. deemed Union Planters' revised non-binding indication of interest superior in amount, form and substance to competing non-binding indications of interests, and entered into exclusive negotiations leading to the Agreement. The alternative non-binding indications of interests were deemed inferior to that of Union Planters' as each of the alternative non-binding indications of interest involved less consideration to Ready State's stockholders, less local control, and institutions with different corporate cultures, less compatible management or weaker stock.

       On August 20, 1998, the Ready State board met to consider the Agreement which contemplated a tax-free transaction utilizing all common stock. The Agreement contemplated an exchange of shares of common stock based upon a fixed number of shares of Union Planters common stock for each share of Ready State common stock. The exchange ratio is subject to certain adjustments dependent upon Union Planters stock price movement in the period prior to the closing of the transaction as described in this proxy statement-prospectus. The Agreement also made provision for Ready State's termination of the Agreement under various conditions, as more fully described elsewhere in this proxy statement-prospectus. The Ready State board also considered the then prevailing stock market values, price to book value, price to tangible book value and price earnings multiples of shares of Union Planters common stock, the history of Union Planters paying dividends on Union Planters common stock, and the value of recent comparable bank mergers and acquisitions. The Ready State board then authorized the execution of the Agreement, subject to Ready State's stockholder approval and the required regulatory approvals.

       READY STATE'S REASONS FOR THE MERGER. The terms of the Agreement, including the consideration to be paid to Ready State's stockholders, were the result of arm's length negotiations between the authorized representatives of Union Planters and Ready State. The Ready State board considered the following factors that it deemed material:

       (1) the consideration to be paid to Ready State's stockholders in relation to the market value, book value, earnings per share, and dividend rates of Ready State common stock;

       (2) the financial condition, results of operations, capital levels, asset quality and prospects for Ready State;

       (3) market, industry and economic conditions and, in particular, consolidation and competition in the financial services industry;

       (4) the impact of the Merger on the depositors, employees, customers and communities served by Ready State;

       (5) the opinion of Ready State's financial advisor as to the fairness of the exchange ratio to be received in the Merger, from a financial point of view, to the holders of Ready State common stock;

       (6) the general structure of the transaction and the compatibility of the management and business philosophies of both organizations;

       (7) the likelihood of receiving the required approvals in a timely manner; and

       (8) the ability of the combined enterprise to compete in relevant banking and non-banking markets.

       In making its determination, the Ready State board did not find it practicable to, and did not quantify or otherwise attempt to, assign relative weights to the specific factors considered in reaching its determination.

       In approving the Agreement, the Ready State board was aware that the Agreement contains certain provisions prohibiting Ready State from initiating, soliciting, or negotiating other offers or agreements to acquire Ready State. However, the Ready State board was also aware that such terms were specifically bargained for inducements for Union Planters to enter into the Agreement, and that the obligation of the Ready State board under the Agreement to recommend approval of the Agreement by its stockholders was explicitly made subject to, among other conditions, the fiduciary obligations of the Ready State board under applicable law. Accordingly, the Agreement permits the Ready State board, if required by the exercise of its fiduciary duties under applicable law, to withdraw, modify, or change such recommendation. See " -- Conduct of Business Pending the Merger."

       Based upon the foregoing factors, Ready State's board of directors concluded that it was in the best interests of Ready State and its stockholders to enter into the merger and the Agreement and the Plan of Merger. The importance of the various factors discussed above relative to one another cannot be precisely determined or stated.

       THE BOARD OF DIRECTORS OF READY STATE HAS UNANIMOUSLY APPROVED THE AGREEMENT AND THE PLAN OF MERGER AND UNANIMOUSLY RECOMMENDS TO THE STOCKHOLDERS OF READY STATE THAT THEY APPROVE AND ADOPT THE AGREEMENT AND THE PLAN OF MERGER AND THE MERGER.

       UNION PLANTERS' REASONS FOR THE MERGER. In adopting the Agreement, the Plan of Merger, and the merger, Union Planters' board of directors considered a number of factors concerning the benefits of the merger. Without assigning any relative or specific weights to the factors, Union Planters board of directors considered the following additional material factors:

       (1) a review, based in part on a presentation by Union Planters' management, of

               - the business, operations, earnings, and financial condition, including the capital levels and asset quality, of Ready State on an historical, prospective, and pro forma basis and in comparison to other financial institutions in the area,

               - the demographic, economic, and financial characteristics of the markets in which Ready State operates, including existing competition, history of the market areas with respect to financial institutions, and average demand for credit, on historical and prospective basis, and

               - the results of Union Planters' due diligence review of Ready
                 State; and

       (2) a variety of factors affecting and relating to the overall strategic focus of Union Planters.

       Union Planters' board of directors determined that the merger was in the best interests of Union Planters and its stockholders, and it unanimously approved the proposed merger on October 15, 1998.

OPINION OF READY STATE'S FINANCIAL ADVISOR


       At the August 20, 1998 meeting of the Ready State board of directors, during which the Ready State board of directors approved the Agreement, Keefe, Bruyette & Woods, Inc. delivered to the Ready State board of directors an oral opinion that, as of the date of such opinion and based upon and subject to certain matters stated therein, the exchange ratio was fair, from a financial point of view, to the holders of the Ready State common stock. Keefe, Bruyette & Woods, Inc. delivered a written opinion dated December 1, 1998 confirming this oral opinion. In connection with its opinion dated the date of this proxy statement-prospectus, Keefe, Bruyette & Woods, Inc. updated certain analyses performed in connection with its opinion and reviewed the assumptions and factors on which such analyses were based.


       Keefe, Bruyette & Woods, Inc. has delivered to the Ready State board of directors its updated written opinion dated the date of this proxy statement-prospectus that as of such date the exchange ratio is fair, from a financial point of view, to the holders of Ready State common stock. Keefe, Bruyette & Woods, Inc.'s opinion is addressed to the Ready State board of directors and does not constitute a recommendation as to how any stockholder of Ready State should vote with respect to the Agreement.

       THE FULL TEXT OF THE OPINION OF KEEFE, BRUYETTE & WOODS, INC., WHICH SETS FORTH A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED TO THIS PROXY STATEMENT-PROSPECTUS AS APPENDIX C AND IS INCORPORATED HEREIN BY REFERENCE. READY STATE STOCKHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY. THE FOLLOWING SUMMARY OF THE OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

       In rendering its opinion, Keefe, Bruyette & Woods, Inc.

       (1) reviewed, among other things, the Agreement, audited yearly financial reports of Ready State and Annual Reports on Form 10-K of Union Planters, certain interim reports to stockholders of Ready State and Quarterly Reports on Form 10-Q of Union Planters and certain internal financial analyses and forecasts for Ready State prepared by Ready State's management;

       (2) held discussions with members of senior management of Ready State and Union Planters regarding past and current business operations, regulatory relationships, financial condition and future prospects of the respective companies;

       (3) compared certain financial information for Ready State and Union Planters and stock market information for Union Planters with similar information for certain other companies the securities of which are publicly traded;

       (4) reviewed the financial terms of certain recent business combinations in the banking industry; and

       (5) performed such other studies and analyses as it considered appropriate.

       In conducting its review and arriving at its opinion, Keefe, Bruyette & Woods, Inc. relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or publicly available. Keefe, Bruyette & Woods, Inc. did not attempt to verify such information independently. Keefe, Bruyette & Woods, Inc. relied upon the management of Ready State as to the reasonableness and achievability of the financial and operating forecasts and projections (and assumptions and bases therefor) provided to Keefe, Bruyette & Woods, Inc. and assumed that such forecasts and projections reflected the best available estimates and judgments of such management and that such forecasts and projections will be realized in the amounts and in the time periods estimated by such management. Keefe, Bruyette & Woods, Inc. also assumed, without independent verification, that the aggregate allowances for loan losses for Ready State and Union Planters are adequate to cover such losses. Keefe, Bruyette & Woods, Inc. did not make or obtain any evaluations or appraisals of the property of Ready State or Union Planters, nor did Keefe, Bruyette & Woods, Inc. examine any individual credit files.

       The following is a summary of the material financial analyses employed by Keefe, Bruyette & Woods, Inc. in connection with providing its opinion.

       FINANCIAL SUMMARY OF THE UNION PLANTERS OFFER. Keefe, Bruyette & Woods, Inc. calculated the multiple which the $28.84 per share offer (derived by multiplying the exchange ratio of 0.639 times $45.13, the last reported sale price of Union Planters on August 27, 1998) represents when compared to Ready State's March 31, 1998 stated book value per share of $10.74, its March 31, 1998 estimated tangible book value per share of $10.74, its trailing 12 months (March 31, 1997 to March 31, 1998) earnings per share of $1.46 and its estimated 1998 earnings per share (provided by management) of $1.64. The price to book value was ratio 268 percent, the price to tangible book value ratio was 268 percent, the price to the trailing 12 months earnings per share multiple was 19.74 times and the price to the 1998 earnings estimates per share multiple was 17.55. Keefe, Bruyette & Woods, Inc. also described the transaction structure and the conditions under which the number of shares of Union Planters common stock to be issued would change and the effect that this would have on the per share consideration received by Ready State stockholders.

       SELECTED PEER GROUP ANALYSIS. Keefe, Bruyette & Woods, Inc. compared the financial performance and market performance of Union Planters based on various financial measures of earnings performance, operating efficiency, capital adequacy and asset quality and various measures of market performance, including market/book values, price to earnings and dividend yields to those of a group of comparable holding companies. For purposes of such analysis, the financial information used by Keefe, Bruyette & Woods, Inc. was as of and for the quarter ended June 30, 1998 and the market price information was as of August 27, 1998. The companies in the peer group were southeastern banks which had total assets ranging from approximately $7 billion to $35 billion. The companies were: SouthTrust Corporation, Regions Financial Corporation, BB&T Corporation, AmSouth Bancorporation, First Tennessee National Corporation, Compass Bancshares, Inc., Hibernia Corporation, First Virginia Banks, Inc., Colonial BancGroup, Inc. and CCB Financial Corporation.

       Keefe, Bruyette & Woods, Inc.'s analysis showed the following concerning Union Planters' financial performance:

       - the return on equity on an annualized basis was 17.34%, compared with an average of 16.95% for the peer group;

       - the return on assets on an annualized basis was 1.70%, compared with an average of 1.35% for the group;

       - the net interest margin on an annualized basis was 4.74%, compared with an average of 4.28%;

       - the efficiency ratio on an annualized basis was 54.55%, compared with an average of 57.90%;

       - the equity to assets ratio was 10.01%, compared to an average of 8.03%;

       - the ratio of nonperforming assets to total loans and other real estate owned was 1.01%, compared to an average of 0.55%; and

       - the ratio of loan loss reserve to loans was 2.13%, compared to an average of 3.49%.

       Keefe, Bruyette & Woods, Inc.'s analysis further showed the following concerning Union Planters' market performance:

       - Union Planters' price to earnings multiple based on 1999 estimated earnings was 11.01 times, compared to an average for the group of 14.00 times;

       - its price to book value multiple was 2.09 compared to a group average of 2.62 times; and

       - the dividend yield was 4.40%, compared to an average for the group of 2.50%.

For purposes of the above calculations, all earnings estimates are based upon the [I/B/E/S] published estimates for Union Planters.

       CONTRIBUTION ANALYSIS. Keefe, Bruyette & Woods, Inc. analyzed the relative contribution of each of Union Planters and Ready State to certain pro forma balance sheet and income statement items of the combined entity. The contribution analysis showed that Ready State would contribute approximately 2.0% of the combined common equity, 2.2% of the combined estimated 1998 net income, and 2.1% of the combined total assets. Keefe, Bruyette & Woods, Inc. compared the relative contribution of such balance sheet and income statement items with the estimated pro forma ownership of 2.4% for Ready State stockholders based on an exchange ratio of 0.639.

       PRO FORMA EARNINGS PER SHARE, BOOK VALUE AND DIVIDENDS PER SHARE. Keefe, Bruyette & Woods, Inc. analyzed the pro forma earnings per share, book value and dividends per share of Ready State common stock assuming an exchange of 0.639 shares of Union Planters common stock for each share of Ready State common stock. Based on 1999 earnings per share of $1.82 for Ready State and $4.10 for Union Planters [I/B/E/S consensus estimate], Ready State's 1999 pro forma earnings per share would have increased to $2.62, reflecting a 44.0 percent increase. Ready State's pro forma annualized dividend per share would be $2.00 or approximately $6.4 million in aggregate annual dividends paid to Ready State stockholders. Ready State did not pay annual dividends prior to the transaction.

       DISCOUNTED CASH FLOW ANALYSIS. Keefe, Bruyette & Woods, Inc. estimated the present value of Ready State common stock assuming that the stockholder held the stock through December 31, 2003 and then sold it at December 31, 2003. For purposes of this analysis, Keefe, Bruyette & Woods, Inc. utilized certain projections of Ready State's future growth of assets, earnings and dividends. Keefe, Bruyette & Woods, Inc. prepared a sensitivity analysis calculating terminal values for Ready State as of December 31, 2003 by multiplying Ready State's projected earnings per share for the year ended December 31, 2003 by a range of assumed multiples of stock price to earnings from 14.0x to 24.0x. These values were discounted to present value utilizing discount rates of 13.0%, 14.0% and 15.0%, respectively. These rates were selected because, in Keefe, Bruyette & Woods, Inc.'s experience, they represent the risk-adjusted rates of return that investors in securities such as Ready State would require. On the basis of these assumptions, Keefe, Bruyette & Woods, Inc. calculated a range of present values for Ready State from $21.18 per share to $35.83 per share. These values were compared to the $28.84 offer from Union Planters.

       Keefe, Bruyette & Woods, Inc. stated that the discounted cash flow present value analysis is a widely used valuation methodology but noted that it relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Ready State common stock.

       ANALYSIS OF SELECTED MERGER TRANSACTIONS. Keefe, Bruyette & Woods, Inc. reviewed certain financial data related to a set of 39 recent comparable nationwide bank holding company acquisitions with transaction values between $100 million and $350 million since January 1, 1997. Keefe, Bruyette & Woods, Inc. calculated an average of the comparable group's multiple of price to the targets' future and trailing 12 months earnings as 20.94 times and 23.88 times, respectively, compared to a multiple of price to future and trailing 12 months earnings of 17.55 times and 19.74 times, respectively, for the merger; an average multiple of price to the targets' stated book value of 3.04 times compared to a multiple of 2.68 times associated with the merger; an average multiple of price to the targets' estimated tangible book value of 2.91 times compared to a multiple of 2.68 times associated with the merger; an average percentage of price to the targets' asset value of 27.52 percent compared to a percentage of
23.75 percent associated with the merger; and an average premium to core deposits (calculated by dividing the premium to tangible equity by core deposits) of 25.43 percent compared to a premium 16.86 percent associated with the merger.

       Keefe, Bruyette & Woods, Inc. reviewed a second category of certain financial data related to a set of 16 recent comparable southeastern bank holding company acquisitions with transaction values over $100 million since May 1, 1997. Keefe, Bruyette & Woods, Inc. calculated an average of the comparable southeast group's multiple of price to the targets' future and trailing 12 months earnings as 21.54 times and 23.85 times, respectively, compared to a multiple of price to future and trailing 12 months earnings of 17.55 times and
19.74 times, respectively, for the merger; an average multiple of price to the targets' stated book value of 2.95 times compared to a multiple of 2.68 times associated with the merger; an average multiple of price to the targets' estimated tangible book value of 3.07 times compared to a multiple of 2.68 times associated with the merger; and an average percentage of price to the targets' asset value of 29.34 percent compared to a percentage of 23.75 percent associated with the merger; an average premium to core deposits (calculated by dividing the premium to tangible equity by core deposits) of 30.10 percent compared to a premium of 16.86 percent associated with the merger.

       In reviewing these comparable transactions, Keefe, Bruyette & Woods, Inc. pointed out that the average and median multiples of both groups reflected the very strong market conditions that prevailed during the period studied. Keefe, Bruyette & Woods, Inc. opined that current market conditions had, in general, deteriorated from the previous year and that this would be reflected in the multiples paid in the transaction.

       No company or transaction used as a comparison in the above analysis is identical to Ready State, Union Planters or the merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared.

       OTHER ANALYSES. Keefe, Bruyette & Woods, Inc. also reviewed selected investment research reports, earnings estimates, deposit market share analyses, Union Planters' acquisition history, historical Union Planters stock price and volume performance relative to the S&P 500 and the Keefe Bank Index, and other financial data for Ready State and Union Planters.

       The summary contained herein provides a description of the material analyses prepared by Keefe, Bruyette & Woods, Inc. in connection with the rendering of its opinion. The summary set forth above does not purport to be a complete description of the analyses performed by Keefe, Bruyette & Woods, Inc. in connection with the rendering of its opinion. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Keefe, Bruyette & Woods, Inc. believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses without considering all analyses, or selecting part of the above summary, without considering all factors and analyses, would create an incomplete view of the processes underlying the analyses set forth in Keefe, Bruyette & Woods, Inc.'s presentations and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analyses.

       In performing its analyses, Keefe, Bruyette & Woods, Inc. made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Ready State and Union Planters. The analyses performed by Keefe, Bruyette & Woods, Inc. are not necessarily indicative of actual values or actual future results which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Keefe, Bruyette & Woods, Inc.'s analysis of the fairness, from a financial point of view, of the exchange ratio in the merger. These analyses were provided to the Ready State board of directors in connection with the delivery of Keefe, Bruyette & Woods, Inc.'s opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company actually might be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, Keefe, Bruyette & Woods, Inc.'s opinion, along with its presentation to the Ready State board of directors, was just one of many factors taken into consideration by the Ready State board of directors in unanimously approving the Agreement.

       Keefe, Bruyette & Woods, Inc. as part of its investment banking business, is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As specialists in the securities of banking companies, Keefe, Bruyette & Woods, Inc. has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, Keefe, Bruyette & Woods, Inc. may, from time to time, purchase securities from, and sell securities to, Ready State and Union Planters.


       Ready State has agreed to pay Keefe, Bruyette & Woods, Inc., at the time of closing, a contingent fee of 1.0% of the market value of the aggregate consideration offered in exchange for the outstanding shares of common stock of Ready State in the merger, as determined at the time the Agreement was executed, if the market value of aggregate consideration was greater than three times the book value of Ready State as of March 30, 1998. If the market value of the aggregate consideration was less than three times the book value of Ready State as of March 30, 1998, Ready State has agreed to pay Keefe, Bruyette & Woods, Inc. .75% of the market value of the aggregate consideration. Ready State has agreed to pay Keefe, Bruyette & Woods, Inc. concurrently with the first to be executed of an agreement in principle or a definitive agreement contemplating the consummation of a merger a cash fee of $150,000. The fee paid prior to the contingent fee payment will be credited against the contingent fee. Based on the market value of the aggregate consideration, as determined at the time the Agreement was executed, the amount of the contingent fee will be

$1.45 million. Pursuant to the Keefe, Bruyette & Woods, Inc. engagement agreement, Ready State also agreed to reimburse Keefe, Bruyette & Woods, Inc. for out-of-pocket expenses and disbursements incurred in connection with its retention not in excess of $15,000, and to indemnify against certain liabilities, including liabilities under the federal securities laws.

EFFECTIVE TIME OF THE MERGER

       Subject to the conditions to the obligations of the parties to effect the merger, the merger will become effective on the date and at the time specified by the certificate of merger reflecting the merger issued by the Office of the Comptroller of the Currency. Unless Union Planters and Ready State agree otherwise, they will use reasonable efforts to cause the merger to become effective on the date designated by Union Planters that is within 30 days after the last to occur of:

       (1) the effective date of the last consent of any regulatory authority having authority over and approving or exempting the merger (taking into account any required waiting period);

       (2) the date on which Ready State's stockholders approve the Agreement and the Plan of Merger; and

       (3) the date on which all other conditions precedent, other than those conditions which relate to those actions to be taken at closing, to each party's obligations under the Agreement have been satisfied or waived.

       Union Planters and Ready State anticipate that the merger will become effective on or about December 31, 1998. However, delays could occur.

       Union Planters and Ready State cannot assure you that the necessary stockholder and regulatory approvals of the merger will be obtained or that other conditions to consummation of the merger can or will be satisfied. Either Ready State's or Union Planters' board of directors may terminate the Agreement and the Plan of Merger if the merger is not completed by May 31, 1999, unless it is not completed because of the willful breach of the Agreement by the party seeking termination. See "-- Conditions to Consummation of the Merger" and "-- Waiver, Amendment, and Termination."

DISTRIBUTION OF UNION PLANTERS STOCK CERTIFICATES

       Promptly after the merger is completed, each former Ready State stockholder will be mailed a letter of transmittal and instructions for the exchange of the certificates representing shares of Ready State common stock for certificates representing shares of Union Planters common stock. Union Planters expects that one of its bank subsidiaries will serve as the exchange agent.

       You should not send in your certificates until you receive a letter of transmittal and instructions.

       After you surrender to the exchange agent certificates for Ready State common stock with a properly completed letter of transmittal, the exchange agent will mail you a certificate or certificates representing the number of shares of Union Planters common stock to which you are entitled and a check for the amount to be paid in lieu of any fractional share (without interest), if any, together with all undelivered dividends or distributions in respect of the shares of Union Planters common stock (without interest thereon), if any. Union Planters will not be obligated to deliver the consideration to you, as a former Ready State stockholder, until you have surrendered your Ready State common stock certificates.

       Whenever a dividend or other distribution is declared by Union Planters on Union Planters common stock with a record date after the date on which the merger became effective, the declaration will include dividends or other distributions on all shares of Union Planters common stock that may be issued in the merger. However, Union Planters will not pay any dividend or other distribution that is payable after the effective date of the merger to any former Ready State stockholder who has not surrendered his or her Ready State common stock certificate until the holder surrenders the certificate. If any Ready State stockholder's common stock certificate has been lost, stolen, or destroyed, the exchange agent will issue the shares of Union Planters common stock and any cash in lieu of fractional shares upon the stockholder's submission of an affidavit claiming the certificate to be lost, stolen, or destroyed by the stockholder of record and the posting of a bond in such amount as Union Planters may reasonably direct as indemnity against any claim that may be made against Union Planters with respect to the certificate.

       At the time the merger becomes effective, the stock transfer books of Ready State will be closed to Ready State's stockholders and no transfer of shares of Ready State common stock by any stockholder will thereafter be made or recognized. If certificates for shares of Ready State common stock are presented for transfer after the merger becomes effective, they will be canceled and exchanged for shares of Union Planters common stock, a check for the amount due in lieu of fractional shares, if any, and any undelivered dividends on the Union Planters common stock.

CONDITIONS TO CONSUMMATION OF THE MERGER

       Union Planters and Ready State are required to complete the merger only after the satisfaction of various conditions. These conditions include:

       (1) the holders of two-thirds of the outstanding shares of Ready State common stock must approve the Agreement and the Plan of Merger;

       (2) Union Planters and Ready State must receive certain required regulatory approvals;

       (3) Union Planters and Ready State must receive a written opinion of counsel as to the tax-free nature of the merger;

       (4) the SEC must declare the registration statement, registering the shares of Union Planters common stock to be issued to Ready State stockholders in the merger, effective under the Securities Act of 1933, as amended;

       (5) the shares of Union Planters common stock to be issued in the merger must be approved for listing on the NYSE, subject to official notice of issuance;

       (6) the representations and warranties of Ready State and Union Planters as set forth in the Agreement must be accurate as of the date of the Agreement and as of the date the merger becomes effective;

       (7) Ready State and Union Planters must perform all agreements and comply with all covenants set forth in the Agreement,

       (8) Union Planters and Ready State must receive all other consents that may be required to complete the merger or to prevent any default under any contract or permit which would be reasonably likely to have, individually or in the aggregate, a material adverse effect on Ready State or Union Planters;

       (9) Union Planters must receive a letter as of the date the merger becomes effective from PricewaterhouseCoopers LLP to the effect that the merger will qualify for pooling-of-interests accounting treatment;

       (10) the absence of any law or order or any action taken by any court, governmental, or regulatory authority of competent jurisdiction prohibiting or restricting the merger or making it illegal;

       (11) Union Planters must receive agreements from each person Ready State reasonably believes may be deemed an affiliate of Ready State; and

       (12) certain other conditions must be satisfied, including the receipt of various certificates from the officers of Ready State and Union Planters.

       Neither Union Planters nor Ready State can assure Ready State stockholders as to when or if all of the conditions to the merger can or will be satisfied or waived by the party permitted to do so. If the merger is not effected on or before May 31, 1999, the board of directors of either Ready State or Union Planters may terminate the Agreement and abandon the merger. See "-- Waiver, Amendment, and Termination."

REGULATORY APPROVAL

       Union Planters must receive certain regulatory approvals before the merger can be completed. There is no assurance that these regulatory approvals will be obtained or when they will be obtained.

       It is a condition to the completion of the merger that Union Planters and Ready State receive all necessary regulatory approvals to the merger, without the imposition by any regulator of any condition that, in the reasonable judgment of the Union Planters board of directors, would so materially adversely impact the financial or economic benefits of the merger that, had such condition or requirement been known, Union Planters would not have entered into the Agreement. There can be no assurance that the regulatory approvals of the merger will not contain terms, conditions or requirements which would have such an impact.

       Ready State and Union Planters are not aware of any material governmental approvals or actions that are required to complete the merger, except as described below. Should any other approval or action be required, Union Planters and Ready State contemplate that they would seek such approval or action.

       The merger is subject to the prior approval of the Office of the Comptroller of the Currency. In evaluating the merger, the Office of the Comptroller of the Currency must consider, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The relevant statutes prohibit the Office of the Comptroller of the Currency from approving the merger if:

       (1) it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States; or

       (2) its effect in any section of the country could be to substantially lessen competition or to tend to create a monopoly, or if it would result in a restraint of trade in any other manner.

       But, if the Office of the Comptroller of the Currency should find that any anticompetitive effects are outweighed clearly by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served, it may approve the merger. The merger may not be consummated until the 30th day (which the Office of the Comptroller of the Currency may reduce to 15 days) following the date of the Office of the Comptroller of the Currency approval, during which time the United States Department of Justice would be afforded the opportunity to challenge the transaction on antitrust grounds. The commencement of any antitrust action would stay the effectiveness of the approval of the agencies, unless a court of competent jurisdiction should specifically order otherwise.

WAIVER, AMENDMENT, AND TERMINATION

       To the extent permitted by law, the boards of directors of Union Planters and Ready State may agree in writing to amend the Agreement, whether before or after Ready State's stockholders have approved the Agreement and the Plan of Merger; provided, however, that after such approval by the Ready State stockholders, no amendments may be made which modify in any material respect, the consideration to be received by the holders of the Ready State common stock without further approval of such stockholders. In addition, before or at the time the merger becomes effective, either Ready State or Union Planters, or both, may waive any default in the performance of any term of the Agreement by the other party or may waive or extend the time for the compliance or fulfillment by the other party of any and all of its obligations under the Agreement. In addition, either Union Planters or Ready State may waive any of the conditions precedent to its obligations under the Agreement, unless a violation of any law or governmental regulation would result. To be effective, a waiver must be in writing and signed by a duly authorized officer of Ready State or Union Planters, as the case may be.

       At any time before the merger becomes effective, the boards of directors of Union Planters and Ready State may agree to terminate the Agreement and the Plan of Merger. In addition, either Ready State's board of directors or the Union Planters board of directors may terminate the Agreement in the following circumstances:


       (1) in certain circumstances, upon the inaccuracy of any representation or warranty of a party contained in the Agreement if the inaccuracy cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such inaccuracy and which inaccuracy would provide the terminating party the ability to refuse to consummate the merger under the applicable standards set forth in the Agreement (provided that the terminating party is not then in breach of any representation or warranty contained in the Agreement under the applicable standard set forth in the Agreement or in material breach of any covenant or other agreement contained in the Agreement);


       (2) if a material breach by the other party of any covenant or agreement contained in the Agreement cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (provided that the terminating party is not then in breach of any representation or warranty contained in the Agreement under the applicable standard set forth in the Agreement or in material breach of any covenant or other agreement contained in the Agreement);


       (3) if any consent of any regulatory authority required to complete the merger or other transactions contemplated by the Agreement has been denied by final nonappealable action, or if any action taken by such authority is not appealed within the time limit for appeal;

       (4) if the stockholders of Ready State fail to approve the Agreement, the Plan of Merger and the merger at the special meeting; or


       (5) if the merger is not consummated by May 31, 1999, provided that the failure to consummate is not caused by any willful breach of the Agreement by the party electing to terminate; and

       Ready State's board of directors may also terminate the Agreement pursuant to the relevant provisions of the Agreement described in " -- What Ready State Stockholders Will Receive in the Merger" on page 23.

       If the merger is terminated, the Agreement and the Plan of Merger will become void and have no effect, except that certain provisions of the Agreement, including those relating to the obligations to share certain expenses and maintain the confidentiality of certain information obtained, will survive. Termination of the Agreement will not relieve any breaching party from liability for any uncured willful breach of a representation, warranty, covenant, or agreement. The Termination Fee Agreement is governed by its own terms as to its termination. See "-- Expenses and Fees" and "-- Termination Fee Agreement."

CONDUCT OF BUSINESS PENDING THE MERGER

       The Agreement obligates Ready State to conduct its business only in the usual, regular, and ordinary course before the merger becomes effective and imposes certain limitations on the operations of Ready State and its banking subsidiaries. These items are listed in Article 7 of the Agreement which is attached as Appendix A to this proxy statement-prospectus. The Agreement authorizes Ready State to declare and pay regular quarterly dividends on the Ready State common stock with the same payment and record dates as those established by Union Planters for the payment of quarterly cash dividends on Union Planters common stock, in an amount per share equal to the product obtained by multiplying (1) the quotient obtained by dividing (a) $169 million divided by the number of shares of Ready State common stock issued and outstanding on the record date for determining the stockholders entitled to such dividend (the "Dividend Record Date") by (b) the closing price of Union Planters common stock on the Dividend Record Date rounded to the nearest thousandth by
(2) the amount of the dividend to be paid by Union Planters to the holders of Union Planters common stock (the "Union Planters Dividend Payment"); provided, however, (1) in the event the closing price for Union Planters common stock on the Dividend Record Date shall be greater than $59.00, then the amount per share of such dividend shall be .574 multiplied by the Union Planters Dividend Payment and (2) in the event the closing price for Union Planters common stock on the Dividend Record Date shall be less than $53.00, then the amount of such dividend shall be .639 multiplied by the Union Planters Dividend Payment. The Agreement contemplates that the merger will be timed to occur at such a time that the Ready State stockholders will not fail to receive a dividend during a quarterly period, nor will they receive a dividend on both their Ready State common stock and the Union Planters common stock they receive in the merger during the same quarterly period.

       Ready State has also agreed that neither it nor any of its representatives will directly or indirectly solicit any proposal for the acquisition of Ready State or, except to the extent necessary to comply with the fiduciary duties of Ready State's board of directors as advised by its counsel, furnish any non-public information concerning Ready State that it is not legally obligated to furnish, negotiate with respect to, or enter into any contract with respect to, any proposal to acquire Ready State.

       Union Planters and Ready State have also agreed not to take any action that would (a) materially adversely affect their ability to obtain any consents required for the merger or prevent the merger from qualifying for pooling-of-interests accounting treatment or as a tax-free reorganization under the Internal Revenue Code (see "-- Certain Federal Income Tax Consequences of the Merger"), or (b) materially adversely affect their ability to perform their covenants and agreements under the Agreement.

MANAGEMENT AND OPERATIONS AFTER THE MERGER

       The merger will not change the present management team or board of directors of Union Planters. Information concerning the management of Union Planters is included in the documents incorporated by reference in this proxy statement-prospectus. See "WHERE YOU CAN FIND MORE INFORMATION." For additional information regarding the interests of certain persons in the merger, see "-- Interests of Certain Persons in the Merger."

       Union Planters Bank, National Association will be the surviving corporation resulting from the merger and will continue to be governed by the laws of the United States and operate in accordance with its Articles of Association.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

       GENERAL. Certain members of Ready State's management and Ready State's board of directors may be deemed to have certain interests in the merger that are in addition to their interests as stockholders of Ready State generally. Ready State's board of directors was aware of these interests and considered them, among other matters, in approving the Agreement, the Plan of Merger and the merger.

       SEVERANCE/RETENTION PLAN. Ready State has adopted a severance/retention plan which will provide cash payments to certain Ready State employees if the merger is completed. Under this plan, Jorge Triay, President and Chief Executive Officer of Ready State will receive a payment of $150,000. Mr. Triay will receive this payment either at the time Union Planters Bank, National Association terminates his employment or, if Mr. Triay is still employed by Union Planters Bank, National Association, one year after the closing date of the merger, whichever is earlier. Mr. Triay will not receive this payment if the merger is not completed.

       STOCK OPTIONS. Certain directors and executive officers of Ready State own options to purchase Ready State common stock. These options were issued under Ready State's 1998 Employee Stock Option Plan. If the merger is consummated those options (whether or not they are exercisable at that time) will be converted into options to purchase Union Planters common stock. Those options which are not exercisable at the effective time of the merger, will vest according to the vesting schedule currently in place.


       The following table shows you how many Ready State options the Ready State executive officers owned on November 25, 1998. Ready State does not issue options to non-employee directors.


                                                                                    Weighted
                                                                                     Average
                                                             Stock               Exercise Price
                                                         Options Held              Per Option
                                                       ----------------         ----------------
                Jorge Triay ..........................       5,000                    $18.78
                Francisco J. Roza ....................       1,000                     18.78
                Ricardo L. Sanchez ...................       1,500                     18.78
                Hildelisa Cordovez ...................       1,500                     18.78
                Manuel Lopez .........................       2,000                     18.78
                Executive Officers as a Group
                    (5 persons).......................      11,000                     18.78

       When the merger becomes effective, each option granted under Ready State's stock option plan that is outstanding, whether or not exercisably will become an option to purchase Union Planters common stock. See "-- Effect of the Merger on Ready State Options."

       INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE. Union Planters has agreed to indemnify the present and former directors, officers, employees, and agents of Ready State and its subsidiaries against certain liabilities arising out of actions or omissions occurring at or prior to the time the merger becomes effective (including the merger) to the full extent permitted under Florida law, Ready State's charter and bylaws, and any indemnity agreements previously entered into by Ready State or any of its subsidiaries and any director, officer, employee, or agent of Ready State or any of its subsidiaries. This provision of the Agreement is consistently included in Union Planters' standard form merger agreement and is not intended to broaden in any manner the scope of indemnification to which the present and former directors, officers, employees, and agents of Ready State and its subsidiaries are entitled, but serves to ratify the legal obligations of Ready State and its subsidiaries to provide indemnification in accordance with Florida law, Ready State's charter and bylaws, and any indemnification agreements to which Ready State or its subsidiaries is a party with an indemnified person. These obligations will be assumed by Union Planters Bank, National Association upon completion of the merger. The indemnification provided under these instruments will be subject to the same standards that currently apply in determining whether indemnified parties are entitled to indemnification.

ACCOUNTING TREATMENT

       It is anticipated that the merger will be accounted for as a pooling-of-interests. Under the pooling-of-interests method of accounting, the recorded amounts of the assets and liabilities of Ready State will be carried forward at their previously recorded amounts. Since Ready State is not considered significant to Union Planters from a financial statement presentation standpoint, the operations results will be included in Union Planters' results from the effective time of the merger forward.

       In order for the merger to qualify for pooling-of-interests accounting treatment, substantially all (90% or more) of the outstanding Ready State common stock must be exchanged for Union Planters common stock with substantially similar terms. There are certain other criteria that must be satisfied in order for the merger to qualify as a pooling-of-interests. Some of the criteria cannot be satisfied until after the merger becomes effective. In addition, it is a condition to closing the merger that PricewaterhouseCoopers LLP deliver a letter to Union Planters to the effect the merger will qualify for pooling-of-interests accounting treatment.

       Certain conditions will be imposed on the exchange of Ready State common stock for Union Planters common stock in the merger by affiliates of Ready State. Certain restrictions will also be imposed on the transferability of the Union Planters common stock received by those affiliates in the merger. These conditions and restrictions will be imposed in order, among other things, to ensure the availability of pooling-of-interests accounting treatment. For information concerning these conditions and restrictions see"-- Resales of Union Planters Common Stock."

EXPENSES AND FEES

       Union Planters and Ready State will each pay its own expenses in connection with the merger, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of Union Planters will bear and pay the filing fees and printing costs incurred in connection with the registration statement and this proxy statement-prospectus.

RESALES OF UNION PLANTERS COMMON STOCK

       Union Planters common stock to be issued to stockholders of Ready State in the merger will be registered under the Securities Act of 1933, as amended. All shares of Union Planters common stock received by stockholders of Ready State in the merger will be freely transferable after the merger by those stockholders of Ready State who are not considered to be "affiliates" of Ready State or Union Planters. "Affiliates" generally are defined as persons or entities who control, are controlled by, or are under common control with Ready State or Union Planters at the time of the special meeting (generally, executive officers, directors, and 10% or greater stockholders).

       Rule 145 promulgated, under the Securities Act of 1933, as amended, restricts the sale of Union Planters common stock received in the merger by affiliates of Ready State and certain of their family members and related entities. Under the rule, during the first calendar year after the merger becomes effective, affiliates of Ready State or Union Planters may resell publicly the Union Planters common stock they receive in the merger but only within certain limitations as to the amount of Union Planters common stock they can sell in any three-month period and as to the manner of sale. After the one-year period, affiliates of Ready State who are not affiliates of Union Planters may resell their shares without restriction. Union Planters must continue to satisfy its reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act") in order for affiliates to resell, under Rule 145, shares of Union Planters common stock received in the merger. Affiliates also would be permitted to resell Union Planters common stock received in the merger pursuant to an effective registration statement under the Securities Act of 1933, as amended, or an available exemption from the Securities Act of 1933, as amended, registration requirements. This proxy statement-prospectus does not cover any resales of Union Planters common stock received by persons who may be deemed to be affiliates of Ready State or Union Planters.

       The SEC's guidelines regarding qualifying for the "pooling-of-interests" method of accounting also limit sales of shares of Union Planters and Ready State by their affiliates in connection with the merger. The SEC's guidelines indicate that the "pooling-of-interests" method of accounting generally will not be challenged on the basis of sales by affiliates of the acquiring or acquired company if such affiliates do not dispose of any of the shares of the corporation they own, or shares of a corporation they receive in connection with a merger, during the period beginning 30 days before the merger is consummated and ending when financial results covering at least 30 days of post-merger operations of the combined companies have been published.

       Ready State has agreed to use its reasonable efforts to cause each person who may be deemed to be an affiliate of Ready State to execute and deliver to Union Planters not later than 30 days prior to the effective time of the merger, an agreement intended to ensure compliance with the Securities Act of 1933, as amended, and to preserve the ability of the merger to be accounted for as a "pooling-of-interests." Each Ready State affiliate must agree not sell, pledge, transfer, or otherwise dispose of any Ready State common stock held by the affiliate except as contemplated by the Agreement or the affiliate agreement. In addition, each Ready State affiliate must agree not to sell, pledge, transfer or otherwise dispose of any Union Planters common stock received in the merger (1) except in compliance with the Securities Act of 1933, as amended, and the rules and regulations under the Securities Act of 1933, as amended, and (2) until such time as financial results covering 30 days of combined operations of Union Planters and Ready State have been published. Prior to publication of such results, Union Planters will not transfer on its books any shares of Union Planters common stock received by an affiliate in the merger. The stock certificates representing Union Planters common stock issued to affiliates in the merger may bear a legend summarizing these restrictions on transfer. See "-- Conditions to Consummation of the Merger."

TERMINATION FEE AGREEMENT


       Ready State and Union Planters have entered into a termination fee agreement which requires Ready State to pay Union Planters $5.0 million if, as a result of certain circumstances described below, the merger is not consummated. Ready State entered into the termination fee agreement as an inducement and as a condition to Union Planters entering into the Agreement.

       The termination fee agreement provides that Ready State must pay Union Planters the termination fee if all of the following conditions are met:

       (1) the board of directors of Union Planters or Ready State terminate the Agreement because of:

              (a) an inaccuracy of any representation or warranty of the other party contained in the Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such inaccuracy and which inaccuracy would provide the terminating party the ability to refuse to consummate the merger under the applicable standard set forth in the Agreement; provided that, the terminating party cannot then be in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in the Agreement or in material breach of any covenant or other agreement contained in the Agreement;

              (b) a material breach by the other party of any covenant or agreement contained in the Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; provided that, the terminating party cannot then be in breach of any representation or warranty contained in this Agreement under the applicable standard set in the Agreement or in material breach of any covenant or other agreement contained in this Agreement;

       (2) before or at the same time as the termination one of the following events shall have occurred:

              (a) the Ready State board of directors shall have:

                  - failed to approve or recommend the Agreement or the merger,

                  - withdrawn or modified in a manner adverse to Union Planters its approval or recommendation of the Agreement or the merger, or

                  - resolved or publicly announced an intention to do either of the foregoing;

              (b) Ready State or any Significant Subsidiary (as defined in Rule
                  1-02 of Regulation S-X promulgated by the SEC), or the Ready State board of directors shall have:

                  - recommended that the stockholders of Ready State approve any
                    Acquisition Proposal (as such term is defined below) or

                  - entered into an agreement with respect to, authorized,
                    approved, proposed or publicly announced its intention to enter into, any Acquisition Proposal;

              (c) the Agreement shall not have been approved at a meeting of
                  Ready State stockholders which has been held for that purpose prior to termination of the Agreement in accordance with its terms, if prior thereto it shall have been publicly announced that any person (other than Union Planters or any of its subsidiaries) shall have made, or disclosed an intention to make, an Acquisition Proposal;

              (d) any person (together with its affiliates and associates) or group (as such terms are used for purposes of Section 13(d) of the Exchange Act) (other than Union Planters and its subsidiaries) shall have acquired beneficial ownership (as such term is used for purposes of Section 13(d) of the Exchange Act) or the right to acquire beneficial ownership of 20% or more of the then outstanding shares of the stock then entitled to vote generally in the election of directors of Ready State for a Significant Subsidiary; or

              (e) following the making of an Acquisition Proposal, Ready State shall have breached any covenant or agreement contained in the Agreement such that Union Planters would be entitled to terminate the Agreement under Section 10.1 thereof (without regard to any grace period provided for therein) unless such breach is promptly cured without jeopardizing consummation of the merger pursuant to the terms of the Agreement; and

       (3) before, concurrently, or within 12 months after the termination, the consummation of one of the following has occurred:

              (a) a merger or consolidation, or any similar transaction, involving Ready State or any Significant Subsidiary (other than mergers, consolidations or similar transactions involving solely Ready State and one or more wholly owned subsidiaries of Ready State and other than a merger or consolidation as to which the common stockholders of Ready State immediately prior thereto in the aggregate own at least 70% of the common stock of the publicly held surviving or successor corporation (or any publicly held parent company thereof) immediately following consummation thereof);

              (b) a purchase, lease or other acquisition of all or substantially all of the assets or deposits of Ready State or any Significant Subsidiary; or

              (c) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 50% or more of the voting power of Ready State or any significant subsidiary.

       An "Acquisition Proposal" shall mean in each case, with respect to any of the transactions listed above in paragraph (3) with a counterparty other than the parent of Ready State or any of Ready State's subsidiaries (except that the percentage reference contained in subparagraph (3)(c) shall be 20% rather than 50%), any of the following:

       - a publicly announced proposal;

       - a regulatory application of or notice (whether in draft or final form);

       - an agreement or understanding;

       - a disclosure of an intention to make a proposal; or

       - an amendment to any of the foregoing, made or filed on or after the date of the termination fee agreement.

       However, provided that Ready State is not in material breach of any of its covenants or agreements contained in the Agreement, Ready State will not be obligated to pay the termination fee if Union Planters is in material breach of any of the covenants or agreements contained in the Agreement entitling Ready State to terminate the Agreement, without regard to any grace period provided for in the Agreement.


                 EFFECT OF THE MERGER ON RIGHTS OF STOCKHOLDERS

       In the merger, stockholders of Ready State will exchange their shares of Ready State for shares of Union Planters. Ready State is a Florida state bank governed by Florida law and Ready State's charter and bylaws. Union Planters is a Tennessee corporation governed by Tennessee law and Union Planters' charter and bylaws. There are significant differences between the rights of Ready State stockholders and Union Planters stockholders. The following is a summary of the principal differences between the current rights of Ready State stockholders and those of Union Planters' stockholders.

       The following summary is not intended to be complete and is qualified it its entirety by reference to the Florida Banking Code, the Florida Business Corporation Act, and the Tennessee

Business Corporation Act, as well as Union Planters' charter and bylaws and Ready State's charter and bylaws.

ANTI-TAKEOVER PROVISIONS GENERALLY

       UNION PLANTERS. Union Planters' charter and bylaws contain certain provisions designed to assist the Union Planters board of directors in playing a role if any group or person attempts to acquire control of Union Planters so that the Union Planters board of directors can further protect the interests of Union Planters and its stockholders under the circumstances. These provisions may help the Union Planters board of directors determine that a sale of control is in the best interests of Union Planters' stockholders, or enhance the Union Planters board of directors' ability to maximize the value to be received by the stockholders upon a sale of control of Union Planters.

       Although Union Planters' management believes that these provisions are beneficial to Union Planters' stockholders, they also may tend to discourage some takeover bids. As a result, Union Planters' stockholders may be deprived of opportunities to sell some or all of their shares at prices that represent a premium over prevailing market prices. On the other hand, defeating undesirable acquisition offers can be a very expensive and time-consuming process. To the extent that these provisions discourage undesirable proposals, Union Planters may be able to avoid those expenditures of time and money.

       These provisions also may discourage open market purchases by a company that may desire to acquire Union Planters. Those purchases may increase the market price of Union Planters common stock temporarily, and enable stockholders to sell their shares at a price higher than that they might otherwise obtain. In addition, these provisions may decrease the market price of Union Planters common stock by making the stock less attractive to persons who invest in securities in anticipation of price increases from potential acquisition attempts. The provisions also may make it more difficult and time consuming for a potential acquiror to obtain control of Union Planters through replacing the board of directors and management. Furthermore, the provisions may make it more difficult for Union Planters' stockholders to replace the board of directors or management, even if a majority of the stockholders believe that replacing the board of directors or management is in the best interests of Union Planters. Because of these factors, these provisions may tend to perpetuate the incumbent board of directors and management. For more information about these provisions, see "--Authorized Capital Stock," "-- Amendment of Charter and Bylaws," "-- Classified Board of Directors and Absence of Cumulative Voting," "-- Director Removal and Vacancies," "-- Limitations on Director Liability," "-- Indemnification," "-- Special Meeting of Stockholders," "-- Actions by Stockholders Without a Meeting," "-- Stockholder Nominations and Proposals" and "-- Business Combinations."

       READY STATE. Ready State's stockholders are parties to a stockholders' agreement that places certain restrictions on their ability to transfer their shares of Ready State common stock. The intent of this agreement is to provide continuity, consistency and stability in the management and policies of the Ready State. However, the agreement may prevent the transfer of control Ready State. It may also prevent a Ready State stockholder from obtaining a premium for his or her shares.

       The agreement provides that any stockholder who is a party to the agreement must first offer his shares to the other parties before offering to sell his or her shares to non-parties or before accepting an offer from a non-party to buy his or her shares. The prices at which the stockholder offers his or her shares to the other parties must be the lesser of the price to be paid by the non-party or the fair market value of the shares, as determined annually by the certified public accountants of Ready State as of the end of the preceding fiscal year. The other stockholders each have the right to purchase the shares so offered on a pro rata basis in accordance with the percentage of outstanding shares, excluding those shares then being offered for sale, that each stockholder owns.

       If the other stockholders who are parties to the stockholders' agreement do not buy some or all of the shares offered for sale, the stockholder so offering may sell the remaining shares to a non-party, but only in compliance with the terms at which the shares were offered to the other parties to the stockholders' agreement. The agreement also provides that if a stockholder who is party to the agreement becomes insolvent or is otherwise forced to transfer his or her shares, the other stockholders have an option to buy the insolvent stockholders' shares. Any transfers of shares, voluntary or involuntary, made in violation of the agreement are considered void and create an option for the other stockholders to buy those shares.

       The agreement provides an exception to its requirements for transfers among immediate family members and for the creation of a trust or a bequest in a will for the benefit of immediate family members. It also provides an exception if a party to the agreement wants to transfer one percent or less of the total number of outstanding shares of Ready State. If a stockholder wants to transfer one percent or less, he or she must make a request to the Ready State board of directors stating the terms on which the transfer is to be made. The board of directors may either grant the request or designate another person to whom the stockholder must transfer those shares, the transfer to whom must be on the same terms that the stockholder had presented to the board of directors in his or her request.

AUTHORIZED CAPITAL STOCK

       UNION PLANTERS. Union Planters is authorized to issue 300,000,000 shares of common stock, of which 136,063,035 shares were issued and outstanding as of October 31, 1998, and 10,000,000 shares of no par value preferred stock, of which 968,865 shares of Series E preferred stock were issued and outstanding as of October 31, 1998. The Union Planters board of directors may authorize the issuance of additional shares of common stock without further action by its stockholders, unless applicable laws or regulations or a stock exchange on which Union Planters' capital stock is listed requires stockholder action.

       Union Planters may issue, without a stockholders vote, shares of its preferred stock, in one or more classes or series, with voting, conversion, dividend, and liquidation rights as it specifies in its charter. The Union Planters board of directors may determine, among other things, the distinctive designation and number of shares comprising a series of preferred stock, the dividend rate or rates on the shares of such series and the relation of such dividends to the dividends payable on other classes of stock, whether the shares of such series shall be convertible into or exchangeable for shares of any other class or series of Union Planters capital stock, the voting powers if any of such series, and any other preferences, privileges, and powers of such series.

       In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets, or winding up of Union Planters, holders of preferred stock will have priority over holders of common stock.

       The authority to issue additional shares of common stock or preferred stock provides Union Planters with the flexibility necessary to meet its future needs without the delay resulting from seeking stockholder approval. The authorized but unissued shares of common stock and preferred stock may be issued from time to time for any corporate purpose, including, stock splits, stock dividends, employee benefit and compensation plans, acquisitions, and public or private sales for cash as a means of raising capital. The shares could be used to dilute the stock ownership of persons seeking to obtain control of Union Planters. The sale of a substantial number of shares of voting stock to persons who have an understanding with Union Planters concerning the voting of such shares, or the distribution or declaration of a dividend of shares of voting stock (or the right to receive voting stock) to its stockholders, may have the effect of discouraging or increasing the cost of unsolicited attempts to acquire control of Union Planters.

       Union Planters has a share purchase rights plan ("Preferred Share Rights Plan") and distributed a dividend of one preferred share unit purchase right ("Preferred Share Right") for each outstanding share of Union Planters common stock. Under the Plan, one Preferred Share Right is automatically distributed for each share of Union Planters common stock. The Preferred Share Rights may deter coercive takeover tactics and encourage persons interested in potentially acquiring control of Union Planters to treat each stockholder on a fair and equal basis. Each Preferred Share Right trades on the same basis with the share of Union Planters common stock to which it relates until the occurrence of certain events. Upon a potential change in control of Union Planters, the Preferred Share Rights would separate from Union Planters common stock and each holder of a Preferred Share Right (other than the potential acquiror) would be entitled to purchase equity securities of Union Planters at prices below their market value. Union Planters has authorized 750,000 shares of Series A preferred stock for issuance under the Preferred Share Rights Plan. No shares have been issued as of the date of this proxy statement-prospectus. Until a Preferred Share Right is exercised, the holder has no rights as a stockholder of Union Planters.


       READY STATE. Ready State is currently authorized to issue 10,000,000 shares of Ready State common stock, of which 4,989,634 are outstanding as of the record date. The Ready State board of directors may authorize the issuance of additional shares of common stock without further action by stockholders, unless required by applicable laws or regulations.


PREEMPTIVE RIGHTS

       UNION PLANTERS. The Tennessee Business Corporation Act provides that, unless a Tennessee corporation's charter expressly provides for preemptive rights, stockholders of a Tennessee corporation do not have a preemptive right to acquire proportional amounts of the corporation's unissued shares upon a decision of the board of directors to issue shares. The Union Planters charter does not provide for preemptive rights to its stockholders.

       READY STATE. The Florida Business Corporation Act provides that, unless a Florida corporation's charter expressly provide for preemptive rights, stockholders of a Florida corporation do not have a preemptive right to acquire proportionate amounts of the corporation's unissued shares upon a decision of the board of directors to issue shares. The Ready State charter expressly provides for preemptive rights for the holders of Ready State common stock to subscribe for or acquire additional shares of stock of the same or any other voting class.

AMENDMENT OF CHARTER AND BYLAWS

       UNION PLANTERS. Union Planters may amend its charter in any manner permitted by Tennessee law. The Tennessee Business Corporation Act provides that a corporation's charter may be amended by a majority of votes entitled to be cast on an amendment, subject to any condition the board of directors may place on its submission of the amendment to the stockholders. Union Planters' charter requires a vote of two-thirds or more of the shares of capital stock entitled to vote in an election of directors to amend the articles of the charter governing directors and to remove a director from office, whether with or without cause. A two-thirds vote is also required to amend, alter, or repeal the article of the charter relating to business combinations.

       The Union Planters board of directors may adopt, amend, or repeal Union Planters' bylaws by a majority vote of the entire board of directors. The bylaws may also be amended or repealed by action of Union Planters' stockholders.

       Union Planters' charter provides that the Union Planters board of directors must exercise all powers unless otherwise provided by law. The board of directors may designate an executive committee consisting of five or more directors and may authorize that committee to exercise all of the authority of the board of directors.

       READY STATE. Ready State may amend its charter if a majority of the stockholders approve such an amendment at a meeting expressly called for the purpose of amending the charter. The Ready State bylaws may be amended by the stockholders or the board of directors. Unless otherwise provided by law, a majority of the total number of directors may amend the bylaws at any regular meeting of the directors.

CLASSIFIED BOARD OF DIRECTORS AND ABSENCE OF CUMULATIVE VOTING

       UNION PLANTERS. The Union Planters charter provides that the Union Planters board of directors is divided into three classes, with each class to be as nearly equal in number as possible. The directors in each class serve three-year terms of office. The effect of Union Planters having a classified board of directors is that only approximately one-third of the members of the Union Planters board of directors are elected each year. As a result, two annual meetings are required for Union Planters' stockholders to change a majority of the members of the Union Planters board of directors.

       The purpose of dividing the Union Planters board of directors into classes is to facilitate continuity and stability of leadership of Union Planters by ensuring that experienced personnel familiar with Union Planters will be represented on the board of directors at all times, and to permit Union Planters' management to plan for the future for a reasonable amount of time. However, by potentially delaying the time within which an acquirer could obtain working control of the Union Planters board of directors, this provision may discourage some potential mergers, tender offers, or takeover attempts.

       Pursuant to the Union Planters charter, each holder of Union Planters common stock is entitled to one vote for each share of Union Planters common stock held in the election of directors, and is not entitled to cumulative voting rights in the election of directors. With cumulative voting, a stockholder has the right to cast a number of votes equal to the total number of such holder's shares multiplied by the number of directors to be elected. The stockholder has the right to distribute all of his or her votes in any manner among any number of candidates or to accumulate such shares in favor of one candidate.

       Directors are elected by a plurality of the total votes cast by all stockholders. With cumulative voting, it may be possible for minority stockholders to obtain representation on the Union Planters board of directors. Without cumulative voting, the holders of more than 50% of the shares of Union Planters common stock generally have the ability to elect 100% of the Union Planters board of directors. As a result, the holders of the remaining Union Planters common stock effectively may not be able to elect any person to the Union Planters board of directors. The absence of cumulative voting thus could make it more difficult for a stockholder who acquires less than a majority of the shares of Union Planters common stock to obtain representation on the Union Planters board of directors.

       READY STATE. The Ready State charter does not provide for a classified board of directors. The directors serve for one year terms of office. In addition, the Ready State charter provides that each holder of Ready State common stock is entitled to one vote for each share of Ready State common stock held in the election of directors, and that stockholders are not entitled to cumulative voting rights in the election of directors.

DIRECTOR REMOVAL AND VACANCIES

       UNION PLANTERS. Union Planters' charter provides that a director may be removed by the stockholders only if the stockholders holding at least two-thirds of the voting power entitled to vote generally in the election of directors vote for such removal. The purpose of this provision is to prevent a majority stockholder from circumventing the classified board system by removing directors and filling the vacancies with new individuals selected by that stockholder. This provision may have the effect of impeding efforts to gain control of the board of directors by anyone who obtains a controlling interest in Union Planters common stock.

       READY STATE. The Florida Business Corporation Act provides that, unless the corporation's charter provides otherwise, the stockholders of a corporation may remove a director with or without cause. The Ready State bylaws provide that vacancies on the board of directors may be filled by a majority of the remaining directors even if less than a quorum. The effect of such a provision may be to prevent a person or entity from immediately acquiring control of Ready State through an increase in the number of Ready State directors followed by election of that person's or entity's nominees to fill the newly created vacancies. Furthermore, the ability of the Ready State board to fill vacancies resulting from newly created directorships could allow the Ready State board to retain control of Ready State by creating new directorships and filling the vacancies created thereby. A director elected to fill a vacancy shall serve until the next election of directors by the stockholders.

LIMITATIONS ON DIRECTOR LIABILITY

       UNION PLANTERS. Union Planters' charter does not address the issue of a directors liability to the corporation. Section 48-18-301 of the Tennessee Business Corporation Act provides that a director shall not be liable for any action, or failure to take action if he discharges his duties:

       -   in good faith;

       - with the care of an ordinarily prudent person in a like position under similar circumstances; and

       - in a manner the director reasonably believes to be in the best interests of the corporation.

In discharging his duties, a director may rely on the information, opinions, reports, or statements, including financial statements, if prepared or presented by officers or employees of the corporation whom the director reasonably believes to be reliable. The director may also rely on such information prepared or presented by legal counsel, public accountants or other persons as to matters that the director reasonably believes are within the person's competence.

       READY STATE. Section 658.33 of the Florida Banking Code, as amended, provides that each director of a Florida bank, upon assuming office, shall acknowledge that he is familiar with his responsibilities as a director and that he will diligently and honestly administer the affairs of such bank and will not knowingly violate, or willfully permit to be violated, any of the provisions of the financial institutions codes, or the pertinent rules of the Florida Department of Banking and Finance. Section 658.30 of the Florida Banking Code, as amended, also provides that, when not in direct conflict with or superseded by specific provisions of the financial institutions codes, the provisions of the Florida Business Corporation Act extend to Florida state banks. Section
607.0831 of the Florida Business Corporation Act provides that a director of a Florida corporation will not be personally liable for monetary damages to that corporation or any other person for any statement, vote, decision or failure to act, regarding corporate management or policy, by a director unless:

       (1) the director breached or failed to perform his duties as a director, and

       (2) the director's breach or failure to perform those duties constitutes:

               (a) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

               (b) a transaction in which the director derived an improper personal benefit;

               (c) a payment of certain unlawful dividends and distributions;

               (d) in a proceeding by or in the right of such corporation to procure judgment in its favor or by or in the right of a stockholder, conscious disregard for the best interest of the corporation, or willful misconduct; or

               (e) in a proceeding by or in the right of someone other than the corporation, or a stockholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

       Subject to the provisions of the Florida Banking Code, as amended, the foregoing would absolve directors of personal liability for negligence in the performance of their duties, including gross negligence. It would not permit a director to be exculpated, however, from liability for actions involving conflicts of interest or breaches of the traditional "duty of loyalty" to such corporation and its stockholders, and it would not affect the availability of injunctive or other equitable relief as a remedy.

INDEMNIFICATION

       UNION PLANTERS. Under the Tennessee Business Corporation Act, a corporation may indemnify any director against liability if the director:

       -   conducted himself or herself in good faith;

       - reasonably believed, in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in the best interests of the corporation;

       - reasonably believed, and in all other cases, that his or her conduct was at least not opposed to the corporation's best interests;

       - and, in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

       Unless limited by its charter, a Tennessee corporation must indemnify, against reasonable expenses incurred by him or her, a director who was wholly successful, on the merits or otherwise, in defending any proceeding to which he or she was a party because he or she is or was a director of the corporation. Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of the proceeding if three conditions are met:

       (1) the director must furnish the corporation a written affirmation of the director's good faith belief that he or she has met the standard of conduct as set forth above;

       (2) the director must furnish the corporation a written undertaking by or on behalf of a director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation against such expenses; and

       (3) a determination must be made that the facts then known to those making the determination would not preclude indemnification.

A director may apply for court-ordered indemnification under certain circumstances. Unless a corporation's charter provide otherwise,

       (1) an officer of a corporation is entitled to mandatory indemnification and is entitled to apply for court-ordered indemnification to the same extent as a director,

       (2) the corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent as to a director, and

       (3) a corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its charter, bylaws, general or specific action of its board of directors, or contract.

       Union Planters' charter and bylaws provide for the indemnification of its directors and officers to the fullest extent permitted by Tennessee law.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling Union Planters under the provisions described above, Union Planters has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

       READY STATE. Ready State's charter provides that it may indemnify any director who is party to a threatened, pending or completed action, suit or proceeding as a result of his position with Ready State for expenses incurred, including attorneys' fees, judgments, fines and amounts paid in settlement. To be eligible for indemnification, the director:

       -   must have acted in good faith;

       - must have acted in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Ready State; and

       - with respect to any criminal action or proceeding, must not have had a reasonable cause to believe his conduct was unlawful.

       In actions by or in the right of Ready State against the director, the director is not eligible for indemnification if he or she is held liable for negligence or misconduct in performance of his or her duties to Ready State. Additionally, indemnification is only available in such actions for expenses, including attorneys' fees and not for fines, judgments or amounts paid in settlement. However, the director may receive indemnification even if he or she is held liable for negligence or misconduct if the court in which such director is held liable determines that he or she is entitled to indemnity for expenses that the court deems proper.

       If a director is successful on the merits in defense of any action, suit or proceeding referred to above, he or she may be indemnified against expenses including attorneys' fees.

       The Ready State board of directors or stockholders determine whether a director, officer or other person has met the standard of conduct for indemnification described above. Only if they find that this standard has been met will Ready State provide indemnification. The determination must be made by a majority vote of a quorum of the directors who are not parties to the action, suit or proceeding, or by majority vote of a quorum of stockholders who are not parties to the action, suit or proceeding.

       Ready State may pay the expenses incurred in defending the action in advance of its final disposition if:

       (1) a preliminary determination has been made by the board of directors or the stockholders that the director has met the standard of conduct for indemnification described above; and

       (2) an undertaking is provided on behalf of the director to repay such amount unless it shall ultimately be determined that he or she is entitled to indemnification by Ready State.

       Ready State's charter also provides that it may purchase and maintain insurance on behalf of directors against any liability asserted against and incurred by them whether or not Ready State would have had the power to indemnify the directors against such liabilities under the provisions of Ready State's charter.

       Ready State is obligated to provide notice to its stockholders, along with notice of the next annual meeting, of the directors indemnified, the amounts paid to such directors and the status of any threatened or pending litigation.

       The Ready State charter provides indemnification to officers an other persons who are employees or agents of Ready State to the same extent as it does to directors.



       Additionally, the directors of Ready State have entered into indemnification agreements that provide such directors with the right to indemnification to the fullest extent permitted under applicable law. The Florida Business Corporation Act provides generally that a corporation shall have the power to indemnify any person who was or is a party to any proceeding, other than an action by, or in the right of, the corporation,



       (1) by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise



       (2) against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted:



              -      in good faith;



              - in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation; and



              - with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.



       The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.



       A corporation shall have the power to indemnify such director, officer, employee or agent of the corporation who is or was a party to any proceeding by or in the right of the corporation:



       (1) by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise



       (2) against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including the appeal thereof. Such indemnification shall be authorized if such director, officer, employee or agent of the corporation acted:



              -      in good faith and



              - in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.



       However, no indemnification shall be made in respect of any claim, issue or matter as to which such director, officer, employee or agent of the corporation shall have been adjudged liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expense which such court shall deem proper.



       To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.



       Unless the corporation's articles of incorporation provide otherwise, and Ready State's do not, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction.



       On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that



       (1) the director, officer, employee, or agent is entitled to mandatory indemnification to the extent that he or she has been successful on the merits or otherwise in defense of any proceeding, or in defense of any claim, issue, or matter therein, in which case the court shall also order the corporation to pay the reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;



       (2) the director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, pursuant to the corporation's bylaws, an agreement, a vote of shareholders or disinterested directors, or otherwise; or



       (3) the director, officer, employee or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standards of conduct set forth in the applicable law.



       The indemnification agreements also provide the directors of Ready State with broader rights of indemnification and advancement of expenses than the statutory standard. See "DESCRIPTION OF TRANSACTION -- Interests of Certain Persons in the Merger -- Indemnification; Directors and Officers Insurance."



SPECIAL MEETING OF STOCKHOLDERS

       UNION PLANTERS. Special meetings of Union Planters' stockholders may be called for any purpose or purposes whatever at any time by the Chairman of the Board, the President, the Secretary, or the holders of not less than one-tenth of the shares entitled to vote at such meeting.

       READY STATE. The Ready State bylaws provide that special meetings of the stockholders may be called at any time and for any purpose not inconsistent with Ready State's charter or bylaws. The special meeting may be called by the board of directors of Ready State or by one or more stockholders owning in the aggregate not less than 10% of the outstanding stock of Ready State.

ACTIONS BY STOCKHOLDERS WITHOUT A MEETING

       UNION PLANTERS. The Union Planters charter and bylaws provide that any action required or permitted to be taken by Union Planters stockholders at a duly called meeting of Union Planters stockholders may be effected by the unanimous written consent of the stockholders entitled to vote on such action.

       READY STATE. The Florida Banking Code, as amended, permits any action required or permitted to be taken at a stockholders' meeting to be taken by written consent signed by the holders of the number of shares that would have been required to effect the action at an actual meeting of stockholders. Generally, holders of a majority of outstanding shares can effect such an action. The Florida Banking Code, as amended, also provides that a bank's charter may restrict or prohibit stockholders' actions without a meeting. The Ready State charter does not prohibit stockholders from taking action without a meeting.

STOCKHOLDER NOMINATIONS AND PROPOSALS

       UNION PLANTERS. Union Planters' charter and bylaws do not address whether a stockholder may nominate members of the board of directors.

       Holders of Union Planters common stock are entitled to submit proposals to be presented at an annual meeting of Union Planters stockholders. Union Planters' bylaws provide that any proposal of a stockholder which is to be presented at any annual meeting of stockholders must be sent so it is be received by Union Planters not less than 120 days in advance of the anniversary date of the proxy statement issued in connection with the previous year's annual meeting.

       READY STATE. Ready State's bylaws provide that any stockholder of an outstanding class of capital stock entitled to vote for the election of directors may make nominations for election to the board of directors.

       Neither Ready State's charter nor its bylaws addresses whether stockholders may make proposals to be voted on at annual or special meetings of the stockholders.

BUSINESS COMBINATIONS

       UNION PLANTERS. Holders of two-thirds or more of Union Planters common stock must approve a merger, consolidation, or a sale or lease of all or substantially all of the assets of Union Planters if the other party to the transaction is a beneficial owner of 10% or more of the outstanding shares of Union Planters. A two-thirds vote is not required for any merger or consolidation of Union Planters with or into any corporation or entity if a majority of the outstanding shares of voting capital stock is owned by Union Planters.

       The requirement of a supermajority vote of stockholders to approve certain business transactions may discourage a change in control of Union Planters by allowing a minority of Union Planters' stockholders to prevent a transaction favored by the majority of the stockholders. Also, in some circumstances, the board of directors could cause a two-thirds vote to be required to approve a transaction and thereby enable management to retain control over the affairs of Union Planters. The primary purpose of the supermajority vote requirement is to encourage negotiations with Union

Planters' management by groups or corporations interested in acquiring control of Union Planters and to reduce the danger of a forced merger or sale of assets.

       As a Tennessee corporation, Union Planters is or could be subject to certain restrictions on business combinations under Tennessee law, including, but not limited to, combinations with interested stockholders.

       Tennessee has three anti-takeover acts which are applicable to Union Planters, the Tennessee Business Combination Act, the Tennessee Greenmail Act, and the Tennessee Investor Protection Act. The Tennessee Control Share Acquisition Act does not apply to Union Planters, because Union Planters' charter does not include a provision electing to be covered by that act.

       The Tennessee Business Combination Act. The Tennessee Business Combination Act generally prohibits a "business combination" by Union Planters or a subsidiary with an "interested stockholder" within five years after the stockholder becomes an interested stockholder. But Union Planters or a subsidiary can enter into a business combination within that period if, before the interested stockholder became such, the Union Planters board of directors approved:

       -   the business combination or

       - the transaction in which the interested stockholder became an interested stockholder.

After that five year moratorium, the business combination with the interested stockholder can be consummated only if it satisfies certain fair price criteria or is approved by two-thirds of the other stockholders.

       For purposes of the Tennessee Business Combination Act, a "business combination" includes mergers, share exchanges, sales and leases of assets, issuances of securities, and similar transactions. An "interested stockholder" is generally any person or entity that beneficially owns ten percent or more of the voting power of any outstanding class or series of Union Planters stock.

       Tennessee law also severely limits the extent to which Union Planters or any of its officers or directors could be held liable for resisting any business combination. Under the Tennessee Business Corporation Act, neither a Tennessee corporation having any stock registered or traded on a national securities exchange, nor any of its officers or directors, may be held liable for:

       - failing to approve the acquisition of shares by an interested stockholder on or before the date the stockholders acquired such shares;

       -   seeking to enforce or implement the provisions of Tennessee law;

       - failing to adopt or recommend any charter or by-law amendment or provision relating to such provisions of Tennessee law; or

       - opposing any merger, exchange, tender offer, or significant asset sale because of a good faith belief that such transaction would adversely affect the corporation's employees, customers, suppliers, the communities in which the corporation or its subsidiaries operate or any other relevant factor. But the officers and directors can only consider such factors if the corporation's charter permits the board to do so in connection with the transaction.

       The Tennessee Greenmail Act. The Tennessee Greenmail Act applies to a Tennessee corporation that has a class of voting stock registered or traded on a national securities exchange or registered with the SEC pursuant to Section 12(g) of the Exchange Act. Under the Tennessee Greenmail Act, Union Planters may not purchase any of its shares at a price above the market value of such shares from any person who holds more than 3% of the class of securities to be purchased if such person has held such shares for less than two years, unless the purchase has been approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued by Union Planters or Union Planters makes an offer, of at least equal value per share, to all stockholders of such class.

       The Tennessee Investor Protection Act. The Tennessee Investor Protection Act generally requires the registration, or an exemption from registration, before a person can make a tender offer for shares of a Tennessee corporation which, if successful, would result in the offeror beneficially owning more than 10% of any class. Registration requires the filing with the Tennessee Commissioner of Commerce and Insurance of a registration statement, a copy of which must be sent to the target company, and the public disclosure of the material terms of the proposed offer. Additional requirements are imposed under that act if the offeror beneficially owns 5% or more of any class of equity securities of the target company, any of which was purchased within one year prior to the proposed takeover offer. The Tennessee Investor Protection Act also prohibits fraudulent and deceptive practices in connection with takeover offers, and provides remedies for violations.

       The Tennessee Investor Protection Act does not apply to an offer involving a vote by holders of equity securities of the offeree company, pursuant to its charter, on a merger, consolidation or sale of corporate assets in consideration of the issuance of securities of another corporation, or on a sale of its securities in exchange for cash or securities of another corporation. Also excepted from the Tennessee Investor Protection Act are tender offers which are open on substantially equal terms to all stockholders, are recommended by the board of directors of the target company and include full disclosure of all terms.

       The Tennessee Investor Protection Act applies to tender offers for corporations with substantial ties in Tennessee, including corporations incorporated in Tennessee or which have their principal offices in the state. The Sixth Circuit Court of Appeals has held that the application of this act, and Tennessee's other takeover statutes, to a target company that wasn't organized under Tennessee law is unconstitutional. Tyson Foods, Inc. v. McReynolds, 865 F.2d 99 (6th Cir. 1989).

       The acts described above along with the provisions of Union Planters' charter regarding business combinations might be deemed to make Union Planters less attractive as a candidate for acquisition by another company than would otherwise be the case in the absence of such provisions. For example, if another company should seek to acquire a controlling interest of less than 66-2/3% of the outstanding shares of Union Planters common stock, the acquirer would not thereby obtain the ability to replace a majority of the Union Planters board of directors until at least the second annual meeting of stockholders following the acquisition. Furthermore the acquiror would not obtain the ability immediately to effect a merger, consolidation, or other similar business combination unless the described conditions were met.

       As a result, Union Planters' stockholders may be deprived of opportunities to sell some or all of their shares at prices that represent a premium over prevailing market prices in a takeover context. The provisions described above also may make it more difficult for Union Planters' stockholders to replace the Union Planters board of directors or management, even if the holders of a majority of the Union Planters common stock should believe that such replacement is in the interests of Union Planters. As a result, such provisions may tend to perpetuate the incumbent Union Planters board of directors and management.

       READY STATE. Section 607.0901 of the Florida Business Corporation Act provides that the approval of the holders of two-thirds of the voting shares of a corporation, other than the shares owned by an Interested Stockholder (as hereinafter defined), would be required in order to effectuate certain transactions, including, among other , a merger, sale of assets, sale of shares and reclassification of securities involving the corporation and an Interested Stockholder (an "Affiliate Transaction"). An "Interested Stockholder" is defined under the Florida Business Corporation Act as the beneficial owner of more than 10% of the voting shares outstanding.

       The special voting requirement does not apply in any of the following five circumstances:

       (1) the Affiliated Transaction is approved by a majority of the corporation's disinterested directors;

       (2) the corporation has not had more than 300 stockholders of record at any time during the preceding three years;

       (3) the Interested Stockholder has beneficially owned 80% of the corporation's voting shares for five years;

       (4) the Interested Stockholder beneficially owns 90% of the corporation's voting shares; or

       (5)     all of the following conditions are met:

               (a) the cash and fair value of other consideration to be paid per share to all holders of the voting shares equals the highest per share price calculated pursuant to various methods sets forth in Section 607.0901 of the Florida Business Corporation Act,

               (b) the consideration to be paid in the Affiliated Transaction is in the same form as previously paid by the Interested Stockholder, and

               (c) during the portion of the three years preceding the
                   announcement date that the Interested Stockholder has been an Interested Stockholder, except as approved by a majority of the disinterested directors, there shall have been no failure to pay at the regular date therefor any full period dividends, whether or not cumulative, on any outstanding shares of the corporation, no increase in the voting shares owned by the Interested Stockholder, and no benefit to the Interested Stockholder from loans, guarantees or other financial assistance or tax advantages provided by the corporation.

       A corporation may "opt-out" of the provisions of Section 607.0901 by electing to do so in its charter. Ready State has not elected to "opt out."

       In addition, Section 607.0902 of the Florida Business Corporation Act, provides that the voting rights to be accorded Control Shares (as defined below) of a Florida corporation that has:

       (1)     100 or more stockholders;

       (2) its principal place of business, its principal office, or substantial assets in Florida; and

       (3)     either:

               (a) more than 10% of its stockholders residing in Florida;

               (b) more than 10% of its shares owned by Florida residents;
                   or

               (c) 1,000 stockholders residing in Florida, must be approved by a majority of teach class of voting securities of the corporation, excluding those shares held by interested persons, before the Control Shares will be granted any voting rights.

       "Control Shares" are defined in the Florida Business Corporation Act to be shares acquired, either directly or indirectly, that when added to all other shares of the issuing corporation owned by such person, would entitle such person to exercise, either directly or indirectly, voting power within any of the following ranges:

       (1) 20% or more but less than 33% of all voting power of the corporation's voting securities;

       (2) 33% or more but less than a majority of all voting power of the corporation's voting securities; or

       (3) a majority or more of all of the voting power of the corporation's voting securities.

       Such provisions do not apply to shares acquired pursuant to, among other things, an agreement or plan of merger or share exchange effected in compliance with the relevant provisions of the Florida Business
Corporation Act and to which the corporation is a party.

       In addition, unless otherwise provided in a corporation's charter or bylaws, in the event Control Shares acquired in a Control-Share acquisition are accorded full voting rights and the acquiring person has acquired Control Shares with a majority or more of all voting power, all stockholders of the issuing public corporation shall have dissenters' rights.

LIMITATIONS ON ABILITY TO VOTE STOCK

       UNION PLANTERS. The Union Planters charter and bylaws do not contain any provision restricting a stockholder's ability to vote shares of Union Planters voting stock.

       READY STATE. The Ready State charter and bylaws do not contain any provisions restricting a stockholder's ability to vote shares of Ready State voting stock.

DISSENTERS' RIGHTS OF APPRAISAL

       UNION PLANTERS. Under the Tennessee Business Corporation Act, a stockholder is generally entitled to dissent from a corporate action and obtain payment of the fair value of his shares in certain events. These events generally include:

       (1) mergers, share exchanges and sales of substantially all of the corporation's assets other than in the usual and regular course of business, if the stockholder is entitled to vote on the transaction;

       (2) certain types of amendments of the corporation's charter that materially and adversely affects a stockholder's rights; or

       (3) other corporate actions taken pursuant to a stockholder vote, to the extent the charter, bylaws, or a resolution of the board of directors provide for dissenters' rights. Union Planters' charter and bylaws do not provide for any such additional dissenters' rights.

       Under the Tennessee Business Corporation Act, a stockholder will not have the right to dissent as to any shares which are listed on a national securities exchange registered under Section 6 of the Exchange Act or are national market system securities under the Exchange Act rules. Union Planters common stock is currently listed on the NYSE. Accordingly, stockholders of Union Planters will not be able to assert dissenters' rights with respect to their shares of Union Planters common stock even if Union Planters were to engage in one of the actions listed above.

       READY STATE. Holders of Ready State common stock as of November 25, 1998 are entitled to dissenters' rights of appraisal under Florida law. For a description of such appraisal rights, see "SPECIAL MEETING OF THE READY STATE STOCKHOLDERS -- Dissenters' Rights."

STOCKHOLDERS' RIGHTS TO EXAMINE BOOKS AND RECORDS

       UNION PLANTERS. The Tennessee Business Corporation Act provides that a stockholder of a Tennessee corporation may inspect and copy books and records of the corporation during regular business hours, if he or she gives the corporation written notice of his or her demand at least five business days before the date of the inspection. In order to inspect certain records, written demand must also be made in good faith and for a proper purpose and must describe with reasonable particularity the purpose of the request and the records the stockholder desires to inspect.

       READY STATE. Section 658.39 of the Florida Banking Code provides that no bank shall permit any stockholder other than a qualified director, officer or employee to have access to, or to examine or inspect, any books or records of such bank other than (1) the general statement of condition of its general assets and liabilities, (2) the quarterly reports of condition, (3) the quarterly reports of income required to be submitted to the Florida Department of Banking and Finance, and (4) the list of stockholders, including the names and addresses of all stockholders and the number of shares held by each.

       The Ready State bylaws provide that a copy of the bylaws, including any amendments, shall at all times be kept in a convenient place at the main office of Ready State and shall be open for inspection to all stockholders during business hours.

DIVIDENDS

       UNION PLANTERS. Union Planters' ability to pay dividends on its common stock is governed by Tennessee corporate law. Under Tennessee corporate law, dividends may be paid so long as the corporation would be able to pay its debts as they become due in the ordinary course of business and the corporation's total assets would not be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution to stockholders whose preferential rights are superior to those receiving the distribution.

       There are various statutory limitations on the ability of the Union Planters' banking subsidiaries to pay dividends to Union Planters. See "CERTAIN REGULATORY CONSIDERATIONS -- Payment of Dividends."

       READY STATE. Ready State's ability to pay dividends is governed by the Florida Banking Code. The Florida Banking Code provides that the board of directors of a bank, after charging off bad debts, depreciation, and other worthless assets, if any, may quarterly, semi-annually or annually declare a dividend of so much of the net profits of that period combined with its retained net profits of the preceding two years as they judge expedient. With the approval of the Florida Department of Banking and Finance, the board of directors may declare a dividend from retained net profits which accrue prior to the preceding two years. However, each bank, before the declaration of a dividend on its common stock, carry 20 percent of its net profits for such period preceding the period covered by the dividend to its surplus fund, until the surplus find equals at least the amount of the common and preferred stock then issued and outstanding.

       No bank shall declare a dividend at any time at which its net income from the current year combined with the retained net income from the preceding two years is a loss or which would cause the capital accounts of the bank to fall below the minimum amount required by law, regulation, order, or any written agreement with the Florida Department of Banking and Finance or a state or federal regulatory agency. However, a bank may issue a stock split without increasing or decreasing the capital accounts of the bank and such stock split shall not be construed as a dividend.


                 COMPARATIVE MARKET PRICES AND DIVIDENDS

       Union Planters common stock is traded on the NYSE under the symbol "UPC." Ready State common stock is not traded in any established exchange, and Ready State has not paid any cash dividends during the periods presented. The following table sets forth, for the indicated periods, the high and low closing sale prices for the Union Planters common stock as reported by the NYSE, and the cash dividends declared per share of Union Planters common stock for the indicated periods. The stock prices do not include retail mark-ups, mark-downs or commissions.


                                               UNION PLANTERS
                                   -------------------------------------
                                                               Cash
                                                             Dividends
                                        Price Range          Declared
                                   ---------------------
                                     High         Low        Per Share
                                   ---------   ---------   -------------
1996
--------------------------------
     First Quarter..............    $31.75      $29.00          $.27
     Second Quarter.............     31.25       29.63           .27
     Third Quarter..............     36.25       28.63           .27
     Fourth Quarter.............     41.38       34.63           .27
                                                           -------------
         Total..................                               $1.08
                                                           =============

1997
--------------------------------
     First Quarter..............    $47.75      $38.38         $.320
     Second Quarter ............     52.13       41.25          .375
     Third Quarter..............     56.50       49.25          .400
     Fourth Quarter.............     67.88       57.00          .400
                                                           -------------
         Total..................                              $1.495
                                                           =============

1998
--------------------------------
     First Quarter..............    $67.31      $58.38         $.50
     Second Quarter.............     62.56       53.94          .50
     Third Quarter..............     61.94       40.25          .50
     Fourth Quarter (through
        November 23, 1998)......     50.25       46.75          .50
                                                           -------------
         Total..................                              $2.00
                                                           =============


       On November 23, 1998, the last sale price of Union Planters common stock as reported on the NYSE was $ 48.75 per share. On August
27, 1998, the last business day prior to public announcement of the merger, the last sale price of Union Planters common stock as reported by the NYSE was $45.13 per share. In the only recent transaction in Ready State common stock known to Ready State management, which occurred in April 1997, the price was $8.70 per share. This amount has been adjusted to reflect a 10-for-1 stock split effected by Ready State on June 30, 1998.


       The holders of Union Planters common stock are entitled to receive dividends when and if declared by the board of directors out of funds legally available therefor. Although Union Planters currently intends to continue to pay quarterly cash dividends on the Union Planters common stock, there can be no assurance that Union Planters' dividend policy will remain unchanged after completion of the merger. The declaration and payment of dividends thereafter will depend upon business conditions, operating results, capital and reserve requirements, and the Union Planters board of directors' consideration of other relevant factors.

       Union Planters is a legal entity separate and distinct from its subsidiaries and its revenues depend in significant part on the payment of dividends and management fees from its respective subsidiary depository institutions. Union Planters' subsidiary depository institutions are subject to certain legal restrictions on the amount of dividends they are permitted to pay. See "CERTAIN REGULATORY CONSIDERATIONS -- Payment of Dividends."


                         BUSINESS OF READY STATE

GENERAL

       Ready State is a state chartered commercial bank, headquartered in Hialeah, Florida, and conducting business in Miami-Dade and Broward counties. Ready State was organized under the laws of the State of Florida in November of 1983. Ready State currently has 12 bank branches and office facilities; ten in Miami-Dade County and two in Broward County, Florida.

BUSINESS AND PROPERTIES

       Ready State's primary mission has been to serve the banking needs of the South Florida community, particularly the small business and retail markets in Miami-Dade and Broward counties. Beginning with its core clientele in Hialeah, Florida, Ready State has successfully established numerous significant lending and depository relationships within South Florida's business community, in particular South Florida's Hispanic business community. Ready State currently retains strong and established ties to its core clientele, and has expanded its business operations into various other communities throughout Miami-Dade and Broward counties.


       With its 12 branches throughout Miami-Dade and Broward counties, Ready State has access to key markets in Southeast Florida. Miami-Dade County, an area in which Ready State is the fifth largest independent commercial bank, has a population of more than 2 million residents, accounting for more than 14% of the total population of the State of Florida and 19% of the domestic deposits within the State.


       Ready State additionally owns all of the stock of a subsidiary corporation named Ready Holdings, Inc. ("Ready Holdings"). Ready Holdings holds title to and disposes of real properties foreclosed by Ready State in the ordinary course of business.

       The operating philosophy of Ready State may be characterized as conservative and focused, consistent with its mission of serving the banking needs of its community. Ready State's conservative approach has consistently earned it recognition as one of the best performing banking companies in the

United States from Sheshunoff and a five star rating from Bauer Financial Reports. Ready State has always pursued a customer friendly, relationship-oriented approach to its depository and lending customers and prides itself in its ability to offer its customers prompt, efficient and high quality community banking and financial services.

       Ready State has 12 branch locations. There are seven rental properties located within Miami-Dade County (South Miami, two in West Dade, East Hialeah, Miami Beach, Coral Gables, and Palmetto Lakes) and one leased branch in Broward County, Florida (Sunrise). Ready State has four owned sites, with three owned branch sites in Miami-Dade County (Hialeah, West Flagler Street and Tamiami) and one in Broward County (Pembroke Pines).

COMPETITION

       Ready State encounters vigorous competition in its market areas from a number of sources, including bank holding companies and commercial banks, thrift institutions, insurance companies, other financial institutions and financial intermediaries. Regional interstate banking laws and other recent federal and state laws have resulted in increased competition from both conventional banking institutions and other businesses offering financial services and products. Ready State also competes for interest bearing funds with a number of other financial intermediaries and investment alternatives, including brokerage firms, "money market" funds, government and financial institutions. Many of Ready State's competitors have significantly greater financial resources than Ready State.

LEGAL PROCEEDINGS

       Ready State is a party from time to time to various legal proceedings routine to its business. Management, however, does not believe that an adverse decision in any of such pending litigation matters will have a material adverse impact on the financial condition of Ready State.

MANAGEMENT

       The following table presents information about the directors and executive officers of Ready State.


                                   Present Occupation                                      Director or
                                     And Principal                                          Executive
                                   Occupation for Last           Position and Office         Officer
        Name             Age           Five Years               Held with Ready State         Since
---------------------   -----    -------------------------    -------------------------    -----------


Roberto Cayon            66      Chairman, Ready State;         Chairman of the Board          1983
                                 Real Estate Developer          of Directors


Alberto J. Fernandez     67      Vice-Chairman, Ready           Vice-Chairman, Board of        1983
                                 State; President,              Directors; Director
                                 Continental Flowers, Inc.

Ceferino Machado         57      Director, Ready State;         Director                       1983
                                 Real Estate Developer

Pedro Adrian             62      Director, Ready State;         Director                       1983
                                 Real Estate Developer

Manuel A. Herran         61      Director, Ready State;         Director                       1983
                                 President and Director,
                                 Sedanano's Supermarkets;
                                 Vice-President and
                                 Director, Sedano's
                                 Pharmacy and Discount

Armando J. Guerra        48      Stores, Inc.
                                 Director, Ready State;         Director                       1983
                                 President, Sedano's
                                 Pharmacy and Discount
                                 Stores, Inc.

Sergio Pino              42      Director, Ready State;         Director                       1989
                                 President, Century
                                 Plumbing and Wholesale,
                                 Inc.; Real Estate
                                 Developer

Ramon E. Rasco           46      Attorney; Secretary/           Secretary; Director            1983
                                 Director, Ready State

Jorge I. Triay           44      Director, Ready State;         Director; President            1996
                                 President, Ready State

Francisco J. Roza        33      Vice-President, Ready          Vice-President; Legal          1996
                                 State; Attorney                Counsel

Ricardo L. Sanchez       57      Senior Vice-President,         Senior Vice-President          1995
                                 Ready State

Manuel Lopez             51      Executive Vice-                Executive Vice-President       1997
                                 President, Ready State

Hildelisa Cordovez       44      Senior Vice-President,         Senior Vice-President;         1993
                                 Ready State                    Real Estate Department
                                                                Head
All Directors and
Executive Officers
as a Group

                           Number of Shares of Ready State
                             common stock Beneficially
                            Owned at November 25, 1998
                        ----------------------------------
                                                      %
        Name              Directly    Indirectly    Class
---------------------   ------------ ------------  -------


Roberto Cayon              983,301           0      19.7%



Alberto J. Fernandez       195.493           0       3.9



Ceferino Machado           767,380           0      15.4


Pedro Adrian               181,410     217,780       8.0


Manuel A. Herran           485,350           0       9.7





Armando J. Guerra          248,217           0       5.0




Sergio Pino                 95,730           0       1.9





Ramon E. Rasco               1,297      62,914       1.3


Jorge I. Triay               6,000           0       0.1


Francisco J. Roza                0           0         0


Ricardo L. Sanchez               0           0         0


Manuel Lopez                     0           0         0


Hildelisa Cordovez               0           0         0


All Directors and
Executive Officers
as a Group               2,964,178     280,694      65.03

EMPLOYEE BENEFIT PLANS

       Employees are provided normal benefits such as medical, 401(k) plan, paid vacations, sick leave and legal holidays. The following is a brief description of some of the benefits provided by Ready State to its employees.

       MEDICAL AND DENTAL COVERAGE. All regular full-time employees are eligible to participate in Ready State's major medical plan which is provided by Blue Cross & Blue Shield of Florida. The employees have the option of utilizing either a Blue Cross Blue Shield of Florida Care Manager Point of Service (POS) program or a traditional HMO Plan. Dental Insurance is provided through Oral Health Services of Florida. Employees pay a portion of the monthly expense of the medical plan and all of the monthly expense of the dental plan. Additional coverage for dependents is available on both medical and dental plans, but an employees' monthly expense increases if dependents are added to the medical and dental plans.

       GROUP LIFE INSURANCE. As part of the benefits package, Ready State provides regular full-time employees with life and accidental death and dismemberment insurance coverage. Within the limits discussed below, Ready State pays the total group life insurance premium. Employees desiring to purchase additional life insurance do so at their own additional cost. Each regular full-time employee receives insurance equal to twice their annual salary, if death occurs through natural causes, or four times his or her annual salary, if death occurs through an accident, up to a maximum of $500,000, except that all deaths resulting from automobile accidents receive insurance benefits up to a maximum of $250,000.

       LONG TERM DISABILITY. All regular full-time employees are eligible for long term disability insurance. The premium is paid entirely by Ready State. Under the policy, eligible employees will be entitled to salary continuation in the event of long-term disability of 60% of their monthly salary, subject to a maximum benefit amount of $5,000 per month. The benefit will begin 90 days after the disability occurs.

       SHORT TERM DISABILITY. All regular full-time employees are eligible for short-term disability with benefits commencing on the 31st day of disability. Plan benefits are provided by Ready State. The plan covers 60% of the basic weekly earnings, subject to maximum benefit amount equal to $600 per week.

       401(k) RETIREMENT SAVINGS PLAN. Ready State offers a 401(k) Retirement Savings Plan to all full-time employees and part-time employees with one year of service. Ready State allows eligible employees to defer between 1% and 16% of their annual salary. Ready State offers matching contributions of 100% of the first 6% of the employee's contribution.

       VACATIONS. All regular full-time employees are eligible for the vacation program. Regular full time employees with a rank of Vice President or higher receive four weeks of paid vacation. All other officers of the Bank and administrative assistants receive three weeks of paid vacation, except that such other officers and administrative assistants are eligible for four weeks of paid vacation after five years of employment with Ready State. All other employees receive two weeks of paid vacation, except that upon attaining five years of employment with Ready State such other employees are eligible for three weeks of paid vacation..

       SICK LEAVE. Full-time employees absent due to illness will be paid for sick leave for up to seven days.

TRANSACTIONS WITH MANAGEMENT

       In the ordinary course of business, Ready State has loans, deposits and other transactions with its executive officers, directors, and organizations with which such persons are associated. Such transactions are on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others and do not involve more than a normal risk of collectibility or present other unfavorable features. The aggregate amount of loans to the aforementioned person and company(s) at December 31, 1997, amounted to approximately $28,094,000.


       VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS OF READY STATE

       The following table sets forth certain information concerning the beneficial owners of more than 5.0% of Ready State common stock, as of the record date. Unless otherwise indicated, the person listed is the record owner and has the sole voting and investment power over the shares.

                                                                            Number of Shares Beneficially
                                                                             Owned at September 30, 1998
                                                                      -------------------------------------------
 Title of Class          Name and Address of Beneficial Owner           Directly   Indirectly   Percent of Class
---------------- ---------------------------------------------------  ----------- ------------ ------------------
Common           Mr. Roberto Cayon                                      983,301        0             19.7%
Common           Mr. Ceferino Machado                                   767,380        0             15.4
Common           Mr. Manuel Herran and Ms. Nyria Herran, his wife       483,350        0              9.7
Common           Mr. Pedro Adrian and Ms. Adria Adrian, his wife        399,260        0              8.0


      READY STATE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                   CONDITION AND RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

       GENERAL. Ready State Bank reported consolidated net income of $5,582,779 for the nine months ended September 30, 1998 and $5,962,898 for the same period in 1997.

       NET INTEREST INCOME. Net interest income is the primary source of Ready State Bank's earning stream, and represents the difference between interest income generated from earning assets and the interest expense paid on deposits. Ready State Bank reported net interest income of $17,156,893 for the nine months ended September 30, 1998 and $16,356,085 for the same period in 1997. For the first nine months of each year, Ready State Bank reported net interest spreads of 3.00% for 1998, and 3.49% for 1997.

The following table represents the average balances of earning assets and interest-bearing liabilities of Ready State Bank with their associated yields or rates for the nine months ended September 30, 1998 and 1997.

                   READY STATE BANK YIELD ANALYSIS DATA
                          (Dollars in Thousands)


                                 Nine Months Ending September 30, 1998         Nine Months Ending September 30, 1997

                              Average                                         Average
                              Balance         Interest           Yield        Balance      Interest           Yield

Commercial Loans ........     $    42,995     $     2,886      8.97   %       $ 46,699          3,132        8.97   %
Real Estate Loans .......         252,505          18,498      9.79            214,788         16,659       10.37
Installment Loans .......          10,103             684      9.05             10,362            737        9.51
Total Loans .............         305,603          22,068      9.65            271,849         20,528       10.10

Taxable Securities ......         234,196          10,522      6.01            191,791          8,712        6.07
Non-taxable Securities ..            -                -           -                105              6        7.64
Total Securities ........         234,196          10,522      6.01            191,896          8,718        6.07

Fed Funds Sold ..........          20,508             850      5.54             13,533            550        5.43

Total Earning Assets ....         560,307          33,440      7.98           $477,278         29,796        8.35

NOW Accounts ............          43,810             910      2.78           $ 35,061            744        2.84
Savings Accounts ........          48,371           1,151      3.18             46,117          1,106        3.21
Money Market Accounts ...          24,349             520      2.86             26,078            590        3.02
CD's ....................         317,597          13,597      5.72            259,072         10,892        5.62
Repurchase Agreements ...           3,090             105      4.54              3,243            108        4.45

Total Paying Liabilities         $437,217     $    16,283      4.98   %       $369,571       $ 13,440        4.86   %

Cost of Funds ...........                                      4.98                                          4.86
Interest Spread .........                                      3.00                                          3.49

       The following table analyzes the changes in income and expense of the various components of Ready State Bank's earning assets and paying liabilities. The differences in income and expense compared to the same period in the prior year are attributed to changes in average volume and the differences in yield and rate.

                     READY STATE BANK YIELD ANALYSIS DATA
                            (DOLLARS IN THOUSANDS)



                                                 NINE MONTHS ENDED
                                           SEPTEMBER 30, 1998 VERSUS 1997
                                 -------------------------------------------------


                                    INTEREST            DUE TO             DUE TO
                                  DIFFERENTIAL          VOLUME              RATE

Commercial loans ................   $  (246)           $  (246)            $   -
Real estate loans ...............     1,839              2,003              (164)
Installment loans ...............       (53)               (52)               (1)
Total loans .....................     1,540              1,705              (165)

Taxable securities ..............     1,810              1,832               (22)
Non-taxable securities ..........        (6)                (6)                -
Total securities ................     1,804              1,826               (22)

Fed funds sold ..................       300                291                 9
Total earning assets ............   $ 3,644            $ 3,822             $(178)

NOW accounts ....................   $   166            $   170             $  (4)
Savings accounts ................        45                 45                 -
Money market accounts ...........       (70)               (68)               (2)
CD's ............................     2,705              2,661                44
Repurchase Agreements ...........        (3)                (3)                -
Total paying liabilities            $ 2,843            $ 2,805             $  38






       NON-INTEREST INTEREST INCOME AND NON-INTEREST EXPENSE. Income from sources other than interest-earning assets is derived primarily from service charges and other fees on customer deposits and transactions and from mortgage fees. Non-interest income was $6,058,672 for the first nine months of 1998, compared to $5,678,000 for the same 1997 period.

       Non-interest expense was $14,173,257 for the nine months ended September 30, 1998, compared to $12,338,678 for the same period in 1997. The largest component of this category in each of these periods relates to employee expenses, which were $7,484,357 in 1998 and $6,647,320 in 1997.

       INCOME TAXES. Ready State Bank's effective tax rates for each of the nine months ended September 30, 1998 and 1997 was 38.5%, respectively.

       FINANCIAL CONDITION. Ready State Bank's balance sheet reflects the continued growth of assets, deposits and capital. At September 30, 1998, Ready State Bank's assets were

$621,393,111 or approximately 17.1% higher than the $530,815,203 on the same date of 1997. Ready State Bank's equity was $55,768,372 at September 30, 1998 and $48,213,835 at September 30, 1997.

       LOANS. Ready State Bank's loan portfolio consists primarily of real estate related loans as well as commercial and installment loans. Net loans are defined as gross loans minus the allowance for loan losses and unearned income or fees. Net loans as of September 30, 1998 were $313,939,092 compared to $272,648,447 at September 30 , 1997. Real estate and construction related loans for these periods were $267,370,899 at September 30, 1998, and $222,225,871 at September 30, 1997.

       MATURITY DISTRIBUTION OF LOANS. The following table presents an analysis of the maturity distribution of Ready State Bank's loan portfolio at September 30, 1998. The majority of Ready State Bank's loans are involved with real estate and most of its loans that have fixed rates have maturities ranging from one to five years. The volume of floating rate loans of approximately $184 million at September 30, 1998 is 37.2% more than that of fixed rate loans of approximately $134 million.

                                READY STATE BANK
                        LOAN MATURITY/REPRICING SCHEDULE
                             (DOLLARS IN THOUSANDS)


                                                         NINE MONTHS
                                                            ENDED
                                                         SEPTEMBER 30,
                                                             1998
                                                       -----------------
  FIXED RATE LOAN MATURITIES:
             3 months or less ........................   $      1,323
             3 through 12 months .....................          7,409
             1 through 5 years .......................         80,585
             Over 5 years ............................         44,803
  Total Fixed Rate....................................   $    134,120


  FLOATING RATE LOAN REPRICING:
             3 months or less ........................   $     50,050
             3 through 12 months .....................         60,300
             1 through 5 years .......................         49,434
             Over 5 years ............................         24,236
  Total Floating Rate ................................   $    184,020


  Total Loans ........................................   $    318,140

       NON-PERFORMING ASSETS. A "past due" loan is an accruing loan that is contractually past due 90 days or more as to principal or interest payments. Ready State Bank's management classifies a loan as non-accrual when it becomes apparent that the principal and/or interest is doubtful or when the loan becomes 90 days past due. When a loan is placed on non-accrual status, interest is no longer accrued or included in interest income and previously accrued income is reversed. A loan is restored to accrual status when all interest and principal payments are current and the borrower has demonstrated the ability to make payments of principal and interest as scheduled. Restructured loans, if any, include those for which there has been a reduction in the stated interest rate, extension of maturity, reduction in face amounts of debt, or reduction in accrued interest. Real estate acquired by Ready State Bank as a result of foreclosure is classified as Other Real Estate Owned until such time as it is sold.

       The following is an analysis of non-accrual loans, past due loans, and Other Real Estate Owned of Ready State Bank at the dates indicated (dollars in thousands):


                                               SEPTEMBER 30,
                                   ----------------------------------
                                          1998              1997
NON-ACCRUAL LOANS:
     Real estate......................  $4,115            $2,078
     Other............................     156               183

ACCRUING LOANS WHICH
ARE PAST DUE 90 DAYS OR
MORE AND NOT ON NON-
ACCRUAL

     Real estate......................   1,891             2,132
     Commercial.......................       9                70
     Installment......................      16                12

OTHER REAL ESTATE OWNED:..............     480               581
     (related to foreclosures)

Total Nonperforming Assets............  $6,667            $5,056

       ALLOWANCE FOR LOAN LOSSES. The balance of the allowance for loan losses at September 30, 1998 was $4,201,254 compared to the September 30, 1997 balance of $4,098,761.

       Inherent in Ready State Bank's lending activities is the risk that loan losses may be experienced and that the risk of loss will vary with the type of loan being made, the value of the underlying collateral, and the creditworthiness of the borrower over the term of the loan. To reflect the currently perceived risk of loss associated with Ready State Bank's loan portfolio, provisions are made to the allowance for loan losses. The amount of the allowance for loan losses and the provisions for loan losses is evaluated monthly, based upon management's estimate of risk in the overall loan portfolio and the estimated exposure on individual loans. In evaluating the adequacy of the allowance and the amount of the provision, consideration is given to such factors as: management's evaluation of specific loans; the level and composition of classified loans; historical loss experience, results of examination by regulatory agencies and an internal asset review process; expectations of future national and local economic conditions and their impact on particular industries and the individual borrowers; the market value of collateral and strength of available guaranties; concentrations of credit; and other judgmental factors.

       In the first nine months of 1998 and 1997, Ready State Bank made provisions totaling and $295,000 and $400,000 respectively, to increase the allowance for loan losses. The allowance for loan losses at September 30, 1998 and 1997 was 1.32% and 1.48%, respectively, of gross loans outstanding at the end of each of those periods. Ready State Bank's management considers the allowance to be adequate based on its assessment of the loan portfolio.

       The following table presents an analysis of the allowance for loan losses for the periods indicated:

                           ALLOWANCE FOR LOAN LOSSES
                             (Dollars in thousands)

                                                                                       SEPTEMBER 30,
                                                                                 -------------------------
                                                                                  1998               1997

Balance at beginning of year .............................................       $4,200             $4,093
Recoveries ...............................................................           74                227
Less:  charge-offs .......................................................          368                621

Provision for loan losses ................................................          295                400
Balance at end of year ...................................................       $4,201             $4,099

CHARGE-OFFS:
     Real estate .........................................................       $   17             $    -
     Commercial and Industrial
          Loans                                                                     320                571

     Installment .........................................................           31                 50
Total ....................................................................       $  368             $  621

RECOVERIES:
     Real estate .........................................................       $    -             $    -
     Commercial and Industrial
          Loans ..........................................................           64                217

     Installment .........................................................           10                 10
Total ....................................................................       $   74             $  227

       INVESTMENT SECURITIES. Ready State Bank has established uniform investment and funds management procedures to satisfy its liquidity requirements while attempting to maximize earnings and asset quality. Ready State Bank management assesses the short- and long-term needs of Ready State Bank through consideration of loan demand, interest rate factors, and prevailing market conditions on a regular basis. This assessment leads to recommendations for purchases and other transactions that are made considering safety, liquidity, and maximization of return to Ready State Bank. Ready State Bank management's strategy for securities is to maintain a high quality portfolio through investing primarily in agency-issued callable securities, longer term non-callable, tax-free municipal bonds, and medium-to-short term non-callable agency-issued securities. Ready State Bank does not engage in the trading of investment securities.

       The investment security portfolio at September 30, 1998 was $231,270,942 compared to $198,684,797 at September 30, 1997.

       DEPOSITS. As of September 30, 1998, deposits totaled $544,422,391, an increase of $76,484,033 from the September 30, 1997 balance of $467,938,358 The increase was due to several factors, including the opening of new branches and increased marketing efforts.

       LIQUIDITY. Liquidity for Ready State Bank is the ability to raise funds at a reasonable cost, fund asset growth, meet deposit withdrawals and customers' borrowing needs, satisfy maturities of short-term borrowing and maintain reserve requirements.

       Ready State Bank monitors its liquidity position periodically in relation to changes in long- and short-term interest rates. The maturity distributions and interest sensitivity of assets and liabilities are adjusted in response to those changes.

       At September 30, 1998 and 1997, Ready State Bank's net loan-to-deposit ratio was 57.7% and 58.3%, respectively.

       INTEREST RATE SENSITIVITY MANAGEMENT. The primary objective of monitoring Ready State Bank's interest rate sensitivity, or inherent rate risk, is to provide management the tools necessary to manage the balance sheet to minimize adverse changes in net interest income as a result of changes in the direction and level of interest rates. Federal Reserve monetary control efforts and legislative changes have been significant factors affecting the management of interest rate sensitivity positions in recent years.

       Repricing characteristics are the time frames at which interest-earning assets and interest-bearing liabilities are subject to changes in interest rates, either at replacement or maturity. Sensitivity is measured as the difference between the volume of assets and liabilities in Ready State Bank's current portfolio that are subject to repricing sensitivity gaps and are usually calculated separately for various segments of time and on a cumulative basis.

       Any excess of assets or liabilities results in an interest rate sensitivity gap. A positive gap denotes asset sensitivity and a negative gap represents liability sensitivity. The following table shows interest sensitivity for three different intervals as of September 30, 1998.

              READY STATE BANK INTEREST RATE SENSITIVITY ANALYSIS
                            AS OF SEPTEMBER 30, 1998
                             (DOLLARS IN THOUSANDS)


                                                              0 - 90         91 - 365         Over
                                                                Days             Days       1 Year         Total
EARNING ASSETS:
     Loans .........................................        $188,408          $10,907     $120,268      $319,583
     Securities ....................................          23,414           65,960      141,897       231,271
     Fed funds sold ................................          32,500                -            -        32,500
Total earning assets ...............................         244,322           76,867      262,165       583,354

INTEREST BEARING LIABILITIES:
     Now accounts ..................................          46,979                -            -        46,979
     MMDA accounts .................................          29,198                -            -        29,198
     Regular savings ...............................          50,559                -            -        50,559
     Certificates of deposit .......................         133,813          175,087       15,490       324,290
Total rate sensitivity liabilities..................         260,549          175,087       15,490       451,126
Interest sensitivity gap ...........................      $( 16,227)       $( 98,220)    $ 246,675      $132,228
                                                                                                      ==========
Cumulative gap .....................................      $( 16,227)       $(114,447)     $132,228

       Ready State Bank has a positive cumulative gap of approximately $132 million as of September 30, 1998. A positive gap implies that net interest income would decrease in a falling rate environment and increase in a rising rate environment. Since interest rates have been relatively low for a period of time, the assumption that rates will increase from present levels is likely. The effect of rising rates is difficult to predict since each of the different components of interest earning assets and interest-bearing liabilities react differently to changes in interest rates. The degree of interest rate sensitivity is not equal for all types of assets and liabilities.

       CAPITAL RESOURCES. At September 30, 1998, Ready State Bank's shareholders' equity was $55,768,372 or $ 7,554,537 higher than the $48,213,835 recorded at September 30, 1997. Changes to stockholders' equity are primarily due to the earnings of Ready State Bank. Other changes, which are not material, are due to changes in the value of unrealized holding gains on securities available for sale, net of income taxes. Ready State Bank has not paid any dividends to its shareholders.

       At September 30,1998 Ready State Bank had a Tier 1 and a total capital ratio of 15.9% and 17.1%, respectively. At September 30, 1997, Ready State Bank had a Tier 1 and a total capital ratio of 15.4% and 16.7%, respectively.

YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

       GENERAL. The good return on operations continues to be the ability to generate loans without a significant cost of operations.

       RESULTS OF OPERATIONS. Ready State Bank reported consolidated net income of $7,776,294 in 1997, $7,820,852 in 1996, and $7,131,138 in 1995. Return on
average assets was

1.48% and return on average stockholders' equity was 16.86% in 1997, compared to 1.78% and 20.37%, respectively, for 1996, and 1.99% and 23.17%, respectively, for 1995. The return on average assets has been declining due to the high cost of new deposits and the drop in the ratio of loans to deposits.

       NET INTEREST INCOME. Net interest income is the primary source of Ready State Bank's earning stream, and represents the difference between interest income generated from earning assets and the interest expense paid on deposits. Ready State Bank reported net interest income of $21,799,349 for 1997, $19,697,207 for 1996, and $18,680,473 for 1995. For the following table and analysis, interest income is adjusted for loan points, which represents prepaid interest. In addition, non-taxable interest income on certain tax-exempt securities is adjusted to a taxable-equivalent basis. Net interest margin is calculated after making these adjustments. The net interest margin is net interest income as a percentage of total interest-earning assets. The difference between the yield on interest-earning assets and the rate paid on interest-bearing liabilities is the net interest spread. Ready State Bank reported net interest spreads of 3.38% for 1997, 3.65% for 1996, and 4.49% for 1995.

       The following table represents the average balances of earning assets and interest-bearing liabilities of Ready State Bank with their associated yields or rates for the years ended December 31, 1997, 1996, and 1995.

            READY STATE BANK YIELD ANALYSIS DATA YEAR TO DATE BASIS
                             (DOLLARS IN THOUSANDS)

                      Twelve Months Ended December 1997      Twelve Months Ended December 1996    Twelve Months Ended December 1995

                        Average                               Average                              Average
                        Balance    Interest     Yield         Balance    Interest      Yield       Balance     Interest     Yield

Commercial Loans       $ 46,213     $ 4,135     8.95   %     $ 48,686     $ 4,429      9.10   %    $ 42,944     $ 4,089     9.52  %
Real Estate Loans       218,300      22,624    10.36          180,339      19,280     10.69         163,133      18,480    11.33
Installment Loans        10,397         983     9.45           10,258       1,001      9.76          10,406         996     9.57
Total Loans             274,910      27,742    10.09          239,283      24,710     10.33         216,483      23,565    10.89
Taxable Securities      196,749      11,689     5.94          158,190       9,375      5.93          95,596       5,828     6.10
Non-taxable
   Securities                79           4     5.06              685          41      5.99           1,171          74     6.32
Total Securities        196,828      11,693     5.94          158,875       9,416      5.93          96,767       5,902     6.10
Fed Funds Sold           14,321         782     5.46           12,586         661      5.25          12,851         752     5.85
Total Earning
   Assets               486,059      40,217     8.27         $410,744      34,787      8.47        $326,101      30,219     9.27
NOW Accounts             35,715         993     2.78         $ 29,322         885      3.02        $ 24,227         730     3.01
Savings Accounts         45,952       1,436     3.13           43,129       1,396      3.24          43,846       1,629     3.72
Money Market
   Accounts              25,496         798     3.13           25,762         854      3.31          24,456         732     2.99
CD's                    266,089      15,049     5.66          212,651      11,846      5.57         149,086       8,448     5.67
Repurchase Agreements     3,230         142     4.40            2,486         109      4.38              17           1     5.88
Total Paying
   Liabilities         $376,482     $18,418     4.89   %     $313,350     $15,090      4.82   %    $241,632     $11,540     4.78  %
Cost of Funds                                   4.89                                   4.82                                 4.78
Interest Spread                                 3.38                                   3.65                                 4.49

       The following table analyzes the changes in income and expense of the various components of Ready State Bank's earning assets and paying liabilities. The differences in income and expense from the prior year are mainly attributed to changes in average volume and differences in yield and rate.

                      READY STATE BANK YIELD ANALYSIS DATA
                               YEAR TO DATE BASIS
                             (DOLLARS IN THOUSANDS)

                                              TWELVE MONTH ENDED DECEMBER 31, 1997 VERSUS 1996
                                              ------------------------------------------------
                                                 Interest           Due to           Due to
                                               Differential         Volume            Rate

Commercial loans .......................        $   (294)         $    (290)       $      (4)
Real estate loans ......................            3,344              3,226              118
Installment loans ......................             (18)               (18)                -
Total loans ............................            3,032              2,918              114

Taxable securities .....................            2,314              2,310                4
Non-taxable securities .................             (37)               (33)              (4)
Total securities .......................            2,277              2,277                -

Fed funds sold .........................              121                117                4

Total earning assets ...................        $   5,430         $    5,312       $      118

NOW accounts ...........................        $     108         $      123       $     (15)
Savings accounts .......................               40                 44              (4)
Money market accounts ..................             (56)               (55)              (1)
CD's ...................................            3,203              3,155               48
Repurchase Agreements ..................               33                 33                -

Total paying liabilities ...............        $   3,328         $    3,300       $       28

                      READY STATE BANK YIELD ANALYSIS DATA
                               YEAR TO DATE BASIS
                             (DOLLARS IN THOUSANDS)

                                              TWELVE MONTHS ENDED DECEMBER 31, 1996 VERSUS 1995
                                              -------------------------------------------------
                                                   Interest         Due to        Due to
                                                 Differential       Volume         Rate

Commercial loans ..........................       $      340      $     364     $    (24)
Real estate loans .........................              800            910         (110)
Installment loans .........................                5              -             5
Total loans ...............................            1,145          1,274         (129)

Taxable securities ........................            3,547          3,551           (4)
Non-taxable securities ....................             (33)           (19)          (14)
Total securities...........................            3,514          3,532          (18)

Fed Funds sold.............................             (91)           (89)           (2)

Total earning assets ......................       $    4,568      $   4,717     $   (149)

NOW accounts ..............................       $      155      $     155     $       -
Savings accounts ..........................            (233)          (230)           (3)
Money market accounts .....................              122            120             2
CD's  .....................................            3,398          3,462          (64)
Repurchase Agreements .....................              108            136          (28)

Total paying liabilities ..................       $    3,550      $   3,643     $    (93)


       NON-INTEREST INTEREST INCOME AND NON-INTEREST EXPENSE. Income from sources other than interest-earning assets is derived primarily from service charges and other fees on customer deposits and transactions and from mortgage fees. Non-interest income was $7,877,307 for 1997, compared to $8,066,998 and $7,130,123 for 1996 and 1995, respectively.

       Non-interest expense was $17,071,777 for 1997, compared to $15,087,815 for 1996 and $14,289,376 for 1995. The largest component of this category for each of these years relates to employee expenses, which were $8,964,867 in 1997, $7,941,502 in 1996 and $6,974,261 in 1995.

       INCOME TAXES. Ready State Bank's effective tax rate was 38.3% for 1997, 38.3% for 1996, and 38.1% for 1995. The effective rate is less than the statutory rate, primarily due to the effect of tax-free income from state and municipal bonds.

       FINANCIAL CONDITION. Ready State Bank's balance sheet reflects the continued growth of assets, deposits and capital. At the end of 1997, Ready State Bank's assets were $571,533,620, or more than 18% higher than the $482,143,133 at the end of 1996. The 1996 balance was more than 21% higher than the 1995 year end balance of $395,670,713. Ready State Bank's equity at December 31, 1997 was $50,010,249 compared to $ 42,262,078 and $34,538,024 at December
31, 1996 and 1995, respectively.

       LOANS. Ready State Bank's loan portfolio consists primarily of real estate related loans as well as commercial and installment loans. Net loans are defined as gross loans minus the allowance for loan losses and unearned income or fees. Net loans as of December 31, 1997 were $283,838,019 compared to $251,056,825 and $230,649,669 at December 31, 1996 and 1995, respectively. Real estate and construction related loans for these periods were $234,241,412 at the end of 1997, $196,332,211 at the end of 1996, and $176,681,831 at the end of
1995.

       MATURITY DISTRIBUTION OF LOANS. The following table presents an analysis of the maturity distribution of Ready State Bank's loan portfolio at December 31, 1997. The majority of Ready State Bank's loans are involved with real estate, and most of its loans that have fixed rates have maturities ranging from one to five years. The volume of floating rate loans of approximately $180 million at December 31, 1997 is 65.8% more than that of fixed rate loans of approximately $108 million.

                                READY STATE BANK
                        LOAN MATURITY/REPRICING SCHEDULE
                             (DOLLARS IN THOUSANDS)

                                                TWELVE MONTHS ENDED
                                                 DECEMBER 31, 1997
                                                 -----------------

FIXED RATE LOAN MATURITIES:
           3 months or less ..................      $     1,701
           3 through 12 months ...............            7,533
           1 through 5 years .................           60,488
           Over 5 years ......................           38,643
Total Fixed Rate..............................      $   108,365

FLOATING RATE LOAN REPRICING:
           3 months or less ..................      $    37,662
           3 through 12 months ...............           58,538
           1 through 5 years .................           74,659
           Over 5 years ......................            8,814
Total Floating Rate ..........................         $179,673

Total Loans ..................................         $288,038
                                                ===============



       NON-PERFORMING ASSETS. A 'past due' loan is an accruing loan that is contractually past due 90 days or more as to principal or interest payments. Ready State Bank's management classifies a loan as non-accrual when it becomes apparent that the principal and/or interest is doubtful or when the loan becomes 90 days past due and is secured by collateral with sufficient realizable value to recover at least the principal. When a loan is placed on non-accrual status, interest is no longer accrued or included in interest income and previously accrued income is reversed. A loan is restored to accrual status when all interest and principal payments are current and the borrower has demonstrated the ability to make payments of principal and interest as scheduled. Restructured loans, if any, include those for which there has been a reduction in the stated interest rate, extension of maturity, reduction in face amounts of debt, or reduction in accrued interest. Real estate acquired by Ready State Bank as a result of foreclosure is classified as Other Real Estate Owned until such time as it is sold.

       The following is an analysis of non-accrual loans, past due loans, and Other Real Estate Owned of Ready State Bank at the dates indicated (dollars in thousands):

                                                     TWELVE MONTHS ENDED
                                                      DECEMBER 31, 1997
                                                -----------------------------
                                                  1997       1996        1995

NON-ACCRUAL LOANS:
     Real estate .........................      $2,567      2,012      $2,458
     Other ...............................         325        184           -

ACCRUING LOANS WHICH ARE PAST
DUE 90 DAYS OR MORE AND NOT
ON NON-ACCRUAL:
     Real estate .........................       1,329        344         401
     Installment .........................          11         28           -
OTHER REAL ESTATE OWNED:
     (related to foreclosures) ...........         478        349           -

Total Nonperforming Assets ...............      $4,710     $2,917      $2,859

       ALLOWANCE FOR LOAN LOSSES. The balance of the allowance for loan losses at December 31, 1997 was $4,199,821, compared to the December 31, 1996 balance of $4,092,876 and the December 31, 1995 balance of $3,518,878

       Inherent in Ready State Bank's lending activities is the risk that loan losses may be experienced and that the risk of loss will vary with the type of loan being made, the value of the underlying collateral, and the creditworthiness of the borrower over the term of the loan. To reflect the currently perceived risk of loss associated with Ready State Bank's loan portfolio, provisions are made to the allowance for loan losses. The amount of the allowance for loan losses and the provisions for loan losses is evaluated monthly, based upon management's estimate of risk in the overall loan portfolio and the estimated exposure on individual loans. In evaluating the adequacy of the allowance and the amount of the provision, consideration is given to such factors as: management's evaluation of specific loans; the level and composition of classified loans; historical loss experience, results of examination by regulatory agencies and an internal asset review process; expectations of future national and local economic conditions and their impact on particular industries and the individual borrowers; the market value of collateral and strength of available guaranties; concentrations of credit; and other judgmental factors.

       In 1997, Ready State Bank made provisions totaling $675,000 to increase the allowance for loan losses, while in 1996 and 1995 the provision was $700,000 and $1,415,000, respectively. The allowance for loan losses at December 31, 1997, 1996, and 1995 was 1.46%, 1.60% and 1.50%, respectively, of gross loans outstanding at the end of each of those years. Ready State Bank's management considers the allowance to be adequate based on its assessment of the loan portfolio.

       The following table presents an analysis of the allowance for loan losses for the periods indicated:

                                                     ALLOWANCE FOR LOAN LOSSES
                                                      (DOLLARS IN THOUSANDS)

                                                              DECEMBER 31,
                                                  ------------------------------------
                                                    1997         1996            1995

Balance at beginning of year ..................     $4,093        $3,519        $2,822
Recoveries ....................................        255           139           237
Less:  charge-offs ............................        823           265           955
Provision for loan losses .....................        675           700         1,415
Balance at end of year ........................     $4,200        $4,093        $3,519

CHARGE-OFFS:
     Real estate ..............................     $    6      $     61      $    145
     Commercial and Industrial
                Loans .........................        733           162           790

     Installment ..............................         84            42            20
Total .........................................   $    823     $     265      $    955

RECOVERIES:
     Real estate ..............................          -             -             -
     Commercial and Industrial
                Loans .........................        244           127           231

     Installment ..............................         11            12             6
Total .........................................    $   255      $    139       $   237

       INVESTMENT SECURITIES. Ready State Bank has established uniform investment and funds management procedures to satisfy its liquidity requirements while attempting to maximize earnings and asset quality. Ready State Bank's management assesses the short- and long-term needs of Ready State Bank through consideration of loan demand, interest rate factors, and prevailing market conditions on a regular basis. This assessment leads to recommendations for purchases and other transactions that are made considering safety, liquidity, and maximization of return to Ready State Bank. Ready State Bank's management's strategy for securities is to maintain a high quality portfolio through investing primarily in agency-issued callable securities, longer term non-callable, tax-free municipal bonds, and medium-to-short term non-callable agency-issued securities. Ready State Bank does not engage in the trading of investment securities.

       The investment securities portfolio at December 31, 1997 was $219,294,319 compared to $183,230,451 and $111,826,162 at December 31, 1996 and 1995,
respectively.

       DEPOSITS. As of December 31, 1997, deposits totaled $509,570,540 an increase of $81,207,975 from the December 31, 1996 balance of $428,362,565. At December 31, 1995, deposits totaled $348,374,697. The increases were due to several factors, including the opening of new branches and increased marketing efforts.

       LIQUIDITY. Liquidity for Ready State Bank is the ability to raise funds at a reasonable cost, fund asset growth, meet deposit withdrawals and customers' borrowing needs, satisfy maturities of short-term borrowing and maintain reserve requirements.

       Ready State Bank monitors its liquidity position periodically in relation to changes in long- and short-term interest rates. The maturity distributions and interest sensitivity of assets and liabilities are adjusted in response to those changes.

       At December 31, 1997, 1996, and 1995, Ready State Bank's net loan-to-deposit ratio was 55.7%, 58.6%, and 66.2%, respectively.

       INTEREST RATE SENSITIVITY MANAGEMENT. The primary objective of monitoring Ready State Bank's interest rate sensitivity, or inherent rate risk, is to provide management the tools necessary to manage the balance sheet to minimize adverse changes in net interest income as a result of changes in the direction and level of interest rates. Federal Reserve monetary control efforts and legislative changes have been significant factors affecting the management of interest rate sensitivity positions in recent years.

       Repricing characteristics are the time frames at which interest-earning assets and interest-bearing liabilities are subject to changes in interest rates, either at replacement or maturity. Sensitivity is measured as the difference between the volume of assets and liabilities in Ready State Bank's current portfolio that are subject to repricing sensitivity gaps and are usually calculated separately for various segments of time and on a cumulative basis.

       Any excess of assets or liabilities results in an interest rate sensitivity gap. A positive gap denotes asset sensitivity and a negative gap represents liability sensitivity. The following table shows interest sensitivity for three different intervals as of December 31, 1997.

              READY STATE BANK INTEREST RATE SENSITIVITY ANALYSIS
                            AS OF DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                 0 - 90 DAYS     91 - 365 DAYS      OVER 1 YEAR        TOTAL
                                                 -----------     -------------      -----------        -----
EARNING ASSETS:
     Loans ................................        $182,885          $7,533            $99,130       $289,548
     Securities ...........................          16,129          66,204            136,961        219,294
     Fed Funds Sold .......................          26,600               -                  -         26,600
Total earning assets ......................         225,614          73,737            236,091        535,442

INTEREST BEARING LIABILITIES:
     Now accounts .........................          34,309               -                  -         34,309
     MMDA accounts ........................          24,922               -                  -         24,922
     Regular savings ......................          45,858               -                  -         45,858
     Certificates of deposit ..............         128,837         162,357             15,540        306,734
Total rate sensitivity liabilities ........         233,926         162,357             15,540        411,823
Interest sensitivity gap ..................         (8,312)        (88,620)            220,551        123,619
                                                                                                 ============
Cumulative gap ............................       $ (8,312)       $(96,932)           $123,619

       Ready State Bank has a positive cumulative gap of approximately $124 million as of December 31, 1997. A positive gap implies that net interest income would decrease in a falling rate environment and increase in a rising rate environment. This measurement of the effects of this assumption would be more reliable if each of the different components of interest earning assets and interest-bearing liabilities would react to changes in interest rates in the same manner. However, the degree of interest rate sensitivity is not equal for all types of assets and liabilities.

       CAPITAL RESOURCES. At December 31, 1997, Ready State Bank's shareholders' equity was $50,010,244, or $7,748,166 higher than at December 31, 1996. Shareholders' equity at December 31, 1996 and 1995 was $42,262,078 and $34,538,024, respectively. Changes to stockholders' equity are primarily due to the earnings of Ready State Bank. Other changes, which are not material, are due to changes in the value of unrealized holding gains on securities available for sale, net of income taxes. Ready State Bank has not paid any dividends to its shareholders.

       At December 31, 1997, Ready State Bank had a Tier 1 and a total capital ratio of 16.4% and 17.7%, respectively. At December 31, 1996, Ready State Bank had a Tier 1 and a total capital ratio of 15.5% and 16.7%, respectively. At December 31, 1995, Ready State Bank had a Tier 1 and a total capital ratio of 13.9% and 15.2%, respectively.

YEAR 2000 ISSUE

       The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Ready State's computer programs or hardware that have date-sensitive software or embedded chips may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to engage in normal business activities. As a result of recent assessments, Ready State is presently modifying and replacing existing hardware and software so that those systems will properly utilize dates beyond December 31, 1999. Based on current plans Ready State believes that the Year 2000 issue will be mitigated.


                        BUSINESS OF UNION PLANTERS

GENERAL

       Union Planters, a Tennessee corporation, is a registered bank holding company. On September 30, 1998, Union Planters had total consolidated assets of approximately $30.5 billion, total consolidated loans of approximately $19.7 billion, total consolidated deposits of approximately $23.3 billion, and total consolidated stockholders' equity of approximately $2.9 billion.

       Union Planters conducts its business activities through Union Planters Bank, National Association, its principal bank subsidiary, and a number of other banking and banking-related subsidiaries. Through its various subsidiaries, Union Planters provides a diversified range of financial services, maintaining at September 30, 1998, 801 banking offices and 1,000 ATMs in the states in which it operates, as follows:


                         Full Service and
                          Limited Service
       State                 Branches                 ATMs
----------------------  --------------------  -------------------
Alabama.................        22                     22
Arkansas................        48                     37
Florida.................        65                     47
Illinois................        95                    104
Indiana.................        17                     18
Iowa....................        30                     33
Kentucky................        28                     26
Louisiana...............        22                     17
Mississippi.............       151                    170
Missouri................        98                    123
Tennessee...............       209                    375
Texas...................        16                     28
                        --------------------  -------------------
                               801                  1,000
                        ====================  ===================


       Acquisitions have been, and are expected to continue to be, an important part of the expansion of Union Planters' business. During the period beginning January 1, 1994 and ending September 30, 1998, Union Planters completed the acquisition of 43 institutions with approximately $26.4 billion in total assets. The restated consolidated financial statements of Union Planters included in
Exhibit 99.1 to its September 30, 1998 Quarterly Report on Form 10-Q and filed with the SEC, and the financial information relating to Union Planters included under "Summary-Selected Financial Data" in this proxy statement-prospectus, reflect the financial impact of all of such acquisitions deemed material, including the acquisitions completed during 1998.


       In addition, as of September 30, 1998, Union Planters was a party to definitive agreements to acquire five financial institutions in addition to Ready State, and to purchase 56 branch locations and assume deposit liabilities of approximately $1.8 billion in Indiana (the "Indiana Branch Purchase" and, together with all other pending acquisitions, the "Other Pending Acquisitions"). The Other Pending Acquisitions had aggregate total assets of approximately $3.0 billion at September 30, 1998. For information with respect to these acquisitions, see "-- Recent Developments" below

       Union Planters expects to continue to take advantage of the consolidation of the financial services industry by further developing its franchise through the acquisition of financial institutions. Future acquisitions may entail the payment by Union Planters of consideration in excess of the book value of the underlying net assets acquired, may result in the issuance of additional shares of Union Planters capital stock or the incurring of additional indebtedness by Union Planters, and could have a dilutive effect on the earnings or book value per share of Union Planters common stock. Moreover, significant charges against earnings are sometimes required incidental to acquisitions. For a description of the acquisitions in addition to the merger which are currently pending, see "-- Recent Developments."

       The principal executive offices of Union Planters are located at 7130 Goodlett Farms Parkway, Memphis, Tennessee 38018, and its telephone number at such address is (901) 580-6000. Additional information with respect to Union Planters and its subsidiaries is included in documents incorporated by reference in this proxy statement-prospectus. See "WHERE YOU CAN FIND MORE INFORMATION."

RECENT DEVELOPMENTS

       RECENT SALE OF CREDIT CARD PORTFOLIO. On October 15, 1998, Union Planters sold substantially all of its credit card portfolio to MBNA Bank America, N.A. Union Planters also entered into an agreement with MBNA Bank America, N.A. to sell it a large majority of the credit card portfolios of Union Planters Bank of Kentucky, a wholly owned subsidiary of Union
Planters, and of Magna Bank, N.A. which merged into Union Planters Bank, National Association on October 9, 1998. The value of the credit card portfolio sold totaled $460 million. In the fourth quarter of 1998, Union Planters expects to recognize a net gain of $65 to $70 million on a pretax basis and approximately $40 to $43 million after taxes as a result of the sale. Certain estimated costs related to selling the credit card portfolios, including employee severance, equipment write-offs and other fees, have been netted against the gain. Union Planters also expects to charge off approximately $10 million to $15 million of credit card receivables that will not be purchased by MBNA Bank America, N.A. in the fourth quarter of 1998. A smaller portion of the transaction will settle in the first quarter of 1999.

       RECENTLY COMPLETED ACQUISITIONS. Since December 31, 1997, Union Planters has completed 14 acquisitions, representing approximately $13.5 billion in assets. The financial impact of all of such acquisitions deemed material are reflected in the restated consolidated financial statements of Union Planters included in Exhibit 99.1 to its September 30, 1998 Quarterly Report on Form 10-Q and filed with the SEC, and in the financial information relating to Union Planters included under "SUMMARY -- Selected Financial Data" in this proxy statement-prospectus.

       OTHER PENDING ACQUISITIONS. Union Planters has entered into definitive agreements to acquire the following financial institutions in addition to Ready State which Union Planters' management considers probable of consummation and which are expected to close in 1998 or in the first quarter of 1999.

                                                   Asset Size                    Type of                            Projected
              Institution                       (In Millions)(1)            Consideration(2)                       Closing Date
-----------------------------------------    ----------------------    ----------------------------------     ---------------------
First Mutual Bancorp, Inc. and its
subsidiary First Mutual Bank, S.D.,                      370             Approximately 1,100,000
Decatur, Illinois (3)                                                    shares of Union Planters                December 31, 1998
                                                                         common stock

La Place Bancshares, Inc. and                             70             Approximately 412,000 shares
subsidiary Bank of La Place of St.                                       of Union Planters common stock          December 31, 1998
John the Baptist, Parish, La., La
Place, Louisiana

Purchase of 56 branches and assumption                 1,800             $294 million deposit premium            February 12, 1999
of $1.8 billion of deposit liabilities                                   in cash (4)
of First Chicago NBD Corporation in
Indiana ("Indiana Branch Purchase") (4)

Southeast Bancorp, Inc. and                              335             Approximately 1,250,000
subsidiaries First National Bank &                                       shares of Union Planters                December 31, 1998
Trust Company, Corbin, Kentucky, and                                     common stock
First State Bank of East Tennessee
N.A., LaFolette, Tennessee

First & Farmers Bancshares, Inc. and                     275             $76 million in cash                     January 31, 1999
subsidiaries First & Farmers Bank of
Somerset, Somerset,




                                                   Asset Size                    Type of                            Projected
              Institution                       (In Millions)(1)            Consideration(2)                       Closing Date
-----------------------------------------    ----------------------    ----------------------------------     ---------------------

Kentucky, and Bank of
Cumberland, Burkesville, Kentucky

FSB, Inc. and its subsidiary, First                          145         Approximately 907,000 shares            December 31, 1998
State Bank of Covington, Tennessee                                       of Union Planters common stock

               TOTAL                                      $2,995



----------------------
(1) Approximate total assets on September 30, 1998.

(2) Assumes no adjustment to shares pursuant to exchange ratio adjustment mechanisms.

(3) Union Planters intends to purchase, in the open market, approximately one million shares of Union Planters common stock to facilitate its purchase of First Mutual Bancorp, Inc.

(4) The purchase price of the premises and equipment to be purchased has not yet been determined.

       FOURTH QUARTER EARNINGS CONSIDERATIONS. It is expected that either Union Planters or the institutions acquired or to be acquired in connection with the merger and the Other Pending Acquisitions will incur charges arising from such acquisitions and from the assimilation of those institutions into the Union Planters organization. Anticipated charges would normally arise from matters such as, but not limited to:

       -   legal, accounting, financial advisory and consulting fees;

       - payment of contractual benefits triggered by a change of control, early retirement and involuntary separation and related benefits;

       - costs associated with elimination of duplicate facilities and branch consolidations;

       -   data processing charges;

       -   cancellation of vendor contracts; and

       - other contingencies and similar costs which normally arise from the consolidation of operational activities.

       For a discussion of Union Planters' acquisition program and the significant charges Union Planters has incurred over the past three years incidental to its acquisition program, see the caption "Acquisitions" on pages A-3, A-4 and A-5 in Union Planters' restated consolidated financial statements filed in Union Planters' September 30, 1998 Quarterly Report on Form 10-Q,
Exhibit 99.1 and Note 2 to Union Planters' restated audited consolidated financial statements for the years ended December 31, 1997, 1996, and 1995 also contained in Union Planters' September 30, 1998 Quarterly Report on Form 10-Q,
Exhibit 99.1. Reference is also made to pages 17, 18, 20 and 21 to Union

Planters' September 30, 1998 Quarterly Report on Form 10-Q for a discussion of significant charges incurred in the nine months ended September 30, 1998.

       The merger and the Other Pending Acquisitions (with the exception of the Indiana Branch Purchase, and the mergers with First Mutual Bancorp, Inc. and First & Farmers Bancshares, Inc.) are expected to be accounted for as pooling-of-interests. Union Planters currently estimates incurring aggregate pre-tax and after-tax charges in the range of $5 million to $6 million in connection with completing the merger and the Other Pending Acquisitions. Union Planters also expects to incur expenses of approximately $30 million in the fourth quarter of 1998, both on a pre-tax and after-tax basis, primarily in connection with the settlement of employment agreements related to entities acquired in the third quarter of 1998. To the extent that Union Planters' recognition of these acquisition-related charges is contingent upon consummation of a particular transaction, those charges would be recognized in the period in which such transaction closes. See "SUMMARY -- Historical and Pro Forma Per Share Data."

       The range of anticipated charges to be incurred in connection with consummating the merger and the Other Pending Acquisitions is a preliminary estimate of the significant charges which may, in the aggregate, be required and should be viewed accordingly. Moreover, this range has been based on the due diligence that has been performed to date in connection with the merger and the Other Pending Acquisitions. The range may be subject to change, and the actual charges incurred may be higher or lower than what is currently contemplated, once the acquired institutions are assimilated from an operational perspective and various contingencies are either satisfied or eliminated. Furthermore, the range of anticipated charges will change if additional entities are acquired. Union Planters regularly evaluates the potential acquisition of, and holds discussions with, various potential acquisition candidates. As a general rule, Union Planters will publicly announce such acquisitions only after a definitive agreement has been reached, and only then if Union Planters considers the acquisition to be of such a size as to be a significant acquisition. Since the range of anticipated acquisition-related charges is likely to change with additional acquisitions, and since Union Planters regularly engages in acquisitions, such range could change, and you should view such information accordingly.

       Since September 30, 1998, Union Planters has expensed that portion of certain restricted stock grants that would otherwise have remained unrecognized at the recipients' earliest possible retirement age. This will have the effect of increasing benefits expense in the fourth quarter of 1998 by approximately $8.9 million pretax and $5.5 million on an after tax basis. Additionally, in connection with the consolidation of certain loan and deposit functions, Union Planters is implementing a plan to image all documents related to loans and deposits. During the fourth quarter of 1998, Union Planters will engage a third party to image all of its current documents. The total expenses estimated to be incurred in the fourth quarter of 1998 related to this project is approximately $4.8 million pretax and $3.29 million on an after tax basis.

       Certain acquisitions during 1998 have significantly increased the goodwill and other intangible costs to $361 million at September 30, 1998. Given changing market conditions, primarily interest rates and the related volatility of the mortgage markets, Union Planters plans to perform a review of the realization of these intangibles and other related assets such as investment securities premiums during the fourth quarter of 1998. The impact of this review cannot be quantified at this time.


                    CERTAIN REGULATORY CONSIDERATIONS

GENERAL

       Union Planters is a bank holding company registered with the Federal Reserve. As such, Union Planters and its non-bank subsidiaries are subject to the supervision, examination, and reporting requirements of the Bank Holding Company Act and the regulations of the Federal Reserve. The following discussion summarizes the regulatory framework applicable to banks and bank holding companies and provides certain specific information related to Union Planters. A more complete discussion is included in Union Planters' 1997 Annual Report on Form 10-K. See "WHERE YOU CAN FIND MORE INFORMATION."

       Bank holding companies are required to obtain the prior approval of the Federal Reserve before they may:

       - acquire direct or indirect ownership or control of more than 5% of the voting shares of any bank;

       -   acquire all or substantially all of the assets of any bank; or

       -   merge or consolidate with any other bank holding company.

       The Federal Reserve generally may not approve any transaction that would result in a monopoly or that would further a combination or conspiracy to monopolize banking in the United States. Nor can the Federal Reserve approve a transaction that could substantially lessen competition in any section of the country, that would tend to create a monopoly in any section of the country, or that would be in restraint of trade. But the Federal Reserve may approve any such transaction if it determines that the public interest in meeting the convenience and needs of the community served clearly outweigh the anticompetitive effects of the proposed transaction. The Federal Reserve is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks concerned, as well as the convenience and needs of the community to be served. Consideration of financial resources generally focuses on capital adequacy, which is discussed below. And consideration of convenience and needs includes the parties' performance under the Community Reinvestment Act of 1977.

       Another factor that is gaining increasing scrutiny in the application process is the Year 2000 readiness of the parties involved in acquisition transactions. Banking organizations whose Year 2000 readiness is in less than satisfactory condition are undergoing special scrutiny in connection with acquisition transactions requiring regulatory approval, and may not be eligible to use expedited application procedures for acquisition transactions

       Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Interstate Banking Act"), Union Planters and any other bank holding company may now acquire a bank located in any state, subject to certain deposit-percentage limitations, aging requirements, and other restrictions. The Interstate Banking Act also generally permits a bank to branch interstate through acquisitions of banks in other states. By adopting legislation prior to June 1, 1997, a state had the ability either to "opt in" and accelerate the date after which interstate branching is permissible or "opt out" and prohibit interstate branching altogether. Texas, where Union Planters recently completed an acquisition, elected to "opt out," in legislation that expires September 2, 1999. Union Planters has used the Interstate Banking Act to merge substantially all of Union Planters' banking subsidiaries with and into Union Planters Bank, National Association. As a result, that bank is now a multi-state national bank with branches in Alabama, Arkansas, Florida, Iowa, Illinois, Kentucky, Louisiana, Mississippi, Missouri, and Tennessee.

       The Bank Holding Company Act prohibits Union Planters from:

       (1) engaging in activities other than banking, managing, or controlling banks or other permissible subsidiaries; and

       (2) acquiring or retaining direct or indirect control of any company engaged in any activities other than those activities determined by the Federal Reserve to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

       In determining whether a particular activity is permissible, the Federal Reserve must consider whether the performance of such an activity reasonably can be expected to produce benefits to the public that outweigh possible adverse effects. Possible benefits the Federal Reserve considers include greater convenience, increased competition, or gains in efficiency. Possible adverse effects include undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices. The Federal reserve has determined the following to be permissible activities of bank holding companies:

       -   factoring accounts receivable;

       -   acquiring or servicing loans;

       -   leasing personal property;

       -   conducting discount securities brokerage activities;

       -   performing certain data processing services;

       - acting as agent or broker in selling credit life insurance and certain other types of insurance in connection with credit transactions; and

       -   performing certain insurance underwriting activities.

       There are no territorial limitations on permissible non-banking activities of bank holding companies. Despite prior approval, the Federal Reserve has the power to order a holding company or its subsidiaries to terminate any activity or to terminate its ownership or control of any subsidiary when it has reasonable cause to believe that a serious risk to the financial safety, soundness, or stability of any bank subsidiary of that bank holding company may result from such activity.

       The banks owned by Union Planters are members of the Federal Deposit Insurance Corporation. Their deposits are insured by the Federal Deposit Insurance Corporation to the extent provided by law. Each bank is also subject to numerous state and federal statutes and regulations that affect its business, activities, and operations, and each is supervised and examined by one or more state or federal bank regulatory agencies.

       The Federal Deposit Insurance Corporation and the applicable state authority in the case of state-chartered nonmember banks, the Office of Thrift Supervision in the case of federally chartered thrift institutions, the Federal Reserve in the case of state-chartered member banks, and the Office of the Comptroller of the Currency in the case of national banks supervise the subsidiaries of Union Planters and Ready State and regularly examine the operations of such institutions. They have authority to approve or disapprove mergers, consolidations, the establishment of branches, and similar corporate actions. The federal and state banking regulators also have the power to prevent the continuance or development of unsafe or unsound banking practices or other violations of law.

PAYMENT OF DIVIDENDS

       Union Planters is a legal entity separate and distinct from its banking, thrift, and other subsidiaries. The principal sources of cash flow of Union Planters, including cash flow to pay dividends to its stockholders, are dividends from its subsidiary depository institutions. There are statutory and regulatory limitations on the payment of dividends by these subsidiary depository institutions to Union Planters, as well as by Union Planters and Ready State to their stockholders.

       As to the payment of dividends, each of Union Planters' state-chartered banking subsidiaries is subject to the laws and regulations of the state in which the bank is located, and to the regulations of the bank's primary federal regulator. Union Planters' subsidiaries that are thrift institutions are subject to the Office of Thrift Supervision's capital distributions regulations, and those that are national banks are subject to the regulations of the Office of the Comptroller of the Currency.

       If the federal banking regulator determines that a depository institution under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice, the regulator may require, after notice and hearing, that the institution cease and desist from such practice. Depending on the financial condition of the depository institution, an unsafe or unsound practice could include the payment of dividends. The federal banking agencies have indicated that paying dividends that deplete a depository institution's capital base to an inadequate level would be an unsafe and unsound banking practice. Under the Federal Deposit Insurance Corporation Improvement Act of 1991, a depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized. See "-- Prompt Corrective Action." The federal agencies have also issued policy statements that provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings.

       At September 30,1998, under dividend restrictions imposed under federal and state laws, Union Planters' banking subsidiaries, without obtaining governmental approvals, could declare aggregate dividends to Union Planters of approximately $119 million.

       The payment of dividends by Union Planters and its bank subsidiaries may also be affected or limited by other factors, such as the requirement to maintain adequate capital above regulatory guidelines.

CAPITAL ADEQUACY

       Union Planters and its banking subsidiaries are required to comply with the capital adequacy standards established by the Federal Reserve in the case of Union Planters, and the appropriate federal banking regulator in the case of each Union Planters bank. There are two basic measures of capital adequacy for bank holding companies and the depository institutions that they own: a risk-based measure and a leverage measure. All applicable capital standards must be satisfied for a bank holding company to be considered in compliance.

       The risk-based capital standards are designed to make regulatory capital requirements more sensitive to differences in risk profile among depository institutions and bank holding companies, to account for off-balance-sheet exposure, and to minimize disincentives for holding liquid assets. Assets and off-balance-sheet items are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance-sheet items.

       The minimum guideline for the ratio ("Total Capital Ratio") of total capital ("Total Capital") to risk-weighted assets (including certain off-balance-sheet items, such as standby letters of credit) is 8.0%. At least half of Total Capital must be composed of common equity, undivided profits, minority interests in the equity accounts of consolidated subsidiaries, noncumulative perpetual preferred stock, and a limited amount of cumulative perpetual preferred stock, less goodwill and certain other intangible assets ("Tier 1 Capital"). The remainder may consist of subordinated debt, other preferred stock, and a limited amount of loan loss reserves ("Tier 2 Capital"). At September 30, 1998, Union Planters' consolidated Total Capital Ratio and its Tier 1 Capital Ratio (i.e., the ratio of Tier 1 Capital to risk-weighted assets) were 17.07% and 13.49%, respectively.

       In addition, the Federal Reserve has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio (the "Leverage Ratio") of Tier 1 Capital to average assets, less goodwill and certain other intangible assets, of 3.0% for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. All other bank holding companies generally are required to maintain a Leverage Ratio of at least 3.0%, plus an additional cushion of 100 to 200 basis points. Union Planters' Leverage Ratio at September 30, 1998, was 9.29%. The guidelines also provide that bank holding companies that experience internal growth or make acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. The Federal Reserve will consider a "tangible Tier 1 Capital Leverage Ratio" (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities.

       Each of the Union Planters' banks is subject to risk-based and leverage capital requirements adopted by its federal banking regulator. Those requirements are similar to those adopted by the Federal Reserve for bank holding companies. Each of Union Planters' banks was in compliance with those minimum capital requirements as of September 30, 1998. No federal banking agency has advised Union Planters or its bank subsidiaries of any specific minimum capital ratio requirement applicable to it.

       A bank or thrift that fails to meet its capital guidelines may be subject to a variety of enforcement remedies and certain other restrictions on its business. Remedies could include the issuance of a capital directive, the termination of deposit insurance by the Federal Deposit Insurance Corporation, and a prohibition on the taking of brokered deposits. As described below, substantial additional restrictions can be imposed upon Federal Deposit Insurance Corporation-insured depository institutions that fail to meet their capital requirements. See "-- Prompt Corrective Action."

       The federal bank regulators continue to indicate their desire to raise the capital requirements that apply to banks beyond their current levels. The Federal Reserve, the Federal Deposit Insurance Corporation, and the Office of the Comptroller of the Currency have proposed an amendment to the risk-based capital standards that would calculate the change in a bank's net economic value attributable to increases and decreases in market interest rates and would require banks with excessive interest rate risk exposure to hold additional amounts of capital against such exposures. The Office of Thrift Supervision has already included an interest-rate risk component in its risk-based capital guidelines for savings associations that it regulates.

SUPPORT OF SUBSIDIARY INSTITUTIONS

       Under Federal Reserve policy, Union Planters is expected to act as a source of financial strength for, and commit its resources to support, each Union Planters bank. This support may be required at times when Union Planters may not be inclined to provide it. In addition, any capital loans by a bank holding company to any of its bank subsidiaries are subordinate to the payment of deposits and to certain other indebtedness. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a bank subsidiary will be assumed by the bankruptcy trustee and entitled to a priority of payment.

       A depository institution insured by the Federal Deposit Insurance Corporation can be held liable for any loss incurred by, or reasonably expected to be incurred by, the Federal Deposit Insurance Corporation in connection with the default of a commonly controlled Federal Deposit Insurance Corporation-insured depository institution or any assistance provided by the Federal Deposit Insurance Corporation to any commonly controlled Federal Deposit Insurance Corporation-insured depository institution "in danger of default." "Default" is defined generally as the appointment of a conservator or receiver, and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance. The Federal Deposit Insurance Corporation's claim for damages is superior to claims of stockholders of the insured depository institution or its holding company, but is subordinate to claims of depositors, secured creditors, and holders of subordinated debt (other than affiliates) of the commonly controlled insured depository institution. Union Planters' banks are subject to these cross-guarantee provisions. As a result, any loss suffered by the Federal Deposit Insurance Corporation in respect of any of Union Planters' banks would likely result in assertion of the cross-guarantee provisions, the assessment of estimated losses against Union Planters' banking or thrift affiliates, and a potential loss of Union Planters' investments in its other banks.

PROMPT CORRECTIVE ACTION

       The Federal Deposit Insurance Corporation Improvement Act of 1991 establishes a system of prompt corrective action to resolve the problems of undercapitalized institutions. Under this system, which became effective in December 1992, the federal banking regulators are required to establish five capital categories (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized). With respect to institutions in the three undercapitalized categories, the regulators must take certain supervisory actions, and are authorized to take other discretionary actions. The severity of the actions will depend upon the capital category in which the institution is placed. Generally, subject to a narrow exception, the Federal Deposit Insurance Corporation Improvement Act of 1991 requires the banking regulator to appoint a receiver or conservator for an institution that is critically undercapitalized. The federal banking agencies have specified the relevant capital level for each category.

       An institution is deemed to be well capitalized if it:

       - has a Total Capital Ratio of 10% or greater;

       - has a Tier 1 Capital Ratio of 6.0% or greater;

       - has a Leverage Ratio of 5.0% or greater; and

       - is not subject to any written agreement, order, capital directive, or prompt corrective action directive issued by its federal banking agency.

An institution is considered to be adequately capitalized if it has:

       - a Total Capital Ratio of 8.0% or greater;

       - a Tier 1 Capital Ratio of 4.0% or greater; and

       - a Leverage Ratio of 4.0% or greater.

A depository institution is considered to be undercapitalized if it has:

       - a Total Capital Ratio of less than 8.0%;

       - a Tier 1 Capital Ratio of less than 4.0%; or

       - a Leverage Ratio of less than 4.0%.

A depository institution is considered to be significantly undercapitalized if it has:

       - a Total Capital Ratio of less than 6.0%;

       - a Tier 1 Capital Ratio of less than 3.0%; or

       - a Leverage Ratio of less than 3.0%.

An institution that has a tangible equity capital to assets ratio equal to or less than 2.0% is deemed to be critically undercapitalized. "Tangible equity" includes core capital elements counted as Tier 1 Capital for purposes of the risk-based capital standards, plus the amount of outstanding cumulative perpetual preferred stock (including related surplus), minus all intangible assets, with certain exceptions. A depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

       An institution that is categorized as undercapitalized, significantly undercapitalized, or critically undercapitalized is required to submit an acceptable capital restoration plan to its appropriate federal banking agency. In addition, a bank holding company must guarantee that a subsidiary bank meet its capital restoration plan. This obligation to fund a capital restoration plan is limited to the lesser of 5.0% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. Except in accordance with an accepted capital restoration plan or with the approval of the Federal Deposit Insurance Corporation, an undercapitalized institution is also generally prohibited from increasing its average total assets, making acquisitions, establishing any branches, or engaging in any new line of business. In addition, its federal banking agency is given authority with respect to any undercapitalized institution to take any of the actions it is required to or may take with respect to a significantly undercapitalized institution if it determines "that those actions are necessary to carry out the purpose" of the Federal Deposit Insurance Corporation Improvement Act of 1991.

       For those institutions that are significantly undercapitalized or undercapitalized and either fail to submit an acceptable capital restoration plan or fail to implement an approved capital restoration plan, its federal banking agency must require the institution to:

       (1) sell enough shares, including voting shares, to become adequately capitalized;

       (2) merge with (or be sold to) another institution (or holding company), but only if grounds exist for appointing a conservator or receiver;

       (3)    restrict certain transactions with its banking affiliates;

       (4)    restrict transactions with bank or non-bank affiliates;

       (5) restrict interest rates that the institution pays on deposits to "prevailing rates" in the institution's "region";

       (6)    restrict asset growth or reduce total assets;

       (7)    alter, reduce, or terminate activities;

       (8)    hold a new election of directors;

       (9) dismiss any director or senior executive officer who held office for more than 180 days immediately before the institution became undercapitalized, provided that in requiring dismissal of a director or senior officer, the agency must comply with certain procedural requirements, including the opportunity for an appeal in which the director or officer will have the burden of proving his or her value to the institution;

       (10)   employ "qualified" senior executive officers;

       (11) cease accepting deposits from correspondent depository institutions;

       (12) divest certain nondepository affiliates which pose a danger to the institution; or

       (13) be divested by a parent holding company. In addition, without the prior approval of its federal banking agency, a significantly undercapitalized institution may not pay any bonus to any senior executive officer or increase the rate of compensation for such an officer.

                   DESCRIPTION OF UNION PLANTERS CAPITAL STOCK

       Union Planters' charter currently authorizes the issuance of 300,000,000 shares of Union Planters common stock and 10,000,000 shares of Union Planters Preferred Stock. On October 31, 1998, 136,063,035 shares of Union Planters common stock were outstanding and approximately 11,819,841 shares were earmarked for issuance in connection with currently outstanding Union Planters options, Union Planters' dividend reinvestment plan, two small convertible debt issues and with respect to conversion rights of currently outstanding Union Planters Series E preferred stock. In addition, on October 31, 1998, 968,865 shares of Union Planters' 8% Cumulative, Convertible Series E preferred stock, were outstanding. On October 31, 1998, none of Union Planters' 750,000 authorized shares of Series A preferred stock were issued and outstanding nor is management aware of the existence of circumstances from which it may be inferred that such issuance is imminent. THE CAPITAL STOCK OF UNION PLANTERS DOES NOT REPRESENT OR CONSTITUTE A DEPOSIT ACCOUNT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY GOVERNMENTAL AGENCY.

UNION PLANTERS COMMON STOCK

       GENERAL. Shares of Union Planters common stock may be issued at such time or times and for such consideration (not less than the par value thereof) as the Union Planters board of directors may deem advisable, subject to such limitations as may be set forth in the laws of the State of Tennessee, Union Planters' charter or bylaws or the rules of the NYSE. Union Planters Bank is the Registrar, Transfer Agent and Dividend Disbursing Agent for shares of Union Planters common stock. Its address is Union Planters Bank, Corporate Trust Department, 1 South Church Street, Belleville, Illinois 62220.

       DIVIDENDS. Subject to the preferential dividend rights applicable to outstanding shares of the Union Planters preferred stock and subject to applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement, or sinking funds, if any, for all outstanding Union Planters preferred stock, the holders of the Union Planters common stock are entitled to receive, to the extent permitted by law, only such dividends as may be declared from time to time by the Union Planters board of directors.

       Union Planters has the right to, and may from time to time, enter into borrowing arrangements or issue other debt instruments, the provisions of which may contain restrictions on payment of dividends and other distributions on Union Planters common stock and Union Planters preferred stock. Union Planters has no such arrangements in effect at the date hereof. In December 1996, Union Planters caused to be issued $200,000,000 in aggregate liquidation amount of 8.20% Capital Trust Pass-through Securities ("Union Planters Capital Securities") through a Delaware trust subsidiary. Pursuant to the terms of the governing instruments, Union Planters would be prohibited from paying dividends on any Union Planters common stock or Union Planters preferred stock if all quarterly payments on the Union Planters Capital Securities had not been paid in full. The Union Planters Capital Securities mature in 2026 and may be redeemed under certain circumstances prior to maturity.

       LIQUIDATION RIGHTS. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets, or winding-up of Union Planters, after distribution in full of the preferential amounts required to be distributed to the holders of Union Planters preferred stock, holders of Union Planters common stock will be entitled to receive all of the remaining assets of Union Planters, of whatever kind, available for distribution to stockholders ratably in proportion to the number of shares of Union Planters common stock held. The Union Planters board of directors may distribute in kind to the holders of Union Planters common stock such remaining assets of Union Planters or may sell, transfer, or otherwise dispose of all or any part of such remaining assets to any other person or entity and receive payment therefor in cash, stock, or obligations of such other person or entity, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of Union Planters common stock. Neither the merger or consolidation of Union Planters into or with any other corporation, nor the merger of any other corporation into Union Planters, nor any purchase or redemption of shares of stock of Union Planters of any class, shall be deemed to be a dissolution, liquidation, or winding-up of Union Planters for purposes of this paragraph.

       Because Union Planters is a holding company, its right and the rights of its creditors and stockholders, including the holders of Union Planters preferred stock and Union Planters common stock, to participate in the distribution of assets of a subsidiary on its liquidation or recapitalization may be subject to prior claims of such subsidiary's creditors except to the extent that Union Planters itself may be a creditor having recognized claims against such subsidiary.

       For a further description of Union Planters common stock, see "EFFECT OF THE MERGER ON RIGHTS OF STOCKHOLDERS."

UNION PLANTERS PREFERRED STOCK

       SERIES A PREFERRED STOCK. Union Planters' charter provides for the issuance of up to 750,000 shares (subject to adjustment by action of the Union Planters board of directors) of Series A preferred stock under certain circumstances involving a potential change in control of Union Planters. None of such shares are outstanding and management is aware of no facts suggesting that issuance of such shares may be imminent. The Series A preferred stock is described in more detail in Union Planters' registration statement on Form 8-A, dated January 19, 1989, and filed February 1, 1989 (Securities and Exchange Commission File No. 0-6919) which is incorporated by reference herein.

       SERIES E PREFERRED STOCK. As of October 31, 1998, 968,865 shares of Series E preferred stock were outstanding. All shares of Series E preferred stock have a stated value of $25.00 per share. Dividends are payable at the rate of $0.50 per share per quarter and are cumulative. The Series E preferred stock is convertible at the rate of 1.25 shares of Union Planters common stock for each share of Series E preferred stock. The Series E preferred stock is not subject to any sinking fund provisions and has no preemptive rights. Such shares have a liquidation preference of $25.00 per share plus unpaid dividends accrued thereon and, at Union Planters' option and with the prior approval of the Federal Reserve, are subject to redemption by Union Planters at any time at a redemption price of $25.00 per share plus any unpaid dividends accrued thereon. Holders of Series E preferred stock have no voting rights except as required by law and in certain other limited circumstances. See "CERTAIN REGULATORY CONSIDERATIONS -- Payment of Dividends."

                 PROPOSED TERMINATION OF STOCKHOLDERS' AGREEMENT

       READY STATE. Ready State's stockholders are parties to a stockholders' agreement, attached to this proxy statement-prospectus as Appendix E, that places certain restrictions on their ability to transfer their shares of Ready States common stock. The intent of the stockholders' agreement is to provide continuity, consistency and stability in the management and policies of the Ready State. However, the agreement may prevent the transfer of control Ready State. It may also prevent a Ready State stockholder from obtaining a premium for his or her shares.

       Ready State is proposing that the stockholders' agreement be terminated in order to assure that the merger is not considered a violation of the stockholders' agreement.

       According to its terms, stockholders holding two-thirds of the outstanding shares must vote to terminate the stockholders' agreement.

       The stockholders' agreement provides that any stockholder who is a party to the stockholders' agreement must first offer his shares to the other parties before offering to sell his or her shares to non-parties or before accepting an offer from a non-party to buy his or her shares. The prices at which the stockholder offers his or her shares to the other parties must be the lesser of the price to be paid by the non-party or the fair market value of the shares, as determined annually by the certified public accountants of Ready State as of the end of the preceding fiscal year. The other stockholders each have the right to purchase the shares so offered on a pro rata basis in accordance with the percentage of outstanding shares, excluding those shares then being offered for sale, that each stockholder owns.

       If the other stockholders who are parties to the stockholders' agreement do not buy some or all of the shares offered for sale, the stockholder so offering may sell the remaining shares to a non-party, but only in compliance with the terms at which the shares were offered to the other parties to the stockholders' agreement. The stockholders' agreement also provides that if a stockholder who is party to the stockholders' agreement becomes insolvent or is otherwise forced to transfer his or her shares, the other stockholders have an option to buy the insolvent stockholders' shares. Any transfers of shares, voluntary or involuntary, made in violation of the stockholders' agreement are considered void and create an option for the other stockholders to buy those shares.

       The stockholders' agreement provides an exception to its requirements for transfers among immediate family members and for the creation of a trust or a bequest in a will for the benefit of immediate family members. It also provides an exception if a party to the stockholders' agreement wants to transfer one percent or less of the total number of outstanding shares of Ready State. If a stockholder wants to transfer one percent or less, he or she must make a request to the Ready State board of directors stating the terms on which the transfer is to be made. The board of directors may either grant the request or designate another person to whom the stockholder must transfer those shares, the transfer to whom must be on the same terms that the stockholder had presented to the board of directors in his or her request.

                                  OTHER MATTERS

       As of the date of this proxy statement-prospectus, Ready State's board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement-prospectus. However, if any other matters properly come before the special meeting or any adjournment or postponement of the special meeting and are voted upon, the enclosed proxy will be deemed to confer discretionary authority to the individuals named as proxies to vote the shares represented by such proxy as to any such matters.

                              STOCKHOLDER PROPOSALS


       Union Planters expects to hold its next annual meeting of stockholders in April 1999, after the merger. Under the SEC rules, proposals of Union Planters stockholders intended to be presented at that meeting must be received by Union Planters at its principal executive offices no later than November 12, 1998.

                                     EXPERTS

       The consolidated financial statements of Union Planters and subsidiaries incorporated in this proxy statement-prospectus by reference to Exhibit 99.1 to Union Planters' September 30, 1998 Quarterly Report on Form 10-Q, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

       The consolidated financial statements of Ready State and subsidiaries as of and for the years ended December 31, 1995, 1996 and 1997 included in this proxy statement-prospectus have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their reports, which are included herein, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                    OPINIONS

       The legality of the shares of Union Planters common stock to be issued in the merger will be passed upon by E. James House, Jr., Secretary and Manager of the Legal Department of Union Planters. E. James House, Jr. is an officer of, and receives compensation from, Union Planters.

       Certain tax consequences of the transaction have been passed upon by Alston & Bird LLP, Washington, D.C..

                       WHERE YOU CAN FIND MORE INFORMATION

       Union Planters files annual, quarterly and current reports, proxy and information statements, and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the Public Reference Section at the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information about issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. In addition, you can read and copy this information at the regional offices of the SEC at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can also inspect reports, proxy and information statements, and other information about Union Planters at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

       Union Planters filed a registration statement with the SEC under the Securities Act of 1933, as amended, relating to the Union Planters common stock offered to the Ready State stockholders. The registration statement contains additional information about Union Planters and the Union Planters common stock. The SEC allows Union Planters to omit certain information included in the registration statement from this proxy statement-prospectus. The registration statement may be inspected and copied at the SEC's public reference facilities described above.

       This proxy statement-prospectus incorporates important business and financial information about Union Planters and Ready State that is not included in or delivered with this proxy statement-prospectus. The following documents filed with the SEC by Union Planters are incorporated by reference in this proxy statement-prospectus (SEC File No. 1-10160):

       (1) Union Planters' Annual Report on Form 10-K for the year ended December 31, 1997 (provided that any information included or incorporated by reference in response to Items 402(a)(8), (i),
              (k), or (l) of Regulation S-K promulgated by the SEC shall not be deemed to be incorporated herein and is not part of the Registration Statement);

       (2) Union Planters' Quarterly Report on Form 10-Q for the three months ended March 31, 1998 and the amendment thereto filed on Form 10-Q/A;

       (3) Union Planters' Quarterly Report on Form 10-Q for the six months ended June 30, 1998;


       (4) Union Planters' Quarterly Report on Form 10-Q for the nine months ended September 30, 1998 (which includes restated consolidated financial statements of Union Planters and related management's discussion and analysis of financial condition and results of operations of Union Planters, giving effect to the significant acquisitions Union Planters has consummated since December 31,
              1997);


       (5) Union Planters' Current Reports on Form 8-K dated January 15, 1998, February 22, 1998, April 16, 1998, July 10, 1998 July 16,
              1998, September 1, 1998, September 8, 1998, October 15, 1998, and October 16, 1998;

       (6) The description of the current management and board of directors of Union Planters contained in the proxy statement of Union Planters filed pursuant to Section 14(a) of the Exchange Act for Union Planters' Annual Meeting of Stockholders held on April 16, 1998;

       (7) Union Planters' Registration Statement on Form 8-A dated January 19, 1989, filed on February 1, 1989 in connection with Union Planters' designation and authorization of its Series A Preferred Stock; and

       (8) The description of the Union Planters common stock contained in Union Planters' registration statement under Section 12(b) of the Exchange Act and any amendment or report filed for the purpose of updating such description.

       Union Planters also incorporates by reference additional documents filed by them pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this proxy statement-prospectus and prior to final adjournment of the special meeting. Any statement contained in this proxy statement-prospectus or in a document incorporated or deemed to be incorporated by reference in this proxy statement-prospectus shall be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. In particular, reference is made to the Union Planters' September 30, 1998 Quarterly Report on Form 10-Q, which includes restated consolidated financial statements and the related management's discussion and analysis of financial condition and results of operations of Union Planters, giving effect to the acquisitions Union Planters has consummated since December 31, 1997. See "BUSINESS OF UNION PLANTERS -- Recent Developments."

       You may obtain copies of the information incorporated by reference in this proxy statement-prospectus upon written or oral request. The inside front cover of this proxy statement-prospectus (page ii) contains information about how such requests should be made.

       All information contained in this proxy statement-prospectus or incorporated herein by reference with respect to Union Planters was supplied by Union Planters, and all information contained in this proxy statement-prospectus with respect to Ready State was supplied by Ready State.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                        READY STATE BANK AND SUBSIDIARIES


                                                                                                              PAGES
Consolidated Balance Sheet as of September 30, 1998.........................................................   F-2

Consolidated Statement of Income for the Nine Months Ended September 30, 1998...............................   F-3

Consolidated Statement of Changes in Stockholders' Equity for the Nine Months
   Ended September 30, 1998.................................................................................   F-4

Consolidated Statement of Cash Flows for the Nine Months Ended
   September 30, 1998.......................................................................................   F-5

Report of Independent Accountants...........................................................................   F-6

Consolidated Balance Sheets as of December 31, 1997 and 1996................................................   F-7

Consolidated Statements of Income for the Years Ended December 31, 1997 and 1996............................   F-8

Consolidated Statements of Changes in Stockholders' Equity for the Years Ended
   December 31, 1997 and 1996...............................................................................   F-9

Consolidated Statements of Cash Flows for the Years Ended December 31, 1997
   and 1996.................................................................................................   F-10

Notes to Consolidated Financial Statements..................................................................   F-12

Report of Independent Accountants...........................................................................   F-25

Consolidated Balance Sheets as of December 31, 1996 and 1995................................................   F-26

Consolidated Statements of Income for the Years Ended December 31, 1996 and 1995............................   F-27

Consolidated Statements of Changes in Stockholders' Equity for the Years Ended
   December 31, 1996 and 1995...............................................................................   F-28

Consolidated Statements of Cash Flows for the Years Ended December 31, 1996
   and 1995.................................................................................................   F-29

Notes to Consolidated Financial Statements..................................................................   F-31

                      READY STATE BANK AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET
                              SEPTEMBER 30, 1998




ASSETS
   Cash and due from banks....................................    $ 20,748,188
   Federal funds sold.........................................      32,500,000
                                                                ------------------
      Cash and cash equivalents...............................      53,248,188

   Investment securities......................................     231,270,942
   Loans, net.................................................     313,939,092

    Bank premises and equipment, net .........................       5,632,921
    Other assets..............................................      17,301,968
                                                                ------------------

                                                                   621,393,111
                                                                ==================

LIABILITIES AND STOCKHOLDERS' EQUITY
   Deposits
      Demand..................................................      93,296,243
      Interest bearing demand.................................      76,177,583
      Savings.................................................      50,558,760
      Time deposits of $100,000 or more.......................     114,408,889
      Other time deposits.....................................     165,422,221
      Individual retirement accounts..........................      17,707,195
      Time deposits state and political subdivisions..........      26,851,500
                                                                ------------------

            Total deposits....................................     544,422,391

   Other liabilities..........................................      15,481,115
   Securities sold under repurchase agreements................       5,721,233
                                                                ------------------

            Total liabilities.................................     565,624,739

Stockholders' Equity
     Common stock, par value $1.00 per share; 10,000,000 shares
         authorized, 4,989,650 shares issued and outstanding..       4,989,650
     Surplus..................................................      39,002,070
     Undivided profits........................................      11,511,843
     Unrealized holding gain on securities available for sale,
         net of income taxes..................................         264,809
                                                                ------------------

         Total stockholders' equity...........................      55,768,372

                                                                  $621,393,111
                                                                ------------------

                        READY STATE BANK AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998





INTEREST INCOME:
   Interest on loans..........................................   $  22,067,797
   Interest on US Treasury securities.........................       5,731,978
   Interest on government agency securities...................       4,777,862
   Other interest income......................................         861,960
                                                                ------------------
        Total interest income.................................      33,439,597

INTEREST EXPENSE:
   Savings accounts...........................................       1,135,094
   Demand deposits............................................       1,445,855
   Time deposits..............................................      13,596,999
   Interest on repurchase agreements..........................         104,756
                                                                ------------------
        Total interest expense................................      16,282,704
                                                                ------------------
   Net interest income........................................      17,156,893
   Provision for loan losses..................................         295,000
                                                                ------------------
   Net interest income after provision for loan losses........      16,861,893
                                                                ------------------
OTHER INCOME:
   Service charges and fees...................................       5,248,363
   Other......................................................         810,309
        Total other income....................................       6,058,672

OTHER OPERATING EXPENSES:
   Salaries and employee benefits.............................       7,484,357
   Occupancy expense..........................................       2,600,962
   Other......................................................       3,792,938
                                                                ------------------
        Total other operating expenses........................      13,878,257
                                                                ------------------
Income before income taxes....................................       9,042,308
Provision for income taxes....................................       3,459,529
   Net income.................................................       5,582,779

                      READY STATE BANK AND SUBSIDIARIES
          CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998








                                                       SHARES             PAR VALUE           SURPLUS
                                                   --------------      ----------------  --------------
Balance at January 1, 1998                               498,965      $     3,991,720   $    30,000,000

Net income                                                     0                    0                 0

Stock issued for stock split                           4,490,685              997,930          (997,930)

Change in unrealized holding gain on securities
    available for sale, net of income taxes                    0                    0                 0

Transfer to surplus                                            0                    0        10,000,000
                                                   --------------     ----------------  ---------------

Balance at September  30, 1998                          4,989,650     $      4,989,650  $    39,002,070
                                                   ==============     ================  ===============





                                                                           UNREALIZED
                                                                         HOLDING GAIN ON
                                                                           SECURITIES
                                                          UNDIVIDED       AVAILABLE FOR
                                                           PROFITS          SALE, NET         TOTAL
                                                        --------------   ---------------  --------------
Balance at January 1, 1998                             $   15,929,064   $       89,460   $   50,010,244

Net income                                                  5,582,779                0        5,582,779

Stock issued for stock split                                        0                0                0

Change in unrealized holding gain on securities
    available for sale, net of income taxes                         0          175,349          175,349

Transfer to surplus                                       (10,000,000)               0                0
                                                       ---------------  ---------------  ---------------

Balance at September  30, 1998                         $   11,511,843   $      264,809   $   55,768,372
                                                       ===============  ===============  ===============

                       READY STATE BANK AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998


Cash flows from operating activities:
    Net income                                                                                            $         5,582,779
    Adjustments to reconcile net income to net cash provided by operating activities:
       Provision for loan losses                                                                                      295,000
       Loss on sale of other real estate owned                                                                         55,882
       Depreciation and amortization                                                                                  500,297
       Accretion and amortization of premium or discount on investment securities, net                               (345,766)
       Increase in interest receivable                                                                                (15,661)
       Increase in other assets                                                                                       (65,191)
       Increase in interest payable                                                                                   103,305
       Increase in other liabilities                                                                                1,681,198
                                                                                                          --------------------

           Net cash provided by operating activities                                                                7,791,843
                                                                                                          --------------------

Cash flows from investing activities:
    Proceeds from sales and maturities of investment securities:
       Securities available for sale                                                                               30,000,000
       Securities held to maturity                                                                                 61,453,183
    Investment in securities:
       Securities available for sale                                                                              (15,061,016)
       Securities held to maturity                                                                                (87,734,997)
    Net increase in loans                                                                                         (30,772,567)
    Proceeds from sale of other real estate owned                                                                     318,943
    Net increase in due from customers on acceptance                                                               (3,403,428)
    Purchases of premises and equipment                                                                              (531,801)
                                                                                                          --------------------

           Net cash used by investing activities                                                                  (45,731,683)
                                                                                                          --------------------

Cash flows from financing activities:
    Net increase in demand, money market, savings and NOW accounts                                                 17,095,164
    Net increase in time deposits                                                                                  17,756,687
    Net increase in securities sold under repurchase agreements                                                     4,061,581
    Net increase in acceptances outstanding                                                                         3,403,428
                                                                                                          --------------------

           Net cash provided by financing activities                                                               42,316,860
                                                                                                          --------------------

Increase in cash and cash equivalents                                                                               4,377,020

Cash and cash equivalents at beginning of year                                                                     48,871,168
                                                                                                          --------------------

Cash and cash equivalents at end of year                                                                  $        53,248,188
                                                                                                          ====================

Supplemental disclosure of non-cash investing activities:
    Change in unrealized holding loss/gain on securities available for sale                               $           288,027
                                                                                                          ====================
    Transfer of loans to other real estate owned                                                          $           376,494
                                                                                                          ====================

                        REPORT OF INDEPENDENT ACCOUNTANTS

February 5, 1998

Board of Directors
Ready State Bank
Hialeah, Florida

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, changes in stockholders' equity, and cash flows present fairly, in all material respects, the financial position of Ready State Bank and its subsidiaries (the "Bank") as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Bank's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/  PricewaterhouseCoopers LLP

                        READY STATE BANK AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996


ASSETS                                                                                  1997                   1996
                                                                                ------------------     ------------------
Cash and due from banks......................................................         $22,271,168            $22,960,823
Federal funds sold...........................................................          26,600,000              9,000,000
                                                                                ------------------     ------------------
             Cash and cash equivalents.......................................          48,871,168             31,960,823

Investment securities (Note 2)...............................................         219,294,319            183,230,451
Loans, net (Notes 3 and 4)...................................................         283,838,019            251,056,825
Bank premises and equipment, net (Note 5)....................................           5,676,785              4,913,277
Accrued interest receivable..................................................           4,119,737              3,834,901
Due from customers on acceptance.............................................           6,985,362              4,778,073
Other assets.................................................................           2,748,230              2,368,783
                                                                                ------------------     ------------------

                                                                                     $571,533,620           $482,143,133
                                                                                ==================     ==================

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
      Deposits:
             Demand..........................................................        $ 97,747,563           $ 86,518,771
             Savings and NOW accounts........................................          80,166,833             72,540,117
             Money Market....................................................          24,922,583             27,022,861
             Time deposits of $100,000 or more...............................         146,512,540            120,391,195
             Other time deposits.............................................         160,221,021            121,889,621
                                                                                ------------------     ------------------
                   Total deposits............................................         509,570,540            428,362,565

      Accrued interest payable...............................................           2,604,608              2,229,269
      Other liabilities......................................................             703,214                777,847
      Acceptances outstanding................................................           6,985,362              4,778,073
      Securities sold under repurchase agreements............................           1,659,652              3,733,301
                                                                                ------------------     ------------------
                   Total liabilities.........................................         521,523,376            439,881,055
                                                                                ------------------     ------------------
Commitments and contingencies (Notes 8 and 9)

Stockholders' equity:
      Common stock, par value $8.00 per share; 500,000 shares
          authorized; 498,965 shares issued and outstanding..................
                                                                                        3,991,720              3,991,720
      Surplus................................................................          30,000,000             20,000,000
      Undivided profits......................................................          15,929,064             18,152,770
      Unrealized holding gain on securities available for
          sale, net of income taxes..........................................              89,460                117,588
                                                                                ------------------     ------------------

                    Total stockholders' equity...............................          50,010,244             42,262,078
                                                                                ------------------     ------------------

                                                                                $     571,533,620            482,143,133
                                                                                ==================     ==================

The accompanying notes are an integral part of these financial statements

                        READY STATE BANK AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                 for the years ended December 31, 1997 and 1996

                                                                                       1997                  1996
                                                                                ------------------     -----------------
Interest income:
      Interest and fees on loans.............................................         $27,741,552           $24,710,541
      Interest on investment securities:
             Taxable.........................................................          11,689,606             9,375,108
             Tax-exempt......................................................               4,217                40,550
      Other interest income..................................................             781,979               660,866
                                                                                ------------------     -----------------

             Total interest income...........................................          40,217,354            34,787,065
                                                                                ------------------     -----------------

Interest expense:
      Interest on deposits:
             Savings and NOW accounts........................................           2,428,447             2,280,643
             Money Market....................................................             798,108               854,668
             Time............................................................          15,049,158            11,845,706
      Interest on repurchase agreements......................................             142,292               108,841
                                                                                ------------------     -----------------

             Total interest expense..........................................          18,418,005            15,089,858
                                                                                ------------------     -----------------

Net interest income..........................................................          21,799,349            19,697,207
Provision for loan losses....................................................             675,000               700,000
                                                                                ------------------     -----------------

Net interest income after provision for loan losses..........................          21,124,349            18,997,207
                                                                                ------------------     -----------------

Other income:
      Service charges on deposit accounts....................................           6,434,347             6,585,349
      Other..................................................................           1,442,960             1,481,649
                                                                                ------------------     -----------------

             Total other income..............................................           7,877,307             8,066,998
                                                                                ------------------     -----------------

Other operating expenses:
      Salaries and employee benefits.........................................           8,964,867             7,941,502
      Occupancy expense......................................................           2,936,804             2,513,034
      Legal and other professional fees......................................             432,424               339,574
      Computer service costs.................................................             376,966               311,805
      Stationary and supplies................................................             450,070               380,374
      Other..................................................................           3,235,646             2,901,526
                                                                                ------------------     -----------------

             Total other operating expenses..................................          16,396,777            14,387,815
                                                                                ------------------     -----------------

Income before income taxes ..................................................          12,604,879            12,676,390
Provision for income taxes...................................................           4,828,585             4,855,538
                                                                                ------------------     -----------------

             Net income......................................................         $ 7,776,294           $ 7,820,852
                                                                                ==================     =================

The accompanying notes are an integral part of these financial statements

                        READY STATE BANK AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CHANGES IN
                              STOCKHOLDERS' EQUITY
                 for the years ended December 31, 1997 and 1996

                                                                                                          UNREALIZED
                                                                                                         HOLDING GAIN
                                                                                                         ON SECURITIES
                                                                                           UNDIVIDED     AVAILABLE FOR
                                            SHARES       PAR VALUE        SURPLUS           PROFITS        SALE, NET        TOTAL
                                          ----------   ------------   -------------    --------------   --------------  ------------
Balance at January 1, 1996............      498,965    $ 3,991,720     $10,000,000       $20,331,918        $214,386    $34,538,024

Net Income............................            0              0               0         7,820,852               0      7,820,852
Change in unrealized holding
   gain on securities available
   for sale, net of
   income taxes.......................            0              0               0                 0         (96,798)       (96,798)
Transfer to surplus...................            0              0      10,000,000       (10,000,000)              0              0
                                          ----------   ------------   -------------    --------------   -------------   ------------
Balance at
   December 31, 1996..................      498,965     $3,991,720     $20,000,000       $18,152,770        $117,588    $42,262,078

Net income............................            0              0               0         7,776,294               0      7,776,294
Change in unrealized holding
   gain on securities
   available for sale, net of
   income taxes.......................            0              0               0                 0         (28,128)       (28,128)
Transfer to surplus...................            0              0      10,000,000       (10,000,000)              0              0
                                          ----------   ------------   -------------    --------------   -------------   ------------
Balance at
   December 31, 1997..................       498,965    $3,991,720     $30,000,000        $15,929,064        $89,460    $50,010,244
                                          ==========   ============   =============    ==============   =============   ============



The accompanying notes are an integral part of these financial statements

                        READY STATE BANK AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 for the years ended December 31, 1997 and 1996


                                                                                                    1997                  1996
                                                                                             ---------------        --------------
Cash flows from operating activities:
     Net income............................................................................     $7,776,294            $7,820,852
     Adjustments to reconcile net income to net cash provided
       by operating activities:
          Provision for loan losses........................................................        675,000               700,000
          Loss (gain) on sale of other real estate owned...................................         67,345               (84,897)
          Depreciation and amortization....................................................        552,156               491,371
          Accretion and amortization of premium or discount on investment
            securities, net................................................................       (221,183)             (181,262)
          Gain on sale of investment securities, net.......................................              0                   103
          Deferred income taxes............................................................       (110,530)             (394,820)
          Increase in interest receivable..................................................       (284,836)             (975,335)
          (Increase) decrease in other assets..............................................       (172,123)              166,590
          Increase in interest payable.....................................................        375,339               428,510
          Decrease in other liabilities....................................................        (74,633)           (1,505,151)
                                                                                             ---------------        --------------

              Net cash provided by operating activities....................................      8,582,829             6,465,961

Cash flows from investing activities:
     Proceeds from sales and maturities of investment securities:
          Securities available for sale....................................................     36,000,000            17,000,000
          Securities held to maturity......................................................     54,815,816            50,533,540
     Investment in securities:
          Securities available for sale....................................................    (34,958,633)          (47,933,047)
          Securities held to maturity......................................................    (91,745,450)          (90,980,333)
     Net increase in loans.................................................................    (33,934,367)          (21,537,319)
     Proceeds from sale of other real estate owned.........................................        281,741               165,974
     Net (decrease) increase in due from customers on acceptance...........................     (2,207,289)            3,896,162
     Purchases of premises and equipment...................................................     (1,265,917)             (331,721)
                                                                                             ---------------        --------------

              Net cash used in investing activities........................................    (73,014,099)          (89,186,744)

Cash flows from financing activities:
     Net increase in demand, money market, savings and NOW accounts........................     16,755,230            22,558,108
     Net increase in time deposits.........................................................     64,452,745            57,429,760
     Net (decrease) increase in securities sold under repurchase
         agreements........................................................................     (2,073,649)            3,733,301
     Net increase (decrease) in acceptances outstanding....................................      2,207,289            (3,896,162)
                                                                                             ---------------        --------------

              Net cash provided by financing activities....................................     81,341,615            79,825,007

Increase (decrease) in cash and cash equivalents...........................................     16,910,345            (2,895,776)

Cash and cash equivalents at beginning of year.............................................     31,960,823            34,856,599

Cash and cash equivalents at end of year...................................................    $48,871,168           $31,960,823

Supplemental disclosures:
     Interest paid.........................................................................    $18,042,666           $14,661,348
                                                                                             ===============        ==============

     Income taxes paid.....................................................................     $4,125,241            $5,455,062
                                                                                             ===============        ==============
Supplemental disclosure of non-cash investing activities:
     Change in unrealized holding loss/gain on securities available
        for sale...........................................................................       $(45,582)            $(156,863)
                                                                                             ===============        ==============
     Transfer of loans to other real estate owned..........................................       $478,173              $430,163
                                                                                             ===============        ==============


The accompanying notes are an integral part of these financial statements

                        READY STATE BANK AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.     NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

       Ready State Bank and its subsidiaries (collectively "the Bank") is a state chartered, federally insured depository institution which operates ten branches in Dade County, Florida. The Bank's principal lending activities are in residential and commercial construction loans, commercial loans, and consumer loans.

       The Bank's accounting policies and reporting practices conform with generally accepted accounting principles and with predominant practices in the banking industry. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. See Note 4 regarding the allowance for loan losses for estimates made by management in the determination of the amount.

       The consolidated financial statements include the accounts of the bank and its wholly-owned subsidiary, which was formed primarily to hold other real estate owned properties. During 1996, the bank merged its other wholly owned subsidiary Ready Bank Corp. into the parent company. All the assets and liabilities of the subsidiary were transferred at net book value. Significant intercompany accounts and transactions have been eliminated in consolidation. The following is a description of the significant accounting policies.

       CASH EQUIVALENTS

       The Bank considers investments with a maturity of three months or less from the original purchase date to be cash equivalents. Cash equivalents include amounts due from banks and Federal funds sold.

       INVESTMENT SECURITIES

       Securities are recorded at fair value except for those securities which the Bank has the positive intent and ability to hold to maturity. Management determines the appropriate classification of its investment securities at the time of purchase and accounts for them as follows:

       HELD TO MATURITY - Investment securities that management has the positive intent and ability at the time of purchase to hold until maturity are classified as securities held to maturity. Securities in this category are carried at amortized cost adjusted for accretion of discounts and amortization of premiums using the effective interest method over the estimated life of the securities. If a security has a decline in fair value below its amortized cost that is other than temporary, then the security will be written down to its new cost basis by recording a loss in the consolidated statement of income.

       AVAILABLE FOR SALE - Investment securities to be held for indefinite periods of time and not intended to be held to maturity are classified as available for sale. Assets included in this category are those assets that management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in interest rates, resultant prepayment risk and other factors related to interest rate and resultant prepayment risk changes. Securities available for sale are recorded at fair value. Both unrealized holding gains and losses on securities available for sale, net of taxes, are included as a separate component of stockholders' equity in the consolidated balance sheets until these gains or losses are realized. The cost of investment securities sold is determined by the specific identification method. If a security has a decline in fair value that is other than temporary, then the security will be written down to its fair value by recording a loss in the consolidated statement of income.

       TRADING SECURITIES - Securities that are held principally for the purpose of selling in the near future are classified as trading securities. These securities are recorded at fair value. Both unrealized gains and losses are included in the consolidated statement of income. The Bank currently has no securities classified as trading securities.

       LOANS, ALLOWANCE FOR LOAN LOSSES AND LOAN FEES

       Loans are carried at their principal outstanding balance net of charge-offs, deferred loan fees and costs on originated loans, and unearned income. Interest income is generally recognized when income is earned using the interest method. Loan origination fees and certain direct loan origination costs are deferred and the net amounts are amortized as adjustments of the loans' yields.

       The Bank accounts for impairment of loans as prescribed by Statement of Financial Accounting Standards (SFAS) No. 114, "Accounting by Creditors for Impairment of a Loan" as amended by SFAS No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures, on January 1, 1995. Under the new standard, a loan is considered impaired based on current information and events, if it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. The measurement of impaired loans is generally based on the present value of expected future cash flows discounted at the historical effective interest rate, except that all collateral-dependent loans are measured for impairment based on the fair value of the collateral.

       The adequacy of the allowance for loan losses is periodically evaluated by the Bank in order to maintain the allowance at a level that is sufficient to absorb probable credit losses. Management's evaluation of the adequacy of the allowance is based on a review of the Bank's historical loss experience, known and inherent risks in the loan portfolio, including adverse circumstances that may affect the ability of the borrower to repay interest and/or principal, the estimated value of collateral, and an analysis of the levels and trends of delinquencies, charge-offs, and the risk ratings of the various loan categories. Such factors as the level and trend of interest rates and the condition of the national and local economies are also considered. The losses the Bank may ultimately incur could differ materially in the near term from the amounts assumed in arriving at the allowance for loan losses.

       The allowance for loan losses is established through charges to earnings in the form of a provision for loan losses. Increases and decreases in the allowance due to changes in the measurement of the impaired loans are included in the provision for loan losses. Loans continue to be classified as impaired unless they are brought fully current and the collection of scheduled interest and principal is considered probable.

       When a loan or portion of a loan is determined to be uncollectible, the portion deemed uncollectible is charged against the allowance and subsequent recoveries, if any, are credited to the allowance.

       OTHER REAL ESTATE OWNED

       Other real estate owned is comprised of properties acquired through a foreclosure proceeding or acceptance of a deed in lieu of foreclosure.

       Real estate acquired through foreclosure is carried at the lower of cost or estimated fair value at the time the loan is deemed foreclosed based upon the estimated net realizable value of the underlying collateral. If the fair value of the asset minus the estimated costs to sell the assets is less than the cost of the asset, the deficiency is recognized as a valuation allowance.

       The amounts the Bank could ultimately recover from foreclosed loans could differ materially from the amounts used in arriving at the net carrying value of the assets because of future market factors beyond the Bank's control or changes in its strategy for recovering investments.

       BANK PREMISES AND EQUIPMENT

       Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally on the straight-line method over the estimated useful life of each asset. Leasehold improvements are amortized over the shorter of the life of the lease or the useful life of the asset. Maintenance and repairs are charged to expense as incurred and improvements and betterments are capitalized. When items are sold or otherwise disposed of, the related costs and accumulated depreciation are removed from the accounts and any resulting gains or losses are credited or charged to income.

       INCOME TAXES

       The Bank uses the asset and liability method of accounting for income taxes prescribed by SFAS No. 109, "Accounting for Income Taxes". Under this method, deferred income taxes are recognized for the tax consequences in future years for differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the time periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable for the period and the change during the period in the deferred asset and liability.

       FINANCIAL ASSETS

       The Bank adopted Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" ("SFAS No. 125"), as amended by Statement of Financial Accounting Standards No. 127, "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125 An Amendment of FASB Statement No. 125", on January 1, 1997. SFAS No. 125 applies a control-oriented, financial-components approach to financial-asset-transfer transactions. The adoption of SFAS No. 125 did not have a significant effect on the financial statements.

2.     INVESTMENT SECURITIES:

       Securities have been classified in the consolidated balance sheets according to management's intent. The carrying amount of securities and their approximate fair values at December 31, 1997 and 1996 follow.

       AVAILABLE FOR SALE

       The amortized cost and fair values of investments in debt securities at December 31, 1997 and 1996 are as follows:

                                                                          DECEMBER 31, 1997
                                               -------------------------------------------------------------------------
                                                    GROSS              GROSS              GROSS
                                                  AMORTIZED          UNREALIZED         UNREALIZED             FAIR
                                                    COST               GAINS              LOSSES               VALUE
                                               --------------     ---------------     ---------------     --------------
       U.S. Treasury securities..........        $58,919,408            $153,782           $(8,815)         $59,064,375
                                               --------------     ---------------     ---------------     --------------

                                                 $58,919,408            $153,782           $(8,815)         $59,064,375
                                               ==============     ===============     ===============     ==============


                                                                          DECEMBER 31, 1996
                                               -------------------------------------------------------------------------
                                                    GROSS              GROSS              GROSS
                                                  AMORTIZED          UNREALIZED         UNREALIZED             FAIR
                                                    COST               GAINS              LOSSES               VALUE
                                               --------------     ---------------     ---------------     --------------
       U.S. Treasury securities..........        $59,777,912            $203,955          $(13,406)         $59,968,461
                                               --------------     ---------------     ---------------     --------------

                                                 $59,777,912            $203,955          $(13,406)         $59,968,461
                                               ==============     ===============     ===============     ==============

       The amortized cost and fair value of investment securities available for sale at December 31, 1997, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                 DECEMBER 31, 1997
                                                      -----------------------------------
                                                         AMORTIZED            FAIR
                                                           COST               VALUE
                                                      ---------------    ---------------
       Due in one year or less...................        $35,888,881        $35,913,125
       Due after one year through five years.....         23,030,527         23,151,250
                                                      ---------------    ---------------

                                                         $58,919,408        $59,064,375
                                                      ===============    ===============

HELD TO MATURITY

       A summary of securities held to maturity at December 31, 1997 and 1996 is as follows:

                                                                                DECEMBER 31, 1997
                                                    ----------------------------------------------------------------------
                                                         GROSS              GROSS             GROSS
                                                       AMORTIZED         UNREALIZED         UNREALIZED         MARKET
                                                         COST               GAINS            (LOSSES)           VALUE
                                                    ---------------    --------------   ---------------    ---------------
       U.S. Treasury securities...................  $   66,204,508     $     304,638    $      (3,645)     $   66,505,501
       Federal Home Loan Bank securities..........      18,000,000            30,610          (20,945)         18,009,665
       Federal Home Loan Mortgage
          Corporation securities..................       2,000,000                 0           (6,255)          1,993,745
       Federal National Mortgage
          Association securities..................       1,999,393                 0           (1,268)          1,998,125
       Federal Farm Credit Bank
          Securities..............................       4,000,000                 0          (37,510)          3,962,490
       Mortgage backed securities.................      68,026,043           309,567         (156,191)         68,179,419
                                                    ---------------    --------------   ---------------    ---------------
                                                    $  160,229,944     $     644,815    $    (225,814)     $  160,648,945
                                                    ===============    ==============   ===============    ===============


                                                                                DECEMBER 31, 1996
                                                    ---------------------------------------------------------------------
                                                         GROSS              GROSS             GROSS
                                                       AMORTIZED         UNREALIZED         UNREALIZED         MARKET
                                                         COST               GAINS            (LOSSES)           VALUE
                                                    ---------------    --------------   ---------------    --------------
       U.S. Treasury securities...................  $   48,392,474     $     127,833    $     (59,808)     $  48,460,499
       State and political subdivisions...........         598,862             2,733                0            601,595
       Mortgage backed securities.................      74,270,654           154,848         (680,765)        73,744,737
                                                    ---------------    --------------   ---------------    --------------

                                                    $  123,261,990     $     285,414    $    (740,573)     $ 122,806,831
                                                    ===============    ==============   ===============    ==============

       The amortized cost and fair value of investment securities held to maturity at December 31, 1997, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                  DECEMBER 31, 1997
                                                       ---------------------------------------
                                                            AMORTIZED              FAIR
                                                              COST                 VALUE
                                                       ------------------    -----------------
       Due in one year or less.....................    $      33,896,145     $     33,932,806
       Due after one year through five years.......           58,307,756           58,536,720
                                                       ------------------    -----------------

                                                              92,203,901           92,469,526
       Mortgage backed securities..................           68,026,043           68,179,419
                                                       ------------------   ------------------

                                                       $     160,229,944     $    160,648,945
                                                       ==================   ==================

       At December 31, 1997 and 1996, securities with a book value of approximately $21,780,000 and $19,481,000, respectively, were pledged as collateral for deposits.

3.     LOANS:

       A summary of distribution of loans, by type, is as follows:

                                                               1997                1996
                                                       ------------------    -----------------
       Real estate and construction loans..........    $     234,241,412     $    196,332,211
       Commercial and industrial loans.............           42,197,549           44,797,672
       Loans to individuals for household,
          family and other consumer expenditures...           11,618,499           14,196,375

       Other                                                   1,490,166            1,429,217
                                                       ------------------    -----------------

                                                             289,547,626          256,755,475

       Less:
              Unearned fees and discounts..........            1,509,786            1,605,774
              Allowance for loan losses (Note 4)...            4,199,821            4,092,876
                                                       ------------------    -----------------

                                                       $     283,838,019     $    251,056,825
                                                       ==================    =================

4.     ALLOWANCE FOR LOAN LOSSES:

       A summary of the changes in the allowance for loan losses is as follows:

                                                              1997                 1996
                                                       ------------------    -----------------
       Balance, beginning of year..................    $       4,092,876     $      3,518,878
       Provision for loan losses...................              675,000              700,000
       Charge-offs.................................             (822,861)            (264,737)
       Recoveries..................................              254,806              138,735
                                                       ------------------    -----------------

       Balance, end of year........................    $       4,199,821     $      4,092,876
                                                       ==================    =================

       At December 31, 1997 and 1996, the Bank had nonaccrual loans of approximately $2,892,000 and $2,196,000, respectively. Interest income of $137,160 and $39,150 was recognized on these loans in 1997 and 1996, respectively. Had these loans performed in accordance with their original terms, additional interest income of $362,980 and $255,430 would have been recorded in 1997 and 1996, respectively.

5.     BANK PREMISES AND EQUIPMENT:

       Bank premises and equipment are comprised of the following:


                                                                     DECEMBER 31,
                                                       ---------------------------------------
                                                              1997                  1996
                                                       ------------------    -----------------
       Land........................................    $       1,923,606     $      1,603,606
       Building and improvements...................            2,965,693            2,642,253
       Equipment, furniture and fixtures...........            3,557,297            3,073,221
       Leasehold improvements......................              892,046              782,886
                                                       ------------------    -----------------

                                                               9,338,642            8,101,966
       Less accumulated depreciation and
         amortization..............................           (3,661,857)          (3,188,689)
                                                       ------------------    -----------------

                                                       $       5,676,785     $      4,913,277
                                                       ==================    =================

       Depreciation and amortization expense was approximately $502,000 and $442,000 in 1997 and 1996, respectively.

6.     INCOME TAXES:

       Provision for income taxes in the statements of income is as follows:

                                                                     DECEMBER 31,
                                                       ---------------------------------------
                                                              1997                  1996
                                                       ------------------    -----------------
       Currently payable:
              Federal..............................    $       4,360,954     $     4,589,134
              State................................              578,161             661,224
                                                       ------------------    -----------------

                                                               4,939,115           5,250,358
                                                       ------------------    -----------------

       Deferred (benefit):
              Federal..............................              (96,750)           (345,596)
              State................................              (13,780)            (49,224)
                                                       ------------------    -----------------

                                                                (110,530)           (394,820)
                                                       ------------------    -----------------

                                                       $       4,828,585     $     4,855,538
                                                       ==================    =================

       The difference between the provision for Federal income taxes as shown above and the statutory rate results primarily from tax-exempt interest, certain non-deductible amortization expense and the tax effect of state income taxes.

       The Bank has recorded a net deferred tax asset of approximately $1,461,000 and $1,280,000 as of December 31, 1997 and 1996, respectively, relating principally to the provision for loan losses, accounting for real estate obtained in foreclosure for tax purposes, and the net unrealized appreciation in available for sale securities. Realization of this tax asset is dependent on reversal of certain temporary differences. Although realization is not assured, management believes it is more likely than not that all of the deferred tax asset will be realized.

7.     RELATED PARTY TRANSACTIONS:

       Certain directors and stockholders of the Bank, including their immediate families and companies with which they are affiliated, are loan customers of the Bank. Total loans outstanding to these individuals and related entities at December 31, 1997 and 1996, amounted to approximately $28,094,000 and $30,369,000, respectively.

       The Bank leases some of its premises from certain directors and stockholders under lease terms described in Note 8. Rental expense to these entities amounted to approximately $199,500 in 1997 and $197,600 in 1996, respectively.

       The bank paid approximately $318,000 and $291,000 as of December 31, 1997 and 1996, respectively, in legal fees to a firm in which a director of the Bank is a partner.

8.     LITIGATION:

       During 1997, the Bank was served with a complaint in a bankruptcy proceeding involving a former customer of the Bank, alleging that the Bank's acceptance of deposits from the debtor constituted preferential transfers under Section 547(b) of the Bankruptcy Code. The bankruptcy trustee seeks to recover as much as $2.5 million. The Bank, after consultation with legal counsel, believes that a viable defense exists for the Bank and that the outcome of the lawsuit will not have a material adverse impact on the financial position or results of operations of the Bank.

       In addition to the above, the Bank is a party to certain claims and litigation occurring in the normal course of operations. In the opinion of management, based on the advice of legal counsel, none of these matters will have a material effect on the financial condition and results of operations of the Bank.

9.     COMMITMENTS:

       At December 31, 1997, there were commitments to lessors under non-cancelable operating leases for the following minimum payments for the periods (including renewal option period for building leases) indicated:

       1998..............................................      $      645,000
       1999..............................................             522,000
       2000..............................................             270,000
       2001..............................................             106,000
       2002..............................................             106,000
       Thereafter........................................             172,000
                                                               ---------------
                                                               $    1,821,000

       Rent expense incurred under all operating leases aggregated $1,192,000 in 1997 and $919,000 in 1996.

10.    EMPLOYEE BENEFITS PLAN:

       The Bank sponsors a defined contribution plan established pursuant to
       Section 401(k) of the Internal Revenue Code. Subject to certain dollar limits, employees may contribute a percentage of their salaries to this plan and the Bank matches a portion of the employees' contribution. As of December 31, 1997 and 1996, the Bank's expense associated with this plan totaled approximately $259,000 and $173,000, respectively.

11. FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND WITH CONCENTRATIONS OF CREDIT RISK:

OFF-BALANCE-SHEET RISK

       The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby and commercial letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheets. The Bank's exposure to credit loss in the event of nonperformance by the counterparty to the financial instrument for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

       Commitments to extend credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. Total commitments to extend credit at December 31, 1997 approximated $104,026,000 in floating rate loan commitments and $910,400 in fixed rate loan commitments. Fixed rate loan commitments were at rates ranging from 8.00% to 9.75% and expire on various dates. Since many of the loan commitments may expire without being drawn upon, the total commitment amount may not necessarily be indicative of future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include cash, accounts receivable, inventory, property, plant and equipment, income-producing commercial properties and other real estate.

       Standby and commercial letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank had approximately $6,862,000 and $4,560,000 in irrevocable standby letters of credit respectively, outstanding at December 31, 1997 and December 31, 1996, and $123,532 and $218,000 in
       commercial letters of credit, respectively outstanding at December 31, 1997 and December 31, 1996, of which approximately $78,000 and $43,000 of standby letters of credit were cash collateralized.

       CONCENTRATIONS OF CREDIT RISK

       The Bank primarily grants loans on which South Florida real estate is the collateral. The borrowers' ability to honor their contracts is substantially dependent upon the general economic conditions of the region particularly as it relates to the real estate and construction industry.

12.    DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS:

       The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

       CASH AND DUE FROM BANKS, FEDERAL FUNDS SOLD

       For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

       INVESTMENT SECURITIES

       The fair value of investment securities equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities. Note 2 to the financial statements provides information on estimated fair values at December 31, 1997 and 1996.

       LOANS RECEIVABLES

       For variable rate loans, fair value is the carrying amount of the loan. At December 31, 1997 and 1996, variable rate loans amounted to approximately $165,445,000 and $165,224,000, respectively. At December 31, 1997 and 1996, the remaining loans are at fixed rates which bear interest at rates which the Bank considers to approximate market rates.

       DEPOSIT LIABILITIES

       The fair value of demand deposits, savings and NOW accounts, and money market deposits is the amount payable on demand (carrying amount) at December 31, 1997 and 1996. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities. At December 31, 1997 and 1996, the fair value of time deposits approximates carrying value since $269,199,000 and $234,931,000, respectively, are scheduled to mature within a year.

       REPURCHASE AGREEMENTS

       The Bank has short-term borrowings in the form of securities sold under agreements to repurchase amounting to $1,659,652 and $3,733,301 at December 31, 1997 and 1996, respectively. The average interest paid on these borrowings was the coupon equivalent of the average price of a 13 week U.S. Treasury Bill less .5% to 1%, depending upon transaction amounts for the years ended December 31, 1997 and 1996. Borrowings are collateralized by funds deposited by customers in commercial depository accounts. At December 31, 1997 and 1996, the fair value of repurchase agreements approximates carrying value because of their short-term maturity.

       COMMITMENTS TO EXTEND CREDIT AND STANDBY LETTERS OF CREDIT

       The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. The Bank's loan portfolio consists mostly of prime-based loans.

13.    RESTRICTIONS ON CASH AND DUE FROM BANK ACCOUNTS:

       The Bank is required to maintain, non-interest bearing, reserve balances comprised of cash on hand and balances maintained at the Federal Reserve Bank in accordance with certain regulatory requirements. The amounts of those required reserve balances at December 31, 1997 and 1996 were approximately $8,110,000 and $7,860,000, respectively, of which $3,544,000 and $3,165,000, respectively, was required to be maintained at the Federal Reserve Bank.

14.    REGULATORY MATTERS:

       The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

       Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined).

       Management believes, as of December 31, 1997, that the Bank meets all capital adequacy requirements to which it is subject.

       As of September 30, 1995, the most recent notification from the Office of Comptroller, Department of Banking and Finance, State of Florida categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

                                                                                                             TO BE WELL
                                                                        FOR CAPITAL                       CAPITALIZED UNDER
                                            ACTUAL                  ADEQUACY PURPOSES                   CORRECTIVE PROVISIONS
                                   ----------------------    --------------------------------     ----------------------------------
                                     AMOUNT       RATIO          AMOUNT               RATIO          AMOUNT                   RATIO
                                   -----------  ---------    -------------         ----------     -----------               --------
As of December 31,1997
----------------------
Total Capital (to risk-                                                    greater than                          greater than
    weighted assets)...........    $53,540,000    17.7%       $24,240,000  or equal to  8.0%        $30,230,000  or equal to   10.0%

Tier I Capital (to risk-                                                   greater than                          greater than
    weighted assets)...........     49,745,000    16.4         12,122,000  or equal to  4.0          18,183,000  or equal to    6.0
Tier I Leverage Capital                                                    greater than                          greater than
   (to average assets).........     49,745,000     9.0         22,107,000  or equal to  4.0          27,633,000  or equal to    5.0
As of December 31,1996
----------------------
Total Capital (to risk-                                                    greater than                          greater than
   weighted assets)............    $45,288,000    16.7%        21,702,000  or equal to  8.0%        $27,128,000  or equal to   10.0%
Tier I Capital (to risk-                                                   greater than                          greater than
   weighted assets)............     41,919,000    15.5         10,851,000  or equal to  4.0          16,277,000  or equal to    6.0
Tier I Leverage Capital                                                    greater than                          greater than
   (to average assets).........     41,919,999     8.9         18,810,000  or equal to  4.0          23,513,000  or equal to    5.0





Banking regulations limit the amount of dividends that may be paid without prior approval of the Bank's regulatory agency. Payment of dividends are generally limited to earnings of the bank, as defined, for the current period and the full two preceding years.

                       REPORT OF INDEPENDENT ACCOUNTANTS


January 23, 1997

Board of Directors
Ready State Bank
Hialeah, Florida

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, changes in stockholders' equity, and cash flows present fairly, in all material respects, the financial position of Ready State Bank and its subsidiaries (the "Bank") as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Bank's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/  PricewaterhouseCoopers LLP

                       READY STATE BANK AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                           December 31, 1996 and 1995




ASSETS                                                                           1996               1995
                                                                            ---------------    --------------
Cash and due from banks..................................................   $   22,960,823     $  20,656,599
Federal funds sold.......................................................        9,000,000        14,200,000
                                                                            ---------------    --------------

          Cash and cash equivalents......................................       31,960,823        34,856,599

Investment securities....................................................      183,230,451       111,826,162
Loans, net ..............................................................      251,056,825       230,649,669
Bank premises and equipment, net ........................................        4,913,277         5,023,180
Accrued interest receivable..............................................        3,834,901         2,859,566
Due from customers on acceptance.........................................        4,778,073         8,674,235
Other assets.............................................................        2,368,783         1,781,302
                                                                            ---------------    --------------

                                                                            $  482,143,133     $  395,670,713
                                                                            ===============    ==============
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
    Deposits:
         Demand..........................................................   $   86,518,771     $  74,938,360
         Savings and NOW accounts........................................       72,540,117        62,258,285
         Money Market....................................................       27,022,861        26,326,996
         Time deposits of $100,000 or more...............................      120,391,195        87,610,380
         Other time deposits.............................................      121,889,621        97,240,676
                                                                            ---------------    --------------

          Total deposits.................................................      428,362,565       348,374,697

    Accrued interest payable.............................................        2,229,269         1,800,759
    Other liabilities....................................................          777,847         2,282,998
    Acceptances outstanding..............................................        4,778,073         8,674,235
    Securities sold under repurchase agreements..........................        3,733,301                 0
                                                                            ---------------    --------------

          Total liabilities..............................................      439,881,055       361,132,689
                                                                            ---------------    --------------

Commitments and contingencies (Note 8)

Stockholders' equity:
    Common stock, par value $8.00 per share; 500,000 shares
       Authorized; 498,965 shares issued and outstanding...............          3,991,720         3,991,720

    Surplus..............................................................       20,000,000        10,000,000
    Undivided profits....................................................       18,152,770        20,331,918
    Unrealized holding gain on securities available for
       Sale, net of income taxes.........................................          117,588           214,386
                                                                            ---------------    --------------

          Total stockholders' equity.....................................       42,262,078        34,538,024
                                                                            ---------------    --------------

                                                                            $  482,143,133     $ 395,670,713
                                                                            ===============    ==============


The accompanying notes are an integral part of these financial statements

                       READY STATE BANK AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                 for the years ended December 31, 1996 and 1995


                                                                        1996              1995
                                                                    --------------    --------------
Interest income:
    Interest and fees on loans...................................   $  24,710,541     $  23,565,486
    Interest on investment securities:
         Taxable.................................................       9,375,108         5,828,279
         Tax-exempt..............................................          40,550            73,495
    Other interest income........................................         660,866           752,178
                                                                    --------------    --------------

             Total interest income...............................      34,787,065        30,219,438
                                                                    --------------    --------------

Interest expense:
    Interest on deposits:
         Savings and NOW accounts................................       2,280,643         2,304,570
         Money Market............................................         854,668           786,498
         Time....................................................      11,845,706         8,447,897
    Interest on repurchase agreements............................         108,841                 0
                                                                    --------------    --------------

             Total interest expense..............................      15,089,858        11,538,965
                                                                    --------------    --------------

Net interest income..............................................      19,697,207        18,680,473
Provision for loan losses........................................         700,000         1,415,000
                                                                    --------------    --------------

Net interest income after provision for loan losses..............      18,997,207        17,265,473
                                                                    --------------    --------------

Other income:
    Service charges on deposit accounts..........................       6,585,349         6,099,662
    Other........................................................       1,481,649         1,030,461
                                                                    --------------    --------------

              Total other income.................................       8,066,998         7,130,123
                                                                    --------------    --------------

Other operating expenses:
    Salaries and employee benefits...............................       7,941,502         6,974,261
    Occupancy expense............................................       2,513,034         2,235,167
    Legal and other professional fees............................         339,574           308,077
    Computer service costs.......................................         311,805           200,445
    Stationary and supplies......................................         380,374           346,145
    Other........................................................       2,901,526         2,810,281
                                                                    --------------    --------------

             Total other operating expenses......................      14,387,815        12,874,376
                                                                    --------------    --------------

Income before income taxes ......................................      12,676,390        11,521,220
Provision for income taxes.......................................       4,855,538         4,390,082
                                                                    --------------    --------------

             Net income..........................................   $   7,820,852     $   7,131,138
                                                                    ==============    ==============


The accompanying notes are an integral part of these financial statements

                       READY STATE BANK AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 for the years ended December 31, 1996 and 1995




                                                                                                    UNREALIZED
                                                                                                   HOLDING GAIN
                                                                                                   ON SECURITIES
                                                                                      UNDIVIDED    AVAILABLE FOR
                                               SHARES    PAR VALUE      SURPLUS        PROFITS       SALE, NET          TOTAL
                                            ----------- ------------  ------------  -------------  --------------   --------------
Balance at January 1, 1995.........            498,965   $3,991,720   $7,000,000     $16,200,780     $(185,447)      $27,007,053

Net Income.........................                  0            0             0      7,131,138             0         7,131,138
Change in unrealized holding
   gain (loss) on securities
   available for sale, net of
   income taxes....................                  0            0             0              0       399,833           399,833
Transfer to surplus................                  0            0     3,000,000     (3,000,000)            0                 0
                                            ----------- ------------  ------------  -------------  --------------   --------------
Balance at
  December 31, 1995................            498,965   $3,991,720   $10,000,000    $20,331,918      $214,386       $34,538,024

Net income.........................                  0            0             0      7,820,852             0         7,820,852
Change in unrealized holding
   gain (loss) on securities
   available for sale, net of
   income taxes....................                  0            0             0              0       (96,798)          (96,798)
Transfer to surplus................                  0            0    10,000,000    (10,000,000)            0                 0
                                            ----------- ------------  ------------  -------------  --------------   --------------
Balance at
   December 31, 1996...............            498,965   $3,991,720   $20,000,000    $18,152,770     $117,588       $42,262,078
                                            =========== ============  ============  =============  ==============   ==============




The accompanying notes are an integral part of these financial statements

                       READY STATE BANK AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 for the years ended December 31, 1996 and 1995




                                                                                       1996                   1995
                                                                                  ---------------        ---------------
Cash flows from operating activities:
    Net income.................................................................   $   7,820,852          $   7,131,138
    Adjustments to reconcile net income to net cash provided by operating activities:
       Provision for loan losses...............................................         700,000              1,415,000
       Provision for write-down of other real estate owned.....................               0                132,804
       Gain on sale of other real estate owned.................................         (84,897)                     0
       Depreciation and amortization...........................................         491,371                459,828
       Accretion and amortization of premium or discount on
          investment securities, net...........................................        (181,262)              (139,230)
       Loss (gain) on sale of investment securities, net.......................             103                 (1,219)
       Deferred income taxes...................................................        (394,820)              (290,000)
       Increase in interest receivable.........................................        (975,335)              (570,025)
       Decrease in other assets................................................         166,590                288,819
       Increase in interest payable............................................         428,510                974,132
        Decrease in other liabilities .........................................      (1,505,151)              (149,296)
                                                                                  ---------------        ---------------

          Net cash provided by operating activities............................       6,465,961              9,251,951
                                                                                  ---------------        ---------------

Cash flows from investing activities:
    Proceeds from sales and maturities of investment securities:
       Securities available for sale...........................................      17,000,000             21,998,828
       Securities held to maturity.............................................      50,533,540             33,830,195
    Investment in securities:
       Securities available for sale...........................................     (47,933,047)           (22,108,825)
       Securities held to maturity.............................................     (90,980,333)           (64,920,459)
    Net increase in loans......................................................     (21,537,319)           (33,232,844)
    Proceeds from sale of other real estate owned..............................         165,974                197,530
    Net increase (decrease) in due from customers on acceptance................       3,896,162             (2,520,242)
    Purchases of premises and equipment........................................        (331,721)              (580,406)
                                                                                  ---------------        ---------------

          Net cash used in investing activities................................     (89,186,744)           (67,336,223)
                                                                                  ---------------        ---------------

Cash flows from financing activities:
    Net increase (decrease) in demand, money market, savings
      and NOW accounts.........................................................      22,558,108             (4,068,504)
    Net increase in time deposits..............................................      57,429,760             68,627,970
    Net increase in securities sold under repurchase agreements................       3,733,301                      0
    Net (decrease) increase in acceptances outstanding.........................      (3,896,162)             2,520,242
                                                                                  ---------------        ---------------

          Net cash provided by financing activities............................      79,825,007             67,079,708
                                                                                  ---------------        ---------------

(Decrease) increase in cash and cash equivalents...............................      (2,895,776)             8,995,436

Cash and cash equivalents at beginning of year.................................      34,856,599             25,861,163
                                                                                  ---------------        ---------------

Cash and cash equivalents at end of year.......................................   $  31,960,823          $  34,856,599

                                                                                  ===============        ===============

Supplemental disclosures:
    Interest paid..............................................................   $  14,661,348          $  10,564,833
                                                                                  ===============        ===============

    Income taxes paid..........................................................   $   5,455,062          $   4,355,079
                                                                                  ===============        ===============

Supplemental disclosure of non-cash investing activities:
    Change in unrealized holding loss/gain on securities available
       for sale, net of taxes..................................................   $     (96,798)         $     399,833
                                                                                  ===============        ===============
    Transfer of loans to other real estate owned...............................   $     430,163          $           0
                                                                                  ===============        ===============




The accompanying notes are an integral part of these financial statements

                       READY STATE BANK AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Ready State Bank and its subsidiaries ("the Bank") is a state chartered, federally insured depository institution which operates eight branches in Dade County, Florida. The Bank's principal lending activities are in residential and commercial construction loans, commercial loans, and consumer loans.

     The Bank's accounting policies and reporting practices conform with generally accepted accounting principles and with predominant practices in the banking industry. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. See Note 4 regarding the allowance for loan losses for estimates made by management in the determination of the amount.


     The consolidated financial statements include the accounts of the bank and its wholly-owned subsidiary, which was formed primarily to hold other real estate owned properties. During 1996, the bank merged its other wholly owned subsidiary Ready Bank Corp. into the parent company. All the assets and liabilities of the subsidiary were transferred at net book value. Significant intercompany accounts and transactions have been eliminated in consolidation. The following is a description of significant accounting policies.


     CASH EQUIVALENTS

     The Bank considers investments with a maturity of three months or less from the original date to be cash equivalents. Cash equivalents include amounts due from banks and Federal funds sold.

     INVESTMENT SECURITIES

     Securities are recorded at fair value except for those securities which the Bank has the positive intent and ability to hold to maturity. Management determines the appropriate classification of its investment securities at the time of purchase and accounts for them as follows:

     HELD TO MATURITY - Investment securities that management has the positive intent and ability at the time of purchase to hold until maturity are classified as securities held to maturity. Securities in this category are carried at amortized cost adjusted for accretion of discounts and amortization of premiums using the effective interest method over the estimated life of the securities. If a security has a decline in fair value below its amortized cost that is other than temporary, then the security will be written down to its new cost basis by recording a loss in the consolidated statement of income.

     AVAILABLE FOR SALE - Investment securities to be held for indefinite periods of time and not intended to be held to maturity are classified as available for sale. Assets included in this category are those assets that management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in interest rates, resultant prepayment risk and other factors related to interest rate and resultant prepayment risk changes. Securities available for sale are recorded at fair value. Both unrealized holding gains and losses on securities available for sale, net of taxes, are included as a separate component of stockholders' equity in the consolidated balance sheets until these gains or losses are realized. The cost of investment securities sold is determined by the specific identification method. If a security has a decline in fair value that is other than temporary, then the security will be written down to its fair value by recording a loss in the consolidated statement of income.

     TRADING SECURITIES - Securities that are held principally for the purpose of selling in the near future are classified as trading securities. These securities are recorded at fair value. Both unrealized gains and losses are included in the consolidated statement of income. The Bank currently has no securities classified as trading securities.

     LOANS, ALLOWANCE FOR LOAN LOSSES AND LOAN FEES

     Loans are carried at their principal outstanding balance net of charge-offs, deferred loan fees and costs on originated loans, unearned income, and unamortized premiums or discounts on purchased loans. Interest income is generally recognized when income is earned using the interest method. Loan origination fees and certain direct loan origination costs are deferred and the net amounts are amortized as adjustments of the loans' yields.

     The Bank adopted Statement of Financial Accounting Standards (SFAS) No. 114, "Accounting by Creditors for Impairment of a Loan" as amended by SFAS No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures, on January 1, 1995. Under the new standard, a loan is considered impaired based on current information and events, if it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. The measurement of impaired loans is generally based on the present value of expected future cash flows discounted at the historical effective interest rate, except that all collateral-dependent loans are measured for impairment based on the fair value of the collateral. The adoption of SFAS 114 did not have a significant effect on the financial statements.

     The adequacy of the allowance for loan losses is periodically evaluated by the Bank in order to maintain the allowance at a level that is sufficient to absorb probable credit losses. Management's evaluation of the adequacy of the allowance is based on a review of the Bank's historical loss experience, known and inherent risks in the loan portfolio, including adverse circumstances that may affect the ability of the borrower to repay interest and/or principal, the estimated value of collateral, and an analysis of the levels and trends of delinquencies, charge-offs, and the risk ratings of the various loan categories. Such factors as the level and trend of interest rates and the condition of the national and local economies are also considered. The losses the Bank may ultimately incur could differ materially in the near term from the amounts assumed in arriving at the allowance for loan losses.

     The allowance for loan losses is established through charges to earnings in the form of a provision for loan losses. Increases and decreases in the allowance due to changes in the measurement of the impaired loans are included in the provision for loan losses. Loans continue to be classified as impaired unless they are brought fully current and the collection of scheduled interest and principal is considered probable.

     When a loan or portion of a loan is determined to be uncollectible, the portion deemed uncollectible is charged against the allowance and subsequent recoveries, if any, are credited to the allowance.

     OTHER REAL ESTATE OWNED

     Other real estate owned is comprised of properties acquired through a foreclosure proceeding or acceptance of a deed in lieu of foreclosure.

     Real estate acquired through foreclosure is carried at the lower of cost or estimated fair value at the time the loan is deemed foreclosed based upon the estimated net realizable value of the underlying collateral. If the fair value of the asset minus the estimated costs to sell the assets is less than the cost of the asset, the deficiency is recognized as a valuation allowance.

     The amounts the Bank could ultimately recover from foreclosed loans could differ materially from the amounts used in arriving at the net carrying value of the assets because of future market factors beyond the Bank's control or changes in its strategy for recovering investments.

     BANK PREMISES AND EQUIPMENT

     Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally on the straight-line method over the estimated useful life of each asset. Leasehold improvements are amortized over the shorter of the life of the lease or the useful life of the asset.

     Maintenance and repairs are charged to expense as incurred and improvements and betterments are capitalized. When items are sold or otherwise disposed of, the related costs and accumulated depreciation are removed from the accounts and any resulting gains or losses are credited or charged to income.

     INCOME TAXES

     The Bank uses the asset and liability method of accounting for income taxes prescribed by SFAS No. 109, "Accounting for Income Taxes". Under this method, deferred income taxes are recognized for the tax consequences in future years for differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the time periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable for the period and the change during the period in the deferred asset and liability.

     RECLASSIFICATIONS

     Certain amounts in the 1995 financial statements have been reclassified to conform with the 1996 presentation.

2.   INVESTMENT SECURITIES:

     AVAILABLE FOR SALE

     The amortized cost and fair values of investments in debt securities at December 31, 1996 and 1995 are as follows:


                                                                             DECEMBER 31, 1996

                                                 ---------------------------------------------------------------------
                                                      GROSS             GROSS             GROSS
                                                    AMORTIZED         UNREALIZED       UNREALIZED           FAIR
                                                       COST             GAINS            LOSSES             VALUE
                                                 --------------   ---------------    -------------       -------------
           U.S. Treasury securities..........    $  59,777,912    $     203,955      $   (13,406)        $ 59,968,461
                                                 --------------   ---------------    -------------       -------------

                                                 $  59,777,912    $     203,955      $   (13,406)        $ 59,968,461
                                                 ==============   ===============    =============       =============

                                                                            DECEMBER 31, 1995
                                                   --------------------------------------------------------------------
                                                        GROSS            GROSS           GROSS
                                                      AMORTIZED       UNREALIZED       UNREALIZED           FAIR
                                                        COST             GAINS           LOSSES             VALUE
                                                   --------------    ------------     ------------     ----------------
           U.S. Treasury securities............    $  28,765,716     $  347,630        $  (221)        $   29,113,125
                                                   --------------    ------------     ------------     ----------------

                                                   $   28,765,716    $  347,630        $  (221)        $   29,113,125
                                                   ==============    ============     ============     ================



     The amortized cost and fair value of investment securities available for sale at December 31, 1996 and 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                                                             DECEMBER 31, 1996

                                                                                     ---------------------------------
                                                                                        AMORTIZED           FAIR
                                                                                          COST              VALUE
                                                                                     --------------     --------------
           Due in one year or less..............................................     $ 35,986,407       $ 36,086,788
           Due after one year through five years................................       23,791,505         23,881,673
                                                                                     --------------     --------------

                                                                                     $ 59,777,912       $ 59,968,461
                                                                                     ==============     ==============




     HELD TO MATURITY

     A summary of securities held to maturity at December 31, 1996 and 1995 is as follows:

                                                                                 DECEMBER 31, 1996
                                                      --------------------------------------------------------------------
                                                          GROSS             GROSS             GROSS
                                                        AMORTIZED         UNREALIZED       UNREALIZED          MARKET
                                                           COST             GAINS           (LOSSES)            VALUE
                                                      ---------------   ------------     --------------    ---------------
           U.S. Treasury securities..............     $  48,392,474     $  127,833       $   (59,808)      $   48,460,499
           State and political subdivisions......           598,862          2,733                 0              601,595
           Mortgage backed securities............        74,270,654        154,848          (680,765)          73,744,737
                                                      ---------------   ------------     --------------    ---------------

                                                      $ 123,261,990     $  285,414       $  (740,573)      $  122,806,831
                                                      ===============   ============     ==============    ===============

                                                                                  DECEMBER 31, 1995
                                                         -----------------------------------------------------------------
                                                              GROSS            GROSS            GROSS
                                                            AMORTIZED       UNREALIZED       UNREALIZED         MARKET
                                                               COST            GAINS          (LOSSES)          VALUE
                                                         --------------   --------------  --------------   ---------------
             U.S. Treasury securities................    $ 48,369,379     $    300,466    $          0     $  48,669,845
             State and political subdivisions........         689,922           26,704               0           716,626
             Mortgage backed securities..............      33,653,736          258,367         (37,524)       33,874,579
                                                         --------------   --------------  --------------   ---------------

                                                         $ 82,713,037     $    585,537    $    (37,524)    $  83,261,050
                                                         ==============   ==============  ==============   ===============



     The amortized cost and fair value of investment securities held to maturity at December 31, 1996, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                      DECEMBER 31, 1996
                                                              --------------------------------
                                                                 AMORTIZED           FAIR
                                                                   COST             VALUE
                                                              --------------   ---------------
           Due in one year or less.......................     $  27,128,076    $  27,152,732
           Due after one year through five years.........        21,863,260       21,909,362
                                                              --------------   ---------------

                                                                 48,991,336       49,062,094
           Mortgage backed securities....................        74,270,654       73,744,737
                                                              --------------   ---------------

                                                              $ 123,261,990    $ 122,806,831
                                                              ==============   ===============


     Proceeds from the sale of investment securities available for sale were $17,000,000 and $21,998,828 for the years ended December 31, 1996 and 1995, respectively. Gross gains of $1,545 and $5,987 and gross losses of $1,648 and $4,768 were realized on these sales in 1996 and 1995, respectively.

     On December 18, 1995, the Bank elected to transfer certain U.S. Treasury securities from the held to maturity portfolio to the available for sale portfolio. This reclassification was executed in conformity with the Financial Accounting Standards Board's Special Report regarding SFAS No.
     115. The amortized cost and market value of securities transferred was $5,934,128 and $5,986,250, respectively, at the date of the transfer.

     At December 31, 1996 and 1995, securities with a book value of approximately $19,481,000 and $11,818,000, respectively, were pledged as collateral for deposits.

3.   LOANS:

     A summary of distribution of loans, by type, is as follows:

                                                                         1996              1995
                                                                   ---------------    ---------------
      Real estate and construction loans........................   $ 196,332,211      $ 176,681,831
      Commercial and industrial loans                                 44,797,672         44,614,787
      Loans to individuals for household, family and other
          consumer expenditures.................................      14,196,375         12,666,036

      Other.....................................................       1,429,217          1,766,704
                                                                   ---------------    ---------------

                                                                     256,755,475        235,729,358

      Less:
           Unearned fees and discounts..........................       1,605,774          1,560,811
           Allowance for loan losses (Note 4)...................       4,092,876          3,518,878
                                                                   ---------------    ---------------

                                                                   $ 251,056,825      $ 230,649,669
                                                                   ===============    ===============



4.   ALLOWANCE FOR LOAN LOSSES:

     A summary of the changes in the allowance for loan losses is as follows:


                                                           1996            1995
                                                      --------------   --------------
      Balance, beginning of year..................    $  3,518,878      $ 2,822,379
      Provision for loan losses...................         700,000        1,415,000
      Losses......................................        (264,737)        (955,278)
      Recoveries..................................         138,735          236,777
                                                      --------------   --------------

      Balance, end of year........................    $  4,092,876      $ 3,518,878
                                                      ==============   ==============



     At December 31, 1996 and 1995, the Bank had nonaccrual loans of $2,196,000 and $2,458,132, respectively. Interest income of $39,150 and $90,290 was recognized on these loans in 1996 and 1995, respectively. Had these loans performed in accordance with their original terms, interest income of $255,430 and $215,160 would have been recorded in 1996 and 1995, respectively.

5.   BANK PREMISES AND EQUIPMENT:

     Bank premises and equipment are comprised of the following:


                                                                           December 31,
                                                                 ------------------------------
                                                                     1996             1995
                                                                 --------------   -------------
      Land.....................................................  $  1,603,606     $ 1,603,606
      Building and improvements................................     2,642,253       2,606,962
      Equipment, furniture and fixtures........................     3,073,221       2,802,674
      Leasehold improvements...................................       782,886         766,995
                                                                 --------------   -------------

                                                                    8,101,966       7,780,237
      Less accumulated depreciation and amortization...........    (3,188,689)     (2,757,057)
                                                                 --------------   -------------

                                                                 $  4,913,277     $ 5,023,180
                                                                 ==============   =============


6.   INCOME TAXES:

     Provision for income taxes in the statements of income is as follows:


                                                                DECEMBER 31,
                                                     ---------------------------------
                                                         1996               1995
                                                     --------------     --------------
      Currently payable:
           Federal................................   $  4,589,134       $  4,013,494
           State..................................        661,224            666,588
                                                     --------------     --------------

                                                        5,250,358          4,680,082
                                                     --------------     --------------
      Deferred (benefit):
           Federal................................       (345,596)          (248,000)
           State..................................        (49,224)           (42,000)
                                                     --------------     --------------

                                                         (394,820)          (290,000)
                                                     --------------     --------------

                                                     $  4,855,538       $  4,390,082
                                                     ==============     ==============


     The difference between the provision for Federal income taxes as shown above and the statutory rate results primarily from tax-exempt interest, certain non-deductible amortization expense and the tax effect of state income taxes.

     The Bank has recorded a net deferred tax asset of approximately $1,280,000 relating principally to the provision for loan losses and the net unrealized appreciation in available for sale securities. The Bank has assessed its past earnings history and trends and has determined that it is more likely than not that the deferred tax assets disclosed above will be realized.

7.   RELATED PARTY TRANSACTIONS:

     Certain directors and stockholders of the Bank, including their immediate families and companies with which they are affiliated, are loan customers of the Bank. Total loans outstanding to these individuals and related entities at December 31, 1996 and 1995, amounted to approximately $30,369,000 and $29,223,000, respectively.

     The Bank leases some of its premises from certain directors and stockholders under lease terms described in Note 8. Rental expense to these entities amounted to approximately $197,600 in 1996 and $190,000 in 1995, respectively.

     The bank paid approximately $291,000 and $186,000 as of December 31, 1996 and 1995, respectively, in legal fees to a firm in which a director of the Bank is a partner.

8.   COMMITMENTS AND CONTINGENCIES:

     At December 31, 1996, there were commitments to lessors under non-cancelable operating leases for the following minimum payments for the periods (including renewal option period for building leases) indicated:

                   1997...............................  $    436,000
                   1998...............................       369,000
                   1999...............................       155,000
                   2000...............................        58,000
                   2001...............................         4,000
                                                        -------------

                                                        $  1,022,000
                                                        =============

     Rent expense incurred under all operating leases aggregated $919,000 in 1996 and $1,172,000 in 1995.

     The Bank is a party to certain claims and litigation occurring in the normal course of operations. In the opinion of management, based on the advice of legal counsel, none of these matters will have a material effect on the financial condition and results of operations of the Bank.

9.   EMPLOYEE BENEFITS PLAN:

     The Bank sponsors a defined contribution plan established pursuant to
     Section 401(k) of the Internal Revenue Code. Subject to certain dollar limits, employees may contribute a percentage of their salaries to this plan and the Bank matches a portion of the employees' contribution. As of December 31, 1996 and 1995, the Bank's expense associated with this plan totaled approximately $173,000 and $104,000, respectively.

10. FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND WITH CONCENTRATIONS OF CREDIT RISK:

     OFF-BALANCE-SHEET RISK

     The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby and commercial letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheets. The Bank's exposure to credit loss in the event of nonperformance by the counterparty to the financial instrument for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

     Commitments to extend credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. Total commitments to extend credit at December 31, 1996 approximated $122,742,000 in floating rate loan commitments and $15,375,000 in fixed rate loan commitments. Fixed rate loan commitments were at rates ranging from 8.00% to 9.75% and expire on various dates. Since many of the loan commitments may expire without being drawn upon, the total commitment amount may not necessarily be indicative of future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include cash, accounts receivable, inventory, property, plant and equipment, income-producing commercial properties and other real estate.

     Standby and commercial letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank had approximately $4,560,000 and $8,494,000 in irrevocable standby letters of credit respectively, outstanding at December 31, 1996 and December 31, 1995, and $218,000 and $180,000 in
     commercial letters of credit, respectively outstanding at December 31, 1996 and December 31, 1995, of which approximately $43,000 and $48,000 of standby letters of credit were cash collateralized.

     CONCENTRATIONS OF CREDIT RISK

     The Bank primarily grants loans on which South Florida real estate is the collateral. The borrowers' ability to honor their contracts is substantially dependent upon the general economic conditions of the region particularly as it relates to the real estate and construction industry.

11.  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS:

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

     CASH AND DUE FROM BANKS, FEDERAL FUNDS SOLD

     For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

     INVESTMENT SECURITIES

     The fair value of investment securities equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities. Note 2 to the financial statements provides information on estimated fair values at December 31, 1996 and 1995.

     LOANS RECEIVABLES

     For variable rate loans, fair value is the carrying amount of the loan. At December 31, 1996 and 1995, variable rate loans amounted to approximately $165,224,000 and $168,011,000, respectively. At December 31, 1996 and 1995, the Bank had fixed rate loans which bear interest at rates which the Bank considers to approximate market rates.

     DEPOSIT LIABILITIES

     The fair value of demand deposits, savings and NOW accounts, and money market deposits is the amount payable on demand (carrying amount) at December 31, 1996. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities. At December 31, 1996, the fair value of time deposits approximates carrying value since $234,931,000 are scheduled to mature within a year.

     REPURCHASE AGREEMENTS

     The Bank has short-term borrowings in the form of securities sold under agreements to repurchase amounting to $3,733,301 at December 31, 1996.
     The average interest paid on these borrowings was the coupon equivalent of the average price of a 13 week U.S. Treasury Bill less .5% to 1%, depending upon transaction amounts for the year ended December 31, 1996. Borrowings are collateralized by funds deposited by customers in commercial depository accounts. At December 31, 1996, the fair value of repurchase agreements approximates carrying value because of their short-term maturity.

     COMMITMENTS TO EXTEND CREDIT AND STANDBY LETTERS OF CREDIT

     The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. The Bank's loan portfolio consists mostly of prime-based loans.

12.  REGULATORY MATTERS:

     The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table above) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1996, that the Bank meets all capital adequacy requirements to which it is subject.

     As of September 30, 1995, the most recent notification from the Office of Comptroller, Department of Banking and Finance, State of Florida categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

                                                                                                            TO BE WELL
                                                                            FOR CAPITAL                 CAPITALIZED UNDER
                                                     ACTUAL               ADEQUACY PURPOSES            CORRECTIVE PROVISIONS
                                            ----------------------  ------------------------------   -------------------------
                                              AMOUNT       RATIO      AMOUNT                RATIO      AMOUNT           RATIO
                                            ----------    --------  -----------            -------   ----------       --------
      As of December 31,1996:
      -----------------------

      Total Capital (to risk-
          weighted assets)........          $45,288,000     16.7%   $21,702,000     >/=      8.0%    $27,128,000  >/=    10.0%

      Tier I Capital (to risk-
          weighted assets)........           41,919,000     15.5     10,851,000     >/=      4.0      16,277,000  >/=     6.0

      Tier I Capital (to
       average assets)............           41,919,000      8.9     18,810,000     >/=      4.0      23,513,000  >/=     5.0


      As of December 31,1995:
      -----------------------

      Total Capital (to risk-
         weighted assets).........          $37,109,000     15.2%      19,549,000   >/=      8.0%    $24,436,000  >/=    10.0%

      Tier I Capital (to risk-
         weighted assets).........           34,049,000     13.9        9,774,000   >/=      4.0      14,662,000  >/=     6.0

      Tier I Capital (to
       average assets)............           34,049,000      8.9       15,314,000   >/=      4.0      19,143,000  >/=     5.0



     Banking regulations limit the amount of dividends that may be paid without prior approval of the Bank's regulatory agency. Payment of dividends are generally limited to earnings of the bank, as defined, for the current period and the full two preceding years.

                                                                      APPENDIX A




                              AMENDED AND RESTATED

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                                READY STATE BANK

                                      AND

                           UNION PLANTERS CORPORATION

                       UNION PLANTERS HOLDING CORPORATION

                   UNION PLANTERS BANK, NATIONAL ASSOCIATION

                          DATED AS OF AUGUST 27, 1998

                                      AND

                              AMENDED AND RESTATED

                             AS OF OCTOBER 23, 1998

                               TABLE OF CONTENTS

                                                                                                 Page
                                                                                                 ----
Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-6
PREAMBLE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-6
ARTICLE 1 - TRANSACTIONS AND TERMS OF MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-7
         1.1      Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-7
         1.2      Time and Place of Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-7
         1.3      Effective Time   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-7
         1.4      Execution of Related Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . A-7
         1.5      Restructure of Transaction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-8
ARTICLE 2 - TERMS OF MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-8
         2.1      Articles of Association  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-8
         2.2      By-Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-8
         2.3      Directors and Officers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-8
ARTICLE 3 - MANNER OF CONVERTING SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-9
         3.1      Conversion of Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-9
         3.2      Anti-Dilution Provisions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-9
         3.3      Shares held by RSB or UPC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-10
         3.4      Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-10
         3.5      Dissenting Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-10
         3.6      Conversion of Stock Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-10
ARTICLE 4 - EXCHANGE OF SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-11
         4.1      Exchange Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-11
         4.2      Rights of Former RSB Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . A-12
ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF RSB . . . . . . . . . . . . . . . . . . . . . . . . . . A-13
         5.1      Organization, Standing, and Power . . . . . . . . . . . . . . . . . . . . . . . . . A-13
         5.2      Authority, No Breach by Agreement . . . . . . . . . . . . . . . . . . . . . . . . . A-13
         5.3      Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-14
         5.4      RSB Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-15
         5.5      Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-15
         5.6      Absence of Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . A-16
         5.7      Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . . . . . A-16
         5.8      Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-16
         5.9      Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-18
         5.10     Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-18
         5.11     Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-19

         5.12     Compliance With Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-19
         5.13     Labor Relations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-20
         5.14     Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-20
         5.15     Material Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-22
         5.16     Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-23
         5.17     Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-23
         5.18     Statements True and Correct . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-23
         5.19     Accounting, Tax and Regulatory Matters  . . . . . . . . . . . . . . . . . . . . . . A-24
         5.20     State Takeover Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-24
         5.21     Articles Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-24
         5.22     Derivatives . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-24
         5.23     Year 2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-24
ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF UPC . . . . . . . . . . . . . . . . . . . . . . . . . . A-25
         6.1      Organization, Standing and Power  . . . . . . . . . . . . . . . . . . . . . . . . . A-25
         6.2      Authority; No Breach by Agreement . . . . . . . . . . . . . . . . . . . . . . . . . A-25
         6.3      Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-26
         6.4      UPC Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-26
         6.5      Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-27
         6.6      Absence of Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . A-27
         6.7      Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . . . . . A-27
         6.8      Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-28
         6.9      Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-28
         6.10     Compliance With Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-29
         6.11     Labor Relations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-29
         6.12     Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-30
         6.13     Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-30
         6.14     Statements True and Correct . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-30
         6.15     Accounting, Tax, and Regulatory Matters . . . . . . . . . . . . . . . . . . . . . . A-31
         6.16     Matters Relating to UPC Interim Bank  . . . . . . . . . . . . . . . . . . . . . . . A-31
ARTICLE 7 - CONDUCT OF BUSINESS PENDING CONSUMMATION  . . . . . . . . . . . . . . . . . . . . . . . . A-31
         7.1      Affirmative Covenants of RSB  . . . . . . . . . . . . . . . . . . . . . . . . . . . A-31
         7.2      Negative Covenants of RSB . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-32
         7.3      Covenants of UPC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-34
         7.4      Adverse Changes in Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . A-34
         7.5      Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-35
ARTICLE 8 - ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-35
         8.1      Registration Statement; Proxy Statement; Shareholder Approval . . . . . . . . . . . A-35
         8.2      Exchange Listing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-35
         8.3      Applications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-36

         8.4      Filings With State and Federal Offices  . . . . . . . . . . . . . . . . . . . . . . A-36
         8.5      Agreement as to Efforts to Consummate . . . . . . . . . . . . . . . . . . . . . . . A-36
         8.6      Investigation and Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . A-36
         8.7      Press Releases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-37
         8.8      Certain Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-37
         8.9      Accounting and Tax Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . A-37
         8.10     Agreement of Affiliates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-38
         8.11     Employee Benefits and Contracts   . . . . . . . . . . . . . . . . . . . . . . . . . A-38
         8.12     Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-39
         8.13     State Takeover Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-40
         8.14     Assumption of Agreement By Acquiror   . . . . . . . . . . . . . . . . . . . . . . . A-40
ARTICLE 9 - CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE . . . . . . . . . . . . . . . . . . . . A-40
         9.1      Conditions to Obligations of Each Party . . . . . . . . . . . . . . . . . . . . . . A-40
         9.2      Conditions to Obligations of UPC  . . . . . . . . . . . . . . . . . . . . . . . . . A-42
         9.3      Conditions to Obligations of RSB  . . . . . . . . . . . . . . . . . . . . . . . . . A-43
ARTICLE 10 - TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-44
         10.1     Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-44
         10.2     Effect of Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-45
         10.3     Non-Survival of Representations and Covenants   . . . . . . . . . . . . . . . . . . A-45
ARTICLE 11 - MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-45
         11.1     Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-45
         11.2     Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-54
         11.3     Brokers and Finders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-54
         11.4     Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-54
         11.5     Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-55
         11.6     Waivers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-55
         11.7     Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-55
         11.8     Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-56
         11.9     Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-57
         11.10    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-57
         11.11    Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-57
         11.12    Interpretations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-57
         11.13    Enforcement of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-57
         11.14    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-57
Signatures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-58

                                LIST OF EXHIBITS

EXHIBIT NUMBER            DESCRIPTION
--------------            -----------
     1.                   Form of Plan of Merger
     2.                   Form of Termination Fee Agreement
     3.                   Form of Support Agreement
     4.                   Form of Affiliate Agreement

                              AMENDED AND RESTATED
                      AGREEMENT AND PLAN OF REORGANIZATION

                 THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of August 27, 1998, and amended and restated as of October 23, 1998, by and among READY STATE BANK, a Florida state banking corporation having its principal offices located in Hialeah, Florida ("RSB"), and UNION PLANTERS CORPORATION, a Tennessee corporation having its principal offices located in Memphis, Tennessee ("UPC"), Union Planters Holding Corporation, a Tennessee corporation and a wholly-owned subsidiary of UPC ("UPHC") and Union Planters Bank, National Association, a national banking association and a wholly-owned subsidiary of UPHC ("UPBNA").


                                    PREAMBLE

                 The Boards of Directors of RSB, UPC, UPHC, and UPBNA are of the opinion that it is advisable for the welfare and best interests of the parties to this Agreement and their respective shareholders that UPHC acquire all of the assets and liabilities of RSB in exchange for UPC Common Stock and that UPHC transfer to UPBNA all of the assets and liabilities of RSB acquired by UPHC, all on the terms and conditions set forth in this Agreement.

                 For federal income tax purposes, the parties to this asset acquisition agreement and plan of reorganization intend that the acquisition by UPHC, a wholly-owned subsidiary of UPC, of substantially all of the assets of RSB in exchange solely for shares of voting common stock of UPC and the assumption by UPHC of all of the liabilities of RSB, as contemplated herein, will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and further intend, that, pursuant to Section 368(a) of the Internal Revenue Code, the acquisition by UPHC of substantially all of the assets and all of the liabilities of RSB will not be disqualified under Internal Revenue Code 368(a) by reason of the fact that the assets and liabilities of RSB which are acquired by UPHC are transferred by UPHC to UPBNA, a wholly-owned subsidiary of UPHC. Solely as a convenience to UPHC, RSB is directed to transfer all of its assets and liabilities directly to UPBNA by means of a statutory merger of RSB with and into UPBNA, as set forth in this Agreement. The transactions described in this Agreement are subject to the approvals of the shareholders of RSB, the Board of Governors of the Federal Reserve System, the Florida Department of Banking and Finance, Office of the Comptroller of the Currency, and other applicable federal and state regulatory authorities, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that (i) for federal income tax purposes the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and (ii) for accounting purposes the Merger shall qualify for treatment as a pooling of interests transaction.

                 Certain terms used in this Agreement are defined in Section
11.1 of this Agreement.

                 NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

                                   ARTICLE 1
                        TRANSACTIONS AND TERMS OF MERGER

                 1.1 MERGER. Subject to the terms and conditions of this Agreement and the Plan of Reorganization, at the Effective Time, RSB shall be merged with and into UPBNA as authorized by and in accordance with the provisions of Section 658.42 of the Florida Banking Code and 12 U.S.C. Section 215a (the "Merger"). UPBNA shall be the Surviving Bank resulting from the Merger and shall continue to be a national banking association governed by the Laws of the United States. The Merger shall be consummated pursuant to the terms of this Agreement and the Plan of Merger, which has been approved and adopted by the respective Boards of Directors of RSB, UPBNA and UPC and will, prior to the Effective Time, be approved by the Board of Directors of UPHC, and the Plan of Merger, in substantially the form of Exhibit 1, which will be approved and adopted by the Board of Directors of RSB and UPBNA.

                 1.2 TIME AND PLACE OF CLOSING. The Closing will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties may determine. The Closing shall be held at such place as determined by the Parties.

                 1.3 EFFECTIVE TIME. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time specified in the Certificate of Merger reflecting the Merger issued by the Office of the Comptroller of the Currency (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officers or chief financial officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on such date as may be designated by UPC within 30 days following the last to occur of (i) the effective date of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger (including the expiration of any requisite waiting period in respect thereof), (ii) the date on which the shareholders of RSB approve this Agreement and the Plan of Merger and (iii) the date on which all other conditions precedent (other than those conditions which relate to actions to be taken at the Closing) to each Party's obligations hereunder shall have been satisfied or waived (to the extent waivable by such Party).

                 1.4 EXECUTION OF RELATED AGREEMENTS. Simultaneously with the execution of this Agreement by the Parties and as a condition hereto, (i) RSB is executing and delivering to UPC a termination fee agreement (the "Termination Fee Agreement"), in substantially the form of Exhibit 2, pursuant to which RSB is agreeing to pay to UPC a termination fee under certain circumstances and (ii) each of the directors of RSB is executing and delivering to a UPC support agreement (each a "Support Agreement") in substantially the form of Exhibit 3.

                 1.5 RESTRUCTURE OF TRANSACTION. UPC shall, in its reasonable discretion, have the unilateral right to revise the structure of the Merger contemplated by this Agreement in order to achieve tax benefits or for any other reason which UPC may deem advisable; provided, however, that UPC shall not have the right, without the approval of the Board of Directors of RSB and, if required by applicable Law, the holders of the RSB Common Stock, to make any revision to the structure of the Merger which: (i) changes the amount of the consideration which the holders of shares of RSB Common Stock are entitled to receive (determined in the manner provided in Section 3.1 of this Agreement); (ii) changes the intended tax-free effects of the Merger to UPC, RSB, or the holders of shares of RSB Common Stock or changes the intended pooling-of-interests accounting treatment; (iii) would permit UPC to pay the consideration other than by delivery of UPC Common Stock registered with the SEC (in the manner described in Section 4.1 of this Agreement); (iv) would be materially adverse to the interests of RSB or adverse to the holders of shares of RSB Common Stock; (v) would materially impede or delay consummation of the Merger; or (vi) would require a vote of UPC's shareholders under relevant state Law. UPC may exercise this right of revision by giving written notice to RSB in the manner provided in Section 11.8 of this Agreement which notice shall be in the form of an amendment to this Agreement or in the form of an Agreement and Plan of Reorganization. The Parties shall execute such documents as necessary to effect the revised structure of the Merger, including such changes as a required to retain the tax-free character of the Merger.


                                   ARTICLE 2
                                TERMS OF MERGER

                 2.1 ARTICLES OF ASSOCIATION. The Articles of Association ("Articles of Association") of UPBNA in effect immediately prior to the Effective Time shall be the Articles of Association of the Surviving Bank until otherwise amended or repealed.

                 2.2 BY-LAWS. The By-laws of UPBNA (the "By-Laws") in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Bank until otherwise amended or repealed.

                 2.3 DIRECTORS AND OFFICERS. The directors of UPBNA in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Bank from and after the Effective Time in accordance with the By-laws of the Surviving Bank. The officers of UPBNA in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Bank from the Effective Time in accordance with the By-laws of the Surviving Bank.

                                   ARTICLE 3
                          MANNER OF CONVERTING SHARES

                 3.1 CONVERSION OF SHARES. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of UPC, RSB, UPBNA, or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

                          (a)     Each share of UPC Capital Stock, including
any associated UPC Rights, issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                          (b)     Each share of UPBNA Common Stock issued and
outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                          (c)     Each share of RSB Common Stock (excluding
shares held by RSB, any RSB Subsidiary, UPC or any UPC Subsidiary, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into that number (the "Exchange Ratio") of shares of UPC Common Stock equal to the quotient obtained by dividing (i) $169 million divided by the number of shares of RSB Common Stock issued and outstanding immediately prior to the Effective Time, by (ii) the Average Closing Price and rounding to the nearest thousandth; provided, however, (x) in the event the Average Closing Price shall be greater than $59.00 (the "Maximum Average Closing Price"), then each share of RSB Common Stock shall be converted into .574 shares of UPC Common Stock, and (y) in the event if the Average Closing Price shall be less than $53.00 (the "Minimum Average Closing Price"), then each share of RSB Common Stock shall be converted into .639 shares of UPC Common Stock. Pursuant to the UPC Rights Agreement, each share of UPC Common Stock issued in connection with the Merger upon conversion of RSB Common Stock shall be accompanied by a UPC Right.

                 3.2 ANTI-DILUTION PROVISIONS. In the event UPC changes the number of shares of UPC Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) occurs prior to the Effective Time, the Exchange Ratio, the Maximum Average Closing Price and the Minimum Average Closing Price shall each be proportionately adjusted.

                 3.3 SHARES HELD BY RSB OR UPC. Each of the shares of RSB Common Stock held by RSB, any RSB Subsidiary, UPC or any UPC Subsidiary, in each case other than in fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

                 3.4 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement or the Plan of Merger, each holder of shares of RSB Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fractional share of UPC Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional share of UPC Common Stock multiplied by the closing price of such Common Stock on the NYSE-Composite Transactions List (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by UPC) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

                 3.5 DISSENTING SHAREHOLDERS. Any holder of shares of RSB Common Stock who perfects such holder's dissenters' rights of appraisal in accordance with and as contemplated by Section 658.44 of the Florida Banking Code shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of Law; provided, however, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the Florida Banking Code and surrendered to RSB the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Time a dissenting shareholder of RSB fails to perfect, or effectively withdraws or loses, such holder's right to appraisal and of payment for such holder's shares, UPC shall issue and deliver the consideration to which such holder of shares of RSB Common Stock is entitled under this Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing shares of RSB Common Stock held by such holder.
Prior to the Effective Time, RSB will establish an escrow account with an amount sufficient to satisfy the maximum aggregate payment that may be required to be paid to dissenting shareholders. Upon satisfaction of all claims of dissenting shareholders, the remaining escrowed amount, reduced by payment of the fees and expenses of the escrow agent, will be retained by the Surviving Bank.

                 3.6      CONVERSION OF STOCK OPTIONS.

                          (a)     At the Effective Time, UPBNA shall assume all
of the obligations with respect to each option to purchase or other right with respect to shares of RSB Common Stock pursuant to stock options, stock appreciation rights or other rights, including stock awards ("RSB Options") granted by RSB under the RSB Stock Plans, which are outstanding at the Effective Time, whether or not exercisable, in accordance with the terms of the RSB Stock Plan and stock option or other agreement by which it is evidenced, further, UPBNA shall deliver UPC Common Stock to each holder of a RSB option upon exercise of such option except that from and after the Effective Time, (i) UPBNA and its Salary and Benefits Committee shall be substituted for RSB and the Committee of RSB's Board of Directors (including, if applicable, the entire Board of Directors of RSB) or other independent committee administering such RSB Stock Plan, (ii) each RSB Option assumed by UPBNA may be exercised solely for shares of UPC Common Stock, (iii) the number of shares of UPC Common Stock that UPBNA shall deliver upon exercise of the RSB Option shall be equal to the number of shares of RSB Common Stock subject to such RSB Option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounding down to the nearest whole share, and (iv) the per share exercise price under each such RSB Option shall be adjusted by dividing the per share exercise price under each such RSB Option by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the clauses (iii) and (iv) of the first sentence of this Section 3.6, each RSB Option which is an "incentive stock option" shall be adjusted as required by
Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code. UPBNA and RSB agree to take all necessary steps to effectuate the foregoing provisions of this Section 3.6.

                          (b)     As soon as practicable after the Effective
Time, UPBNA shall deliver to the participants in each RSB Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants subject to such RSB Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 3.6(a) after giving effect to the Merger), and UPBNA shall comply with the terms of each RSB Stock Plan to ensure, to the extent required by, and subject to the provisions of, such RSB Stock Plan, that RSB Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. Within 45 days after the Effective Time, UPC shall file a registration statement on Form S-8 (or any successor or other appropriate forms), with respect to the shares of UPC Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

                                   ARTICLE 4
                               EXCHANGE OF SHARES

                 4.1 EXCHANGE PROCEDURES. Promptly after the Effective Time, UPC shall cause the exchange agent selected by UPC (the "Exchange Agent") to mail to the former shareholders of RSB appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of RSB Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). RSB shall have the right to review the transmittal materials. After the Effective Time, each holder of shares of RSB Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement or as to which dissenters' rights have been perfected as provided in Section 3.5 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to
Section 4.2 of this Agreement. To the extent required by Section 3.4 of this Agreement, each holder of shares of RSB Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of UPC Common Stock to which such holder may be otherwise entitled (without interest). UPC shall not be obligated to deliver the consideration to which any former holder of RSB Common Stock is entitled as a result of the Merger until such holder surrenders his certificate or certificates representing the shares of RSB Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of RSB Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither UPC, RSB, nor the Exchange Agent shall be liable to a holder of RSB Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

                 4.2 RIGHTS OF FORMER RSB SHAREHOLDERS. At the Effective Time, the stock transfer books of RSB shall be closed as to holders of RSB Common Stock immediately prior to the Effective Time and no transfer of RSB Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of RSB Common Stock (other than shares to be canceled pursuant to Section 3.3 or as to which dissenters' rights have been perfected as provided in Section 3.5 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1, 3.2 and
3.4 of this Agreement in exchange therefor, subject, however, to the Surviving Bank's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by RSB in respect of such shares of RSB Common Stock and in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent permitted by Law, former shareholders of record of RSB shall be entitled to vote after the Effective Time at any meeting of UPC shareholders the number of whole shares of UPC Common Stock into which their shares of RSB Common Stock are converted, regardless of whether such holders have exchanged their certificates representing RSB Common Stock for certificates representing UPC Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by UPC on the UPC Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but, beginning 30 days after the Effective Time, no dividend or other distribution payable to the holders of record of UPC Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of RSB Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such RSB Common Stock certificate, both the UPC Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate. In the event any RSB Common Stock certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by UPC, the posting by such person of a bond in such amount as UPC may reasonably direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate the shares of UPC Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.


                                   ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF RSB

                 Except as disclosed in the RSB Disclosure Memorandum, RSB hereby represents and warrants to UPC as follows:

                 5.1 ORGANIZATION, STANDING, AND POWER. RSB is a state bank duly organized, validly existing, and in good standing under the Laws of the State of Florida, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its material Assets. RSB is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on RSB. RSB is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund, subject to the rules and limitations thereof.

                 5.2      AUTHORITY, NO BREACH BY AGREEMENT.

                          (a)     Subject to the approval of this Agreement and
the Plan of Merger by the holders of the outstanding shares of RSB Common Stock, RSB has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated herein and therein, including the Merger, have been duly and validly authorized by all necessary corporate action (including valid authorization and adoption of this Agreement by RSB's duly constituted Board of Directors) in respect thereof on the part of RSB, subject to the approval of this Agreement and the Plan of Merger by the holders of the outstanding shares of RSB Common Stock, which is the only shareholder vote required for approval of this Agreement and the Plan of Merger and consummation of the Merger by RSB. Subject to such requisite shareholder approval and regulatory approvals, and assuming due authorization, execution and delivery of this Agreement and the Plan of Merger, this Agreement and the Plan of Merger(which, for purposes of this sentence, shall not include the Termination Fee Agreement) represent legal, valid, and binding obligations of RSB, enforceable against RSB in accordance with their respective terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                          (b)     Neither the execution and delivery of this
Agreement and the Plan of Merger (which, for purposes of clause (iii) of this sentence, shall not include the Termination Fee Agreement) by RSB nor the consummation by RSB of the transactions contemplated hereby or thereby, nor compliance by RSB with any of the provisions hereof or thereof, will (i) conflict with or result in a breach of any provision of RSB's Articles of Incorporation or By-laws, or (ii) constitute or result in a Default under, or require any Consent (excluding Consents required by Law or Order) pursuant to, or result in the creation of any Lien on any material Asset of RSB or any RSB Subsidiary under, any Contract or Permit of RSB or any RSB Subsidiary, except for such Defaults, Liens and Consents, which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on RSB, or (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to RSB, its Subsidiaries or any of their respective material Assets.

                          (c)     Other than in connection or compliance with
the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on RSB, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by RSB of the Merger and the consummation of the other transactions contemplated in this Agreement and the Plan of Merger.

                 5.3 CAPITAL STOCK. The authorized capital stock of RSB consists of 10,000,000 shares of RSB Common Stock, of which 4,989,624.86 shares are issued and outstanding as of the date of this Agreement and not more than 5,030,237 shares will be issued and outstanding at the Effective Time. All of the issued and outstanding shares of capital stock of RSB are duly and validly issued and outstanding and are fully paid and nonassessable under the Florida Banking Code. None of the outstanding shares of capital stock of RSB has been issued in violation of any preemptive rights of the current or past shareholders of RSB. RSB has reserved (i) 150,000 shares of RSB Common Stock for issuance under the RSB Stock Plans, pursuant to which options to purchase 40,600 shares of RSB Common Stock are outstanding, and (ii) 12.14 shares of RSB

Common Stock for issuance to holders of fractional shares of RSB Common Stock pursuant to the RSB Fractional Redemption/Sale Program. Except as set forth in
Section 5.3 of the RSB Disclosure Memorandum, there are no shares of capital stock or other equity securities of RSB outstanding and no outstanding Rights relating to the capital stock of RSB.

                 5.4 RSB SUBSIDIARIES. RSB has disclosed in Section 5.4 of the RSB Disclosure Memorandum all of the RSB Subsidiaries that are corporations (identifying their jurisdiction of incorporation) and all of the RSB Subsidiaries that are general or limited partnerships or other non-corporate entities (identifying the Law under which such entity is organized, and the amount and nature of the ownership interest therein of RSB Subsidiaries). RSB or one of its wholly-owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each of the RSB Subsidiaries. No capital stock (or other equity interest) of any RSB Subsidiary is or may become required to be issued (other than to another RSB Subsidiary) by reason of any rights, and there are no Contracts by which RSB or any of the RSB Subsidiaries is bound to issue (other than to RSB or another of the RSB Subsidiaries) additional shares of its capital stock (or other equity interests) or Rights or by which RSB or any of the RSB Subsidiaries is or may be bound to transfer any shares of the capital stock (or other equity interests) of any of RSB or any of the RSB Subsidiaries (other than to RSB or any of the RSB Subsidiaries). Except as disclosed in the RSB Disclosure Memorandum, there are no Contracts relating to the rights of RSB or any RSB Subsidiary to vote or to dispose of any shares of the capital stock (or other equity interests) of RSB or any RSB Subsidiary. All of the shares of capital stock (or other equity interests) of each RSB Subsidiary held by RSB or any RSB Subsidiary are fully paid and nonassessable (except pursuant to 12 U.S.C. Section 55 in the case of national banks and comparable, applicable state law, if any, in the case of state depository institutions) under the applicable corporation or similar Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by RSB or a RSB Subsidiary free and clear of any Liens. Each RSB Subsidiary is either a bank, partnership, limited liability corporation, or a corporation, and each such Subsidiary is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each RSB Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on RSB. The minute book and other organizational documents (and all amendments thereto) for RSB and each RSB Subsidiary that is a "Significant Subsidiary" (as such term is defined in Regulation S-X promulgated under the 1934 Act) have been or will be made available to UPC for its review, and are true and complete as in effect as of the date of this Agreement.

                 5.5      FINANCIAL STATEMENTS.  RSB has disclosed in Section
5.5 of the RSB Disclosure Memorandum, and has delivered to UPC copies of, all RSB Financial Statements prepared for periods ended prior to the date hereof and will deliver to UPC copies of all RSB Financial Statements prepared subsequent to the date hereof. The RSB Financial Statements (as of the dates thereof and for the periods covered thereby) (i) are or, if dated after the date of this Agreement, will be in accordance with the books and records of RSB or the RSB Subsidiaries, as the case may be, which are or will be, as the case may be, complete and correct in all material respects and which have been or will have been, as the case may be, maintained in accordance with good business practices and (ii) present or will present, as the case may be, fairly the consolidated financial position of RSB and the RSB Subsidiaries as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the RSB and the RSB Subsidiaries for the periods indicated, in accordance with GAAP (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments which were not or are not expected to be material in amount or effect).

                 5.6 ABSENCE OF UNDISCLOSED LIABILITIES. Neither RSB nor any of the RSB Subsidiaries has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on RSB, except Liabilities which are accrued or reserved against in the unaudited consolidated balance sheets of RSB as of June 30, 1998, included in the RSB Financial Statements made available prior to the date of this Agreement or reflected in the notes thereto. Except as disclosed in Section 5.6 of the RSB Disclosure Memorandum, neither RSB nor any of the RSB Subsidiaries has incurred or paid any Liability since June 30, 1998, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice or which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on RSB or (ii) in connection with the transactions contemplated by this Agreement.

                 5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 30, 1998, there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on RSB.

                 5.8      TAX MATTERS.

                          (a)     All Tax Returns required to be filed by or on
behalf of RSB or any of the RSB Subsidiaries have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1997, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, and all such Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination or refund Litigation with respect to any material Taxes, except as reserved against in the RSB Financial Statements made available prior to the date of this Agreement. All material Taxes and other material Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no material Liens with respect to Taxes upon any of the Assets of RSB or any of the RSB Subsidiaries.

                          (b)     Neither RSB nor any of the RSB Subsidiaries
has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

                          (c)     Adequate provision for any material Taxes due
or to become due for RSB or the RSB Subsidiaries for the period or periods through and including the date of the respective RSB Financial Statements has been made and is reflected on such RSB Financial Statements.

                          (d)     Material deferred Taxes of RSB and the RSB
Subsidiaries have been provided for in accordance with GAAP.

                          (e)     RSB and the RSB Subsidiaries are in material
compliance with, and their records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply in all material respects with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code.

                          (f)     Neither RSB nor any of the RSB Subsidiaries
has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

                          (g)     There has not been an ownership change, as
defined in Internal Revenue Code Section 382(g), of RSB or any of the RSB Subsidiaries that occurred during or after any Taxable Period in which RSB or any of the RSB Subsidiaries incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1997, except in connection with the transactions contemplated pursuant to this Agreement.

                          (h)     Neither RSB nor any of the RSB Subsidiaries
is a party to any tax allocation or sharing agreement (except with one another) and neither RSB nor any of the RSB Subsidiaries has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was RSB) or has any material Liability for taxes of any Person (other than RSB and the RSB Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law) as a transferee or successor or by Contract or otherwise.

                 5.9 ASSETS. Except as disclosed or reserved against in the RSB Financial Statements made available prior to the date of this Agreement, RSB and the RSB Subsidiaries have good and marketable title, free and clear of all material Liens, to all of their respective Assets. Substantially, all tangible properties used in the businesses of RSB and its Subsidiaries are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business of RSB and its Subsidiaries. Except as disclosed in the RSB Disclosure Memorandum, all Assets which are material to RSB's business on a consolidated basis, held under leases or subleases by the RSB or any of the RSB Subsidiaries, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. RSB and the RSB Subsidiaries currently maintain insurance in amounts, scope, and coverage which, in the reasonable opinion of management of RSB, are adequate for the operations of RSB and the RSB Subsidiaries. Neither RSB nor any of the RSB Subsidiaries has received notice from any insurance carrier that
(i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims pending under any such policies of insurance and no notices have been given by RSB or any of the RSB Subsidiaries under such policies, except for claims in the ordinary course of business.

                 5.10 INTELLECTUAL PROPERTY. Except as disclosed in the RSB Disclosure Memorandum, all of the Intellectual Property rights of RSB and the RSB Subsidiaries are in full force and effect and, if applicable, constitute legal, valid, and binding obligations of the respective parties thereto, and there have not been, and, to the Knowledge of RSB, there currently are not, any Defaults thereunder by RSB or a RSB Subsidiary. RSB or a RSB Subsidiary owns or is the valid licensee of all such Intellectual Property rights free and clear of all Liens or claims of infringement. Neither RSB nor any of the RSB Subsidiaries nor, to the Knowledge of RSB, their respective predecessors has infringed the Intellectual Property rights of others and, to the Knowledge of RSB, none of the Intellectual Property rights as used in the business conducted by RSB or the RSB Subsidiaries infringes upon or otherwise violates the rights of any Person, nor has any Person asserted a claim of such infringement. Neither RSB nor the RSB Subsidiaries is obligated to pay any royalties to any Person with respect to any such Intellectual Property. RSB or a RSB Subsidiary owns or has the valid right to use all of the Intellectual Property rights which it is presently using, or in connection with performance of any material Contract to which it is a party. Except in the ordinary course of business, no officer, director, or employee of RSB or the RSB Subsidiaries is party to any Contract which requires such officer, director, or employee to assign any interest in any Intellectual Property or keep confidential any trade secrets, proprietary data, customer information, or other business information or, which restricts or prohibits such officer, director, or employee from engaging in activities competitive with any Person, including RSB or any of the RSB Subsidiaries.

                 5.11     ENVIRONMENTAL MATTERS.

                          (a)     To the Knowledge of RSB, each of RSB and the
RSB Subsidiaries, its Participation Facilities, and its Operating Properties are, and have been, in material compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on RSB.

                          (b)     To the Knowledge of RSB, there is no
Litigation pending or threatened before any court or governmental agency in which RSB, any of the RSB Subsidiaries or any of their respective Operating Properties or Participation Facilities (or RSB in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named reasonably as a defendant (i) for alleged noncompliance with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material in violation of Environmental Laws, whether or not occurring at, on, under, adjacent to, or affecting a site owned, leased, or operated by RSB or any of the RSB Subsidiaries or any of their respective Operating Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on RSB, nor, to the Knowledge of RSB, is there any reasonable basis for any Litigation of a type described in this sentence.

                          (c)     During the period of (i) RSB's or any of the
RSB Subsidiaries' ownership or operation of any of their respective currently owned real properties, (ii) RSB's or any of the RSB Subsidiaries' participation in the management of any Participation Facility, or (iii) RSB's or any of the RSB Subsidiaries' holding of a security interest in an Operating Property, to the Knowledge of RSB, there have been no releases of Hazardous Material in violation of Environmental Laws in, on, under, adjacent to, or affecting such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on RSB. Prior to the period of (i) RSB's or any of the RSB Subsidiaries' ownership or operation of any of their respective current properties, (ii) RSB's or any of the RSB Subsidiaries' participation in the management of any Participation Facility, or (iii) RSB's or any of the RSB Subsidiaries' holding of a security interest in an Operating Property, to the Knowledge of RSB, there were no releases of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on RSB.

                 5.12 COMPLIANCE WITH LAWS. Each of RSB and the RSB Subsidiaries has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except where the failure to hold such Permits would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on RSB. To the Knowledge of RSB, neither RSB nor any of the RSB Subsidiaries:

                          (a)     is in violation of any Laws, Orders, or
Permits applicable to its business or employees conducting its business, except for such violations which would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on RSB; or

                          (b)     has received any notification or
communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that RSB or any of the RSB Subsidiaries is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, except for such non-compliance which would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on RSB, (ii) threatening to revoke any Permits, or (iii) requiring RSB or any of the RSB Subsidiaries to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

                 5.13 LABOR RELATIONS. Neither RSB nor any of the RSB Subsidiaries is the subject of any Litigation asserting that RSB or any of the RSB Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel RSB or any of the RSB Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving RSB or any of the RSB Subsidiaries, pending or threatened, or to the Knowledge of RSB, is there any activity involving RSB's or any of the RSB Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

                 5.14     EMPLOYEE BENEFIT PLANS.

                          (a)     RSB has disclosed in Section 5.14 of the RSB
Disclosure Memorandum, and has delivered or made available to UPC prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, 401(k), cafeteria plan, health benefits, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by RSB or the RSB Subsidiaries or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries of RSB or any RSB Subsidiary and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries of RSB or any RSB Subsidiary are eligible to participate (collectively, the "RSB Benefit Plans"). Any of the RSB Benefit Plans which is an "employee pension benefit plan," as that term is defined in
Section 3(2) of ERISA, is referred to herein as a "RSB ERISA Plan." Each RSB ERISA Plan which is also a "defined benefit plan" (as defined in

Section 414(j) of the Internal Revenue Code) is referred to herein as a "RSB Pension Plan." No RSB Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

                          (b)     All RSB Benefit Plans are in compliance with
the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws except to the extent that any failure to comply is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on RSB. Each RSB ERISA Plan that is intended to be qualified under
Section 401(a) of the Internal Revenue Code has either received a favorable determination letter from the Internal Revenue Service (and RSB is not aware of any circumstances likely to result in revocation of any such favorable determination letter) or timely application has been made therefor. To the knowledge of RSB, neither RSB nor any of the RSB Subsidiaries has engaged in a transaction with respect to any RSB Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject RSB or any RSB Subsidiary to a material Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA.

                          (c)     No RSB Pension Plan has any "underfunded
current liability" as that term is defined in Section 302(d)(8)(A) of ERISA and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any RSB Pension Plan, (ii) no change in the actuarial assumptions with respect to any RSB Pension Plan, and (iii) no increase in benefits under any RSB Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on RSB or materially adversely affect the funding status of any such plan. Neither any RSB Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by RSB or any of the RSB Subsidiaries, or the single-employer plan of any entity which is considered one employer with RSB under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or
Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA. Neither RSB nor any of the RSB Subsidiaries has provided, or, to RSB's knowledge, is required to provide, security to a RSB Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

                          (d)     Within the six-year period preceding the
Effective Time, no material Liability under Subtitle C or D of Title IV of ERISA has been incurred by RSB or any of the RSB Subsidiaries with respect to any current, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate. Neither RSB nor any of the RSB Subsidiaries has incurred any material withdrawal Liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate).

No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any RSB Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

                          (e)     Neither RSB nor any of the RSB Subsidiaries
has any material Liability for retiree health and life benefits under any of the RSB Benefit Plans.

                          (f)     Except as disclosed in the RSB Disclosure
Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation or golden parachute) becoming due to any director or any employee of RSB or any of the RSB Subsidiaries from RSB or any of the RSB Subsidiaries under any RSB Benefit Plan, (ii) materially increase any benefits otherwise payable under any RSB Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

                          (g)     The actuarial present values of all accrued
deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any RSB Subsidiary and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the RSB Financial Statements to the extent required by and in accordance with GAAP.

                          (h)     The RSB Stock Plans were adopted for
legitimate business purposes related to providing fair compensation to its directors and officers and were not adopted in contemplation of RSB's engaging in a merger or other acquisition transaction resulting in a change in control of RSB.

                 5.15     MATERIAL CONTRACTS.  Except as disclosed in Section
5.15 of the RSB Disclosure Memorandum, neither RSB, the RSB Subsidiaries, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $75,000,
(ii) any Contract relating to the borrowing of money by RSB or any of the RSB Subsidiaries or the guarantee by RSB or any of the RSB Subsidiaries of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contracts which prohibit or restrict RSB or any of the RSB Subsidiaries from engaging in any business activities in any geographic area, line of business, or otherwise in competition with any other Person, (iv) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by RSB with the Securities and Exchange Commission (the "SEC") as of the date of this Agreement if RSB were required to file a Form 10-K with the SEC

(together with all Contracts referred to in Section 5.9 and 5.14(a) of this Agreement, the "RSB Contracts"). With respect to each RSB Contract: (i) the Contract is in full force and effect; (ii) neither RSB nor any RSB Subsidiary is in material Default thereunder; (iii) neither RSB nor its Subsidiaries has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of RSB, in material Default in any respect or has repudiated or waived any material provision thereunder.

                 5.16 LEGAL PROCEEDINGS. Except as disclosed in the RSB Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of RSB, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against RSB or any of the RSB Subsidiaries, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on RSB, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against RSB or any of the RSB Subsidiaries. Section 5.16 of the RSB Disclosure Memorandum includes a summary report of all material Litigation as of the date of this Agreement to which RSB or any RSB Subsidiary is a party and which names RSB or a RSB Subsidiary as a defendant or cross-defendant.

                 5.17 REPORTS. Since January 1, 1995, or the applicable date of organization if later, RSB and each RSB Subsidiary has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities, and any applicable state securities or banking authorities, except failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on RSB. As of its respective date (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. None of the RSB Companies is required to file any SEC Documents.

                 5.18 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by RSB for inclusion in the Registration Statement to be filed by UPC with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements, in light of the circumstances under which they were made, therein not misleading. None of the information supplied or to be supplied by RSB for inclusion in the Proxy Statement to be mailed to RSB's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by RSB with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of RSB, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the

Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that RSB or the RSB Subsidiaries are responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

                 5.19 ACCOUNTING, TAX, AND REGULATORY MATTERS. Neither RSB nor any of the RSB Subsidiaries has taken any action or has any Knowledge of any fact or circumstance relating to RSB nor has RSB or any RSB Subsidiary been advised by RSB's independent accountants of any facts or circumstances that are reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement.

                 5.20 STATE TAKEOVER LAWS. RSB has taken or will take prior to the Effective Time, all necessary action to exempt the transactions contemplated by this Agreement from any applicable "moratorium," "fair price," "business combination," "control share," or other anti-takeover laws (collectively, "Takeover Laws"), including Sections 607.0901 and 607.0902 of the FBCA.

                 5.21 ARTICLES PROVISIONS. RSB has taken or will take prior to the Effective Time, all action so that the entering into of this Agreement and the Plan of Merger and the consummation of the Merger and the other transactions contemplated by this Agreement and the Plan of Merger do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, By-laws or other governing instruments of RSB or any RSB Subsidiary or restrict or impair the ability of UPC or any of the UPC Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of RSB or any RSB Subsidiary.

                 5.22 DERIVATIVES. All interest rate swaps, caps, floors, option agreements, futures and forward contracts, and other similar risk management arrangements, whether entered into for RSB's own account, or for the account of one or more the RSB Subsidiaries or their customers, were entered into (i) in accordance with prudent business practices and all applicable Laws, and (ii) with counterparties believed to be financially responsible.

                 5.23 YEAR 2000. RSB has disclosed to UPC a complete and accurate copy of RSB's plan, including an estimate of the anticipated associated costs, for implementing modifications to RSB's hardware, software, and computer systems, chips, and microprocessors, to ensure proper execution and accurate processing of all date-related data, whether from years in the same century or in different centuries. Between the date of this Agreement and the Effective Time, RSB shall endeavor to continue its efforts to implement such plan.

                                   ARTICLE 6
                     REPRESENTATIONS AND WARRANTIES OF UPC

                 UPC hereby represents and warrants to RSB as follows:

                 6.1 ORGANIZATION, STANDING AND POWER. UPC is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Tennessee, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. UPC is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC.

                 6.2      AUTHORITY; NO BREACH BY AGREEMENT.

                          (a)     UPC has the corporate power and authority
necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action (including valid authorization and adoption of this Agreement by UPC's duly constituted Board of Directors) in respect thereof on the part of UPC. Assuming due authorization, execution and delivery of this Agreement by RSB, this Agreement (which, for purposes of this sentence, shall not include the Termination Fee Agreement) represents a legal, valid, and binding obligation of UPC, enforceable against UPC in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                          (b)     Neither the execution and delivery of this
Agreement (which, for purposes of clause (iii) of this sentence, shall not include the Termination Fee Agreement) by UPC, nor the compliance by UPC with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of UPC's Restated Charter of Incorporation or By-laws (subject to the amendment of the UPC's Restated Charter of Incorporation to increase the number of authorized shares of UPC Common Stock), or (ii) constitute or result in a Default under, or require any Consent (excluding Consents required by Law or Order) pursuant to, or result in the creation of any Lien on any material Asset of UPC or any UPC Subsidiary under, any Contract or Permit of UPC or any UPC Subsidiary, except for such Defaults, Liens and Consents, which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse

Effect on UPC, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to UPC or any UPC Subsidiary or any of their respective material Assets.

                          (c)     Other than in connection or compliance with
the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NYSE, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by UPC of the Merger and the other transactions contemplated in this Agreement.

                 6.3 CAPITAL STOCK. The authorized capital stock of UPC consists of (i) 300,000,000 shares of UPC Common Stock, of which 84,970,899 shares are issued and outstanding as of May 31, 1998, and (ii) 10,000,000 shares of UPC Preferred Stock, of which 1,156,231 shares of UPC Series E Preferred Stock are issued and outstanding. All of the issued and outstanding shares of UPC Capital Stock are, and all of the shares of UPC Common Stock to be issued in exchange for shares of RSB Common Stock upon consummation of the Merger in exchange for shares of RSB Common Stock upon consummation of the Merger when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the TBCA. None of the outstanding shares of UPC Capital Stock has been, and none of the shares of UPC Common Stock to be issued in exchange for shares of RSB Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of UPC.

                 6.4 UPC SUBSIDIARIES. Except with respect to Capital Factors, Inc., UPC or one of its wholly-owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each of the UPC Subsidiaries. No capital stock (or other equity interest) of any UPC Subsidiary is or may become required to be issued (other than to another UPC Subsidiary) by reason of any rights, and there are no Contracts by which the UPC or any of the UPC Subsidiaries are bound to issue (other than to UPC or any of the UPC Subsidiaries) additional shares of its capital stock (or other equity interests) or Rights or by which UPC or any of the UPC Subsidiaries are or may be bound to transfer any shares of the capital stock (or other equity interests) of any of UPC or any of the UPC Subsidiaries (other than to UPC or any of the UPC Subsidiaries). There are no Contracts relating to the rights of UPC or any UPC Subsidiary to vote or to dispose of any shares of the capital stock (or other equity interests) of UPC or any of the UPC Subsidiaries. All of the shares of capital stock (or other equity interests) of each UPC Subsidiary held by UPC or any UPC Subsidiary are fully paid and nonassessable (except pursuant to 12 U.S.C. Section 55 in the case of national banks and comparable, applicable state Law, if any, in the case of state depository institutions) under the applicable corporation or similar Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by UPC or a UPC Subsidiary free and clear of any Liens. Each UPC Subsidiary is either a bank, a savings association, partnership, limited liability corporation, or a corporation, and each such Subsidiary is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each UPC Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC. The minute book and other organizational documents (and all amendments thereto) for each of UPC and each UPC Subsidiary that is a Significant Subsidiary have been made available to RSB for its review, and are true and complete as in effect as of the date of this Agreement.

                 6.5 FINANCIAL STATEMENTS. Each of the UPC Financial Statements (including, in each case, any related notes) contained in the UPC SEC Reports, including any UPC SEC Reports filed after the date of this Agreement until the Effective Time, complied, or will comply, as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared, or will be prepared, in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented, or will fairly present, in all material respects the consolidated financial position of UPC and the UPC Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, in accordance with GAAP except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

                 6.6 ABSENCE OF UNDISCLOSED LIABILITIES. Neither UPC nor any of the UPC Subsidiaries has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC, except Liabilities which are accrued or reserved against in the consolidated balance sheets of UPC as of March 31, 1998, included in the UPC Financial Statements made available prior to the date of this Agreement or reflected in the notes thereto. Neither UPC nor any of the UPC Subsidiaries has incurred or paid any Liability since March 31, 1998, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice or which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC or (ii) in connection with the transaction contemplated by this Agreement.

                 6.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 31, 1998, except as disclosed in the UPC SEC Reports made available prior to the date of this Agreement, there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC.

                 6.8      TAX MATTERS.

                          (a)     All material Tax Returns required to be filed
by or on behalf of UPC or any of the UPC Subsidiaries have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1997, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, and all such Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, or refund Litigation with respect to any material Taxes, except as reserved against the UPC Financial Statements delivered prior to the date of this Agreement. All material Taxes and other material Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no material Liens with respect to Taxes upon any of the Assets of UPC or any of the UPC Subsidiaries.

                          (b)     Adequate provision for any material Taxes due
or to become due for UPC or any of the UPC Subsidiaries for the period or periods through and including the date of the respective UPC Financial Statements has been made and is reflected on such UPC Financial Statements.

                          (c)     Material deferred Taxes of UPC and the UPC
Subsidiaries have been provided for in accordance with GAAP.

                 6.9      ENVIRONMENTAL MATTERS.

                          (a)     To the Knowledge of UPC, each  of UPC and the
UPC Subsidiaries, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC.

                          (b)     To the Knowledge of UPC, there is no
Litigation pending or threatened before any court, governmental agency, or authority or other forum in which UPC or any of the UPC Subsidiaries or any of their respective Operating Properties or Participation Facilities (or UPC in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by UPC or any of the UPC Subsidiaries or any of their respective Operating Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC, nor, to the knowledge of UPC, is there any reasonable basis for any Litigation of a type described in this sentence.

                          (c)     During the period of (i) UPC's or any of the
UPC Subsidiaries' ownership or operation of any of their respective current properties, (ii) any UPC's or any of the UPC Subsidiaries' participation in the management of any Participation Facility, or (iii) UPC's or any of the UPC Subsidiaries' holding of a security interest in an Operating Property, to the Knowledge of UPC, there have been no releases of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC. Prior to the period of (i) UPC's or any of UPC Subsidiaries' ownership or operation of any of their respective current properties, (ii) UPC's or any of UPC Subsidiaries' participation in the management of any Participation Facility, or (iii) UPC or any of UPC Subsidiaries' holding of a security interest in an Operating Property, to the Knowledge of UPC, there were no releases of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC.

                 6.10 COMPLIANCE WITH LAWS. UPC is duly registered as a bank holding company under the BHC Act. Each of UPC and the UPC Subsidiaries has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except where the failure to hold such permits would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC. Neither UPC nor any of the UPC Subsidiaries:

                          (a)     is in violation of any Laws, Orders, or
Permits applicable to its business or employees conducting its business, except for such violations which would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC; or

                          (b)     has received any notification or
communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that UPC or any UPC Subsidiary is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, except for such non-compliance which would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC, (ii) threatening to revoke any Permits, or (iii) requiring UPC or any UPC Subsidiary to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

                 6.11 LABOR RELATIONS. Neither UPC nor any of the UPC Subsidiaries is the subject of any Litigation asserting that UPC or any of the UPC Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel UPC or any of the UPC Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving UPC or any of the UPC Subsidiaries, pending or threatened, or to the Knowledge of UPC, is there any activity involving UPC's or any of the UPC Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

                 6.12 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of UPC, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against UPC or any UPC Subsidiary, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against UPC or any UPC Subsidiary.

                 6.13 REPORTS. Since January 1, 1995, or the applicable date of organization if later, UPC and each UPC Subsidiary has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements, and registration statements filed pursuant to the 1933 Act (the "UPC SEC Reports"),
(ii) other Regulatory Authorities, and (iii) any applicable state securities or banking authorities, except failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC. As of its respective date (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of such reports and documents, including, the financial statements, exhibits, and schedules thereto complied in all material respects with all applicable Laws. As of its respective date, each UPC SEC Report did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Except for UPC Subsidiaries that are registered as a broker, dealer, or investment advisor, no UPC Subsidiary is required to file any SEC Documents.

                 6.14 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by UPC for inclusion in the Registration Statement to be filed by UPC with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by UPC for inclusion in the Proxy Statement to be mailed to RSB's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by UPC or any UPC Subsidiary with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of RSB, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that UPC or any UPC Subsidiary is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

                 6.15 ACCOUNTING, TAX, AND REGULATORY MATTERS. Neither UPC or any UPC Subsidiary has taken any action or has any Knowledge of any fact or circumstance relating to UPC or RSB, nor has UPC or any UPC Subsidiary been advised by UPC's independent accountants of any fact or circumstance relating to UPC, that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement.

                 6.16 MATTERS RELATING TO UPBNA. UPBNA is a national banking association duly organized under the Laws of the United States, and has the corporate power and authority to carry on its business as contemplated by this Agreement and the Plan of Merger and to own, lease, and operate its Material Assets. UPBNA has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance of the Plan of Merger and the consummation of the transactions contemplated therein, including the Merger, will be duly and validly authorized by all necessary corporate action in respect thereof on the part of UPBNA, subject to the approval of the Plan of Merger by UPHC as the sole shareholder of UPBNA, which is the only shareholder vote required for approval of the Plan of Merger, and the consummation of the Merger by UPBNA.


                                   ARTICLE 7
                    CONDUCT OF BUSINESS PENDING CONSUMMATION

                 7.1 AFFIRMATIVE COVENANTS OF RSB. Unless the prior written consent of UPC shall have been obtained, and except as otherwise expressly contemplated herein, RSB shall and shall cause each of the RSB Subsidiaries to (i) operate its business only in the usual, regular, and ordinary course, (ii) use reasonable efforts to preserve intact its business organization and Assets and maintain its rights and franchises, and (iii) take no action which would (a) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby or prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of

Section 368(a) of the Internal Revenue Code, or (b) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement and the Plan of Merger.

                 7.2 NEGATIVE COVENANTS OF RSB. Except as specifically permitted by this Agreement, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, RSB covenants and agrees that RSB will not do or agree or commit to do, or permit any of the RSB Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer, president, or chief financial officer of UPC, which consent shall not be unreasonably withheld:

                          (a)     amend the Articles of Incorporation, By-laws,
or other governing instruments of RSB or any RSB Subsidiary; or

                          (b)     incur any additional debt obligation for
borrowed money (other than indebtedness of RSB or the RSB Subsidiaries to each other) in excess of an aggregate of $500,000 (for RSB and the RSB Subsidiaries on a consolidated basis) except in the ordinary course of the business of RSB and the RSB Subsidiaries consistent with past practices (which shall include creation of deposit liabilities, purchases of federal funds, bankers' acceptances, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any material Asset of RSB or any of the RSB Subsidiaries of any material Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust-powers, and Liens in effect as of the date hereof that are disclosed in the RSB Disclosure Memorandum); or

                          (c)     repurchase, redeem, or otherwise acquire or
exchange (other than exchanges in the ordinary course under employee benefit plans and other then as a result of the exercise of dissenters' rights of appraisal by shareholders of RSB), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of RSB or any of the RSB Subsidiaries, or declare or pay any dividend or make any other distribution in respect of RSB's capital stock, with the exception that RSB may, but shall not be obligated to, pay quarterly cash dividends after January 1, 1999, with the same payment and record dates as those established by UPC for the payment of quarterly cash dividends on UPC Common Stock, in an amount per share equal to the product obtained by multiplying (i) the quotient obtained by dividing (a) $169 million divided by the number of shares of RSB Common Stock issued and outstanding on the record date for determining the shareholders entitled to such dividend (the "Dividend Record Date") by (b) the closing price of UPC Common Stock on the Dividend Record Date and rounded to the nearest thousandth by (ii) the amount of the dividend to be paid by UPC to the holders of UPC Common Stock (the "UPC Dividend Payment"); provided, however, (x) in the event the closing price for UPC Common Stock on the Dividend Record Date shall be greater than $59.00, then the amount per share of such dividend shall be .574 multiplied by the UPC Dividend Payment and (y) in the event the closing price for UPC Common Stock on the Dividend Record Date shall be less than $53.00, then the amount of such dividend shall be .639 multiplied by the UPC Dividend Payment; or

                          (d)     except as contemplated by this Agreement,
issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of its common stock or any other capital stock, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

                          (e)     adjust, split, combine or reclassify any
capital stock of RSB or any of the RSB Subsidiaries or issue or authorize the issuance of any other securities in respect of or in substitution for shares of RSB Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any shares of capital stock of any RSB Subsidiary (unless any such shares of stock are sold or otherwise transferred to another RSB Subsidiary) or any Asset having a book value in excess of $250,000 other than in the ordinary course of business for reasonable and adequate consideration; or

                          (f)     except for purchases of investment securities
acquired in the ordinary course of business consistent with past practice, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly-owned Subsidiary of RSB, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new wholly-owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

                          (g)     grant any increase in compensation or
benefits to the employees or officers of RSB or the RSB Subsidiaries, except as set forth in the RSB Disclosure Memorandum or in the ordinary course of business consistent with past practice and disclosed in Section 7.2(g) of the RSB Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.2(g) of the RSB Disclosure Memorandum; enter into or amend any severance agreements with officers of RSB or the RSB Subsidiaries; grant any material increase in fees or other increases in compensation or other benefits to directors of RSB or the RSB Subsidiaries; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits (other than the acceleration of vesting which occurs under a benefit plan upon a change of control of RSB); or

                          (h)     enter into or amend any employment Contract
between RSB or the RSB Subsidiaries and any Person (unless such amendment is required by Law) that RSB does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

                          (i)     adopt any new employee benefit plan of RSB or
the RSB Subsidiaries or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of RSB or the RSB Subsidiaries other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practices; or

                          (j)     make any material change in any Tax or
accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

                          (k)     commence any Litigation other than in
accordance with past practice, settle any Litigation involving any Liability of RSB or the RSB Subsidiaries for material money damages or restrictions upon the operations of RSB or the RSB Subsidiaries; or

                          (l)     except in the ordinary course consistent with
past practice, enter into, modify, amend, or terminate any material Contract (excluding any loan Contract) or waive, release, compromise, or assign any material rights or claims.

                 7.3 COVENANTS OF UPC. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, UPC covenants and agrees that it shall (i) continue to conduct its business and the business of the UPC Subsidiaries in a manner designed in its reasonable judgment to enhance the long-term value of the UPC Common Stock and the business prospects of UPC and the UPC Subsidiaries and (ii) take no action which would (a) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby or prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment and as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (b) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement, or (c) result in UPC entering into an agreement with respect to an Acquisition Proposal with a third party which could be reasonably expected to result in the Merger not being consummated; provided, that the foregoing shall not prevent UPC or any UPC Subsidiary from acquiring any other Assets or businesses or from discontinuing or disposing of any of its Assets or business if such action is, in the reasonable judgment of UPC, desirable in the conduct of the business of UPC and the UPC Subsidiaries and would not, in the reasonable judgment of UPC, likely delay the Effective Time to a date subsequent to the date set forth in Section 10.1(e) of this Agreement.

                 7.4 ADVERSE CHANGES IN CONDITION. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

                 7.5 REPORTS. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and, to the extent permitted by Law, shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.


                                   ARTICLE 8
                             ADDITIONAL AGREEMENTS

                 8.1 REGISTRATION STATEMENT; PROXY STATEMENT; SHAREHOLDER APPROVAL. UPC shall prepare and file the Registration Statement, of which the Proxy Statement shall form a part, with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and UPC shall take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of UPC Common Stock upon consummation of the Merger. Each of UPC and RSB shall furnish all information concerning it and the holders of its capital stock as the other Party may reasonably request in connection with such action. RSB shall call a Shareholders' Meeting, to be held as soon as practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement, the Plan of Merger, and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting, (i) the Board of Directors of RSB shall recommend (subject to compliance with its fiduciary duties as advised by counsel) to its shareholders the approval of the Merger, this Agreement and the Plan of Merger, and (ii) the Board of Directors (subject to compliance with its fiduciary duties as advised by counsel) and officers of RSB shall use their reasonable efforts to obtain shareholder approval.

                 8.2 EXCHANGE LISTING. UPC shall cause to be listed, prior to the Effective Time, on the NYSE, subject to official notice of issuance, the shares of UPC Common Stock to be issued to the holders of RSB Common Stock pursuant to the Merger, and UPC shall give all notices and make all filings with the NYSE required in connection with the transactions contemplated herein.

                 8.3 APPLICATIONS. UPC shall prepare and file, and RSB shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement and the Plan of Merger seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement and the Plan of Merger; provided, however, that no Party shall be required to seek any Consents for the exercise of any rights or performance of any obligations under the Termination Fee Agreement except as set forth in such agreement. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby as soon as practicable upon their becoming available. In the case of filings, such filing shall be provided to the other Party at least five business days before filing.

                 8.4 FILINGS WITH STATE AND FEDERAL OFFICES. Upon the terms and subject to the conditions of this Agreement, UPC shall cause UPBNA to execute and file and RSB shall execute and file the Plan of Merger with the Office of the Comptroller of the Currency and any other documents required to be filed with the Office of the Comptroller of the Currency or the State of Florida in connection with the Closing.

                 8.5 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement and the Plan of Merger, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement; provided, however, that no party shall be required to seek any Consents or take any other actions for the exercise of any rights or performance of any obligations under the Termination Fee Agreement except as set forth in such agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement and the Plan of Merger; provided, however, that no party shall be required to seek any Consents or take any other actions for the exercise of any rights or performance of any obligations under the Termination Fee Agreement except as set forth in such agreement.

                 8.6      INVESTIGATION AND CONFIDENTIALITY.

                          (a)     Prior to the Effective Time, each Party shall
keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. Neither Party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of such Party's customers, jeopardize any attorney-client privilege or contravene any Law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement.
The Parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. No investigation by a Party shall affect the representations and warranties of the other Party.

                          (b)     Each Party agrees to keep or hold all
information gathered pursuant to this Agreement in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement entered into between UPC and RSB prior to the date of this Agreement (the "Confidentiality Agreement").

                 8.7 PRESS RELEASES. Prior to the Effective Time, RSB and UPC shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby, and each Party agrees that neither Party shall issue any press release relating to the signing of this Agreement or the transactions contemplated hereby prior to receiving the consent of the other Party or prior to the completion by UPC of a review of RSB's year 2000 compliance program; provided, that nothing in this Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

                 8.8 CERTAIN ACTIONS. Except with respect to this Agreement and the Plan of Merger and the transactions contemplated hereby and thereby, after the date of this Agreement, neither RSB, the RSB Subsidiaries nor any Representatives thereof retained by RSB or the RSB Subsidiaries shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of RSB's Board of Directors as advised by counsel, RSB, the RSB Subsidiaries, or Representatives thereof shall not furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but RSB may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. RSB shall promptly notify UPC orally and in writing in the event that it receives any Acquisition Proposal or inquiry related thereto.
RSB shall (i) immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any Persons conducted heretofore with respect to any of the foregoing and (ii) direct and use its reasonable efforts to cause all of its Representatives not to engage in any of the foregoing.

                 8.9 ACCOUNTING AND TAX TREATMENT. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for pooling-of-interests accounting treatment and treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

                 8.10     AGREEMENT OF AFFILIATES.  RSB has disclosed in
Section 8.10 of the RSB Disclosure Memorandum each Person whom it reasonably believes is an "affiliate" of RSB as of the date of this Agreement for purposes of Rule 145 under the 1933 Act. RSB shall use its reasonable efforts to cause each such Person to deliver to UPC not later than 30 days prior to the Effective Time, a written agreement, substantially in the form of Exhibit 4, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of RSB Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of UPC Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of UPC and RSB have been published within the meaning of Section
201.01 of the SEC's Codification of Financial Reporting Policies. If the Merger will qualify for pooling-of-interests accounting treatment, shares of UPC Common Stock issued to such affiliates of RSB in exchange for shares of RSB Common Stock shall not be transferable until such time as financial results covering at least 30 days of combined operations of UPC and RSB have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.10 (and UPC shall be entitled to place restrictive legends upon certificates for shares of UPC Common Stock issued to affiliates of RSB pursuant to this Agreement to enforce the provisions of this Section 8.10). UPC shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of UPC Common Stock by such affiliates.

                 8.11     EMPLOYEE BENEFITS AND CONTRACTS.

                          (a)     Following the Effective Time, UPC shall
provide to officers and employees of the RSB and any RSB Subsidiary, employee benefits under employee benefit and welfare plans of UPC or the UPC Subsidiaries on terms and conditions which when taken as a whole are substantially similar to those currently provided by UPC or a UPC Subsidiary to their similarly situated officers and employees. For purposes of participation, vesting, and (except in the case of retirement plans) benefit accrual under such employee benefit plans, the service of the employees of the RSB and any RSB Subsidiary prior to the Effective Time shall be treated as service with UPC or a UPC Subsidiary participating in such employee benefit plans.

                          (b)     UPC shall, and shall cause the UPC
Subsidiaries to, honor in accordance with their terms the RSB Benefit Plans, each as amended to the date hereof, and other contracts, arrangements, commitments or understandings disclosed in Section 8.11 of the RSB Disclosure Memorandum.

                 8.12     INDEMNIFICATION.

                          (a)     After the Effective Time, UPBNA shall
indemnify, defend and hold harmless the present and former directors, officers, employees, and agents of RSB or any of RSB's Subsidiaries (each, a "RSB Indemnified Party") (including any person who becomes a director, officer, employee, or agent prior to the Effective Time) against all Liabilities (including reasonable attorneys' fees, and expenses, judgments, fines and amounts paid in settlement) arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement and the Termination Fee Agreement) to the full extent permitted under Florida Law and by RSB's Articles and By-laws, as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by UPBNA is required to effectuate any indemnification, UPBNA shall direct, at the election of the RSB Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between UPBNA and the RSB Indemnified Party. UPC hereby guarantees all the liabilities that UPBNA may become obligated to pay under this Section 8.12.

                          (b)     Any RSB Indemnified Party wishing to claim
indemnification under paragraph (a) of this Section 8.12, upon learning of any such Liability or Litigation, shall promptly notify UPBNA thereof, provided that the failure so to notify shall not affect the obligations of UPBNA under this Section 8.12 unless and to the extent such failure materially increases UPBNA's liability under this Section 8.12. In the event of any such Litigation (whether arising before or after the Effective Time), (i) UPBNA or the Surviving Bank shall have the right to assume the defense thereof and UPBNA shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if UPBNA elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between UPBNA and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and UPBNA shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that UPBNA shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such Litigation, and
(iii) UPC shall not be liable for any settlement effected without its prior written consent; and provided further that UPBNA shall not have any obligation hereunder to any RSB Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such RSB Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

                          (c)     UPBNA shall not be liable for any settlement
effected without its prior written consent which shall not be unreasonably withheld.

                          (d)     If either UPBNA or any of their respective
successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of either UPBNA shall assume the obligations set forth in this Section 8.12.

                          (e)     UPBNA shall pay all reasonable costs,
including attorneys' fees, that may be incurred by any RSB Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 8.12.

                          (f)     The provisions of this Section 8.12 are
intended to be for the benefit of, and shall be enforceable by, each RSB Indemnified Party and his or her heirs or representatives.

                 8.13 STATE TAKEOVER LAWS. RSB shall use, its reasonable efforts to take all necessary steps to exempt the transactions contemplated by this Agreement from the Takeover Laws.

                 8.14 ASSUMPTION OF AGREEMENT BY ACQUIROR. UPC agrees that it will be a condition precedent to UPC entering into any agreement whereby UPC shall (i) consolidate with or merge into any other entity and shall not be the continuing or surviving Person of such consolidation or merger or (ii) transfer all or substantially all of its Assets to any entity, proper provision shall be made so that the successor and assignee of UPC, in the case of a merger, or the transferee of all or substantially all of UPC's Assets, shall specifically agree to assume UPC's obligations under this Agreement.


                                   ARTICLE 9
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

                 9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to perform this Agreement and the Plan of Merger and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6 of this Agreement:

                          (a)     Shareholder Approval.  The shareholders of
RSB shall have approved this Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby, including the Merger, as and to the extent required by Law, or by the provisions of any governing instruments.

                          (b)     Regulatory Approvals.  All Consents of,
filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (other than matters relating to the raising of additional capital or the disposition of Assets or deposit Liabilities and associated branches) which in the reasonable judgment of the Board of Directors of UPC would so materially adversely impact the financial or economic benefits to UPC of the transactions contemplated by this Agreement and the Plan of Merger that, had such condition or requirement been known, UPC would not, in its reasonable judgment, have entered into this Agreement and the Plan of Merger.

                          (c)     Consents and Approvals.  Each Party shall
have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party.

                          (d)     Legal Proceedings.  No court or governmental
or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered by Law or Order (whether temporary, preliminary, or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement and the Plan of Merger.

                          (e)     Registration Statement.  The Registration
Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, or otherwise relating to such Registration Statement no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of UPC Common Stock issuable pursuant to the Merger shall have been received.

                          (f)     Exchange Listing.  The shares of UPC Common
Stock issuable pursuant to the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

                          (g)     Tax Matters.  UPC and RSB shall have received
a written opinion of counsel from Alston & Bird LLP, in form and substance reasonably satisfactory to UPC, dated as of the Effective Time, substantially to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) no gain or loss will be recognized by the shareholders of RSB who exchange all of their RSB Common Stock solely for UPC Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in UPC Common Stock or upon the exercise of dissenters' rights of appraisal), (iii) the tax basis of the UPC Common Stock received by shareholders of RSB who exchange RSB Common Stock solely for UPC Common Stock in the Merger will be the same as the tax basis of the RSB Common Stock surrendered in exchange therefor, (iv) the holding period of the UPC Common Stock received by shareholders of RSB in the Merger will include the period during which the shares of RSB Common Stock surrendered in exchange therefor were held, provided such RSB Common Stock was held as a capital asset by the holder of such RSB Common Stock at the Effective Time, and (v) neither RSB nor UPC will recognize gain or loss as a consequence of the Merger. In rendering such Tax Opinion, such counsel shall require and be entitled to rely upon representations and covenants of officers of UPC, RSB, and others reasonably satisfactory in form and substance to such counsel.

                 9.2 CONDITIONS TO OBLIGATIONS OF UPC. The obligations of UPC to perform this Agreement and the Plan of Merger and consummate the Merger, and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by UPC pursuant to Section 11.6(a) of this Agreement:

                          (a)     Representations and Warranties.  For purposes
of this Section 9.2(a), the accuracy of the representations and warranties of RSB set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specific date shall speak only as of such date). The representations and warranties of RSB set forth in Sections 5.1, 5.2, 5.3, 5.19, 5.20, and 5.21 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of RSB set forth in this Agreement (including the representations and warranties set forth in Sections 5.1, 5.2, 5.3, 5.19, 5.20, and 5.21) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on RSB, provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or "Knowledge" shall be deemed not to include such qualifications.

                          (b)     Performance of Agreements and Covenants.
Each and all of the agreements and covenants of RSB to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                          (c)     Certificates.  RSB shall have delivered to
UPC (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Sections 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by RSB's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement and the Plan of Merger, and the consummation of the transactions contemplated hereby and thereby, all in such reasonable detail as UPC shall request.

                          (d)     UPC Pooling Letter.  UPC shall have received
a copy of a letter, dated as of the Effective Time, addressed to it and in a form reasonably acceptable to it, from

PricewaterhouseCoopers LLP to the effect that the Merger will qualify for pooling of interests accounting treatment.

                          (e)     Affiliate Agreements.  UPC shall have
received from each affiliate of RSB the affiliate agreement referred to in
Section 8.10 of this Agreement.

                 9.3 CONDITIONS TO OBLIGATIONS OF RSB. The obligations of RSB to perform this Agreement and the Plan of Merger and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by RSB pursuant to Section 12.1(b) of this Agreement.

                          (a)     Representations and Warranties.  For purposes
of this Section 9.3(a), the accuracy of the representations and warranties of UPC set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of UPC set forth in Sections 6.1, 6.2, 6.3 and 6.15 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of UPC set forth in this Agreement (including the representations and warranties set forth in Sections 6.1, 6.2, 6.3 and 6.15) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on UPC; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or "Knowledge" shall be deemed not to include such qualifications.

                          (b)     Performance of Agreements and Covenants.
Each and all of the agreements and covenants of UPC to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                          (c)     Certificates.  UPC shall have delivered to
RSB (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Sections 9.3(a) and 9.3(b) of this Agreement have been satisfied and (ii) certified copies of resolutions duly adopted by UPC's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as RSB shall request.

                                   ARTICLE 10
                                  TERMINATION

                 10.1 TERMINATION. Notwithstanding any other provision of this Agreement, the Plan of Merger, and notwithstanding the approval of this Agreement by the shareholders of RSB, this Agreement and the Plan of Merger may be terminated and the Merger abandoned at any time prior to the Effective Time:

                          (a)     By mutual consent of the Board of Directors
of UPC and the Board of Directors of RSB; or

                          (b)     By the Board of Directors of either Party
(provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of RSB and
Section 9.3(a) in the case of UPC or in material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of RSB and Section 9.3(a) of this Agreement in the case of UPC; or

                          (c)     By the Board of Directors of either Party
(provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of RSB and
Section 9.3(a) in the case of UPC or in material breach of any covenant or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

                          (d)     By the Board of Directors of either Party in
the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of RSB fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the Florida Banking Code and this Agreement at the Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon; or

                          (e)     By the Board of Directors of either Party in
the event that the Merger shall not have been consummated by May 31, 1999, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any willful breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

                          (f)     By the Board of Directors of RSB in the event
the Average Closing Price is less than $43.00.

                 10.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement and the Plan of Merger pursuant to Section 10.1 of this Agreement, this Agreement and the Plan of Merger shall become void and have no effect, except that (i) the provisions of this Sections 8.6(b), 10.2, 11.2, and 11.3 of this Agreement shall survive any such termination and abandonment and (ii) a termination pursuant to the terms of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement. The Termination Fee Agreement and the Confidentiality Agreements shall be governed by their own terms as to their termination.

                 10.3 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time, except this Section 10.3 and Articles 2, 3, 4, and 11 and Sections 8.10, 8.11 and 8.12 of this Agreement.


                                   ARTICLE 11
                                 MISCELLANEOUS

                 11.1     DEFINITIONS.

                          (a)     Except as otherwise provided herein, the
capitalized terms set forth below shall have the following meanings:

                          "Acquisition Proposal" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

                          "Affiliate" of a Person shall mean any other Person, directly or indirectly through one or more intermediaries, controlling, controlled by, or under common control with such Person.

                          "Agreement" shall mean this Amended and Restated Agreement, including the Termination Fee Agreement and the Exhibits delivered pursuant hereto and incorporated herein by reference.

                          "Assets" of a Person shall mean all of the assets, properties, businesses, and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                          "Average Closing Price" shall mean the average of the closing prices of UPC Common Stock as reported on the NYSE (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by UPC) for the 20 consecutive full Trading Days in which such shares are traded on the NYSE ending at the close of trading on the Determination Date.

                          "BHC Act" shall mean the federal Bank Holding Company Act of 1956, as amended.

                          "Certificate of Merger" shall mean the Certificate of Merger to be issued by the Office of the Comptroller of the Currency, relating to the Merger as contemplated by Section 1.1 of this Agreement.

                          "Closing Date" shall mean the date on which the Closing occurs.

                          "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order or Permit.

                          "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

                          "Default" shall mean (i) any breach or violation of or default under any Contract, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase or impose any Liability under, any Contract, Order or Permit.

                          "Determination Date" shall mean the second Trading Day preceding the Effective Time.

                          "Environmental Laws" shall mean all Laws relating to pollution or protection of the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

                          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                          "ERISA Affiliate" shall mean any trade or business, whether or not incorporated, that together with RSB would be deemed a "single employer" within the meaning of section 4001(b) of ERISA.

                          "Exhibits" shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

                          "FBCA" shall mean the Florida Business Corporation Act, as amended.

                          "Florida Banking Code" shall mean the Florida Banking Code, as amended.

                          "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

                          "Hazardous Material" shall mean (i) any hazardous substance, hazardous material, hazardous waste, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

                          "HSR Act" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                          "Intellectual Property" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

                          "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                          "Knowledge" as used with respect to a Person
         (including references to such Person being aware of a particular matter) shall mean those facts that are known by the Chairman, President, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer, or General Counsel of such Person.

                          "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted, or enforced by any Regulatory Authority.

                          "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost, or expense (including costs of investigation, collection, and defense), claim, deficiency, guaranty, or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

                          "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current Taxes upon the assets or properties of a Party or its Subsidiaries which are not yet due and payable and (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business.

                          "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

                          "Material Adverse Effect" on a Party shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse impact on
         (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement in accordance with applicable Law, provided that "Material Adverse Effect" and "material adverse impact" shall not be deemed to include the impact of (a) changes in banking and other Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior written consent of the other Party, (d) changes in economic conditions or interest rates generally affecting financial institutions, or (e) the direct effects of compliance with this Agreement and the Plan of Merger (including the expense associated with the vesting of benefits under the employment agreements and various employee benefit plans of RSB as a result of the Merger constituting a change of control) on the operating performance of the Parties, including expenses incurred by the Parties in consummating the transactions contemplated by the Agreement and the Plan of Merger.

                          "Merger" shall mean the merger of RSB with and UPBNA referred to in Section 1.1 of this Agreement.

                          "NASD" shall mean the National Association of Securities Dealers, Inc.

                          "NYSE" shall mean the New York Stock Exchange, Inc.

                          "1933 Act" shall mean the Securities Act of 1933, as amended.

                          "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                          "Operating Property" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                          "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

                          "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

                          "Party" shall mean RSB, UPC, UPBNA and UPHC and "Parties" shall mean all of RSB, UPBNA, UPHC and UPC.

                          "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

                          "Person" shall mean a natural person or any legal, commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                          "Plan of Merger" shall mean the plan of merger providing for the Merger, in substantially the form of Exhibit 1.

                          "Proxy Statement" shall mean the proxy statement used by RSB to solicit the approval of its shareholders of the transactions contemplated by this Agreement and the Plan of Merger, which shall include the prospectus of UPC relating to the issuance of the UPC Common Stock to holders of RSB Common Stock.

                          "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form (so that all shares of UPC Common Stock to be issued in the Merger will be registered under the 1933 Act at the Effective Time), including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by UPC under the 1933 Act with respect to the shares of UPC Common Stock to be issued to the shareholders of RSB in connection with the transactions contemplated by this Agreement.

                          "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Department of Banking and Finance of the State of Florida, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NYSE, the NASD, and the SEC.

                          "Representative" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative of a Person.

                          "Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, warrants, or other binding obligations of any character whatsoever by which a Person is or may be bound to issue additional shares of its capital stock or other Rights, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person.

                          "RSB Common Stock" shall mean the $1.00 par value common stock of RSB.

                          "RSB Disclosure Memorandum" shall mean the written information entitled "RSB Disclosure Memorandum" delivered prior to the date of this Agreement to UPC describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made.

                          "RSB Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of RSB as of June 30, 1998, and as of December 31, 1997 and 1996, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the three months ended June 30, 1998, and for each of the fiscal years ended December 31, 1997, 1996, and 1995, included in the RSB Disclosure Memorandum and (ii) the consolidated balance sheets of RSB (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to March 31, 1998.

                          "RSB Fractional Redemption/Sale Program" shall mean that program established by RSB as a result of RSB's ten for one stock split effective June 30, 1998, pursuant to which a holder of a fractional share of RSB Common Stock may either require RSB to purchase such fractional share or may purchase from RSB that fraction of a share which will, when combined with such fraction of a share, make such share whole.

                          "RSB Stock Plans" shall mean the existing stock option and other stock-based compensation plans of RSB.

                          "RSB Subsidiaries" shall mean the Subsidiaries of RSB, which shall include RSB Subsidiaries described in Section 5.4 of this Agreement and any corporation, bank, or other organization acquired as a Subsidiary of RSB in the future and owned by RSB at the Effective Time.

                          "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Law.

                          "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

                          "Shareholders' Meeting" shall mean the meeting of the shareholders of RSB to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

                          "Subsidiaries" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 10% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 10% or more of the outstanding equity securities is owned directly or indirectly by its UPC; provided, there shall not be included any such entity acquired through foreclosure or any such equity the equity securities of which are owned or controlled in a fiduciary capacity.

                          "Surviving Bank" shall mean UPBNA as the surviving bank resulting from the Merger.

                          "Tax" or "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign).

                          "TBCA" shall mean the Tennessee Business Corporation Act.

                          "Trading Day" shall mean any day on which the shares of UPC Common Stock are traded on the NYSE.

                          "Termination Fee Agreement" shall mean the Termination Fee Agreement of even date herewith entered into by UPC and RSB, substantially in the form of Exhibit 2.

                          "UPBNA Common Stock" shall mean the $10.00 par value common stock of UPBNA.

                          "UPC Capital Stock" shall mean, collectively, the UPC Common Stock, the UPC Preferred Stock and any other class or series of capital stock of UPC.

                          "UPC Common Stock" shall mean the $5.00 par value common stock of UPC.

                          "UPC Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of UPC as of March 31, 1998, and as of December 31, 1997 and 1996, and the related statements of earnings, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the three months ended March 31, 1998 and for each of the three years ended December 31, 1997, 1996 and 1995, as filed by UPC in SEC Documents and (ii) the consolidated balance sheets of UPC (including related notes and schedules, if any) and related statements of earnings, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to June 30, 1998.

                          "UPC Preferred Stock" shall mean the no par value preferred stock of UPC and shall include the (i) Series A Preferred Stock and (ii) Series E 8% Cumulative, Convertible Preferred Stock, of UPC ("UPC Series E Preferred Stock").

                          "UPC Rights" shall mean the preferred stock purchase rights issued pursuant to the UPC Rights Agreement.

                          "UPC Rights Agreement" shall mean that certain Rights Agreement, dated January 19, 1989, between UPC and Union Planters Bank, National Association, as Rights Agent.

                          "UPC Subsidiaries" shall mean the Subsidiaries of UPC and any corporation, bank, or other organization acquired as a Subsidiary of UPC in the future and owned by UPC at the Effective Time.

                          (b)     The terms set forth below shall have the
meanings ascribed thereto in the referenced sections:

         Confidentiality Agreements  . . . . . . . . . . . .   Section 8.6
         Closing . . . . . . . . . . . . . . . . . . . . . .   Section 1.2
         Dividend Record Date  . . . . . . . . . . . . . . .   Section 7.2(c)
         Effective Time  . . . . . . . . . . . . . . . . . .   Section 1.3
         ERISA Affiliate . . . . . . . . . . . . . . . . . .   Section 5.14(c)
         Exchange Agent  . . . . . . . . . . . . . . . . . .   Section 4.1
         Exchange Ratio  . . . . . . . . . . . . . . . . . .   Section 3.1(c)
         Maximum Average Closing Price . . . . . . . . . . .   Section 3.1(c)

         Minimum Average Closing Price . . . . . . . . . . .   Section 3.1(c)
         Merger  . . . . . . . . . . . . . . . . . . . . . .   Section 1.1
         RSB Benefit Plans . . . . . . . . . . . . . . . . .   Section 5.14(a)
         RSB Contracts . . . . . . . . . . . . . . . . . . .   Section 5.15
         RSB ERISA Plan  . . . . . . . . . . . . . . . . . .   Section 5.14(a)
         RSB Indemnified Party . . . . . . . . . . . . . . .   Section 8.12(a)
         RSB Options . . . . . . . . . . . . . . . . . . . .   Section 3.6(a)
         RSB Pension Plan  . . . . . . . . . . . . . . . . .   Section 5.14(a)
         Takeover Laws . . . . . . . . . . . . . . . . . . .   Section 5.20
         Tax Opinion . . . . . . . . . . . . . . . . . . . .   Section 9.1(g)
         UPC Dividend Payment  . . . . . . . . . . . . . . .   Section 7.2(c)
         UPC SEC Reports . . . . . . . . . . . . . . . . . .   Section 6.13

                          (c)     Any singular term in this Agreement shall be
deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

                 11.2     EXPENSES.  Except as otherwise provided in this
Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that UPC shall bear and pay the filing fees payable in connection with the Registration Statement and the Proxy Statement and printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement.

                 11.3 BROKERS AND FINDERS. Except for Keefe, Bruyette & Woods, Inc. as to RSB, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by RSB or UPC other than those disclosed in the previous sentence, each of RSB and UPC, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability incurred by such party in respect of any such claim.

                 11.4 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the other documents and instruments referred to herein) and the Confidentiality Agreement constitute the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Section 8.12 of this Agreement.

                 11.5 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of RSB Common Stock, except as contemplated herein, there shall be made no amendment that has any of the effects set forth in Section 607.1103 of the FBCA without the further approval of such shareholders.

                 11.6     WAIVERS.

                          (a)     Prior to or at the Effective Time, UPC,
acting through its Board of Directors, chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by RSB, to waive or extend the time for the compliance or fulfillment by RSB of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of UPC under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of UPC.

                          (b)     Prior to or at the Effective Time, RSB,
acting through its Board of Directors, chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by UPC, to waive or extend the time for the compliance or fulfillment by UPC of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to its obligations of RSB under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of RSB.

                          (c)     The failure of any Party at any time or times
to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach of a waiver of any other condition or of the breach of any other term of this Agreement.

                 11.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

                 11.8 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission (provided that a copy of any such notice shall be delivered by overnight courier), by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the person at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

             RSB:                              READY STATE BANK
                                               3700 West 12th Avenue
                                               Hialeah, Florida  33012
                                               Telecopy Number:  (305) 823-8953

                                               Attention:   Jorge I. Triay
                                                            President and Chief Executive Officer

             Copy to Counsel:                  RASCO, REININGER & PEREZ, P.A.
                                               Suite 700
                                               5200 Blue Lagoon Drive
                                               Miami, Florida  33126
                                               Telecopy Number:  (305) 267-1787

                                               Attention:   Ramon E. Rasco

             UPC:                              UNION PLANTERS CORPORATION
                                               7130 Goodlett Farms Parkway
                                               Memphis, Tennessee 38018
                                               Telecopy Number:  (901) 580-2939

                                               Attention:   Jackson  W. Moore
                                                            President and Chief Operating Officer

             Copy to Counsel:                  UNION PLANTERS CORPORATION
                                               7130 Goodlett Farms Parkway
                                               Memphis, Tennessee 38018
                                               Telecopy Number:  (901) 580-2939

                                               Attention    E. James House, Jr.
                                                            Manager, Legal Division

                                               and

                                               ALSTON & BIRD LLP
                                               North Building, 11th Floor
                                               601 Pennsylvania Avenue, N.W.
                                               Washington, D.C. 20004
                                               Telecopy Number:  (202) 756-3333

                                               Attention:  Frank M. Conner III

                 11.9 GOVERNING LAW. This Agreement (which, for purposes of this sentence, shall not include the Termination Fee Agreement, which shall be governed by and construed in accordance with the Laws of the State of Florida) shall be governed by and construed in accordance with the Laws of the State of Tennessee, without regard to any applicable conflicts of Laws except insofar as the Merger is governed by the Laws of the United States.

                 11.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                 11.11 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

                 11.12 INTERPRETATIONS. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

                 11.13 ENFORCEMENT OF AGREEMENT. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                 11.14 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                 IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

ATTEST:                                            READY STATE BANK


By:              /s/ Ramon E. Rasco                By:                  /s/ Jorge I. Triay
         ----------------------------------                 ---------------------------------------------
         Ramon E. Rasco                                     Jorge I. Triay
         Secretary                                          President and Chief Executive Officer

[BANK SEAL]

ATTEST:                                            UNION PLANTERS CORPORATION

By:            /s/ E. James House, Jr.             By:                   /s/ M. Kirk Walters
         ----------------------------------                 ---------------------------------------------
         E. James House, Jr.                                M. Kirk Walters
         Secretary                                          Senior Vice President, Treasurer and
                                                               Chief Accounting Officer
[CORPORATE SEAL]

ATTEST:                                            UNION PLANTERS HOLDING
                                                     CORPORATION

By:            /s/ E. James House, Jr.             By:                  /s/ Jackson W. Moore
         ----------------------------------                 ---------------------------------------------
         E. James House, Jr.                                Jackson W. Moore
         Secretary                                          President and Chief Operating Officer

[CORPORATE SEAL]

ATTEST:                                            UNION PLANTERS BANK, NATIONAL
                                                     ASSOCIATION

By:            /s/ E. James House, Jr.             By:                  /s/ Jackson W. Moore
         ----------------------------------                 ---------------------------------------------
         E. James House, Jr.                                Jackson W. Moore
         Secretary                                          President and Chief Operating Officer

[ASSOCIATION SEAL]

                                                                      APPENDIX B



                                 PLAN OF MERGER

                                       OF

                                READY STATE BANK

                                  WITH AND INTO

                    UNION PLANTERS BANK, NATIONAL ASSOCIATION


         THIS PLAN OF MERGER (this "Plan of Merger") is made and entered into as of ____________, 1998, by and between UNION PLANTERS BANK, NATIONAL ASSOCIATION, ("UPBNA") a national bank organized and existing under the laws of the United States with its principal office located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018, with a capital of $______, divided into ______ shares of common stock, each of $10.00, surplus of $________, and undivided profits, including capital reserves, of $________, as of ______, 1998, and a wholly-owned subsidiary of Union Planters Corporation ("UPC"), a corporation organized and existing under the laws of the State of Tennessee, and READY STATE BANK, ("RSB") a state bank organized and existing under the laws of the State of Florida with its principal office located at 3700 West 12th Avenue, Hialeah, Dade County, Florida 33012, with a capital of $________, divided into ______ shares of common stock, each of $1.00, surplus of $________, and undivided profits, including capital reserves, of $________, as of ______, 1998.

                                    PREAMBLE

      WHEREAS, the Board of Directors of UPBNA and RSB have agreed that it is in the best interests of each of the parties for RSB to merge with and into UPBNA (the "Merger");

      NOW THEREFORE BE IT RESOLVED, that in consideration of the premises and of the covenants contained herein, and other good and valuable consideration, UPBNA and RSB hereby make, adopt, and approve this Plan of Merger and prescribe the terms and conditions of this Plan of Merger and the mode and manner of effecting this Plan of Merger, as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

         1.1 "CERTIFICATE OF MERGER" shall mean the Certificate of Merger to be issued by the Office of the Comptroller of the Currency, relating to the Merger as contemplated by Section 2.1 of this Plan of Merger.

         1.2 "EFFECTIVE TIME" shall mean the date and time on which the Merger becomes effective pursuant to the Laws of the United States as defined in
Section 2.3 of this Plan of Merger.

         1.3 "FLORIDA BANKING CODE" shall mean the Florida Banking Code, as amended.

         1.4 "LAW" shall have the meaning set forth in the Merger Agreement.

         1.5 "MERGER" shall mean the merger of RSB with and UPBNA as provided in
Section 2.1 of this Plan of Merger.

         1.6 "MERGER AGREEMENT" shall mean the Agreement and Plan of Reorganization as amended and restated, dated as of August 27, 1998, by and between UPC and RSB.

         1.7 "NASD" shall mean the National Association of Securities Dealers, Inc.

         1.8 "NYSE" shall mean New York Stock Exchange, Inc.

         1.9 "REGULATORY AUTHORITIES" shall mean collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NYSE, the NASD, and the SEC.

         1.10 "RSB COMMON STOCK" shall mean the $1.00 par value common stock of RSB.

         1.11 "RSB SUBSIDIARIES" shall mean the Subsidiaries of RSB, which shall include such Subsidiaries described in Section 5.4 of the Merger Agreement and any corporation, bank, or other organization acquired as a Subsidiary of RSB in the future and owned by RSB at the Effective Time.

         1.12 "SEC" shall mean the Securities and Exchange Commission.

         1.13 "SUBSIDIARIES" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 10% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 10% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

         1.14 "SURVIVING BANK" shall refer to UPBNA as the surviving bank resulting from the Merger.

         1.16 "UPC CAPITAL STOCK" shall mean, collectively, the UPC Common Stock, the UPC Preferred Stock, and any other class or series of capital stock of UPC.

         1.17 "UPC COMMON STOCK" shall mean the $5.00 par value common stock of UPC.

         1.18 "UPC PREFERRED STOCK" shall mean the no par value preferred stock of UPC and shall include the (i) Series A Preferred Stock and (ii) Series E, 8% Cumulative, Convertible Preferred Stock, of UPC.

         1.19 "UPC RIGHTS" shall mean the preferred stock purchase rights issued pursuant to the UPC Rights Agreement.

         1.20 "UPC RIGHTS AGREEMENT" shall mean that certain Rights Agreement, dated January 19, 1989, between UPC and UPBNA, as Rights Agent.

         1.21 "UPC SUBSIDIARIES" shall mean the Subsidiaries of UPC and any corporation, bank, or other organization acquired as a Subsidiary of UPC in the future and owned by UPC at the Effective Time.


                                    ARTICLE 2
                                 TERMS OF MERGER

         2.1 MERGER. Subject to the terms and conditions set forth in the Merger Agreement and this Plan of Merger, at the ------ Effective Time, RSB shall be merged with and into UPBNA in accordance with the provisions of 12 U.S.C.
Section 215a and Section 658.42 of the

Florida Banking Code. UPBNA shall be the Surviving Bank of the Merger and shall continue to be governed by the Laws of the United States and shall not have trust powers.

         2.2 TIME AND PLACE OF CLOSING. The Closing will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the UPC and RSB may determine. The Closing shall be held at a place as determined by UPC and RSB.

         2.3 EFFECTIVE TIME. The Merger and the other transactions contemplated by this Plan of Merger shall become effective on the date and at the time specified in the Certificate of Merger reflecting the Merger issued by the Office of the Comptroller of the Currency. Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officers or chief financial officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on such date as may be designated by UPC within 30 days following the last to occur of (i) the effective date of the last required consent of any Regulatory Authority having authority over and approving or exempting the Merger (including expiration of any applicable waiting period in respect thereof), (ii) the date on which the shareholders of RSB approve the Merger Agreement and this Plan of Merger and
(iii) the date on which all other conditions precedent (other than those conditions which relate to actions to be taken at the Closing) to each of UPC's and RSB's obligations under the Merger Agreement shall have been satisfied or waived (to the extent waivable by UPC and RSB).

         2.4 ARTICLES OF ASSOCIATION. The Articles of Association (the "Articles of Association") of UPBNA in effect immediately prior to the Effective Time shall be the Articles of Association of the Surviving Bank until otherwise amended or repealed. A complete set of the Articles of Association are attached hereto as Exhibit A.

         2.5 BYLAWS. The Bylaws (the "Bylaws") of UPBNA in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Bank until otherwise amended or repealed.

         2.6 DIRECTORS AND OFFICERS. The directors of UPBNA in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Bank from and after the Effective Time in accordance with the Bylaws of the Surviving Bank. The officers of UPBNA in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Bank from and after the Effective Time in accordance with the Bylaws of the Surviving Bank. The names and addresses of such persons are attached hereto as Exhibit B.

         2.7 CAPITAL STOCK. At the Effective Time, the Surviving Bank shall have outstanding $_______ of common stock, consisting of shares ______ of $10.00 par value per share, all of which shall be issued to UPC.

         2.8 OFFICES AND BRANCHES. Attached hereto as Exhibit C is a list of the addresses of the main offices and all branches, existing and proposed, of the constituent banks. The main office of RSB will remain the main office of the Surviving Bank and no additional branches of the Surviving Bank are anticipated to be opened.

         2.9 ASSUMPTION OF RIGHTS AND LIABILITIES. All assets of RSB and UPBNA as they exist at the Effective Time shall pass to and vest in the Surviving Bank without any conveyance or other transfer. The Surviving Bank shall be responsible for all of the liabilities of every kind and description, including liabilities arising from the operation of a trust department, of each of RSB and UPBNA existing at the Effective Time.


                                    ARTICLE 3
                           MANNER OF CONVERTING SHARES

         3.1 CONVERSION OF SHARES. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of UPC, RSB, UPBNA, or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

             (a) Each share of UPC Capital Stock, including any associated UPC Rights, issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

             (b) Each share of UPBNA Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one share of RSB Common Stock Effective Time.

             (c) Each share of RSB Common Stock (excluding shares held by RSB, any RSB Subsidiary, UPC or any UPC Subsidiary, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into that number (the "Exchange Ratio") of shares of UPC Common Stock equal to the quotient obtained by dividing (i) $169 million divided by the number of shares of RSB Common Stock issued and outstanding immediately prior to the Effective Time, by (ii) the Average Closing Price and rounding to the nearest thousandth; provided, however, (x) in the event the Average Closing Price shall be greater than $59.00 (the "Maximum Average Closing Price"), then each share of RSB Common Stock shall be converted into .574 of a share of UPC Common Stock, and (y) in the event if the Average Closing Price shall be less than $53.00 (the "Minimum Average Closing Price"), then each share of RSB Common Stock shall be converted into .639 of a share of UPC Common Stock. Pursuant to the UPC Rights Agreement, each share of UPC Common Stock issued in connection with the Merger upon conversion of RSB Common Stock shall be accompanied by a UPC Right.

         3.2 ANTI-DILUTION PROVISIONS. In the event UPC changes the number of shares of UPC Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) occurs prior to the Effective Time, the ratios contained in Sections 3.1(c)(i) and (ii), if applicable at the Effective Time shall be proportionately adjusted.

         3.3 SHARES HELD BY RSB OR UPC. Each of the shares of RSB Common Stock held by RSB, any RSB Subsidiary, UPC or any UPC Subsidiary, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

         3.4 FRACTIONAL SHARES. Notwithstanding any other provision of this Plan of Merger, each holder of shares of RSB Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fractional share of UPC Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional share of UPC Common Stock multiplied by the closing price of such common stock on the NYSE-Composite Transactions List (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by UPC) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

         3.5 DISSENTING SHAREHOLDERS. Any holder of shares of RSB Common Stock who perfects such holder's dissenters' rights of appraisal in accordance with and as contemplated by Section 658.44 of the Florida Banking Code shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of Law; provided, however, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of Section 658.44 of the Florida Banking Code and surrendered to RSB the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Time a dissenting shareholder of RSB fails to perfect, or effectively withdraws or loses, such holder's right to appraisal and of payment for such holder's shares, UPC shall issue and deliver the consideration to which such holder of shares of RSB Common Stock is entitled under this Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing shares of RSB Common Stock held by such holder. Prior to the Effective Time, RSB will establish an escrow account with an amount sufficient to satisfy the maximum aggregate payment that may be required to be paid to dissenting shareholders. Upon satisfaction of all claims of dissenting shareholders, the remaining escrowed amount, reduced by payment of the fees and expenses of the escrow agent, will be retained by the Surviving Bank.

                                    ARTICLE 4
                            DELIVERY OF CONSIDERATION

         4.1 EXCHANGE PROCEDURES. Promptly after the Effective Time, UPC shall cause the exchange agent selected by UPC (the "Exchange Agent") to mail to the former shareholders of RSB appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of RSB Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). RSB shall have the right to review the transmittal materials. After the Effective Time, each holder of shares of RSB Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Plan of Merger or as to which dissenters' rights have been perfected as provided in Section 3.5 of this Plan of Merger) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Plan of Merger, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Plan of Merger. To the extent required by Section 3.4 of this Plan of Merger, each holder of shares of RSB Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of UPC Common Stock to which such holder may be otherwise entitled (without interest). UPC shall not be obligated to deliver the consideration to which any former holder of RSB Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of RSB Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of RSB Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Plan of Merger notwithstanding, neither UPC, RSB, nor the Exchange Agent shall be liable to a holder of RSB Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

         4.2 RIGHTS OF FORMER RSB SHAREHOLDERS. At the Effective Time, the stock transfer books of RSB shall be closed as to holders of RSB Common Stock immediately prior to the Effective Time and no transfer of RSB Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Plan of Merger, each certificate theretofore representing shares of RSB Common Stock (other than shares to be canceled pursuant to Section 3.3 or 3.5 of this Plan of Merger) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.4 of this Plan of Merger in exchange therefor, subject, however, to the Surviving Bank's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by RSB in respect of such shares of RSB Common Stock and in accordance with the terms of this Plan of Merger and which remain unpaid at the Effective Time. To the extent permitted by Law, former shareholders of record of RSB shall be entitled to vote after the Effective Time at any meeting of UPC shareholders the number of whole shares of UPC Common Stock into which their respective shares of

RSB Common Stock are converted, regardless of whether such holders have exchanged their certificates representing RSB Common Stock for certificates representing UPC Common Stock in accordance with the provisions of this Plan of Merger. Whenever a dividend or other distribution is declared by UPC on the UPC Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Plan of Merger, but beginning 30 days after the Effective Time, no dividend or other distribution payable to the holders of record of UPC Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of RSB Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Plan of Merger. However, upon surrender of such RSB Common Stock certificate, both the UPC Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate. In the event any RSB Common Stock certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen, or destroyed and, if required by UPC, the posting by such person of a bond in such amount as UPC may reasonably direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent shall issue in exchange for such lost, stolen, or destroyed certificate the shares of UPC Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Plan of Merger.


                                    ARTICLE 5
                                  MISCELLANEOUS

         5.1 CONDITIONS PRECEDENT. Consummation of the Merger by UPBNA shall be conditioned on the satisfaction of, or waiver by UPC of the conditions precedent to the Merger set forth in Sections 9.1 and 9.2 of the Merger Agreement. Consummation of the Merger by RSB shall be conditioned on the satisfaction of, or waiver by RSB of, the conditions precedent to the Merger set forth in Sections 9.1 and 9.3 of the Merger Agreement. Such conditions include the approval of the Merger Agreement and this Plan of Merger by the shareholders of RSB and the Office of the Comptroller of the Currency.

         5.2 TERMINATION. This Plan of Merger may be terminated at any time prior to the Effective Time by the parties hereto as provided in Article 10 of the Merger Agreement.

         5.3 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original; but all of such counterparts together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Agreement as of the date first above written.


                                        READY STATE BANK


ATTEST:
       --------------------             --------------------------------
       By:                              By:
       Its:                             Its:




                                        UNION PLANTERS BANK, NATIONAL
                                        ASSOCIATION


ATTEST:
       --------------------             --------------------------------
       By:                              By:
       Its:                             Its:

                                                                      APPENDIX C

                [LETTERHEAD OF KEEFE, BRUYETTE & WOODS, INC.]

                                                               December 1, 1998






Ready State Bank
3700 West 12th Avenue
Hialeah, FL 33012

Members of the Board:

      You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the shareholders of Ready State Bank ("Ready State") of the exchange ratio in the proposed merger (the "Merger") of Ready State with Union Planters Corporation ("UPC"), pursuant to the Agreement and Plan of Merger dated as of August 27, 1998, and amended and restated as of October 23, 1998, between Ready State, and Union Planters Corporation, Union Planters Holding Corporation and Union Planters Bank, National Association (the "Agreement"). Under the terms of the Agreement, each outstanding share of common stock of Ready State will be exchanged for a minimum of .574 and a maximum of
 .639 shares of common stock of Union Planters (the "Exchange Ratio"). Keefe, Bruyette & Woods, Inc. ("KBW") was informed by Ready State, and assumed for purposes of its opinion, that the Merger (as defined herein) would be accounted for as a pooling-of-interests under generally accepted accounting principles and that the Merger will otherwise be consummated on the terms contemplated by the Agreement.

      KBW as part of its investment banking business is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As specialists in the securities of banking companies we have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time, purchase securities from, and sell securities to Ready State and Union Planters and as a market maker in securities, we may from time to time have a long or short position in, and buy or sell, debt or equity securities of Union Planters for our own account and for the accounts of our customers. To the extent we have any such position as of the date of this opinion it has been disclosed to Ready State. We have acted as a financial advisor to the Board of Directors of Ready State in rendering this fairness opinion and will receive a fee from Ready State for our services.

Ready State Bank
Board of Directors
Page 2

      In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders of Union Planters and audited reports of Ready State for the three years ended December 31, 1997; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Union Planters, and certain internal financial analyses and forecasts for Ready State and Union Planters prepared by management. We also have held discussions with members of the senior management of Ready State and Union Planters regarding the past and current business operations, regulatory relationships, financial condition and future prospects of their respective companies. In addition, we have compared certain financial and stock market information for Ready State and Union Planters with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry and performed such other studies and analyses as we considered appropriate.

      In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not assumed any responsibility for independently verifying any of such information. We have relied upon the management of Ready State and Union Planters as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of Union Planters and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such management. We have also assumed that the aggregate allowances for loan losses for Ready State and Union Planters are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals of the property of Ready State or Union Planters nor have we examined any individual credit files.

      We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others the following: (i) the historical and current financial position and results of operations of Ready State and Union Planters; (ii) the assets and liabilities of Ready State and Union Planters; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

Ready State Bank
Board of Directors
Page 3

      Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio pursuant to the Agreement is fair, from a financial point of view, to the common shareholders of Ready State.



                                              Very truly yours,



                                              KEEFE, BRUYETTE & Woods, INC.

                                                                     APPENDIX D




                             12 U.S.C. SECTION 215a


Section 215a.   Merger of national banks or State banks into national banks



(a) Approval of Comptroller, board and shareholders; merger agreement; notice; capital stock; liability of receiving association.



       One or more national banking associations or one or more State banks, with the approval of the Comptroller, under an agreement not inconsistent with this subchapter, may merge into a national banking association located within the same State, under the charter of the receiving association. The merger agreement shall-



       (1) be agreed upon in writing by a majority of the board of directors of each association or State bank participating in the plan of merger;



       (2) be ratified and confirmed by the affirmative vote of the shareholders of each such association or State bank owning at least two-thirds of its capital stock outstanding, or by a greater proportion of such capital stock in the case of a State bank if the laws of the State where it is organized so require, at a meeting to be held on the call of the directors, after publishing notice of the time, place, and object of the meeting for four consecutive weeks in a newspaper of general circulation published in the place where the association or State bank is located, or, if there is no such newspaper, then in the newspaper of general circulation published nearest thereto, and after sending such notice to each shareholder of record by certified or registered mail at least ten days prior to the meeting, except to those shareholders who specifically waive notice, but any additional notice shall be given to the shareholders of such State bank which may be required by the laws of the State where it is organized. Publication of notice may be waived, in cases where the Comptroller determines that an emergency exists justifying such waiver, by unanimous action of the shareholders of the association or State banks;



       (3) specify the amount of the capital stock of the receiving association, which shall not be less than that required under existing law for the organization of a national bank in the place in which it is located and which will be outstanding upon completion of the merger, the amount of stock (if any) to be allocated, and cash (if any) to be paid, to the shareholders of the association or State bank being merged into the receiving association; and



       (4) provide that the receiving association shall be liable for all liabilities of the association or State bank being merged into the receiving association.



(b)    Dissenting shareholders



       If a merger shall be voted for at the called meetings by the necessary majorities of the shareholders of each association or State bank participating in the plan of merger, and thereafter the merger shall be approved by the Comptroller, any shareholder of any association or State bank to be merged into the receiving association who has voted against such merger at the meeting of the association or bank of which he is a stockholder, or has given notice in writing at or prior to such meeting to the presiding officer that he dissents from the plan of merger, shall be entitled to receive the value of the shares so held by him when such merger shall be approved by the Comptroller upon written request made to the receiving association at any time before thirty days after the date of consummation of the merger, accompanied by the surrender of his stock certificates.



(c)    Valuation of shares



       The value of the shares of any dissenting shareholder shall be ascertained, as of the effective date of the merger, by an appraisal made by a committee of three persons, composed of (1) one selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash; (2) one selected by the directors of the receiving association; and (3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of his shares, appeal to the Comptroller, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant.



(d) Application to shareholders of merging associations: appraisal by Comptroller; expenses of receiving association; sale and resale of shares; State appraisal and merger law


           If, within ninety days from the date of consummation of the merger, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller shall upon written request of any interested party cause an appraisal to be made which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal or the appraisal, as the case may be, shall be paid by the receiving association. The value of the shares ascertained shall be promptly paid to the dissenting shareholders by the receiving association. The shares of stock of the receiving association which would have been delivered to such dissenting shareholders had they not requested payment shall be sold by the receiving association at an advertised public auction, and the receiving association shall have the right to purchase any of such shares at such public auction, if it is the highest bidder therefor, for the purpose of reselling such shares within thirty days thereafter to such person or persons and at such price not less than par as its board of directors by resolution may determine. If the shares are sold at public auction at a price greater than the amount paid to the dissenting shareholders, the excess in such sale price shall be paid to such dissenting shareholders. The appraisal of such shares of stock in any state bank shall be determined in the manner prescribed by the law of the State in such cases, rather than as provided in this section, if such provision is made in the State law; and no such merger shall be in contravention of the law of the State under which such bank is incorporated. The provisions of this subsection shall apply only to shareholders of (and stock owned by them in) a bank or association being merged into the receiving association.



(e) Status of receiving association; property rights and interests vested and held as fiduciary



       The corporate existence of each of the merging banks or banking associations participating in such merger shall be merged into and continued in the receiving association and such receiving association shall be deemed to be the same corporation as each bank or banking association participating in the merger. All rights, franchises, and interests of the individual merging banks or banking associations in and to every type of property (real, personal, and mixed) and choses in action shall be transferred to and vested in the receiving association by virtue of such merger without any deed or other transfer. The receiving association, upon the merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises, and interests, including appointments, designations, and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, and committee of estates of lunatics, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by any one of the merging banks or banking associations at the time of the merger, subject to the conditions hereinafter provided.



(f)    Removal as fiduciary; discrimination



       Where any merging bank or banking association, at the time of the merger, was acting under appointment of any court as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, or committee of estates of lunatics, or in any other fiduciary capacity, the receiving association shall be subject to removal by a court of competent jurisdiction in the same manner and to the same extent as was such merging bank or banking association prior to the merger. Nothing contained in this section shall be considered to impair in any manner the right of any court to remove the receiving association and to appoint in lieu thereof a substitute trustee, executor, or other fiduciary, except that such right shall not be exercised in such a manner as to discriminate against national banking associations, nor shall any receiving association be removed solely because of the fact that it is a national banking association.



(g)    Issuance of stock by receiving association; preemptive rights



       Stock of the receiving association may be issued as provided by the terms of the merger agreement, free from any preemptive rights of the shareholders of the respective merging banks.



(Nov. 7, 1918, c. 209, Section 2, as added Sept. 8, 1959, Publ. L. 8-230,
Section 20, 73 Stat. 463.)

                        FLORIDA BANKING CODE, AS AMENDED
                                 SECTION 658.44

Section 658.44.     Approval by Stockholders; Rights of Dissenters,' Preemptive
                    Rights

      (1) The department shall not issue a certificate of merger in a resulting state bank or trust company unless the plan of merger and merger agreement, as adopted by a majority of the entire board of directors of each constituent bank or trust company, and as approved by each appropriate federal regulatory agency and by the department, has been approved:

          (a) By the stockholders of each constituent national bank as provided by, and in accordance with the procedures required by, the laws of the United States applicable thereto, and

          (b) After notice as hereinafter provided, by the affirmative vote or written consent of the holders of at least a majority of the shares entitled to vote thereon of each constituent state bank or state trust company, unless any class of shares of any constituent state bank or state trust company is entitled to vote thereon as a class, in which event as to such constituent state bank or state trust company the plan of merger and merger agreement shall be approved by the stockholders upon receiving the affirmative vote or written consent of the holders of a majority of the shares of each class of shares entitled to vote thereon as a class and of the total shares entitled to vote thereon. Such vote of stockholders of a constituent state bank or state trust company shall be at an annual or special meeting of stockholders or by written consent of the stockholders without a meeting as provided in s. 607.0704. Approval by the stockholders of a constituent bank or trust company of a plan of merger and merger agreement shall constitute the adoption by the stockholders of the articles of incorporation of the resulting state bank or state trust company as set forth in the plan of merger and merger agreements.

      (2) Written notice of the meeting of, or proposed written consent action by, the stockholders of each constituent state bank or state trust company shall be given to each stockholder of record, whether or not entitled to vote, and whether the meeting is an annual or a special meeting or whether the vote is to be by written consent pursuant to s. 607.0704, and the notice shall state that the purpose or one of the purposes of the meeting, or of the proposed action by the stockholders without a meeting, is to consider the proposed plan of merger and merger agreement. Except to the extent provided otherwise with respect to stockholders of a resulting bank or trust company pursuant to subsection (7), the notice shall also state that dissenting stockholders will be entitled to payment in cash of the value of only those shares held by the stockholders:

          (a) Which at a meeting of the stockholders are voted against the approval of the plan of merger and merger agreement.

          (b) As to which, if the proposed action is to be by written consent of stockholders pursuant to s. 607.0704, such written consent is not given by the holder thereof; or

          (c) With respect to which the holder thereof has given written notice to the constituent state bank or trust company, at or prior to the meeting of the stockholders or on or prior to the date specified for action by the stockholders without a meeting pursuant to s. 607.0704 in the notice of such proposed action, that the stockholder dissents from the plan of merger and merger agreement.

      Hereinafter in this section, the term "dissenting shares" means and includes only those shares, which may be all or less than all the shares of any class owned by a stockholder, described in paragraphs (a), (b), and (c).

      (3) On or promptly after the effective date of the merger, the resulting state bank or trust company, or a bank holding company which, as set out in the plan of merger or merger agreement, is offering shares rights, obligations, or other securities or property in exchange for shares of the constituent banks or trust companies, may fix an amount which it considers to be not more than the fair market value of the shares of a constituent bank or trust company and which it will pay to the holders of dissenting shares of that constituent bank or trust company and, if it fixes such amount, shall offer to pay such amount to the holders of all dissenting shares of that constituent bank or trust company. The amount payable pursuant to any such offer which is accepted by the holders of dissenting shares, and the amount payable to the holders of dissenting shares pursuant to an appraisal, shall constitute a debt of the resulting state bank or state trust company.

      (4) The owners of dissenting shares who have accepted an offer made pursuant to subsection (3) shall be entitled to receive the amount so offered for such shares in cash upon surrendering the stock certificates representing such shares at any time within 30 days after the effective date of the merger, and the owners of dissenting shares, the value of which is to be determined by appraisal, shall be entitled to receive the value of such shares in cash upon surrender of the stock certificates representing such shares at any time within 30 days after the value of such shares has been determined by appraisal made on or after the effective date of the merger.

      (5) The value of dissenting shares of each constituent state bank or state trust company, the owners of which have not accepted an offer for such shares made pursuant to subsection (3), shall be determined as of the effective date of the merger by three appraisers, one to be selected by the owners of at least two-thirds of such dissenting shares, one to be selected by the board of directors of the resulting state bank, and the third to be selected by the two so chosen. The value agreed upon by any two of the appraisers shall control and be final and binding on all parties. If, within 90 days from the effective date of the merger, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such dissenting shares, the department shall cause an appraisal of such dissenting shares to be made which will be final and binding on all parties. The expenses of appraisal shall be paid by the resulting state bank or trust company.

      (6) Upon the effective date of the merger, all the shares of stock of every class of each constituent bank or trust company, whether or not surrendered by the holders thereof, shall be void and deemed to be canceled, and no voting or other rights of any kind shall pertain thereto or to the holders thereof except only such rights as may be expressly provided in the plan of merger and merger agreement or expressly provided by law.

      (7) The provisions of subsection (6) and, unless agreed by all the constituent banks and trust companies and expressly provided in the plan of merger and merger agreement, subsections (3), (4), and (5) are not applicable to a resulting bank or trust company or to the shares or holders of shares of a resulting bank or trust company the cash, shares, rights, obligations, or other securities or property of which, in whole or in part, is provided in the plan of merger or merger agreement to be exchanged for the shares of the other constituent banks or trust companies.

      (8) The stock, rights, obligations, and other securities of a resulting bank or trust company may be issued as provided by the terms of the plan of merger and merger agreement, free from any preemptive rights of the holders of any of the shares of stock or of any of the rights, obligations, or other securities, of such resulting bank or trust company or of any of the constituent banks or trust companies.

      (9) After approval of the plan of merger and merger agreement by the stockholders as provided in subsection (1), there shall be filed with the department, within 30 days after the time limit in s. 658.43(5), a fully executed counterpart of the plan of merger and merger agreement as so approved if it differs in any respect from any fully executed counterpart thereof theretofore filed with the department, and copies of the resolutions approving the same by the stockholders of each constituent bank or trust company, certified by the president, or chief executive officer if other than the president, and the cashier or corporate secretary of each constituent bank or trust company, respectively, with the corporate seal impressed thereon.

                                                                      APPENDIX E

                             STOCKHOLDERS' AGREEMENT


      THIS AGREEMENT made and entered into effective as of the 9th day of November, 1983, by and among PEDRO ADRIAN, MANUEL CASAS, ROBERTO CAYON, ALBERTO
J. FERNANDEZ, CARLOS M. GARCIA, ARMANDO J. GUERRA, MANUEL A. HERRAN, CEFERINO MACHADO, CARLOS NACHON, LEOPOLDO PINO, RAMON E. RASCO and all other persons who are signatories to this Agreement, hereinafter referred to collectively as "Shareholders" and individually as "Shareholder," and READY STATE BANK, a Florida Banking corporation, hereinafter referred to as the "Bank."

                                    RECITALS:

      A. The Shareholders are the owners of ________________ (______) shares of the issued and outstanding capital stock of the Bank, which constitute ____________ percent (___%) of the capital stock of the Bank (hereinafter referred to as the "Shares" which term shall include all of said shares of the Bank and the shares owned by each Shareholder).

      B. The number and percentage of Shares owned by each Shareholder are set forth opposite each Shareholder's name on Exhibit "A" attached hereto and made a part hereof.

      C. The parties hereto have determined that it is in the best interest of the Bank to provide for continuity, consistency and stability in the management and policies of the Bank, particularly in the early years of the Bank.

      D. The parties hereto have further determined that it is in their mutual best interest and in the best interest of the Bank that certain restrictions be placed on the transferability and disposition of Shares.

      NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

                                      TERMS

      1. Recitals a Part of this Agreement. The recitals and all the exhibits referred to therein are true and correct and are hereby incorporated into and made a part of this Agreement.

             2. Shares Subject to this Agreement. The Shares subject to this Agreement shall be all of the issued and outstanding shares presently or hereafter owned by the Shareholders, and by any other persons who may hereafter become a Shareholder of the Bank and a Party to this Agreement.

             3. Restriction Against Transfer. The parties agree that, except as otherwise provided herein, none of the Shareholders shall sell, transfer, assign, encumber or in any way dispose of, or alienate any of the Shares, which he may now own or hereafter acquire or any right of interest therein whether voluntarily or by operation of law, unless the Shareholder desiring to make the sale, transfer, assignment, encumbrance or other disposition (hereinafter referred to as the "Transferor"), shall comply with all of the requirements of this Agreement. Any purported transfer in violation of any provision of this Agreement shall be void and ineffectual, shall not operate to transfer any interest or title in the purported transferee, and shall give the Shareholders an option to purchase such Shares in the manner and on the terms and conditions provided for herein.

             4. Right of First Refusal. In the event a Shareholder, or in the event of his death the personal representative of the deceased Shareholder's estate, receives a bona fide written offer acceptable to that Shareholder for the purchase of all or a portion of his Shares (or any right or interest therein) or in the event a Shareholder, or the personal representative of the deceased Shareholder's estate, as the case may be, offers to sell, transfer, assign, or otherwise dispose of all or a portion of his Shares (or any right or interest therein), the Transferor shall not make such transfer, sale, assignment, or disposition unless such Transferor first makes the Offer described in subparagraph A. below and such Offer is not accepted under subparagraphs B. and C. below; then the Shares shall be transferable but only in compliance with the terms of this Agreement.

            A. Offer to Sell to the other Shareholders. The offer to sell (the "Offer") shall be given to all the other Shareholders to this Agreement in the manner set forth in B. below, and shall state that the Transferor offers to sell his Shares at the price and on the terms hereinafter set forth, and to such Offer shall be attached a statement of intention to sell, assign, transfer, encumber or otherwise dispose of the Shares, as the case may be; the name and address of the prospective purchaser, transferee, assignee, lienor or recipient of any other disposition; the number of Shares involved in the proposed sale, transfer, assignment, encumbrance or other disposition; and the price and terms of such sale, transfer, assignment, encumbrance or other disposition. The Transferor shall offer to sell the Shares to the other Shareholders at a price per Share which is the lesser of the following:

                  (1) The price per Share set forth in the Offer; or

                  (2) The fair market value of such shares as determined
            annually by the certified public accountants of the Bank as of the end of its last preceding fiscal year.

      The terms of payment shall be not less favorable to the Transferor than those contained in the Offer.

            The Offer shall be made to all the parties to this Agreement at least 60 days prior to the date of the proposed transfer or within five
      (5) days of the receipt by the Transferor of said bona fide written offer, whichever is earlier.

            Annually, the Bank's certified public accountants shall determine the fair market value of the Shares as of the end of the last preceding fiscal year of the Bank, and the Shareholders shall consider, adopt and ratify (by vote of a two-thirds majority of the Shareholders owning Shares subject to this Agreement) the most current determination of fair market value by the said accountants (herein the "Fair Market Value").

            B. Acceptance of Offer. The Shareholders shall each be entitled to purchase the shares so offered in the same proportion as the number of Shares then owned by each bears to the total number of Shares then owned by all the Shareholders, excluding the Shares owned by the Transferor. Within 60 days after receipt of the Offer, the Shareholders shall notify the Transferor of their acceptance and of their decision to purchase all or a portion of the Shares offered. In the event that one or more Shareholder elects not to purchase his pro rata portion of offered Shares, as described above, then each remaining Shareholder shall have the right to purchase any remaining Shares subject to the Offer in the same proportion as the number of Shares owned by him bears to the total number of Shares owned by all the remaining Shareholders desiring to purchase such remaining Shares. The notice of acceptance of the Offer shall specify a date for the closing of the purchase, which date shall not be more than thirty (30) days after the date of the giving of such acceptance. The closing shall take place at the principal office of the Bank or its counsel.

            C. Rejection of Offer. If all or a portion of the Shares subject to such Offer are not accepted for purchase by the Shareholders as set forth above, the Transferor may make a bona fide sale, transfer, assignment, encumbrance or other disposition of such Shares to the prospective purchaser, transferee, assignee, lienor or recipient of any other disposition named in the statement attached to the Offer, but only in strict compliance with the terms therein stated. If the Transferor shall fail to make such sale, transfer, encumbrance or other disposition within thirty (30) days following the rejection of the Offer, the Shares which are the subject of the Offer shall again become subject to all restrictions of this Agreement.

      5. Bankruptcy or Involuntary Transfer. Each shareholder agrees that upon the filing of a petition in bankruptcy under the Federal Bankruptcy Act, insolvency including insolvency under any state insolvency act, conviction of a crime (as defined in Fla. Stat. Section 775.08(4) or under federal law) or upon any involuntary transfer, including transfer or disposition of Shares under judicial order, legal process, execution, attachment, transfer by operation of law or other transfer of all or a portion of his Shares, the other Shareholders shall have the option to purchase such Shares.

      The bankrupt or insolvent Shareholder, convicted Shareholder or Shareholder subject to legal process (herein the "Seller") shall offer to sell his shares to the other Shareholders within one hundred twenty (120) days of the event triggering the sale (e.g. filing of petition in bankruptcy) at a price equal to the Fair Market Value of the Shares. The purchase price of the offered Shares shall be paid as follows: thirty percent (30%) at the closing of the purchase and sale and the balance shall be paid in four (4) equal quarterly installments of principal and interest, at an interest rate equal to the prime rate of Southeast Bank, N.A. (or its successor) on the date of closing. The first quarterly installment shall be due and payable within 90 days after the closing. The other Shareholders shall either accept or reject the offer in the same manner and under the same terms and conditions as described in subparagraphs 4.B. and 4.C. above.

      The failure of the Seller to comply with the provisions of this section shall constitute a breach of this Agreement, and any transfer or assignment in violation of the provisions of this section shall be void and ineffectual, shall not operate to transfer any interest or title in the purported transferee or assignee, and shall give the Shareholders an option to purchase such Shares in the manner and on the terms and conditions provided for herein.

      6. Permitted Transfers. Notwithstanding the restrictions on transfer contained herein, any Shareholder may sell, assign, or otherwise transfer all or any portion of his Shares to any adult "member of the immediate family" of a Shareholder, or in trust or by will or to a custodian under the Florida Gift to Minors Act for the benefit of any "member of the immediate family" of a Shareholder as defined in this paragraph 6; provided, however, that any Shares transferred pursuant to this paragraph 6 shall remain subject to all the limitations and restrictions contained in this Agreement.

         For purposes of this paragraph 6, the phrase "member of the immediate family" shall mean any parent or ancestor of a parent, spouse, any descendants (including legally adopted children), any spouse of any such descendant, any brothers or sisters and any descendants of any such brothers and sisters.

      7. Endorsement on Share Certificates. Upon the execution of this Agreement, the certificates of the Shares subject hereto shall be surrendered to the Bank. The Bank shall endorse on the face of each certificate a legend reading substantially as follows:

            "Any sale, assignment, transfer, pledge or other disposition of the shares of stock represented by this certificate is restricted by, and subject to, the terms and provisions of a Stockholder Agreement, dated __________________. A copy of said Agreement is on file with the cashier of the Bank and in the stock book of the Bank. By acceptance of this certificate, the holder hereof agrees to be bound by the terms of said Agreement."

After endorsement, the certificates shall be returned to the Shareholders who, subject to the terms of this Agreement, shall be entitled to exercise all rights of ownership of such Shares. All Shares hereafter issued to the Shareholders or to any new shareholder executing this Agreement shall bear the same endorsement.

      8. Documentary Stamps. Whenever any stock is sold or transferred pursuant to this Agreement, the sellor or transferor shall affix to the certificate of stock all necessary documentary stamps.

      9. Amendment and Termination of this Agreement. All amendments to this Agreement shall be by written instrument signed by the shareholders owning two-thirds (2/3) of the Shares subject to this Agreement. Unless terminated at an earlier date by written instrument signed by the Shareholders owning two-thirds (2/3) of the Shares subject to this Agreement, this Agreement shall terminate at such time as only one Shareholder remains.

      10. Breach of Agreement. It shall constitute a breach of this Agreement if any Shareholder violates any of the provisions of this Agreement. In the event of such a breach of this Agreement hereto which is not cured or waived within the applicable grace period as set forth below, any party hereto claiming that a breach has occurred may, if he so elects, pursue any remedy that may exist, in law or in equity, for a breach of this Agreement. If however, the party against whom the breach of this Agreement is claimed believes, in good faith, that:

            A. No breach has occurred, or

            B. The party claiming a breach of this Agreement has also breached this Agreement.

then prior to the institution of any legal proceedings, that matter or matters shall be arbitrated pursuant to the provisions of paragraph 11. below. Any party claiming that a breach of this agreement has occurred shall give the party who is alleged to have committed such breach fifteen (15) days written notice specifying the nature thereof with a request that same be cured or corrected during said fifteen (15) day grace period.

      11. Arbitration. It is the intention of the parties that whenever possible all disputes arising under this Agreement shall be settled through arbitration. Except in cases where emergency equitable relief is necessary or appropriate, if a dispute or controversy arises pursuant to Paragraph 10, above, then such dispute or controversy shall be settled by arbitration in accordance with the procedures, rules and regulations of the American Arbitration Association. The decision rendered by the arbitrator(s) shall be binding upon the parties and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Arbitration shall be held in Dade County, Florida. All costs of arbitration and attorneys' fees incurred by the parties shall be paid by the non-prevailing party or, if neither party prevails on the whole, each party shall be responsible for his costs of arbitration and attorneys' fees.

      12. Specific Performance. The Shareholders acknowledge and agree that the Shares of the Bank cannot be readily purchased or sold in the open market, that they have a unique and special value, and that the Shareholders would be irreparably damaged if the terms of this Agreement were not capable of being specifically enforced; for this reason the Shareholders agree that the purchase of Shares in accordance with the terms of this Agreement shall be specifically enforceable and that the remedy of specific performance may be sought and obtained in an arbitration proceeding. The Shareholders further agree that any sale or disposition which does not strictly comply with the terms and conditions of this Agreement may be restrained by emergency injunctive relief, whenever resort to arbitration would be inadequate, and that such equitable relief provided herein shall not in any way limit or deny any other remedy at law which a Shareholder might otherwise have. In addition, all parties to this Agreement hereby expressly waive any objection, in any such equitable action, that the party seeking equitable relief has or may have an adequate remedy at law and hereby consent to any such equitable action.

      13. Cost and Expense of Litigation. If any party shall institute legal proceedings against any other party based upon a cause of action arising out of this Agreement, the non-prevailing party in such proceedings shall pay the costs and expenses incurred by the prevailing party in such proceedings, including reasonable attorneys' fees and including any and all costs and fees incurred on appeal of any lower court decision.

      14. Entire Agreement. Except as otherwise provided herein, this Agreement constitutes the final, complete and exclusive expression of the understanding of the parties and the same may not be amended or modified except by a writing signed by all parties hereto. All understandings and agreements heretofore had between the parties are merged in this Agreement.

      15. Benefit. Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon each Shareholder, his heirs, personal representatives and assigns.

      16. Captions. The captions of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement, or the intent of any provision hereof.

      17. Further Assurances. The parties agree to execute any and all documentation necessary or appropriate to carry out the provisions of this Agreement.

      18. Severability. The determination by any court of competent jurisdiction that any provision of this Agreement is not enforceable in accordance with its terms shall not affect the validity or enforceability of the remaining provisions of this Agreement, but rather such unenforceable provisions shall be stricken or modified in accordance with the court's decision, and this Agreement, as so modified, shall continue to bind the parties hereto.

      19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have hereunto set their hands and seals on the day and year first above written.



[Executed by Stockholders]

                    AMENDMENT TO THE STOCKHOLDERS' AGREEMENT


      THIS AMENDMENT made and entered into effective as of the 15th day of April, 1992, by and among PEDRO ADRIAN, ROBERTO CAYON, ALBERTO J. FERNANDEZ, CARLOS M. GARCIA, ARMANDO J. GUERRA, MANUEL A. HERRAN, CEFERINO MACHADO, SERGIO PINO, RAMON E. RASCO, and all other persons who are signatories to the Agreement, hereinafter referred to collectively as "Shareholders" or "Stockholders" and individually as "Shareholder" or "Stockholder"), and READY STATE BANK, a Florida banking corporation (the "Bank").

                                    RECITALS:

      A. The Shareholders are the owners of the issued and outstanding capital stock of the Bank.

      B. The number of Shares owned by each Shareholder is set forth underneath each Shareholder's name and address on the Stockholder Signature Page attached hereto and made a part hereof as Exhibit "A".

      C. The parties hereto have determined that it is in the best interest of the Bank to amend the Shareholders' Agreement dated November 9, 1986 (the "Agreement"), pursuant to the terms and conditions set forth in this Amendment.


      NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

                                      TERMS

      1. The recitals and all the exhibits referred to therein are true and correct and are hereby incorporated into and made a part of this Amendment.

      2. All terms capitalized herein shall have the same meaning ascribed to them in the Agreement.

      3. All other terms and conditions of the Agreement not inconsistent with those stated below shall remain in full force and effect.

      4. The parties hereby agree that the following shall be added to paragraph 6 of the Agreement:

         In the event the Bank issues additional shares, for which pursuant to the Bank's Articles of Incorporation each Shareholder has preemptive rights, each Shareholder may direct the Bank to issue the additional shares in the name of a member of his immediate family, in trust for himself or one or more members of his immediate family, or to a pension plan, profit-sharing plan, or other retirement plan for the benefit of such person or other member of his immediate family or exactly as his or her other Shares are held. The directions with respect to the issuance of Shares shall be written and shall state the exact name of the individual or entity receiving the shares and a statement which establishes compliance with the foregoing provisions. In the event of any dispute between husband and wife or between family members, the Bank shall issue the additional shares exactly as prior Shares had been issued.

         Any Shareholder who owns or desires to sell one percent (1%) or less of the total Shares of the Bank, may effectuate such sale or transfer, if Shareholder so desires, without complying with the requirements of paragraph 4, by giving written notice thereof, including the desired price and terms, to the Bank's Board of Directors (the "Directors"), which may then effectuate a sale or transfer of such Shares to any other person deemed by the Directors to be beneficial for the Bank, including without limitation a Shareholder, Director or officer of the Bank; provided, however, that no Shareholder shall utilize this procedure more often than one time every twelve months - i.e., once this procedure is utilized by a Shareholder, such Shareholder may not again utilize it until twelve months have passed.

         The selling Shareholder shall present to the Directors a written request to sell or transfer such Shares, which shall state the terms of the sale. If necessary or appropriate, the Directors may require additional information regarding the proposed sale or transfer. Within thirty (30) days after receipt of all required information, the Directors may either (i) designate another person, which may or may not be a Shareholder, in the Directors' sole and absolute discretion, to purchase such Shares, upon the terms and conditions set forth in such written request, or (ii) advise the selling Shareholder to proceed pursuant to the terms and conditions of paragraph 4.

         The Directors' notice of acceptance of the Offer shall specify a date for the closing of the purchase, which date shall not be more than thirty (30) days after the date or the giving of such acceptance. The closing shall take place at the principal office of the Bank or at the office of its legal counsel.

         Any Shares transferred pursuant to this paragraph 6 shall remain subject to all the limitations and restrictions contained in the Agreement.

      5. The following new paragraph are added to the Agreement:

         20. Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof, shall not be deemed a waiver of such terms, covenants or conditions nor shall any waiver or relinquishment of any right or power be deemed a waiver of such terms, covenants and conditions nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

         21. No Third Party Right. Unless otherwise expressly stated herein, the provisions of the Agreement are for the exclusive benefit of the parties hereto and no other person, including creditors of any party hereto, shall have any right or claim against any party by reason of the Agreement or be entitled to enforce any provision herein against any party hereto.

         22. Notice. Any notice required to be given hereunder pursuant to the provisions of the Agreement shall be in writing and be hand-delivered or sent by certified or registered mail return receipt requested, to the Shareholders at the addresses set forth in Exhibit "A" of the Agreement and to the Bank at the address set forth in the preamble of the Agreement, unless any such address is changed as provided below. Any change in the Shareholder or address of any of the holders of Shares subject to the Agreement or of the Bank shall be given to the other Shareholders and the Bank in writing.

         23. Miscellaneous. Whenever used, the singular shall include the plural and the plural shall include the singular, and the use of any gender shall include the other.

         24. Florida Law to Govern. The validity of the Agreement and any of its terms and provisions as well as the rights and duties of the parties hereto shall be interpreted and construed pursuant to and in accordance with the laws of the State of Florida.

         25. WAIVER OF JURY TRIAL. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, WAIVE THE RIGHT WHICH ANY PARTY MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING, LITIGATION OR

      COUNTERCLAIM BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THE AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. IF THE SUBJECT MATTER OF ANY LAWSUIT IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY TO THE AGREEMENT SHALL PRESENT AS A NON-COMPULSORY COUNTERCLAIM IN SUCH LAWSUIT ANY CLAIM ARISING OUT OF THE AGREEMENT. FURTHERMORE, NO PARTY TO THE AGREEMENT SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL CANNOT BE WAIVED.

      6. Except as amended hereby, the terms and conditions of the Agreement are hereby confirmed and ratified.

      The Shareholders and the Bank have executed this Amendment effective as of the date and year first stated above.

                                           READY STATE BANK, a Florida
                                                 banking corporation
ATTEST:
                                           By:   /s/ Enrique O. Ortiz
/s/ Ramon E. Rasco                            ---------------------------
---------------------------                   Enrique O. Ortiz, President
Secretary

[CORPORATE SEAL]

                           SHAREHOLDERS AND DIRECTORS:

  /s/ Pedro Adrian                                     /s/ Manuel A. Herran
--------------------------                           --------------------------
Pedro Adrian                                         Manuel A. Herran

 /s/ Roberto Cayon                                     /s/ Caferino Machado
--------------------------                           --------------------------
Roberto Cayon                                        Caferino Machado

 /s/ Albert J. Fernandez                               /s/ Sergio Pino
--------------------------                           --------------------------
Albert J. Fernandez                                  Sergio Pino

 /s/ Carlos M. Garcia                                  /s/ Ramon E. Rasco
--------------------------                           --------------------------
Carlos M. Garcia                                     Ramon E. Rasco

 /s/ Armando J. Guerra
--------------------------
Armando J. Guerra

      Note: This Amendment shall be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart. An example of the signature page is attached hereto as Exhibit "A".

                                   EXHIBIT "A"

      Attached to and made a part of the Amendment to the Stockholders' Agreement with Ready State Bank, a Florida banking corporation.


                           STOCKHOLDER SIGNATURE PAGE

         The undersigned hereby acknowledges that he has received a copy of the Amendment to the Stockholders' Agreement by and among the other Stockholders and Ready State Bank, a Florida banking corporation.

         The undersigned hereby signs and seals the Amendment to the Stockholders' Agreement as a Stockholder, thereby agreeing to all the terms hereof.



Stockholder                              Addresses (All Notices To This Address)


-------------------------                ---------------------------------------
Print Name:
           --------------
                                         ---------------------------------------

-------------------------                ---------------------------------------
Date                                         Total Number of Shares

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Restated Charter of the Registrant provides as follows:

      TWELFTH: INDEMNIFICATION OF CERTAIN PERSONS:

            To the fullest extent permitted by Tennessee law, the Corporation may indemnify or purchase and maintain insurance to indemnify any of its directors, officers, employees or agents and any persons who may serve at the request of the Corporation as directors, officers, employees, trustees or agents of any other corporation, firm, association, national banking association, state-chartered bank, trust company, business trust, organization or any other type of entity whether or not the Corporation shall have any ownership interest in such entity. Such indemnification(s) may be provided for in the Bylaws, or by resolution of the Board of Directors or by appropriate contract with the person involved.

      Article V, INDEMNIFICATION, of the Registrant's Amended and Restated Bylaws provides as follows:

            The Corporation does hereby indemnify its directors and officers to the fullest extent permitted by the laws of the State of Tennessee and by ARTICLE TWELFTH of its Charter. The Corporation may indemnify any other person to the extent permitted by the Charter and by applicable law.

            Indemnification of corporate directors and officers is governed by Sections 48-18-501 through 48-18-509 of the Tennessee Business Corporation Act (the "Act"). Under the Act, a person may be indemnified by a corporation against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and necessarily incurred by him in connection with any threatened or pending suit or proceeding or any appeal thereof (other than an action by or in the right of the corporation), whether civil or criminal, by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation of any type or kind, domestic or foreign, if such director or officer acted in good faith for a purpose which he reasonably believed to be in the best interest of the corporation and, in criminal actions or proceedings only, in addition, had no reasonable cause to believe that his conduct was unlawful. A Tennessee corporation may indemnify a director or officer thereof in a suit by or in the right of the corporation against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such suit unless such director or officer did not act in good faith or with the degree of diligence, care and skill which ordinarily prudent men exercise under similar circumstances and in like positions.

            A person who has been wholly successful, on the merits or otherwise, in the defense of any of the foregoing types of suits or proceedings is entitled to indemnification for the foregoing amounts. A person who has not been wholly successful in any such suit or proceeding may be indemnified only upon the order of a court or a finding that the director or officer met the required statutory standard of conduct by (i) a majority vote of a disinterested quorum of the Board of Directors, (ii) the Board of Directors based upon the written opinion of independent legal counsel to such effect, or (iii) a vote of the stockholders.


ITEM 21.  EXHIBITS.

      The following exhibits are filed herein or have been, as noted, previously filed:


 Exhibit
   No.                                Description
--------          --------------------------------------------------------------

     2.1          Agreement and Plan of Reorganization, dated as of August 27,
                  1998, and amended and restated as of October 23, 1998, by and among Ready State, Union Planters Corporation, Union Planters
                  Holding Corporation, and Union Planters Bank, National
                  Association (Included as Appendix A to the proxy statement-prospectus included as part of this registration statement.)

     2.2          Plan of Merger of Ready State with and into Union Planters Bank,
                  National Association. (Included as Appendix B to the proxy 2.2 statement-prospectus included as part of this registration statement.)

     2.3 Termination Fee Agreement, dated as of August 27, 1998, by and between Union Planters Corporation and Ready State (previously filed).

     4.1 Restated Charter of Union Planters Corporation. (Incorporated by reference to Exhibit 3(a) to the Quarterly Report on Form
                  10-Q of Union Planters Corporation for the nine months ended
                  March 31, 1998 (File No. 1-10160).)

     4.2          Amended and Restated Bylaws of Union Planters Corporation.
                  (Incorporated by reference to exhibit 3(b) to the Annual
                  Report on Form 10-K of Union Planters Corporation for the fiscal year ended December 31, 1996 (File No. 1-10160).)

     4.3 Stockholders' Agreement, dated as of November 9, 1983, by and among Ready State Bank and its Stockholders as amended by the Amendment to Stockholders' Agreement, dated as of April 15,
                  1992, by and among Ready State Bank and its Stockholders
                  (Included as Appendix E to proxy statement-prospectus included as part of this registration statement).

     5.1          Opinion of E. James House, Jr., Secretary and Manager of the
                  Legal Department of Union Planters Corporation, as to the validity of the shares of Union Planters Corporation common stock (previously filed).

     8.1 Opinion of Alston & Bird LLP as to federal income tax consequences.




    23.1          Consent of PricewaterhouseCoopers LLP (for Union Planters)
                  (previously filed).

    23.2          Consent of PricewaterhouseCoopers LLP (for Ready State).

    23.3          Consent of E. James House, Jr., Secretary and Manager of the
                  Legal Department of Union Planters Corporation (previously filed and included in Exhibit 5.1).

    23.4          Consent of Alston & Bird LLP.

    23.5          Consent of Keefe, Bruyette & Woods, Inc. (previously filed).

    24.1          Power of Attorney (previously filed).

    99.1          Form of Proxy of Ready State.

    99.2          Notice of Special Meeting of Ready State Stockholders.

ITEM 22.  UNDERTAKINGS.

      The undersigned Registrant hereby undertakes:

      (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (2) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (3) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

      (7) That prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

      (8) That every prospectus: (i) that is filed pursuant to Paragraph (7) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee on this the 24th day of November, 1998.


                                         REGISTRANT

                                         UNION PLANTERS CORPORATION


                                         By: /s/ Benjamin W. Rawlins, Jr.
                                            ------------------------------
                                            Benjamin W. Rawlins, Jr.
                                            Chairman and Chief Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed below by the following persons in the capacities and at the dates indicated.


SIGNATURES                                            TITLE                                             DATE
----------                                            -----                                             ----


   /s/ Benjamin W. Rawlins, Jr.                  Chairman of the Board, Chief Executive          November 24, 1998
-------------------------------                    Officer, Director (Principal
    Benjamin W. Rawlins, Jr.                       Executive Officer)



              *                                  President, Chief Operating Officer,             November 24, 1998
-------------------------------                    Director
       Jackson W. Moore


              *                                  Executive Vice President and                    November 24, 1998
-------------------------------                    Chief Financial Officer
         John W. Parker                            (Principal Financial Officer)



             *                                   Senior Vice President, Treasurer,               November 24, 1998
-------------------------------                    and Chief Accounting Officer
        M. Kirk Walters


-------------------------------                           Director                               __________, 1998
       Albert M. Austin


             *                                            Director                               November 24, 1998
-------------------------------
        Marvin E. Bruce


             *                                            Director                               November 24, 1998
-------------------------------
        George W. Bryan


             *                                            Director                               November 24, 1998
-------------------------------
        James E. Harwood


             *                                            Director                               November 24, 1998
-------------------------------
      Parnell S. Lewis, Jr.

SIGNATURES                                                 TITLE                                        DATE
----------                                                 -----                                        ----


              *                                            Director                              November 24, 1998
-------------------------------
      C. J. Lowrance, III


              *                                           Director                               November 24, 1998
-------------------------------
      Stanley D. Overton


              *                                           Director                               November 24, 1998
-------------------------------
      Dr. V. Lane Rawlins


              *                                           Director                               November 24, 1998
-------------------------------
       Donald F. Schuppe


              *                                           Director                               November 24, 1998
-------------------------------
        David M. Thomas


                                                          Director                               __________, 1998
-------------------------------
    Richard A. Trippeer, Jr.


              *                                           Director                               November 24, 1998
-------------------------------
       Spence L. Wilson

*By: /s/ M. KIRK WALTERS
    --------------------------------
    M. Kirk Walters
    Pursuant to a Power of Attorney                                                              November 24, 1998


                                  EXHIBIT INDEX


   Exhibit
     No.                                  Description
------------      --------------------------------------------------------------

     2.1          Agreement and Plan of Reorganization, dated as of August 27,
                  1998, and amended and restated as of October 23, 1998, by and among Ready State, Union Planters Corporation, Union Planters
                  Holding Corporation, and Union Planters Bank, National
                  Association (Included as Appendix A to the proxy statement included as part of this registration statement.)

     2.2          Plan of Merger of Ready State with and into Union Planters
                  Bank, National Association. (Included as Appendix B to the proxy statement-prospectus included as part of this registration statement.)

     4.3 Stockholders' Agreement, dated as of November 9, 1983, by and among Ready State Bank and its Stockholders as amended by the Amendment to Stockholders' Agreement, dated as of April
                  15, 1992, by and among Ready State Bank and its Stockholders
                  (Included as Appendix E to proxy statement-prospectus included as part of this registration statement).

     8.1 Opinion of Alston & Bird LLP as to federal income tax consequences.

    23.2          Consent of PricewaterhouseCoopers LLP (for Ready State).

    23.4          Consent of Alston & Bird LLP (to be included in Exhibit 8.1).

    99.1          Form of Proxy of Ready State.

    99.2          Notice of Special Meeting of Ready State Stockholders.